As filed with the Securities and Exchange Commission on November 5, 2004
                                                     Registration No. 333-119079

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
--------------------------------------------------------------------------------
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
--------------------------------------------------------------------------------

EXACT NAME OF REGISTRANT                      STATE OR OTHER JURISDICTION OF                  IRS EMPLOYER
AS SPECIFIED IN ITS CHARTER                   INCORPORATION OR ORGANIZATION               IDENTIFICATION NUMBER
---------------------------                   -----------------------------               ---------------------
     Transportation Technologies                         Delaware                              25-3535407
            Industries, Inc.



                       See Table of Additional Registrants

--------------------------------------------------------------------------------
                                      3714
            (Primary Standard Industrial Classification Code Number)
                             ______________________
                      980 North Michigan Avenue, Suite 1000
                             Chicago, Illinois 60611
                                 (312) 280-8844
                   (Address, including zip code, and telephone
   number, including area code, of registrant's principal executive offices)
                             ______________________
                                Donald C. Mueller
                             Chief Financial Officer
                  Transportation Technologies Industries, Inc.
                      980 North Michigan Avenue, Suite 1000
                             Chicago, Illinois 60611
                                 (312) 280-8844
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
--------------------------------------------------------------------------------
                                   Copies to:
                               Roger Meltzer, Esq.
                             John Papachristos, Esq.
                           Cahill Gordon & Reindel LLP
                                 80 Pine Street
                            New York, New York 10005
                                 (212) 701-3000


--------------------------------------------------------------------------------
Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|


                         CALCULATION OF REGISTRATION FEE
=========================================================================================================================
                                                                      Proposed            Proposed          Maximum
                                                     Amount to Be   Maximum Offering      Aggregate        Amount of
Title of Each Class of Securities to Be Registered    Registered     Price Per Note       Offering      Registration Fee
                                                                                          Price(1)
-------------------------------------------------------------------------------------------------------------------------
12 1/2% Senior Subordinated Notes due 2010 of
Transportation Technologies Industries, Inc......    $100,000,000         100%          $100,000,000       $12,670.00
-------------------------------------------------------------------------------------------------------------------------
Guarantees related to the 12 1/2% Senior Subordinated
Notes due 2010 of Transportation Technologies             N/A              N/A               N/A               N/A
Industries, Inc.(2)..............................
=========================================================================================================================



(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(2) under the Securities Act.

(2) Pursuant to Rule 457(n) under the Securities Act of 1933, no registration fee is required with respect to the Guarantees.

--------------------------------------------------------------------------------
    The Registrants hereby amend this registration statement on the date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                         TABLE OF ADDITIONAL REGISTRANTS


                                                                                 Primary
                                                            State or Other      Standard
                                                           Jurisdiction of      Industrial
                                                           Incorporation or   Classification    I.R.S. Employee
Name of Additional Registrant(a)                              Formation       Code Number    Identification Number
--------------------------------                              ---------       -----------    ---------------------

TRUCK COMPONENTS INC.                                          Delaware           3714              36-3535407
GUNITE CORPORATION                                             Delaware           3714              13-3369803
GUNITE EMI CORPORATION                                         Delaware           3714              36-4292516
BRILLION IRON WORKS, INC.                                      Delaware           3714              39-1506942
FABCO AUTOMOTIVE CORPORATION                                   Delaware           3714              13-3369802
BOSTROM HOLDINGS, INC.                                         Delaware           3714              36-4129282
BOSTROM SEATING, INC.                                          Delaware           3714              39-1507179
BOSTROM SPECIALTY SEATING, INC.                                Delaware           3714              36-4264182
IMPERIAL GROUP HOLDING CORP.-1                                 Delaware           3714              36-4284007
IMPERIAL GROUP HOLDING CORP.-2                                 Delaware           3714              36-4284009
IMPERIAL GROUP, L.P.                                           Delaware           3714              36-4284012
JAII MANAGEMENT COMPANY                                        Delaware           3714                 N/A


----------

a Address and telephone number of principal executive offices are the same as Transportation Technologies Industries, Inc.

The information in this prospectus is not complete and may be changed. We may not consummate the exchange offer until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell or exchange these securities and it is not soliciting an offer to acquire or exchange these securities in any jursidiction where the offer, sale or exchange is not permitted.


                  SUBJECT TO COMPLETION, DATED NOVEMBER 5, 2004
PROSPECTUS
                                  $100,000,000

                  TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC.
                                Offer to Exchange
               $100,000,000 Aggregate Principal Amount of 12 1/2%
                       Senior Subordinated Notes due 2010
                                       for
               $100,000,000 Aggregate Principal Amount of 12 1/2%
                       Senior Subordinated Notes due 2010
            Registered Under the Securities Act of 1933, as Amended.

                        Material Terms of Exchange Offer:


o    Expires 5:00 p.m., New York City time, on , 2004 unless extended.

o    Subject to certain customary conditions which may be waived by us.

o All outstanding notes that are validly tendered and not withdrawn will be exchanged.

o Tenders of outstanding notes may be withdrawn any time prior to the expiration of this exchange offer.

o The exchange of the outstanding notes for exchange notes will not be a taxable exchange for U.S. federal income tax purposes.

o    We will not receive any cash proceeds from the exchange offer.

o The terms of the exchange notes and guarantees to be issued in exchange for the outstanding notes and guarantees are substantially identical to the outstanding notes and guarantees, except that the exchange notes and guarantees will be registered under the Securities Act and certain transfer restrictions, registration rights and additional interest relating to the outstanding notes will not apply to the exchange notes.

o Any outstanding notes not validly tendered will continue to remain outstanding and accrue interest but will remain subject to existing transfer restrictions.

o There has not previously been any public market for the exchange notes that will be issued in the exchange offer. We do not intend to list the exchange notes on any national stock exchange or on the Nasdaq National Market. There can be no assurance that an active market for such exchange notes will develop.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------

                 The date of this prospectus is          , 2004.

                                TABLE OF CONTENTS

                                                                            Page

Where You Can Find More Information...........................................i
Forward-Looking Statements...................................................ii
Prospectus Summary............................................................1
Summary of the Exchange Offer.................................................8
Summary of the Exchange Notes................................................11
Risk Factors.................................................................13
Use of Proceeds..............................................................23
Capitalization...............................................................23
Selected Historical Consolidated Financial and Other Data....................24
Management's Discussion and Analysis of Financial Condition and
  Results of Operations......................................................28
Industry.....................................................................39
Business.....................................................................45
Management...................................................................56
Certain Relationships and Related Party Transactions.........................60
Security Ownership of Certain Beneficial Owners and Management...............62
Description of Certain Indebtedness..........................................64
Description of Capital Stock.................................................66
The Exchange Offer...........................................................69
Description of the Exchange Notes............................................79
Certain U.S. Federal Income Tax Considerations..............................120
Plan of Distribution........................................................125
Legal Matters...............................................................125
Experts.....................................................................125
Change in Independent Accountants...........................................125
Index to Financial Statements...............................................F-1

     Unless the context otherwise requires, references in this prospectus to "Company," "we," "us," "our" and "TTI" refer to Transportation Technologies Industries, Inc. and its subsidiaries.

     You should not assume that the information contained in, as well as any information we filed or will file with the Securities and Exchange Commission (the "SEC") and that is incorporated by reference into, this prospectus is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since that date.

                       WHERE YOU CAN FIND MORE INFORMATION

     We are not currently subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"). We have agreed that, whether or not we are required to do so by the rules and regulations of the SEC, for so long as any of the notes remain outstanding, we will furnish to the holders of the notes and (if permitted) file with the SEC copies of the financial and other information that would be contained in the annual and quarterly reports that we would be required to file with the SEC if we were subject to such requirements of the Exchange Act. We will also make such reports available to securities analysts and broker-dealers upon their request. In addition, we have agreed to furnish to holders of the notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act until we become obligated to file reports with the SEC.

     Any reports or documents we file with the SEC may be inspected and copied at the Public Reference Section of the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of these reports or other documents may be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at (800) 732-0330. In addition, the SEC maintains a web site that contains reports and other in-formation that is filed through the SEC's Electronic Data Gathering, Analysis and Retrieval System. The web site can be accessed at http://www.sec.gov.

     You should rely on the information provided in this prospectus and the documents we have incorporated by reference. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any incorporated document is accurate as of any date other than the date of this prospectus or that document, as the case may be.

                           FORWARD-LOOKING STATEMENTS

     We make "forward-looking statements" in the "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Industry" and "Business" sections and elsewhere throughout this prospectus. Whenever you read a statement that is not simply a statement of historical fact (such as when we describe what we "believe," "expect" or "anticipate" will occur, and other similar statements), you must remember that our expectations may not be correct, even though we believe that they are reasonable. We do not guarantee that the transactions and events described in this prospectus will happen as described or that they will happen at all. You should read this prospectus completely and with the understanding that actual future results may be materially different from what we expect. The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation, beyond that required by law, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, even though our situation will change in the future.

     Whether actual results will conform with our expectations and predictions is subject to a number of risks and uncertainties, many of which are beyond our control, and reflect future business decisions which are subject to change. Some of the assumptions, future results and levels of performance expressed or implied in the forward-looking statements we make inevitably will not materialize, and unanticipated events may occur which will affect our results. The "Risk Factors" section of this prospectus describes the principal contingencies and uncertainties to which we believe we are subject.

                               PROSPECTUS SUMMARY

     The following summary contains basic information about the exchange offer. It likely does not contain all of the information that is important to you. For a more complete understanding of the exchange offer, we encourage you to read this entire document and the documents to which we have referred you. The following summary should be read in conjunction with, and is qualified in its entirety by, the more detailed information and financial statements (including the notes to the financial statements) appearing elsewhere in this prospectus. For a discussion of certain factors to be considered in connection with an investment decision, see "Risk Factors." Unless otherwise indicated or the context otherwise requires, the terms "Company," "we," "us," "our" and "TTI" refer to Transportation Technologies Industries, Inc. and its subsidiaries.

                                   Our Company

     We are one of the largest North American manufacturers of truck components for the heavy- and medium-duty truck industries, including the bus and specialty vehicle markets. We primarily serve the North American Class 8 truck market and, to a lesser extent, the Class 5-7 truck market and other industrial markets. We sell a significant amount of our products in the aftermarket, a stable, recurring and higher margin portion of our business that accounted for 28% of our net sales in 2003. We sell our products to substantially all of the Class 8 original equipment manufacturers, or OEMs, which include (1) PACCAR, Inc., with its Peterbilt and Kenworth brand trucks, (2) Freightliner LLC, with its Freightliner, Sterling and Western Star brand trucks, (3) Navistar International Corporation, or International, with its International brand trucks, and (4) Volvo Truck Corporation, or Volvo/Mack, with its Volvo and Mack brand trucks. We believe that our reputation for design, quality, customer service, timely delivery and advanced manufacturing capabilities has helped us to develop strong, longstanding relationships with the leading OEMs in the industry, and we remain committed to continuing to build and grow these relationships.

     Our strategy of focusing on the truck components industry has enabled us to grow into one of the leading truck components manufacturers in North America and to develop TTI as a trusted name for quality and service. We design, manufacture and market one of the broadest portfolios of truck components in the industry. Our products include wheel-end components and assemblies, truck body and chassis parts, seating assemblies and other truck components. We believe that substantially all Class 8 truck models manufactured in North America contain one or more TTI components. We also manufacture products for various industrial end-markets, including industrial components and farm implements. Our products are marketed under what we believe are some of the most recognized brand names in the industry, including Gunite, Imperial, Bostrom, Fabco and Brillion. Our product portfolio is supported by a centralized sales and marketing department and is manufactured in twelve strategically located facilities across the United States.

     The following table provides a summary of our key products and brands:


Product category                        2003 net sales    Principal product lines            Brand
----------------                        --------------    -----------------------            -----
                                    (dollars in millions)

Wheel-end components and                     $198.6       Brake drums, disc wheel hubs,      Gunite
assemblies                                                spoke wheels, disc brake rotors
                                                          and automatic slack adjusters

Truck body and chassis parts                   88.6       Bumpers, fuel tanks, bus           Imperial
                                                          components and chassis
                                                          assemblies, battery boxes and
                                                          toolboxes, front-end
                                                          crossmembers, muffler
                                                          assemblies, crown assemblies and
                                                          components

Seating assemblies                             43.9       Air suspension and static          Bostrom
                                                          seating assemblies:  high-back,
                                                          mid-back, low-back, three-man
                                                          and two-man bench seats, school
                                                          bus, transit bus and mechanical
                                                          seats

Other truck components                         29.9       Fabco:  steerable drive axles      Fabco and Brillion
                                                          and gear boxes Brillion:
                                                          flywheels, transmission and
                                                          engine-related housings and
                                                          chassis brackets

Industrial components and farm                 79.0       Industrial components:             Brillion
implements                                                flywheels, pump housings, small
                                                          engine components and other
                                                          industrial components

                                                          Farm implements:  pulverizers,
                                                          seeders, mulchers, deep tillers,
                                                          grass feeders and cultivators
                                         ---------------
Total 2003 net sales                         $440.0
                                         ===============


     For the twelve months ended June 30, 2004, our net sales were $502.3 million and our net income was $2.7 million. For the year ended December 31, 2003, our net sales were $440.0 million and our net income was $3.5 million. For the six months ended June 30, 2004, our net sales were $279.6 million and our net loss was $3.2 million.

                                  Our Industry

     We compete in the North American truck components industry and primarily serve the Class 8 truck market and, to a lesser extent, the Class 5-7 truck market and other industrial markets. The trucks in the Class 8 and the Class 5-7 truck markets are used for local and long-haul commercial trucking and are classified by gross vehicle weight. The Class 8 truck market is comprised of trucks with gross weight in excess of 33,000 lbs. and the Class 5-7 truck market is comprised of trucks with gross weight from 16,001 lbs. to 33,000 lbs. We sell our products primarily to truck OEMs (51% of 2003 net sales) and the related aftermarket (28% of 2003 net sales), with the remainder of our sales made to customers in industrial markets. The heavy-duty truck components industry is characterized by relatively low production volumes as well as considerable barriers to entry. Foreign competition is relatively limited in the markets in which we compete.

     The relationship between suppliers and OEMs in the industry generally tends to be close, cooperative and long-term in nature. In many cases, a supplier's components are made "standard" equipment on an OEM's product line, meaning that any truck ordered in that line will come with the standard component unless the end user specifically requests a different product. As a result, the selection of a product as standard will generally create a steady demand for that product, both in the OEM market and in the aftermarket.

     According to America's Commercial Transportation Publications, or ACT, North American Class 8 truck production is expected to increase significantly from 2003 to 2008. The following chart illustrates historical North American Class 8 truck production as well as forecasts from ACT:

North American Class 8 Truck Production

[Chart displaying North American Class 8 truck production actual totals for each year from 1996 to 2003 and estimated totals for each year from 2004 to 2008. Production numbers for each year are displayed in thousands and are as follows:
1996 - 194
1997 - 224
1998 - 267
1999 - 333
2000 - 252
2001 - 146
2002 - 181
2003 - 177
2004 - 263
2005 - 322
2006 - 343
2007 - 283
2008 - 351]


 "E"--Estimated

Source:  ACT Research (February, April and August 2004).

     After a period of decline and sustained low levels of production from 2000 to 2003, the North American Class 8 truck market began to rebound in the first quarter of 2004. According to ACT, unit production for 2004 is estimated to increase approximately 48.7% over 2003 levels to 262,887 units, and truck unit production is expected to continue to increase from 2003 through 2008 to 350,914 units at a compound annual growth rate of 14.7%. Evidence of the initiation of this trend can be seen in North American Class 8 truck orders in the first quarter of 2004. According to ACT, monthly truck order rates began increasing significantly in December 2003 and have continued to do so since. North American Class 8 net truck orders for the first seven months of 2004 were 222,885 units, up 98.9% from 112,070 units ordered in the same period in 2003. Since 2003, all of the major OEMs have increased their truck build rates to meet the increased demand.

     The following chart illustrates North American Class 8 truck orders, truck build and backlog for the first six months of 2004 compared to the same period in 2003:

North American Class 8 Truck Orders, Truck Build and Backlog

[Chart comparing year to date 2004 North American Class 8 Truck Orders and Truck Build figures against the same period from 2003 and July 2004 North American Class 8 Backlog figures against July 2003 figures.

For year to date 2004, the chart indicates that Truck Orders increased 99% to 222,900 units compared to 112,100 for the same period in 2003.

For year to date 2004, the chart indicates that Truck Build increased 43% to 136,900 units compared to 95,700 units for the same period in 2003.

For July 2004, the chart indicates that Backlog increased 156% to 148,600 units compared to 58,100 units for the same period in 2003.]


Source: "ACT Research--State of the Industry Series: #1-- N.A. Classes 5-8
        Vehicles July & Year to Date 2004 Data" (August 2004).

                            Our Competitive Strengths

     Our competitive strengths include:

     o Leading and Sustainable Market Positions. We believe that substantially all Class 8 truck models manufactured in North America contain one or more TTI components, which include some of the most recognized brand names in the industry for quality and performance. We believe that we have a number one or number two market position in North America for many of our product lines. These product lines represented approximately two-thirds of our net sales to the Class 5-8 truck OEM markets in 2003. We are also often the sole-source supplier to our major customers.

     o Diverse Product Mix. We offer a broad array of products and services. We believe that our substantial product breadth provides us with a competitive advantage because it allows us to meet more of our customers' demands as they increasingly seek to outsource and streamline their supplier base. Our diverse product mix also enables us to access various end-markets.

     o Strong Customer Relationships. Our focus on providing high-quality products has enabled us to develop longstanding relationships with our customer base. Our centralized sales and marketing department enables us to provide our customers with the valued convenience of "one-stop shopping" for our entire product portfolio. Our reputation for design, quality, customer service, timely delivery and advanced manufacturing capabilities has positioned us well with leading truck OEMs. We provide standard content to a majority of truck platforms at each of our major customers.

     o Favorable Cost Structure; Improvements in Efficiency and Capacity. We believe that we have a highly competitive cost structure. Over the past several years, we have reduced our fixed costs and have increased our operating efficiencies, resulting in a low fixed-cost structure that we believe will help maximize our profitability through the projected growth in truck demand through 2008 with minimal incremental capital investment and incremental fixed overhead. We believe that these efficiencies have increased our manufacturing capacity, positioning us more favorably than in the past to meet the projected growth in North American demand for trucks.

     o Significant and Growing Aftermarket Presence. The aftermarket represents a stable, recurring and higher margin portion of our business. Our aftermarket sales grew at a compound annual growth rate of 8.9% from 1999 to 2003 and continued to grow through the first quarter of 2004. We believe that our increased penetration is a direct result of our focus on the aftermarket.

     o Experienced Management Team. Our senior management team is highly experienced, having spent an average of more than 20 years in heavy manufacturing, including the Class 8 truck market. This team was instrumental in founding and building our company through sourcing and integrating key acquisitions. Additionally, our management team has had success in growing the business, improving operations and strengthening customer relationships under various economic conditions.

                                  Our Strategy

     We believe that our strong competitive position, in combination with the cost reduction initiatives that we have implemented since 1999, will enable us to benefit significantly from the anticipated growth in the North American Class 8 truck market through increased sales and profitability. Despite a 47% decrease in Class 8 trucks built in 2003 compared to 1999, we estimate that we generated Class 8 OEM net sales of $889 per Class 8 truck built in 2003 as compared to $759 in the last truck production peak in 1999, a 17% increase. We believe that as truck build rates increase, we are well positioned to generate profits and margins that will compare favorably to those achieved at similar build rates during the last industry growth period. We are committed to executing this strategy through the following initiatives:

     o Enhance Market Position through Cross-Selling. We believe that by cross-selling the products offered under each of our brand names as part of our "one-stop shopping" strategy, we have an opportunity to increase our market position in the heavy- and medium-duty truck components industries. OEMs are able to purchase all of our products through one primary company contact, allowing us to build even stronger relationships with our customers.

     o Increase Products under Standard Supplier Arrangements. We provide standard content to a majority of truck platforms at each of PACCAR, Freightliner, International and Volvo/Mack. We continue to focus on these relationships in order to become the standard supplier for additional truck platforms. We believe that we have significant opportunities to increase the number of platforms on which we are the standard supplier as well as the number of products for which we are the sole-source supplier. We also expect that an increase in our standard supplier positions will contribute to the continued growth of our aftermarket business.

     o Enhance Profitability through Operating Efficiencies. We intend to build on the success of our past cost improvement initiatives. We continue to identify opportunities to enhance our operating performance and improve profitability.

     o Focus on Product Innovation. We have a track record of product innovations that have translated into increased sales and market share. Our close relationships with Class 8 OEMs provide us with the opportunity to work closely with them in their design and engineering processes, enabling us to secure additional business by responding to OEM requests and initiating product improvements and design solutions.

     o Expand Truck Aftermarket Penetration. Our success in growing our aftermarket business has led to a large installed base for our products and increased use of our replacement parts. We intend to continue our focus on increasing aftermarket penetration. We believe that our aftermarket opportunities will be somewhat insulated from any fluctuation in new truck production due to the record number of trucks produced in the past decade and our leading OEM market share.

     o Disciplined Growth through Acquisitions. We intend to continue to expand our portfolio of products through select strategic acquisitions in the industry. Increasing our size and scale, together with continuing to strengthen our product portfolio, should enable us to further penetrate existing customers and enhance our position as a "one-stop" supplier to OEMs.

     Our ability to achieve our business and financial objectives is subject to a variety of factors, many of which are beyond our control. These risks are generally associated with being a truck components manufacturer in the Class 8 and Class 5-7 truck markets. For example, we may not be successful in implementing our strategy if unforeseen factors emerge that diminish the expected growth in the Class 8 truck market, we experience increased pressure on our profit margins or unforeseen competing technologies emerge. Such occurrences could prevent us from implementing our strategies of increasing the number of our standard supplier positions, continuing to focus on product innovation and expanding our aftermarket presence. In addition, our pursuit of select strategic acquisitions and our strategy of increasing profitability through operating efficiencies may lead to resource constraints which could have a negative impact on our ability to meet customers' demands, thereby adversely affecting our relationships with those customers. Moreover, as of June 30, 2004, we had an aggregate of $325.8 million of total outstanding debt. This substantial level of indebtedness could increase our vulnerability to any future downturns in the Class 8 truck market, the truck industry or the economy in general. As a result of such business or competitive factors, we may decide to alter or discontinue aspects of our strategy and may adopt alternative or additional strategies. Any failure to successfully implement our strategy could adversely affect our business, results of operations or financial position.

     In addition, while we may successfully implement our strategies, the benefits of these achievements may be mitigated in part or in whole if we suffer from one or more of the risks described in this prospectus. See "Risk Factors" and "Forward-Looking Statements."

                      Our History and Corporate Information

     We were founded as Johnstown America Industries, Inc. in 1991 with the purchase of Bethlehem Steel Corporation's freight car manufacturing operations. After an initial public offering in July 1993, we made a series of acquisitions in the truck components industry--including the acquisitions of our Gunite, Imperial, Bostrom, Fabco and Brillion product lines--which we completed between 1995 and 1999. In June 1999, we sold our freight car operations and thereafter changed our name to Transportation Technologies Industries, Inc. In March 2000, we were acquired in a going-private transaction by an investor group led by our management and Trimaran Capital Partners, L.L.C.

     Our principal executive offices are located at 980 North Michigan Avenue, Suite 1000, Chicago, IL 60611. Our telephone number is (312) 280-8844 and our website is located at www.tti-inc.com. The information on our website is not a part of this prospectus.

                     Our Trademarks, Copyrights And Patents

     We own or have rights to various trademarks, copyrights and patents used in our business. These include BOSTROM(R), C-SERIES(R), DUCTILITE(TM), GUNITE(R), LIBERTY(R), LIBERTY I BOSTROM(R), VIKING(R) and VIKING (Stylized)(R). These trademarks will appear as capitalized terms elsewhere in this prospectus. This prospectus may also include trademarks, service marks and trade names of other companies.

                              Certain Transactions

     On May 4, 2004, we filed a registration statement relating to the initial public offering of our common stock. On August 11, 2004, we announced the postponement of our initial public offering. Our registration with the Securities and Exchange Commission has not been withdrawn and we expect to continue to evaluate the timing of that offering. We cannot assure you that the initial public offering will occur. The consummation of the proposed initial public offering is subject to market and other conditions beyond our control.

                               Recent Developments

     On August 15, 2004, our President, Andrew M. Weller succeeded Thomas M. Begel as Chief Executive Officer.

                          Summary of the Exchange Offer

     On May 21, 2004 we completed the private offering of $100,000,000 aggregate principal amount of 12 1/2% Senior Subordinated Notes due 2010 (the "outstanding notes") guaranteed by our present and future restricted subsidiaries (excluding our restricted subsidiaries that have neither assets nor shareholders' equity in excess of $1.0 million and all of our foreign restricted subsidiaries). As part of the offering, we entered into a registration rights agreement with the holders of the outstanding notes, named therein, in which we agreed, among other things, to complete the exchange offer for the outstanding notes. Below is a summary of the exchange offer.

Securities Offered.............................   Up to $100,000,000 aggregate
                                                  principal amount of new 12
                                                  1/2% Senior Subordinated Notes
                                                  due 2010, which are issued by
                                                  Transportation Technologies
                                                  Industries, Inc., guaranteed
                                                  by our present and future
                                                  restricted subsidiaries
                                                  (excluding our restricted
                                                  subsidiaries that have neither
                                                  assets nor shareholders'
                                                  equity in excess of $1.0
                                                  million and all of our foreign
                                                  restricted subsidiaries), and
                                                  have been registered under the
                                                  Securities Act (the "exchange
                                                  notes"). The terms of the
                                                  exchange notes offered in the
                                                  exchange offer are
                                                  substantially identical to
                                                  those of the outstanding
                                                  notes, except that certain
                                                  transfer restrictions,
                                                  registration rights and
                                                  additional interest provisions
                                                  relating to the outstanding
                                                  notes do not apply to the
                                                  exchange notes. The issuance
                                                  of exchange notes in exchange
                                                  for outstanding notes pursuant
                                                  to the exchange offer will not
                                                  result in a repayment of the
                                                  indebtedness of Transportation
                                                  Technologies Industries, Inc.
                                                  which is presently evidenced
                                                  by the outstanding notes.

The Exchange Offer.............................   Transportation Technologies
                                                  Industries, Inc. is offering
                                                  to exchange $1,000 principal
                                                  amount of each of its 12 1/2%
                                                  Senior Subordinated Notes due
                                                  2010, which have been
                                                  registered under the
                                                  Securities Act, for $1,000
                                                  principal amount of each of
                                                  its outstanding notes, which
                                                  were issued in a private
                                                  offering on May 21, 2004. As
                                                  of the date of this
                                                  prospectus, there are
                                                  $100,000,000 principal amount
                                                  of outstanding notes.
                                                  Transportation Technologies
                                                  Industries, Inc. will issue
                                                  exchange notes promptly after
                                                  the expiration of the exchange
                                                  offer.

Registration Rights............................   You are entitled to exchange
                                                  your outstanding notes for
                                                  freely tradeable exchange
                                                  notes with substantially
                                                  identical terms. The exchange
                                                  offer is intended to satisfy
                                                  your registration rights.
                                                  After the exchange offer is
                                                  complete, you will no longer
                                                  be entitled to any exchange or
                                                  registration rights with
                                                  respect to your outstanding
                                                  notes. Accordingly, if you do
                                                  not exchange your outstanding
                                                  notes, you will not be able to
                                                  reoffer, resell or otherwise
                                                  dispose of your outstanding
                                                  notes unless you comply with
                                                  the registration and
                                                  prospectus delivery
                                                  requirements of the Securities
                                                  Act, or there is an available
                                                  and applicable exemption from
                                                  registration under the
                                                  Securities Act.

Resales........................................   Based on interpretations by
                                                  the staff of the SEC, as
                                                  detailed in a series of
                                                  "no-action letters" issued to
                                                  third parties, we believe that
                                                  the exchange notes issued in
                                                  the exchange offer may be
                                                  offered for resale, resold or
                                                  otherwise transferred by you
                                                  without compliance with the
                                                  registration and prospectus
                                                  delivery requirements of the
                                                  Securities Act, provided that:

                                                  o you are acquiring the
                                                  exchange notes in the ordinary
                                                  course of your business;

                                                  o you are not participating,
                                                  do not intend to participate
                                                  and have no arrangement or
                                                  understanding with any person
                                                  to participate in a
                                                  distribution of the exchange
                                                  notes;

                                                  o if you are not a broker or
                                                  dealer, you, nor any other
                                                  person receiving the exchange
                                                  notes from you, have no
                                                  arrangement with any person to
                                                  distribute the exchange notes
                                                  in violation of the Securities
                                                  Act; and

                                                  o you are not an "affiliate"
                                                  of ours.

                                                  If you do not meet the above
                                                  criteria you will have to
                                                  comply with the registration
                                                  and prospectus delivery
                                                  requirements of the Securities
                                                  Act in connection with any
                                                  reoffer, resale or other
                                                  disposition of your exchange
                                                  notes.

                                                  Each broker or dealer that
                                                  receives exchange notes for
                                                  its own account in exchange
                                                  for outstanding notes that
                                                  were acquired as a result of
                                                  market-making or other trading
                                                  activities must acknowledge
                                                  that it will deliver this
                                                  prospectus in connection with
                                                  any sale of exchange notes.

Accrued Interest on the Exchange Notes
    and Outstanding Notes......................   The exchange notes will bear
                                                  interest from the most recent
                                                  date to which interest has
                                                  been paid on the outstanding
                                                  notes or if no interest has
                                                  been paid, from the issue date
                                                  of the outstanding notes. If
                                                  your outstanding notes are
                                                  accepted for exchange, then
                                                  you will receive interest on
                                                  the exchange notes and not on
                                                  the outstanding notes.

Expiration Date of the Exchange Offer..........   5:00 p.m., New York City time,
                                                  on , 2004, unless we extend
                                                  the expiration date.

Conditions to the Exchange Offer...............   The exchange offer is subject
                                                  to certain customary
                                                  conditions, which may be
                                                  waived by us. The exchange
                                                  offer is not conditioned upon
                                                  receiving any minimum
                                                  principal amount of
                                                  outstanding notes being
                                                  tendered.

Procedures for Tendering Outstanding Notes.....   If you wish to tender
                                                  outstanding notes for exchange
                                                  notes pursuant to the exchange
                                                  offer, you must:

                                                  o complete, sign and date the
                                                  accompanying letter of
                                                  transmittal, or a facsimile of
                                                  the letter of transmittal, and
                                                  mail or otherwise deliver the
                                                  letter of transmittal,
                                                  together with your outstanding
                                                  notes, to the exchange agent
                                                  at the address provided in the
                                                  section "The Exchange
                                                  Offer--Exchange Agent"; or

                                                  o arrange for The Depository
                                                  Trust Company to transmit
                                                  certain required information,
                                                  including an agent's message
                                                  forming part of a book-entry
                                                  transfer in which you agree to
                                                  be bound by the terms of the
                                                  letter of transmittal, to the
                                                  exchange agent in connection
                                                  with a book-entry transfer.

                                                  See "The Exchange
                                                  Offer--Procedures for
                                                  Tendering Outstanding Notes."
                                                  By executing the letter of
                                                  transmittal, you will
                                                  represent to us that you are
                                                  acquiring the exchange notes
                                                  in the ordinary course of your
                                                  business, that you are not
                                                  participating, do not intend
                                                  to participate and have no
                                                  arrangement or understanding
                                                  with any person to participate
                                                  in the distribution of
                                                  exchange notes, and that you
                                                  are not an "affiliate" of
                                                  ours. See "The Exchange
                                                  Offer--Procedures for
                                                  Tendering Outstanding Notes."

Special Procedures for Beneficial Holders......   If you are the beneficial
                                                  holder of outstanding notes
                                                  that are registered in the
                                                  name of your broker, dealer,
                                                  commercial bank, trust company
                                                  or other nominee, and you wish
                                                  to tender in the exchange
                                                  offer, you should contact the
                                                  person in whose name your
                                                  outstanding notes are
                                                  registered promptly and
                                                  instruct such person to tender
                                                  on your behalf. See "The
                                                  Exchange Offer--Procedures for
                                                  Tendering Outstanding Notes."

Guaranteed Delivery Procedures.................   If you wish to tender your
                                                  outstanding notes and you
                                                  cannot deliver such notes, the
                                                  letter of transmittal or any
                                                  other required documents to
                                                  the exchange agent before the
                                                  expiration date, you may
                                                  tender your outstanding notes
                                                  according to the guaranteed
                                                  delivery procedures set forth
                                                  in "The Exchange
                                                  Offer--Guaranteed Delivery
                                                  Procedures."

Withdrawal Rights..............................   Tenders may be withdrawn at
                                                  any time before 5:00 p.m., New
                                                  York City time, on the
                                                  expiration date.

Acceptance of Outstanding Notes and
    Delivery of Exchange Notes.................   Subject to certain conditions,
                                                  we will accept for exchange
                                                  any and all outstanding notes
                                                  which are properly tendered in
                                                  the exchange offer before 5:00
                                                  p.m., New York City time, on
                                                  the expiration date. The
                                                  exchange notes will be
                                                  delivered promptly after the
                                                  expiration date. See "The
                                                  Exchange Offer--Terms of the
                                                  Exchange Offer."

Certain Income Tax Considerations..............   The exchange of outstanding
                                                  notes for exchange notes
                                                  generally will not be a
                                                  taxable event for United
                                                  States federal income tax
                                                  purposes. See "Certain Income
                                                  Tax Considerations" for more
                                                  information.

Use of Proceeds................................   We will not receive any
                                                  proceeds from the issuance of
                                                  the exchange notes.

Exchange Agent.................................   U.S. Bank National Association
                                                  is serving as exchange agent
                                                  in connection with the
                                                  exchange offer. The address,
                                                  telephone number and facsimile
                                                  number of the exchange agent
                                                  are set forth in "The Exchange
                                                  Offer--Exchange Agent."

     Please review the information in the section "The Exchange Offer" for more detailed information concerning the exchange offer.

                          Summary of the Exchange Notes

     The following summary contains basic information about the exchange notes. It does not contain all the information that may be important to you. For a more complete understanding of the exchange notes, please refer to the section of this document entitled "Description of the Exchange Notes," particularly those subsections to which we have referred you.

Issuer.........................................   Transportation Technologies
                                                  Industries, Inc.

Notes Offered..................................   $100,000,000 aggregate
                                                  principal amount of 12 1/2%
                                                  Senior Subordinated Notes due
                                                  2010.

Guarantees.....................................   Our present and future
                                                  restricted subsidiaries
                                                  (excluding our restricted
                                                  subsidiaries that have neither
                                                  assets nor shareholders'
                                                  equity in excess of $1.0
                                                  million and all of our foreign
                                                  restricted subsidiaries) will
                                                  guarantee the exchange notes
                                                  on a senior subordinated
                                                  basis. The guarantees will
                                                  rank junior in right of
                                                  payment to their senior debt,
                                                  but will rank equal in right
                                                  of payment to the subsidiary
                                                  guarantors' existing and
                                                  future senior subordinated
                                                  debt.

Maturity Date..................................   March 31, 2010.

Interest Rate..................................   12 1/2% per year.

Interest Payment Dates.........................   Each March 31 and September
                                                  30, beginning September 30,
                                                  2004. We may elect at our
                                                  option to pay up to one-half
                                                  of the interest payment due on
                                                  September 30, 2004 through the
                                                  issuance of additional
                                                  exchange notes in a principal
                                                  amount equal to the amount of
                                                  such interest.

Ranking........................................   The exchange notes will be
                                                  unsecured senior subordinated
                                                  obligations and will rank
                                                  junior in right of payment to
                                                  all of our senior debt.
                                                  Therefore, if we default, your
                                                  right to payment under the
                                                  exchange notes will be junior
                                                  to the rights of holders of
                                                  our senior debt to collect
                                                  money we owe them at the time.
                                                  The exchange notes will rank
                                                  equal in right of payment to
                                                  our existing and future senior
                                                  subordinated debt.

Optional Redemption............................   We can choose to redeem some
                                                  or all of the exchange notes
                                                  at the specified prices, plus
                                                  accrued interest, at any time
                                                  (which may be more than once).

Change of Control Offer........................   If we experience a change of
                                                  control, we must offer to
                                                  purchase your exchange notes
                                                  at 101% of their face amount,
                                                  plus accrued interest.

                                                  We might not be able to pay
                                                  you the required price for the
                                                  exchange notes you present to
                                                  us at the time of a change of
                                                  control, because:

                                                  o we might not have enough
                                                  funds at that time; or

                                                  o the terms of our senior debt
                                                  may prevent us from paying.

Asset Sale Proceeds Offer......................   We may have to use the net
                                                  cash proceeds from selling
                                                  assets to offer to purchase
                                                  your exchange notes at their
                                                  face amount, plus accrued
                                                  interest.

Certain Indenture Provisions...................   The indenture governing the
                                                  notes will limit what we (and
                                                  most or all of our
                                                  subsidiaries) may do. The
                                                  provisions of the indenture
                                                  will, among other things,
                                                  limit our ability to:

                                                  o incur additional debt;

                                                  o pay dividends and make
                                                  distributions;

                                                  o issue stock of subsidiaries;

                                                  o make certain investments;

                                                  o repurchase stock;

                                                  o create liens;

                                                  o enter into transactions with
                                                  affiliates;

                                                  o enter into sale-leaseback
                                                  transactions;

                                                  o merge or consolidate; and

                                                  o transfer and sell assets.

                                                  These covenants are subject to
                                                  a number of important
                                                  limitations and exceptions.
                                                  See "Description of the
                                                  Exchange Notes--Certain
                                                  Covenants."

                                  Risk Factors

     See "Risk Factors" beginning on page 13 for a discussion of certain risks relating to us, our business and the exchange notes.

                                  RISK FACTORS

     You should carefully consider the following factors, in addition to other information included in this prospectus. If any of these risks actually occurs, our business, financial condition or results of operations will likely suffer.

Risks Related to the Exchange Notes

     Our substantial debt could adversely affect our financial condition and prevent us from fulfilling our obligations under the exchange notes.

     We have a substantial amount of debt in relation to our shareholders' equity. As of June 30, 2004, we had:

     o an aggregate of $325.8 million of outstanding total debt (excluding unused commitments and $18.9 million of outstanding letters of credit);

     o    total shareholders' equity of $16.6 million; and

     o    a total debt to equity ratio of 19.6x.

     We may incur additional debt in the future, including senior debt under our senior credit facilities, subject to the limitations imposed by our senior subordinated notes indenture and our senior credit facilities. See "Description of Certain Indebtedness--Senior Credit Facilities."

     Our substantial debt could have important consequences to you. For example, it could:

     o make it more difficult for us to satisfy our obligations with respect to the exchange notes;

     o increase our vulnerability to general adverse economic and industry conditions;

     o require us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby limiting our ability to fund working capital, capital expenditures and other general corporate purposes;

     o limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

     o place us at a competitive disadvantage compared to our competitors that have less debt; and

     o limit, together with the financial and other restrictive covenants in our debt, among other things, our ability to borrow additional funds. Failing to comply with such covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on us.

     You should also be aware that certain of our borrowings, primarily borrowings under our senior credit facilities, are and will continue to be at variable rates of interest, which exposes us to the risk of increasing interest rates, and that the debt outstanding under our senior credit facilities is secured and matures prior to the maturity of the exchange notes. As of June 30, 2004, the carrying value of our total debt was $325.8 million of which $225.8 million, or 69.3%, was subject to variable interest rates.

     Despite current debt levels, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks described above.

     We and our subsidiaries may be able to incur substantial additional debt in the future. The terms of the indenture do not fully prohibit us or our subsidiaries from doing so. The senior credit facilities permit total revolving borrowings of up to $50.0 million and all of those borrowings would be senior to the exchange notes and the related subsidiary guarantees. For example, we may incur additional debt to, among other things, finance future acquisitions, expand through internal growth, fund our working capital needs, comply with regulatory requirements, adequately respond to competition or for general financial reasons alone. If new debt is added to our and our subsidiaries' current debt levels, the related risks that we and they now face could intensify.

     To service our debt, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

     Our ability to service our debt, including these exchange notes, and to fund our planned capital expenditures will depend on our financial and operating performance. This, in part, is subject to prevailing economic conditions and to financial, business and other factors beyond our control. If our cash flow and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets, obtain additional equity capital or restructure our debt. Our cash flow and available borrowings may not be sufficient to service our debt in the future. In the absence of such operating results and resources, we could face substantial cash flow problems and might be required to sell material assets or operations to meet our debt service and other obligations. We cannot assure you as to the timing of such sales or the proceeds which we could realize from such sales.

     Your right to receive payments on these exchange notes will be junior to our senior credit facilities and the guarantees of these exchange notes will be junior to our guarantors' guarantees of our senior credit facilities.

     The payment of principal of and interest on, and any premium or other amounts owing in respect of, the exchange notes will be subordinated to the prior payment in full of all of our existing and future senior debt, including all amounts owing under our senior credit facilities. As of June 30, 2004, the aggregate amount of our senior debt was approximately $225.8 million (excluding unused commitments and $18.9 million of outstanding letters of credit). Consequently, in the event that we are party to a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, our assets will be available to pay obligations on the exchange notes only after our senior debt has been paid in full, and we cannot assure you that there will be sufficient assets to pay amounts due on all or any of the exchange notes. Similarly, the subsidiary guarantees of the exchange notes will be subordinated to the prior payment in full of all existing and future senior debt of the guarantor subsidiaries, including all amounts owing pursuant to the guarantees by the guarantor subsidiaries under the senior credit facilities. See "Description of the Exchange Notes--Subordination" and "--Guarantees."

     The exchange notes will rank equally with all of our existing and future senior subordinated debt. As of June 30, 2004, we had no other senior subordinated debt outstanding other than the notes to be exchanged.

     The indenture permits us and the guarantor subsidiaries to incur certain secured debt, including debt under the senior credit facilities, which will be secured by liens on substantially all of our assets and those of the guarantor subsidiaries. The exchange notes and the subsidiary guarantees of the exchange notes are unsecured and therefore do not have the benefit of collateral. Accordingly, if an event of default occurs under the senior credit facilities, the senior lenders will have a prior right to our assets and those of the guarantor subsidiaries, and may foreclose upon such collateral to the exclusion of the holders of the exchange notes, notwithstanding the existence of an event of default with respect thereto. In such event, such assets would first be used to repay in full amounts outstanding under the senior credit facilities, resulting in all or a portion of our assets being unavailable to satisfy the claims of the holders of exchange notes and other unsecured debt.

     We are subject to a number of restrictive covenants which, if breached, may restrict our business and financing activities.

     Our senior credit facilities and the indenture contain restrictive debt covenants that, among other things, restrict our ability to:

     o    incur additional debt;

     o    pay dividends and make distributions;

     o    issue stock of subsidiaries;

     o    make certain investments;

     o    repurchase stock;

     o    create liens;

     o    enter into affiliate transactions;

     o    enter into sale-leaseback transactions;

     o    merge or consolidate; and

     o    transfer and sell assets.

     Our senior credit facilities also require us to meet certain financial tests, including maintenance of a maximum ratio of funded debt to EBITDA, a minimum ratio of consolidated EBITDA less capital expenditures to consolidated fixed charges and a minimum ratio of consolidated EBITDA to consolidated interest expense. We were in compliance with the financial tests under our senior credit facilities as of June 30, 2004, the last date on which such financial tests applied.

     These restrictive covenants and financial tests may limit our ability to expand or to pursue our business strategies. Our ability to comply with these and other provisions of our debt agreements may be affected by changes in our business condition or results of operations, adverse regulatory developments or other events beyond our control. The breach of any of these covenants would result in a default under our debt agreements, which could, in turn, cause the debt under our senior credit facilities to become immediately due and payable. Such a default could allow our creditors to accelerate any other debt to which a cross-acceleration provision applies. If our debt were to be accelerated, we cannot assure you that we would be able to repay it. In addition, a default could give our lenders the right to terminate any commitments that they had made to provide us with additional funds. See "Description of Certain Indebtedness--Senior Credit Facilities."

     We are a holding company. If the subsidiary guarantees are held unenforceable, you may not have recourse against our subsidiaries.

     We are a holding company and we derive all of our operating income from our subsidiaries. The holders of the notes will have no direct claim against our subsidiaries other than the claim created by the subsidiary guarantees, which may be subject to legal challenge in the event of the bankruptcy of a subsidiary. If such a challenge were upheld, the guaranty of that subsidiary would be invalidated and unenforceable. To the extent that the guaranty of a subsidiary is not enforceable, the rights of holders of the exchange notes to participate in any distribution of assets of any such guarantor subsidiary upon liquidation, bankruptcy, reorganization or otherwise may, as is the case with other of our unsecured creditors, be subject to prior claims of creditors of that guarantor subsidiary. We must rely upon dividends and other payments from our subsidiaries to generate the funds necessary to meet our obligations, including the payment of principal of and interest on the exchange notes. The indenture contains covenants that restrict the ability of our restricted subsidiaries to enter into any agreement limiting distributions and transfers, including dividends. However, the ability of our subsidiaries to pay dividends and make other payments may be restricted by, among other things, applicable state corporate laws and other laws and regulations or by terms of agreements to which they may become party. See "Description of the Exchange Notes."

     Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors.

     Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor, if, among other things, the guarantor, at the time it incurred the debt evidenced by its guarantee:

     o received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

     o    was insolvent or rendered insolvent by reason of such incurrence; or

     o was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

     o intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

     In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of that guarantor.

     The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

     o the sum of all of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets; or

     o the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

     o    it could not pay its debts as they become due.

     On the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, after giving effect to its guarantee of these exchange notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions.

     You cannot be sure that an active trading market will develop for the exchange notes.

     There is no existing trading market for the exchange notes. If such a market were to develop, the exchange notes could trade at prices that may be lower than the initial offering price depending on many factors, including prevailing interest rates, our operating results and the market for similar securities. As a result, your ability to resell the exchange notes may be limited. We do not intend to apply for listing or quotation of the exchange notes on any securities exchange or stock market; however, we expect that the exchange notes will be able to trade in the Portal Market of the National Association of Securities Dealers, Inc.

     We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture.

     Upon the occurrence of certain specified kinds of change of control events, we will be required to offer to repurchase all exchange notes. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of exchange notes or that restrictions in our senior credit facilities will not allow such repurchases. If we fail to repurchase the exchange notes upon a change of control, we will be in default under both the exchange notes and our senior credit facilities. Any future debt that we may incur may also contain restrictions on repurchases in the event of a change of control or similar event. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our debt, would not constitute a "change of control" under the indenture. See "Description of the Exchange Notes--Change of Control Offer."

     The notes will be issued with original issue discount.

     The notes will be considered to be issued with original issue discount for U.S. federal income tax purposes. Accordingly, certain holders of the notes will be required to include original issue discount in gross income for U.S. federal income tax purposes in advance of receipt of cash payments to which the income is attributable. See "Certain U.S. Federal Income Tax Considerations."

     If you fail to exchange your outstanding notes by properly tendering them in the exchange offer, your outstanding notes will continue to be restricted securities and may have reduced liquidity.

     Because we anticipate that most holders of outstanding notes will elect to exchange their outstanding notes, we expect that the liquidity of the market for any outstanding notes remaining after the completion of the exchange offer may be substantially limited. Any outstanding note tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the outstanding notes left outstanding. Following the exchange offer, if you did not tender your outstanding notes you generally will not have any further registration rights and your outstanding notes will continue to be subject to transfer restrictions. Accordingly, the liquidity of the market for any outstanding notes could be adversely affected.

     Outstanding notes which you do not tender or we do not accept will, following the exchange offer, continue to be restricted securities. You may not offer or sell untendered outstanding notes except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We will issue exchange notes in exchange for the outstanding notes pursuant to the exchange offer only following the satisfaction of procedures and conditions described elsewhere in this prospectus. These procedures and conditions include timely receipt by the exchange agent of the outstanding notes and of a properly completed and duly executed letter of transmittal.

Risks Related to Our Business and Industry

     Our business is affected by the cyclical nature of the industries and markets that we serve.

     The heavy- and medium-duty truck and truck components industries, the Class 8 truck OEM market and, to a lesser extent, the Class 5-7 truck OEM market are highly cyclical. These industries and markets fluctuate in response to factors that are beyond our control, such as general economic conditions, interest rates, federal and state regulations, consumer spending, fuel costs and our customers' inventory levels and production rates. These industries and markets are particularly sensitive to the industrial sector of the economy, which generates a significant portion of the freight tonnage hauled by trucks. Economic downturns in the industries or markets that we serve generally result in reductions in sales of our products, which could reduce our profits and cash flows. Weakness in overall economic conditions or in the markets that we serve, or significant reductions by our customers in their inventory levels or future production rates, could result in a reduction in demand for our products and could have a material adverse effect on our business, results of operations or financial condition.

     We are dependent on sales to a small number of our major customers, and on our status as standard supplier on certain truck platforms of each of our major customers.

     Sales, including aftermarket sales, to PACCAR, Freightliner, International and Volvo/Mack constituted approximately 22%, 13%, 13% and 10%, respectively, of our 2003 net sales. No other customer accounted for more than 5% of our net sales during this period. The loss of any significant portion of sales to any of our major customers could have a material adverse effect on our business, results of operations and financial condition.

     We are a standard supplier on a majority of truck platforms at each of our major customers, which results in recurring revenue as our standard components are installed on most trucks ordered from that platform, unless the end user specifically requests a different product, generally at an additional charge. The selection of one of our products as standard may also create a steady demand for that product in the aftermarket. We may not maintain our current standard supplier positions in the future, and may not become the standard supplier for additional truck platforms. The loss of a significant standard supplier position or a significant number of standard supplier positions with a major customer could have a material adverse effect on our business, results of operations or financial condition.

     Increased cost of raw materials, especially steel scrap and pig iron, and purchased components may adversely affect our financial performance.

     Our business is subject to the risk of price increases and fluctuations and periodic delays in the delivery of raw materials and purchased components that are beyond our control. Our operations require substantial amounts of steel scrap, pig iron, electricity, coke, natural gas, sheet and formed steel and aluminum, bearings, purchased components, fasteners, foam, fabrics, silicon sand, binders, sand additives, coated sand and tube steel. Fluctuations in the delivery of these materials may be driven by the supply/demand relationship for a material, factors particular to that material or governmental regulation for raw materials such as electricity and natural gas. In addition, if any of our suppliers seek bankruptcy relief or otherwise cannot continue their business as anticipated, the availability or price of raw materials could be adversely affected. Fluctuations in prices and/or availability of the raw materials or purchased components used by us, which at times may be more pronounced during periods of higher truck builds, may affect our profitability and, as a result, have a material adverse effect on our business, results of operations or financial condition.

     Steel scrap and pig iron are major raw materials used in our business to produce our wheel-end and industrial components. Steel scrap is derived from, among other sources, junked automobiles, industrial scrap, railroad cars, agricultural and heavy machinery and demolition steel scrap from obsolete structures, containers and machines. Pig iron is a low-grade cast iron which is a product of smelting iron ore with coke and limestone in a blast furnace. The availability and price of steel scrap and pig iron are subject to market forces largely beyond our control, including North American and international demand for steel scrap and pig iron, freight costs, speculation and foreign exchange rates. Steel scrap and pig iron availability and price may also be subject to governmental regulation. We are not always able, and may not be able in the future, to pass on increases in the price of steel scrap and pig iron to our customers. In particular, when raw material prices increase rapidly or to significantly higher than normal levels, we may not be able to pass price increases through to our customers on a timely basis, if at all, which could adversely affect our operating margins and cash flow. Any fluctuations in the price or availability of steel scrap or pig iron may have a material adverse effect on our business, results of operations or financial condition. See "Business--Raw Materials and Suppliers."

     We operate in highly competitive markets.

     The markets in which we operate are highly competitive. We compete with a number of other manufacturers and distributors that produce and sell similar products. Our products primarily compete on the basis of price, manufacturing and distribution capability, product design, product quality, product delivery and product service. Some of our competitors are companies, or divisions, units or subsidiaries of companies, that are larger and have greater financial and other resources than we do. Our products may not be able to compete successfully with the products of these other companies, divisions or units. In addition, our competitors may foresee the course of market development more accurately than we do, develop products that are superior to our products, have the ability to produce similar products at a lower cost than we can or adapt more quickly than we do to new technologies or evolving regulatory, industry or customer requirements. As a result, our products may not be able to compete successfully with their products. We expect these competitive pressures in our markets to remain strong. See "Business--Competition."

     Potential competition from foreign truck components suppliers, especially in the aftermarket, may lead to an increase in truck components imports into North America, adversely affecting our market share and negatively affecting our ability to compete.

     Foreign truck components suppliers may in the future increase their currently modest share of the markets in which we compete. Some of these foreign suppliers may be owned, controlled or subsidized by their governments, and their decisions with respect to production, sales and exports may be influenced more by political and economic policy considerations than by prevailing market conditions. In addition, foreign truck components suppliers may be subject to less restrictive regulatory and environmental regimes that could provide them with a cost advantage relative to North American suppliers. Therefore, there is a risk that some foreign suppliers may increase their sales of truck components in North American markets despite decreasing profit margins or losses. If future trade cases do not provide relief from such potential trade practices, U.S. protective trade laws are weakened or world demand for trucks and/or truck components decreases, an increase of truck component imports into the United States may occur, which could have a material adverse effect on our business, results of operations or financial condition.

     Cost reduction and quality improvement initiatives by OEMs could have a material adverse effect on our business.

     We are primarily a components supplier to the heavy- and medium-duty truck industries, which are characterized by a small number of OEMs that are able to exert considerable pressure on components suppliers to reduce costs, improve quality and provide additional design and engineering capabilities. Given the fragmented nature of the industry, OEMs continue to demand and receive price reductions and measurable increases in quality through their use of competitive selection processes, rating programs and various other arrangements. We may be unable to generate sufficient production cost savings in the future to offset such price reductions. OEMs may also seek to save costs by relocating production to countries with lower cost structures, which could in turn lead them to purchase components from local suppliers with lower production costs. Additionally, OEMs have generally required component suppliers to provide more design engineering input at earlier stages of the product development process, the costs of which have, in some cases, been absorbed by the suppliers. Future price reductions, increased quality standards and additional engineering capabilities required by OEMs may reduce our profitability and have a material adverse effect on our business, results of operations or financial condition.

     If we are unable to successfully integrate any future acquisitions, our profitability could be adversely affected.

     We have acquired a number of businesses in the past, and may consider acquiring businesses in the future, that expand our portfolio of products and thereby strengthen our position as a "one-stop" supplier to OEMs. Integrating any acquired business requires substantial management, financial and other resources and may pose risks with respect to customer service and market share. Furthermore, integrating an acquisition involves a number of special risks, some or all of which could have a material adverse effect on our business, results of operations and financial condition. These risks include:

     o    unforeseen operating difficulties and expenditures;

     o difficulties in assimilation of acquired personnel, operations and technologies;

     o the need to manage a significantly larger and more geographically dispersed business;

     o    impairment of goodwill and other intangible assets;

     o diversion of management's attention from ongoing development of our business or other business concerns;

     o    potential loss of customers;

     o    failure to retain key personnel of the acquired businesses;

     o    the use of substantial amounts of our available cash; and

     o    the incurrence of additional indebtedness.

     We may not be able to successfully integrate businesses that we acquire in the future. Such acquisitions would not enhance our competitive position, business or financial prospects and could have a material adverse effect on our business, results of operations and financial position.

     Equipment failures, delays in deliveries or catastrophic loss at any of our facilities could lead to production or service curtailments or shutdowns.

     We manufacture our products at twelve facilities and provide logistical services at six JIT sequencing facilities in the United States. An interruption in production or service capabilities at any of these facilities as a result of equipment failure or other reasons could result in our inability to produce our products, which would reduce our net sales and earnings for the affected period. In the event of a stoppage in production at any of our facilities, even if only temporary, or if we experience delays as a result of events that are beyond our control, delivery times to our customers could be severely affected. Any significant delay in deliveries to our customers could lead to increased returns or cancellations and cause us to lose future sales. Our facilities are also subject to the risk of catastrophic loss due to unanticipated events such as fires, explosions or violent weather conditions. We may experience plant shutdowns or periods of reduced production as a result of equipment failure, delays in deliveries or catastrophic loss, which could have a material adverse effect on our business, results of operations or financial condition.

     We may incur potential product liability, warranty and product recall costs.

     We are subject to the risk of exposure to product liability, warranty and product recall claims in the event any of our products results in property damage, personal injury or death, or does not conform to specifications. We may not be able to continue to maintain suitable and adequate insurance in excess of our self-insured amounts on acceptable terms that will provide adequate protection against potential liabilities. In addition, if any of our products prove to be defective, we may be required to participate in a recall involving such products. A successful claim brought against us in excess of available insurance coverage, if any, or a requirement to participate in any product recall, could have a material adverse effect on our business, results of operations or financial condition.

     We may not be able to continue to meet our customers' demands for our products and services, and may be unable to develop product innovations.

     We must continue to meet our customers' demand for our products and services. However, we may not be successful in doing so. If our customers' demand for our products and/or services exceeds our ability to meet that demand, we may be unable to continue to provide our customers with the products and/or services they require to meet their business needs. Factors that could result in our inability to meet customer demands include an unforeseen spike in demand for our products and/or services, a failure by one or more of our suppliers to supply us with the raw materials and other resources that we need to operate our business effectively or poor management of our company or one or more divisions or units of our company, among other factors. Our ability to provide our customers with products and services in a reliable and timely manner, in the quantity and quality desired and with a high level of customer service, may be severely diminished as a result. If this happens, we may lose some or all of our customers to one or more of our competitors, which would have a material adverse effect on our business, results of operations and financial condition.

     In addition, it is important that we continue to meet our customers' demands for product innovation, improvement and enhancement, including the continued development of new-generation products, design improvements and innovations that improve the quality and efficiency of our products. Developing product innovations has been and will continue to be a significant part of our strategy. However, such development will require us to continue to invest in research and development and sales and marketing. In the future, we may not have sufficient resources to make such necessary investments, or we may be unable to make the technological advances necessary to carry out product innovations sufficient to meet our customers' demands. We are also subject to the risks generally associated with product development, including lack of market acceptance, delays in product development and failure of products to operate properly. We may, as a result of these factors, be unable to meaningfully focus on product innovation as a strategy and may therefore be unable to meet our customers' demand for product innovation.

     Our products may be rendered obsolete or less attractive by changes in regulatory, legislative or industry requirements.

     Changes in regulatory, legislative or industry requirements may render certain of our products obsolete or less attractive. Our ability to anticipate changes in these requirements, especially changes in regulatory standards, will be a significant factor in our ability to remain competitive. There can be no assurance that we will be able to comply in the future with new regulatory, legislative and/or industrial standards that may be necessary for us to remain competitive or that certain of our products will not, as a result, become obsolete or less attractive to our customers.

     Work stoppages or other labor issues at our facilities or at our customers' facilities could adversely affect our operations.

     As of June 30, 2004, approximately 45% of our workforce was represented by unions. As a result, we are subject to the risk of work stoppages and other labor relations matters. Any prolonged work stoppage or strike at any one of our principal unionized facilities could have a material adverse effect on our business, results of operations and financial condition. In addition, certain of our facilities have separate agreements covering the workers at each such facility and, as a result, we have collective bargaining agreements with several different unions. These collective bargaining agreements expire at various times over the next few years, with no contract expiring before April 2005. Any failure by us to reach a new agreement upon expiration of such union contracts may have a material adverse effect on our business, results of operations or financial condition. See "Business--Employees and Labor Unions."

     In addition, if any of our customers experiences a material work stoppage, that customer may halt or limit the purchase of our products. This could cause us to shut down production facilities relating to these products, which could have a material adverse effect on our business, results of operations and financial condition.

     We are subject to a number of environmental rules and regulations that may require us to make substantial expenditures.

     Our operations, facilities and properties are subject to extensive and evolving laws and regulations pertaining to air emissions, wastewater discharges, the handling and disposal of solid and hazardous materials and wastes, the investigation and remediation of contamination, and otherwise relating to health, safety and the protection of the environment and natural resources. As a result, we are involved from time to time in administrative or legal proceedings relating to environmental, health and safety matters, and have in the past and will continue to incur capital costs and other expenditures relating to such matters. In addition to environmental laws that regulate our subsidiaries' ongoing operations, our subsidiaries are also subject to environmental remediation liability. Under the federal Comprehensive Environmental Response, Compensation, and Liability Act, or CERCLA, and analogous state laws, our subsidiaries may be liable as a result of the release or threatened release of hazardous materials into the environment. Our subsidiaries are currently involved in several matters relating to the investigation and/or remediation of locations where they have arranged for the disposal of foundry and other wastes. Such matters include situations in which we have been named or are believed to be Potentially Responsible Parties, or PRPs, under CERCLA or state laws in connection with the contamination of these sites. Additionally, environmental remediation may be required to address soil and groundwater contamination identified at certain facilities.

     As of June 30, 2004, we had an environmental reserve of approximately $2.8 million, related primarily to our foundry operations. This reserve is based on current cost estimates and does not reduce estimated expenditures to net present value, but does take into account the benefit of a contractual indemnity given to us by a prior owner of our wheel-end subsidiary. We cannot assure you, however, that the indemnitor will fulfill its obligations, and the failure to do so could result in future costs that may be material. Any cash expenditures required by us or our subsidiaries to comply with applicable environmental laws and/or to pay for any remediation efforts will not be reduced or otherwise affected by the existence of the environmental reserve. Our environmental reserve may not be adequate to cover our future costs related to the sites associated with the environmental reserve, and any additional costs may have a material adverse effect on our business, results of operations and financial condition. The discovery of additional sites, the modification of existing or the promulgation of new laws or regulations, more vigorous enforcement by regulators, the imposition of joint and several liability under CERCLA or other unanticipated events could also result in such a material adverse effect.

     The final Iron and Steel Foundry National Emission Standard for Hazardous Air Pollutants, or NESHAP was developed pursuant to Section 112(d) of the federal Clean Air Act and requires all major sources of hazardous air pollutants to install controls representative of maximum achievable control technology. We are evaluating the applicability of the NESHAP to our foundry operations. If applicable, compliance with the NESHAP may result in future significant capital costs, which we currently expect to be between $5.0 million and $10.0 million in total during the period 2005 through 2007, which amount has been included in our capital expenditure budgets for the relevant years. See "Business--Environmental Matters."

     We might fail to adequately protect our intellectual property, or third parties might assert that our technologies infringe on their intellectual property.

     The protection of our intellectual property is important to our business. We rely on a combination of trademarks, copyrights, patents and trade secrets to provide protection in this regard, but this protection might be inadequate. For example, our pending or future trademark, copyright and patent applications might not be approved or, if allowed, they might not be of sufficient strength or scope. Conversely, third parties might assert that our technologies or other intellectual property infringe on their proprietary rights. In either case, litigation, which could result in substantial costs and diversion of our efforts, might be necessary, and whether or not we are ultimately successful, the litigation could adversely affect our business, results of operations and financial condition.

     If we fail to retain our executive officers, our business could be harmed.

     Our success largely depends on the efforts and abilities of our executive officers. Their skills, experience and industry contacts significantly benefit us. Each of our executive officers has been with TTI for several years: Mr. Weller has been with us since 1994, Mr. Cirar since 1995, Mr. Mueller since 1998 and Mr. Tallering since 1995. We have entered into employment contracts with each of our executive officers. See "Management--Employment Agreements." The loss of any one of them could have a material adverse effect on our business, results of operations or financial condition. Our future success will also depend in part upon our continuing ability to attract and retain highly qualified personnel.

     The reliability of market and industry data included in this prospectus may be uncertain.

     This prospectus contains market and industry data, primarily from reports published by America's Commercial Transportation Publications and from internal company surveys, studies and research, related to the truck components industry and its segments, as well as the truck industry in general. This data includes estimates and forecasts regarding future growth in these industries, specifically data related to Class 8 truck production, truck freight growth and the historical average age of active U.S. heavy-duty trucks. Such data has been published in industry publications that typically indicate that they have derived the data from sources believed to be reasonable, but do not guarantee the accuracy or completeness of the data. While we believe these industry publications to be reliable, we have not independently verified the data or any of the assumptions on which the estimates and forecasts are based. Similarly, internal company surveys, studies and research, while believed by us to be reliable, have not been verified by any independent sources. The failure of the truck industry and/or the truck components industry to continue to grow as forecasted may have a material adverse effect on our business, results of operations and financial condition.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the exchange offer. The exchange offer is intended to satisfy certain of our obligations under the registration rights agreement entered into for the benefit of the holders of outstanding notes in connection with the initial private placement of the outstanding notes. In consideration for issuing the exchange notes, we will receive outstanding notes of like principal amount, the terms of which are substantially identical in all material respects to the exchange notes. The issuance of exchange notes in exchange for outstanding notes will not result in a repayment of our outstanding indebtedness which is presently evidenced by the outstanding notes. The outstanding notes surrendered in exchange for exchange notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the exchange notes will not result in any increase or change in the amount of our indebtedness. We have agreed to pay the expenses of the exchange offer.

     We did not receive any proceeds from the offering of outstanding notes. Prior to the consummation of the offering of outstanding notes, we issued the senior subordinated outstanding notes to the selling securityholders in exchange for our then existing senior subordinated notes issued to the selling securityholders, the proceeds of which were used to finance the March 2000 transaction in which we were acquired in a going-private transaction by our controlling stockholders (see "Prospectus Summary--Our History and Corporate Information").

                                 CAPITALIZATION

     The following table sets forth our cash position and capitalization as of June 30, 2004. This table should be read in conjunction with our consolidated financial statements and the notes to the financial statements appearing elsewhere in this prospectus. See "Selected Historical Consolidated Financial and Other Data."

                                                               (Dollars in
                                                                thousands)
Long-term debt (including current maturities):
Revolving credit facility(a)................................. $     8,000
Senior first lien term loan..................................     114,713
Senior second lien term loan.................................     100,000
Senior subordinated notes(b).................................     100,000
Other debt...................................................       3,100
                                                              -----------
     Total long-term debt (including current maturities)..... $   325,813

Shareholders' equity
Preferred stock (par value).................................. $         2
Common stock (par value).....................................          19
Additional paid-in capital...................................     200,852
Accumulated deficit..........................................    (171,553)
Accumulated other comprehensive loss.........................     (12,725)
                                                              -----------
     Total shareholders' equity..............................      16,595
                                                              -----------
     Total capitalization.................................... $   342,408
                                                              ===========

--------------------------------------------------------------------------------


     (a) Our revolving credit facility provides for borrowings of up to $50.0 million. As of June 30, 2004, we had $23.1 million available for borrowing after giving effect to $18.9 million in outstanding letters of credit.

     (b)  Unregistered notes to be exchanged for the exchange notes.

            SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA

     The selected historical consolidated financial and other data set forth below for the five years ended December 31, 2003 have been derived from our consolidated financial statements. Our consolidated balance sheets as of December 31, 2002 and 2003 and our statements of operations, cash flows and stockholders' equity and other comprehensive loss for the three years in the periods ended December 31, 2003 have been audited by Deloitte & Touche LLP, independent registered public accounting firm, and our consolidated financial statements for the two years ended December 31, 2000 have been audited by Arthur Andersen LLP, independent auditors. The consolidated financial data reflect our freight car operations, which we sold in June 1999, as a discontinued operation. The data for the periods presented are not necessarily comparable due to acquisitions made in 1999 and our recapitalization in March 2000 by way of a going-private transaction.

     The selected historical consolidated financial and other data set forth below for the three and six months ended June 30, 2003 and 2004 have been derived from our unaudited interim consolidated financial statements that are included elsewhere in this prospectus. Such interim financial statements, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments that are necessary to present fairly our financial result for such periods. The results of operations for the interim periods are not necessarily indicative of the results that may be expected for the full year or any other interim period.

     You should read the following audited and unaudited selected historical consolidated financial and other data together with the historical financial statements and the notes thereto and other financial information included elsewhere in this prospectus, including "Capitalization," and "Management's Discussion and Analysis of Financial Condition and Results of Operations."


            Selected Historical Consolidated Financial and Other Data
                             (Dollars in thousands)

                                                                                   Three Months Ended   Six Months Ended
                                              Year Ended December 31,                   June 30,            June 30,
                                  ------------------------------------------------ --------------------------------------
                                  1999(a)   2000(b)     2001     2002      2003      2003      2004       2003     2004
                                  --------  --------  --------  -------- --------- --------  --------   --------  -------

     Statement of
       Operations Data:
     Net sales....................$545,334  $522,577  $391,401  $411,598 $440,009  $112,550  $144,788   $217,306  $279,568
     Cost of sales.................434,385   438,876   330,873   340,103  368,931    93,560   121,855    181,347   235,338
                                  --------  --------  --------  -------- --------- --------  --------   --------  -------
     Gross profit..................110,949    83,701    60,528    71,495   71,078    18,990    22,933     35,959    44,230
     Selling, general and
       administrative
       expenses.................... 54,013    52,496    43,701    36,673   38,896     9,947    10,456     19,786    21,148
     Net (gain) loss on
       disposition of
       property, plant and
       equipment (c)...............    --         --        --        --   (2,600)       --     2,203         --     2,203
     Reduction in estimated
       environmental
       remediation
       liability (d)...............    --         --        --        --   (6,636)       --        --         --        --
     Restructuring
       costs (e)...................    --        643    19,573        --       --        --        --         --        --
                                  --------  --------  --------  -------- --------- --------  --------   --------  -------
     Operating income
       (loss)...................... 56,936    30,562    (2,746)   34,822   41,418     9,043    10,274     16,173    20,879
     Interest expense.............. 26,610    42,582    45,640    42,306   40,362     9,805     8,093     20,368    16,182
     Other (income)
       expense, net................  2,832    29,918    (3,209)      (92)  (8,693)       (8)    4,107       (390)   10,655
     Income tax expense
       (benefit)................... 12,763   (11,597)  (15,151)   (1,679)   6,248      (246)   (1,198)    (1,399)   (2,784)
                                  --------  --------  --------  -------- --------- --------  --------   --------  -------
     Net income (loss)
       from continuing
       operations before
       cumulative effect
       of accounting change........ 14,731   (30,341)  (30,026)   (5,713)   3,501      (508)     (728)    (2,406)   (3,174)
     Cumulative effect of
       accounting change,
       net of income
       taxes (f)...................     --        --        --    (3,794)      --        --        --         --        --
                                  --------  --------  --------  -------- --------- --------  --------   --------  -------
     Net income (loss)
       from continuing
       operations.................. 14,731   (30,341)  (30,026)   (9,507)   3,501      (508)     (728)    (2,406)   (3,174)
     Discontinued
       operations, net of
       income taxes (g)............ 52,545        --        --        --       --        --        --         --        --
                                  --------  --------  --------  -------- --------- --------  --------   --------  -------
     Net income (loss)
       before preferred
       dividends................... 67,276   (30,341)  (30,026)   (9,507)   3,501      (508)     (728)    (2,406)   (3,174)
     Balance Sheet Data
       (at period end):
     Cash and cash
       equivalents.................$ 8,799   $ 4,352   $16,279   $14,085  $    --   $ 6,827   $    --    $ 6,827   $    --
     Total assets..................535,381   519,562   463,649   450,543  450,744   460,866   474,363    460,866   474,363
     Total liabilities.............352,706   505,066   467,977   475,918  430,975   488,124   457,768    488,124   457,768
     Total debt (h)................204,366   367,929   350,303   347,836  309,129   345,062   325,813    345,062   325,813
     Total shareholders'
       equity......................182,675    14,496    (4,329)  (25,375)  19,769   (27,258)   16,595    (27,258)   16,595
Other Financial and Operating Data:
     North American
       Class 8 heavy-duty
       truck production
       (units).....................332,587   252,006   145,978   181,199  176,774    35,977    62,979     80,651   116,646
     EBITDA (i)....................$79,168   $41,827   $25,716   $50,340  $66,964  $ 13,104  $ 13,572   $ 24,287  $ 27,879
     Unusual items
       (increasing)
       decreasing EBITDA(j)........     --    19,115    16,165        --  (18,826)       --     2,203         --     2,483
     Depreciation and
       amortization................ 22,232    25,600    25,054    15,518   15,546     4,061     3,298      8,114     7,000
     Capital expenditures.......... 16,447    18,773     5,450    10,242   15,044     3,379     1,884      8,828     2,960
     Ratio of earnings to fixed
       charges (k).................   2.03x       --        --        --    1.24x        --        --         --        --

---------------------------------------------------------------------------------------------------------------------------



(a) Results for the year ended December 31, 1999 include the results of acquisitions made in 1999 from their respective acquisition dates. These include the results for Imperial Group L.P. from April 29, 1999, EMI Company from May 17, 1999, Clark Engineering and Manufacturing, Inc. from September 30, 1999 and BMC Virginia, Inc. from October 21, 1999. Net sales and operating income in 1999 would have been higher by $68.5 million and $6.4 million, respectively, if these acquisitions had occurred on January 1, 1999.

(b) In March 2000, our company was recapitalized in a transaction in which approximately 88% of the fully diluted shares of our common stock were converted into the right to receive $21.50 per share in cash. In connection with this recapitalization, we entered into new debt financing arrangements.

(c) In 2003, primarily represents a gain resulting from the sale of our Emeryville, California plant. On October 30, 2003, we sold the real property of our Emeryville, California plant for $6.5 million and moved the operations into a leased facility in the area. The transaction resulted in a net gain of $3.7 million and a mandatory prepayment of senior credit facility term loans of $5.3 million. This $3.7 million gain was offset by losses on dispositions of fixed assets of $1.1 million. In the quarter ended June 30, 2004, the Company entered into negotiations with a buyer for the sale of certain of its assets held for sale at its Erie, Pennsylvania location at a price below carrying value. To comply with the requirements of "SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets," the Company recorded an impairment loss of $2.2 million.

(d) In early 2003, we undertook a review, with assistance from third-party specialists, of our environmental exposures. The review indicated that there was a substantial reduction in our exposure at identified sites due pri-marily to the inactive status or closure of many of the sites and consent decrees obtained at certain of the sites. Accordingly, we reduced our reserves relating to the sites by $6.6 million.

(e) In 2000, we recorded $0.6 million of restructuring costs related to the closure of our Fort Worth, Texas plating facility. In 2001, we recorded $19.6 million of restructuring costs, which included $18.9 million of non-cash fixed asset impairment charges and $0.7 million of employee separation expenses. The costs related primarily to the closure of our Erie, Pennsylvania iron casting and machining operation.

(f) During 2002, as a result of our adoption of Statement of Financial Accounting Standards No. 142, or SFAS 142, we recorded a transitional goodwill impairment charge net of tax of $3.8 million. See Note 6 to our audited consolidated financial statements included elsewhere in this prospectus.

(g) Represents income of $22.7 million, net of taxes, from our discontinued freight car manufacturing operations, and a gain of $29.8 million, net of taxes, from the sale of such operations.

(h)  Includes current maturities of long-term debt.

(i)  "EBITDA" is a non-GAAP financial measure and is defined as net income
     (loss) before discontinued operations and cumulative effect of accounting change plus (1) depreciation and amortization, (2) interest expense, net of interest income, (3) loss on debt extinguishment and (4) income taxes. We rely on EBITDA as the primary measure to review and assess the operating performance of our company and our management teams. Management and investors also review EBITDA to evaluate our overall performance and to compare our current operating results with corresponding periods and with other companies in the truck components industry. We believe that it is important and useful to investors to provide disclosures of our operating results on the same basis as that used by our management. We also believe that it can assist investors in comparing our performance to that of other companies on a consistent basis without regard to items that may not exist or do not directly affect our operating performance. You should not consider EBITDA in isolation or as a substitute for net income or cash flow from operations or other cash flow statement data determined in accordance with GAAP. In addition, because EBITDA is not a measure of financial performance under GAAP and is susceptible to varying calculations, the EBITDA measure presented herein may differ from and may not be comparable to similarly titled measures used by other companies.

     The following are the components of "EBITDA" for the five years ended December 31, 2003, and for the three and six months ended June 30, 2003 and 2004:


                                                                                     Three Months      Six Months
                                                                                         Ended           Ended
                                                  Year Ended December 31,              June 30,         June 30,
                                       --------------------------------------------  --------------------------------
                                          1999      2000     2001     2002     2003    2003     2004     2003   2004
                                       ---------  -------- -------- -------- ------- -------- -------- ------- -------

     Net income (loss)                  $67,276   $(30,341) $(30,026) $(9,507) $3,501  $ (508)  $(728) $(2,406) $(3,174)
     Discounted operations, net of      (52,545)        --        --       --      --       --     --        --      --
     income taxes
     Cumulative effect of accounting         --         --        --    3,794      --       --     --        --      --
     change, net of income taxes
     Depreciation and amortization       22,232     25,600    25,054   15,518   15,546   4,061   3,298    8,114    7,000
     Interest expense, net of            25,251     42,137    45,043   42,214   39,866   9,797   8,093   19,978   16,182
     interest income
     Loss on debt extinguishment          4,191     16,028       796       --    1,803      --   4,107       --   10,655
     Income tax expense (benefit)        12,763    (11,597)  (15,151)  (1,679)   6,248    (246)  (1,198) (1,399)  (2,784)
     EBITDA                             $79,168   $ 41,827   $25,716  $50,340  $66,964  $13,104 $13,572 $24,287  $27,879


     Historical results for the year ended December 31, 1999 include the results from acquisitions made in 1999 from their respective acquisition dates. These include the results for Imperial Group L.P. from April 29, 1999, EMI Company from May 17, 1999, Clark Engineering and Manufacturing, Inc. from September 30, 1999 and BMC Virginia, Inc. from October 21, 1999. If these acquisitions had occurred on January 1, 1999, EBITDA in 1999 would have been higher by $9.0 million.

(j) Our net income (loss) was affected by the unusual items presented in the following table:


                                                                             Three Months Ended      Six Months Ended
                                          Year Ended December 31,                 June 30,               June 30,
                                  ------------------------------------------ --------------------  -------------------
                                    1999     2000    2001     2002     2003       2003     2004      2003     2004
                                  -------  -------- ------- -------- ------- ---------- ---------  --------  ---------

        Selling, general and
          administrative
          expense (1)...........      --    4,137       --       --      410        --       --        --      280
        Transaction related
          costs (2).............      --   14,335    1,592       --       --        --       --        --       --
        Gain on sale of
          rail assets (3).......      --       --   (5,000)      --   (10,000)      --       --        --       --
        Restructuring
          costs (4).............      --      643   19,573       --       --        --       --        --       --
        Net (gain) loss on
          disposition of
          property, plant
          and equipment (5).....      --       --       --       --    (2,600)      --    2,203        --    2,203
        Reduction in
          estimated
          environmental
          remediation
          liability (6).........      --       --       --       --    (6,636)      --       --        --       --
                                 -------- -------- -------   ------- ---------  -------  -------  -------- --------
        Unusual items
           (increasing)
           decreasing EBITDA.... $    --  $19,115  $16,165   $   --  $(18,826)  $   --   $2,203    $   --   $2,483
                                 ======== ======== =======   ======= =========  =======  =======  ======== ========


--------------------------------------------------------------------------------

     (1) Selling, general and administrative expense includes $4.1 million of non-cash compensation in 2000 relating to the recapitalization of our company (by way of a going-private transaction) in March of that year, $0.3 million for management bonuses related to the December 2003 transactions and $0.1 million and $0.3 million in 2003 and 2004, respectively, related to fees for the 2001 audit performed in connection with the offering.

     (2) Transaction related costs include $14.3 million related to underwriting expenses in 2000, and $1.6 million of expense related to the issuance of $10.0 million in common stock and modification of our borrowing agreements in 2001.

     (3) We recorded gains from the sale of our residual ownership interest of our former rail car business of $5.0 million in 2001 and $10.0 million in 2003.

     (4) In 2000, we recorded $0.6 million of restructuring costs related to the closure of our Fort Worth, Texas plating facility. In 2001, we recorded $19.6 million of restructuring costs, which included $18.9 million of non-cash fixed asset impairment charges and $0.7 million of employee separation expenses. The costs related primarily to the closure of our Erie, Pennsylvania iron casting and machining operation.

     (5) In 2003, primarily represents a gain resulting from the sale of our Emeryville, California plant. On October 30, 2003, we sold the real property of our Emeryville, California plant for $6.5 million and moved the operations into a leased facility in the area. The transaction resulted in a net gain of $3.7 million and a mandatory prepayment of senior credit facility term loans of $5.3 million. This $3.7 million gain was offset by losses on dispositions of fixed assets of $1.1 million. In the quarter ended June 30, 2004, the Company entered into negotiations with a buyer for the sale of certain of its assets held for sale at its Erie, Pennsylvania location at a price below carrying value. To comply with the requirements of "SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets," the Company recorded an impairment loss of $2.2 million.

     (6) In early 2003, we undertook a review, with assistance from third-party specialists, of our environmental exposures. The review indicated that there was a substantial reduction in our exposure at identified sites due primarily to the inactive status or closure of many of the sites and consent decrees obtained at certain of the sites. Accordingly, we reduced our reserves relating to the sites by $6.6 million.

(k) For the purpose of calculating the ratio of earnings to fixed charges, earnings represent pre-tax earnings from continuing operations, plus fixed charges, less preferred dividends. Fixed charges consist of interest expense, amortization of discounts, premiums and capitalized expenses related to indebtedness and preferred dividends. During certain periods presented, earnings were not sufficient to cover our fixed charges. For the years ended December 31, 2000, 2001, 2002 and 2003, the deficiency was $41.9 million, $45.2 million, $7.4 million and $0.0 million, respectively. During the three months and six months ended June 30, 2003 and 2004, the deficiency was $0.7 million, $3.8 million, $1.9 million and $6.0 million, respectively.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the "Selected Historical Consolidated Financial and Other Data" and our consolidated financial statements and the notes thereto, all included elsewhere in this prospectus. This section contains forward-looking statements that involve risks and uncertainties. See "Forward-Looking Statements." Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly under the heading "Risk Factors."

General Overview

     We are one of the largest North American manufacturers of truck components for the heavy- and medium-duty truck industries, including the bus and specialty vehicle markets. We primarily serve the North American Class 8 truck market, and, to a lesser extent, the Class 5-7 truck market and other industrial markets.

     We design, manufacture and market one of the broadest portfolios of truck components in the industry. Our products include wheel-end components and assemblies, truck body and chassis parts, seating assemblies and other truck components. We also manufacture products for various industrial end-markets, including farm implements and other industrial components. Our products are marketed under what we believe are some of the most recognized brand names in the industry, including Gunite, Imperial, Bostrom, Fabco and Brillion. Our product portfolio is supported by a centralized sales and marketing department and is manufactured in twelve strategically located facilities across the United States.

     Our sales are affected to a significant degree by the Class 8 truck market, which is subject to significant fluctuations due to economic conditions, changes in the alternative methods of transportation and other factors. There can be no assurance that fluctuations in such markets will not have a material adverse effect on our business, results of operations or financial condition.

     We have one reportable segment: the design, manufacture and distribution of component parts for heavy- and medium-duty trucks. We sell our products primarily within North America to OEMs and to the aftermarket.

Recent Developments and Business Outlook

     On May 21, 2004, we exchanged our outstanding $100.0 million aggregate principal amount of old 15.0% senior subordinated notes due June 30, 2009 for $100.0 million aggregate principal amount of new 12.5% senior subordinated notes due March 31, 2010.

     The commercial vehicle market continues to gain strength. Freight growth, improved fleet profitability, equipment age, equipment utilization and continued economic strength are driving order rates for new vehicles to levels not seen in years. Current industry forecasts by analysts, including America's Commercial Transportation ("ACT") Publications, predict that the North American truck industry will continue to gain momentum in 2004.

     Our operating challenges are to meet these higher levels of production and combat rising raw material costs. In order to help mitigate these rising raw material costs, we began to pass a portion of these costs through to our customers in the form of price surcharges late in the first quarter of 2004.

Financial Statement Presentation

     Net sales. Our net sales are generated from the sale of truck components to the Class 8 truck market and, to a lesser extent, the Class 5-7 truck market and other industrial markets. We refer to the Class 5-7 market and the Class 8 market collectively as the OEM market. The Class 8 truck market and the related aftermarket are the primary drivers of our sales. These markets are, in turn, directly influenced by conditions in the North American truck industry generally and by overall economic growth and consumer spending. We also service a number of other markets, including industrial, construction, agriculture and lawn and garden, which are tied to general economic conditions except for the agriculture market, which is tied to those environmental and other factors that affect agricultural production.

     Cost of sales. Our cost of sales includes the cost of raw materials such as steel scrap, pig iron, electricity, coke, natural gas, silicon sand, binders, sand additives, coated sand, sheet and formed steel, aluminum, bearings, purchased components, fasteners, foam, fabric and tube steel. In 2003, these materials accounted for 44% of our cost of sales with steel scrap and pig iron constituting 23% of our raw materials costs. The availability and price of steel scrap and pig iron are subject to market forces, including North American and international demand, freight costs, speculation and foreign exchange rates. With respect to our industrial components business, we generally have passed the changes in the cost of these raw materials on to our customers through a surcharge. During the first quarter of 2004, we began to implement surcharges for our wheel-end business on a portion of the increases in these raw materials costs. Our cost of sales also includes labor, utilities, freight, manufacturing depreciation and other manufacturing costs.

     Operating income. Operating income represents net sales less cost of sales, selling, general and administrative expenses and other operating charges (credits) such as restructuring costs, net loss on disposition of property, plant and equipment and reduction in estimated environmental remediation liabilities.

Results of Operations


                         Year Ended December 31,               Three Months Ended June 30,     Six Months Ended June 30,
            -------------------------------------------------- ------------------------------- ------------------------------------
               2001           2002               2003              2003           2004            2003                2004
            --------   ----------------------- --------------- ------------------ ------------ ------------------- ----------------
                          (Dollars in thousands)                                 (Dollars in thousands)
Net sales...$391,401  100.0% $411,598  100.0% $440,009  100.0%  $112,550  100.0%  $144,788  100.0% $217,306  100.0%  $279,56 100.0%
Gross
  profit....  60,528   15.5%   71,495   17.4%   71,078   16.2%    18,990   16.9%    22,933   15.8%   35,959   16.5%   44,230  15.8%
Selling,
  general
  and
  adminis-
  trative
  expense...  43,701   11.2%   36,673    8.9%   38,896    8.8%     9,947    8.8%    10,456    7.2%   19,786    9.1%   21,148   7.6%
Other
  operating
  charges
  (credits),
  net.......  19,573    5.0%       --      --   (9,236)  (2.1)%      --     --       2,203    1.5%     --      --      2,203   0.8%
Operating
  income
  (loss)....  (2,746)  (0.7)%  34,822    8.5%   41,418    9.4%     9,043    8.0%    10,274    7.1%   16,173    7.4%   20,879   7.5%
Interest
  expense...  45,640   11.7%   42,306   10.3%   40,362    9.2%     9,805    8.7%     8,093    5.6%   20,368    9.4%   16,182   5.8%
Other
   (income)
   expense,
   net......  (3,209)  (0.8)%     (92)     --   (8,693)  (2.0)%       (8)    --      4,107    2.8%     (390)  (0.2)%  10,655   3.8%
Income tax
  expense
  (benefit). (15,151) (3.9)%   (1,679)  (0.4)%   6,248    1.4%      (246)  (0.2)%   (1,198)  (0.8)%  (1,399)  (0.6)%  (2,784) (1.0)%
             -------- ------   -------  ------  -------  ------   ------- -------  --------  ------  -------  ------  ------- ------
Net income
  (loss)
  before
  cumulative
  effect of
  accounting
  change....  (30,026) (7.7)%  (5,713)  (1.4)%   3,501    0.8%      (508)  (0.5)%    (728)   (0.5)%  (2,406)  (1.1)%  (3,174) (1.1)%
Cumulative
  effect of
  accounting
  change....       --    --    (3,794)  (0.9)%     --     --          --     --         --     --        --     --       --      --
             -------- ------   -------  ------  -------  ------   ------- -------  --------  ------  -------  ------  ------- ------
Net
  income
  (loss).... $(30,026) (7.7)% $(9,507)  (2.3)%  $ 3,501   0.8%    $ (508)  (0.5)%  $ (728)   (0.5)%  (2,406)  (1.1)% $(3,174) (1.1)%
             ========= ====== ========  ======  ======= =======   ======= =======  ========  ======  =======  ====== ======== ======


Three months ended June 30, 2004 compared to three months ended June 30, 2003

     Net sales. Net sales increased by $32.2 million, or 28.6%, in 2004 to $144.8 million, compared to $112.6 million in 2003. Our net sales to the aftermarket increased by $1.9 million, or 5.7%, to $35.0 million. Approximately $1.4 million of this increase resulted from surcharges assessed on our wheel end and industrial component aftermarket net sales to cover a portion of the increase in material costs for the related production. We believe the remaining increase results from a combination of factors including increasing truck fleet age, increasing truck fleet utilization rates, increasing freight ton miles and increases in our market share. Our net sales to the OEM market and other markets increased by $30.3 million, or 38.1%, to $109.8 million. Approximately $3.4 million of this increase resulted from surcharges assessed on our wheel end and industrial component net sales to the OEM market to cover a portion of the material cost increase for related production. The remaining increase is due primarily to the increase in the North American Class 5-8 truck build, which increased 30.9%, compared to 2003.

     Gross Profit. Gross profit increased by $3.9 million, or 20.5%, to $22.9 million in 2004 from $19.0 million in 2003. The favorable impact of higher sales volume in 2004 was partially offset by the unfavorable net impact of higher prices of raw materials, principally steel scrap, pig iron and wheel-end production outsourcing, of $1.6 million.

     Selling, general and administrative expenses. Selling, general and administrative expenses, or SG&A, increased by $0.5 million, or 5.1%, to $10.5 million in 2004, from $9.9 million in 2003. The increase in these expenses included a $0.2 increase in director and monitoring fees. The remaining increase is primarily due to expenses associated with the increased sales volume. SG&A decreased as a percentage of sales to 7.2% in the second quarter of 2004 from 8.8% in the same quarter of 2003.

     Other operating charges (credits), net. Other operating charges (credits), net in 2004 consisted of a $2.2 million impairment loss of our assets held for sale at our Erie, Pennsylvania location. In June 2004, we entered into negotiations with a buyer of these assets and this loss reflects the difference between the expected proceeds and the carrying value of those assets.

     Interest expense. Interest expense decreased by $1.7 million, or 17.3%, to $8.1 million in 2004 compared to $9.8 million in 2003, due primarily to reduced average senior subordinated borrowings, lower index rates and a reduction in the amount of amortization of deferred financing fees.

     Other (income) expense, net. Other (income) expense, net in 2004 represented $4.1 million of debt extinguishment costs resulting from the write-off of deferred financing costs and discounts related to the retirement of our old senior subordinated notes repaid in connection with the issuance of our new $100.0 million senior subordinated notes.

     Income tax expense (benefit). Our income tax benefit in 2004 was $1.2 million, compared to an income tax benefit of $0.2 million in 2003. Income tax as a percentage of pre-tax income was 62.2% as compared to a federal statutory rate of 35.0%. The primarily difference between our effective tax rate and the federal statutory rate of 35.0%. The primarily difference between our effective tax rate and the federal statutory rate was state income taxes of 4.5% and an additional income tax benefit of $0.4 million due to the reduction of tax reserves after the settlement of our IRS tax audit covering years 1997-2001.

Six months ended June 30, 2004 compared to six months ended June 30, 2003

     Net sales. Net sales increased by $62.3 million, or 28.7%, in 2004 to $279.6 million, compared to $217.3 million in 2003. Our net sales to the aftermarket increased by $8.0 million, or 12.7%, to $70.9 million. Approximately $1.9 million of this increase resulted from surcharges assessed on our wheel end and industrial component aftermarket net sales to cover a portion of the increase in material costs for the related production. We believe the remaining increase results from a combination of factors including increasing truck fleet age, increasing truck fleet utilization rates, increasing freight ton miles and increases in our market share. Our net sales to the OEM market and other markets increased by $54.2 million, or 35.1%, to $208.6 million. Approximately $5.1 million of this increase resulted from surcharges assessed on our wheel end and industrial component net sales to the OEM market to cover a portion of the material cost increase for related production. The remaining increase is due primarily to the increase in the North American Class 5-8 truck build, which increased 32.7%, compared to 2003.

     Gross profit. Gross profit increased by $8.2 million, or 22.8%, to $44.2 million in 2004 from $36.0 million in 2003. The favorable impact of higher sales volume in 2004 was partially offset by the unfavorable net impact of higher prices of raw materials, principally steel scrap, pig iron and wheel end production outsourcing, of $5.8 million.

     Selling, general and administrative expenses. Selling, general and administrative expenses, or SG&A, increased by $1.4 million, or 6.9%, to $21.1 million in 2004, from $19.8 million in 2003. The increase in these expenses was primarily due to $0.6 million of fees for the reaudit of 2001 and increased director and monitoring fees. The remaining increase is primarily due to expenses associated with the increased sales volume. SG&A decreased as a percentage of sales to 7.6% in the first six months of 2004 from 9.1% in the same period of 2003.

     Interest expense. Interest expense decreased by $4.2 million, or 20.3%, to $16.2 million in 2004 compared to $20.4 million in 2003, due primarily to reduced average senior subordinated borrowings, a lower effective interest rate on our old senior credit facility due to the expiration of fixed interest rate swaps, lower index rates, and a reduction in the amount of amortization of deferred financing fees.

     Other (income) expenses, net. Other (income) expense, net in 2004 represented $10.7 million of debt extinguishment costs resulting from the write-off of deferred financing costs and debt discount related to retirement of our old senior subordinated notes repaid in connection with the issuance of our new senior subordinated notes in May 2004 and costs associated from the write-off of deferred financing costs related to our old senior credit facility which was refinanced in March 2004. Other (income) expense, net for 2003 consisted of $0.4 million of interest income.

     Income tax expense (benefit). Our income tax benefit in 2004 was $2.8 million, compared to an income tax benefit of $1.4 million in 2003. Income tax as a percentage of pre-tax income was 46.7% as compared to a federal statutory rate of 35.0%. The primary difference between our effective tax rate and the federal statutory rate was state income taxes of 4.5% and an additional income tax benefit of $0.4 million due to the reduction of tax reserves after the settlement of our IRS tax audit covering years 1997-2001.

Year ended December 31, 2003 compared to year ended December 31, 2002

     Net sales. Net sales increased by $28.4 million, or 6.9%, in 2003 to $440.0 million, compared to $411.6 million in 2002. Our net sales to the aftermarket increased by $18.1 million, or 17.5%, to $121.9 million. We believe this increase resulted from a combination of factors including increasing truck fleet age, truck fleet utilization rate, and freight tonmiles and increases in our market share.

     The improving economy is driving the increase in freight tonmiles and fleet utilization. Our net sales to the OEM market increased by $10.2 million, or 3.3%, to $318.1 million compared to a 0.1% increase in North American Class 5-8 truck build. We believe the increase in OEM sales was due to increased market share created by demand for our products and strong customer relationships.

     Gross profit. Gross profit decreased by $0.4 million, or 0.6%, to $71.1 million in 2003 from $71.5 million in 2002. Gross profit margins were unfavorably impacted during 2003, due primarily to higher costs for raw materials and utilities, including steel scrap and other metals, electricity and natural gas.

     Selling, general and administrative expenses. SG&A increased by $2.2 million, or 6.1%, to $38.9 million in 2003, from $36.7 million in 2002. The increase was largely attributable to increased healthcare expense for retirees of $1.5 million due both to inflation and increased claims.

     Other operating charges (credits), net. Other operating charges (credits), net in 2003 totaled $9.2 million and consisted of $2.6 million from asset dispositions (principally a $3.6 million gain on the sale of our Emeryville, California plant) and a $6.6 million credit from the reduction in our estimated environmental remediation liability. See Note 15 to our audited consolidated financial statements included elsewhere in this prospectus.

     Interest expense. Interest expense decreased by $1.9 million, or 4.6%, to $40.4 million for 2003 compared to $42.3 million for 2002, due primarily to the realization of a lower effective interest rate on our old senior credit facility, resulting from the expiration of fixed interest rate swaps and lower index rates, and the effect of lower average borrowings under our old senior credit facility. This impact was partially offset by a $1.8 million increase in interest expense due to the effect of increased average senior subordinated borrowings.

     Other (income) expense, net. Other (income) expense, net for 2003 of $8.7 million consisted of a $10.0 million gain on the sale of our railcar interest in 2001 which had been deferred until the buyers' right to sell the interest back to us expired (see Note 19 to our audited consolidated financial statements included elsewhere in this prospectus), $1.8 million loss on the retirement of $40 million of our existing senior subordinated notes and $0.5 million of interest income.

     Income tax expense (benefit). Income taxes for 2003 were $6.2 million, compared to an income tax benefit of $1.7 million in 2002. Income tax as a percentage of pre-tax income was 64.1% as compared to a federal statutory rate of 35.0%. The rate differential resulted primarily from the December 19, 2003 purchase of our existing senior subordinated notes by a group of our common equity holders. This transaction was deemed a taxable transaction to us due to the fact that the purchasers collectively held a majority of our common stock.

     Net income (loss). We had net income of $3.5 million in 2003 compared to a net loss of $9.5 million in 2002. As described under "--Critical Accounting Policies and Estimates--Accounting for Goodwill," we recorded a goodwill impairment of $3.8 million, net of tax of $2.4 million, as a cumulative effect of a change in accounting principle at January 1, 2002. Before the cumulative effect recorded upon adoption of SFAS 142, our net loss in 2002 was $5.7 million.

Year ended December 31, 2002 compared to year ended December 31, 2001

     Net sales. Net sales increased by $20.2 million, or 5.2%, in 2002 to $411.6 million compared to $391.4 million in 2001. Our net sales to the aftermarket increased by $9.1 million, or 9.6%, to $103.8 million. We believe this increase is due primarily to our increased market share. Our net sales to the OEM market and other markets increased by $11.1 million, or 3.7%, to $307.8 million as compared to a 12.5% increase in North American Class 5-8 truck build. Certain of our customers lost market share to competitors where we had less standard content. As such, our net sales to OEMs were unfavorably impacted. Furthermore, our net sales of steerable drive axles and gearboxes decreased by $6.8 million, primarily as a result of the loss of standard position with one of our customers.

     Gross profit. Gross profit increased by $11.0 million, or 18.1%, to $71.5 million in 2002 from $60.5 million in 2001. Gross profit as a percentage of net sales improved to 17.4% compared to 15.5% for 2001. The principal causes for the improvement in our gross profit were the reduction in fixed costs related to the closure of our Erie, Pennsylvania facility in mid-2001, improved material pricing and other cost reductions resulting in operational efficiencies.

     Selling, general and administrative expenses. SG&A decreased by $7.0 million, or 16.1%, to $36.7 million for 2002 from $43.7 million for 2001. This decrease was primarily related to the adoption of FAS 142 on January 1, 2002 that eliminated the amortization of goodwill and intangible assets with indefinite lives, which totaled $7.5 million in 2001.

     Other operating charges (credits), net. There were no other operating charges (credits), net for 2002. Other operating charges (credits), net for 2001 consisted of a restructuring charge of $19.6 million related to the closure of our Erie, Pennsylvania facility. This charge included $18.9 million of a non-cash fixed asset impairment write-off and $0.7 million of employee separation expenses.

     Interest expense. Interest expense decreased by $3.3 million, or 7.3%, to $42.3 million for 2002 compared to $45.6 million for 2001, due primarily to the effect of lower average borrowings under our old senior credit facility. This decrease was partially offset by a $1.5 million increase in interest expense due to the effect of increased average senior subordinated borrowings.

     Other (income) expense, net. Other (income) expense, net for 2002 was $0.1 million of income as compared to $3.2 million of other income in 2001 consisting of a $5.0 million gain on the sale of our railcar interest in 2001, $0.6 million of interest income and $1.6 million of expenses related to the issuance of $10.0 million of our common stock.

     Income tax expense (benefit). Income tax benefit for 2002 was $1.7 million. The income tax benefit as a percentage of pre-tax loss was 22.7% as compared to a federal statutory rate of 35.0%. The rate differential resulted primarily from the write-off of a deferred tax asset related to compensation expense for stock options that were recorded for book purposes as a charge to selling, general and administrative expense in 2000 but deferred for tax purposes by the formation of a rabbi trust. In 2002, the rabbi trust was distributed and, as a result of the reduction in the value of our common stock, there was no compensation expense deduction available for tax purposes, requiring the write-off. Income tax benefit for 2001 was $15.2 million. Income tax as a percentage of pre-tax loss was 33.5% as compared to a federal statutory rate of 35.0%.

     Net income (loss). We had a net loss of $9.5 million in 2002 compared to a net loss of $30.0 million in 2001. As described under "--Critical Accounting Policies and Estimates--Accounting for Goodwill," we recorded a goodwill impairment of $3.8 million, net of tax of $2.4 million, as a cumulative effect of a change in accounting principle at January 1, 2002. Before the cumulative effect recorded upon adoption of SFAS 142, our net loss in 2002 was $5.7 million.

Liquidity and Capital Resources

     Our primary sources of liquidity are cash flows from operations and borrowings under our revolving credit facility. Our primary uses of cash are funding working capital, capital expenditures and servicing debt.

     We believe that the remaining availability under our senior credit facilities and cash provided by operating activities will be sufficient to meet our operating and capital requirements for at least the next twelve months. Our continuing liquidity, however, is contingent upon future operating performance, cash flows and our ability to continue to meet financial covenants under our senior credit facilities. We may, from time to time, be required to raise additional funds through public or private financing, strategic relationships or other arrangements. There can be no assurance that funding, if needed, will be available on terms attractive to us, or at all. Furthermore, any additional debt financing, if available, may involve restrictive covenants. Our failure to raise capital if and when needed could have a material adverse effect on our business, results of operations and financial condition.

Sources and Uses of Cash

     Our primary sources and uses of cash result from the collection of our trade receivables and payment of trade accounts payable, payroll and other operating accruals. During the quarter and six months ended June 30, 2004 and during the three years ended December 31, 2003, the aging and composition of our receivables remained substantially consistent. As such, changes in cash generated from operations were driven by our overall changes in sales for those respective periods. During the quarter and six months ended June 30, 2004 and during the three years ended December 31, 2003, the aging of our payables and the timing of payments to settle payroll and other operating accruals remained substantially consistent. As such, changes in cash used from operations to settle these liabilities were driven by our overall changes in production and staffing levels.

     In 2004, we expect to contribute $4.8 million to our pension plans and $2.3 million to pay post-retirement welfare benefits.

     There have not been, and we do not expect, any material changes to the underlying drivers of our operating cash flows.

Six months ended June 30, 2004

     Net cash used in operating activities during the six months ended June 30, 2004 was a use of $3.4 million. Cash was provided by net income adjusted for non-cash items. Working capital uses of cash included increases in accounts receivable and inventory, partially offset by higher current liabilities. These working capital changes resulted primarily from higher levels of business activity.

     Net investing activities for the six months ended June 30, 2004 and 2003 consisted of capital expenditures of $3.0 million and $8.8 million, respectively. Our 2003 capital expenditures included $6.4 million that was invested in the installation of both improved and incremental wheel-end and other industrial component manufacturing capacity.

     Net financing activities for the six months ended June 30, 2004 were a $6.4 million source of funds, consisting of $215.0 million of proceeds from our senior secured term loan facilities and $8.0 million in net borrowings from our revolving credit facility, offset by $0.3 in payments on our senior term loan facility, $187.6 million in repayments on our old senior credit facility, $20.9 million in payments of our old senior subordinated notes and $7.8 million in financing costs.

Year ended December 31, 2003

     Net cash from operating activities during the years ended December 31, 2003 and 2002 were $7.8 million and $23.2 million, respectively. Cash was provided by net income adjusted for non-cash items. Working capital uses of cash included increases in accounts receivable and inventory, partially offset by higher current liabilities. These working capital changes resulted primarily from higher levels of business activity.

     Net investing activities during the year ended December 31, 2003 were $8.4 million compared to $10.2 million for the year ended December 31, 2002. Our 2003 investing activities included $15.0 million of capital expenditures, consisting of $9.6 million invested to complete the installation of both incremental wheel-end and other industrial component manufacturing capacity, $0.8 million of enterprise system upgrades, $0.6 million for light-weight wheel-end hub manufacturing capacity and $4.0 million of maintenance and continuous improvement initiatives. Investing expenditures were partially funded by $6.7 million of cash proceeds from the sale of our plant in Emeryville, California, which was relocated to a leased facility, and of a closed facility in Fort Worth, Texas. Our 2002 investing activities consisted of $10.2 million of capital expenditures, which included $4.2 million for a casting manufacturing project, $0.4 million for our enterprise system upgrade project and $0.2 million for the lightweight iron hub project described above, as well as $5.4 million for maintenance and continuous improvement initiatives.

     We expect our capital expenditures to be approximately $10.5 million in 2004. We anticipate that these expenditures will fund (1) investments in new product tooling of approximately $2.3 million for our new C-Series seat line and lightweight wheel-ends, (2) equipment and facility maintenance of approximately $4.5 million and (3) capacity expansion and continuous improvement initiatives of approximately $3.7 million.

     We are evaluating the applicability of the final Iron and Steel Foundry National Emission Standard for Hazardous Air Pollutants, or NESHAP, to our foundry operations. If applicable, compliance with the NESHAP may result in future significant capital costs, which we currently expect to be between $5.0 million and $10.0 million during the period 2005 through 2007, which amount has been included in our capital expenditure budgets for the relevant years. See "Business--Environmental Matters."

     Net financing activities for the year ended December 31, 2003 were $13.5 million, including $12.0 million of net revolver borrowings, $23.9 million of repayments of our old senior credit facilities and $2.6 million of deferred financing fees for debt agreement amendments and equity issuance costs. The equity issuance costs were recorded in connection with the issuance of $41.5 million of our Series E Preferred Stock in exchange for the retirement of $40.0 million in face value of our existing senior subordinated notes, $0.5 million of accrued interest and $1.0 million in cash.

Our Senior Credit Facilities

     On March 16, 2004, we entered into senior credit facilities consisting of a five-year $50.0 million first lien revolving credit facility, a five-year $115.0 million first lien term loan facility and a five-year $100.0 million second lien term loan facility. The first lien term loan facility is to be repaid on a quarterly basis with 1% of the principal amount being repaid in each of the first four years, 1% of the principal amount being amortized in each of the first three quarters of the fifth year and the remainder repaid upon maturity at the end of the fifth year. The second lien term loan facility has no amortization requirements. Subject to certain exceptions, we will be required to make mandatory repayments of and corresponding reductions under the first lien term loan facility (and, after the first lien facilities have been repaid in full, the second lien term loan facility) with the proceeds from (1) asset sales, (2) the issuance of debt securities, (3) equity issuances, (4) insurance and condemnation awards and (5) annual excess cash flow.

     Our senior credit facilities bear interest at a rate per annum equal to, at our election, either (1) Credit Suisse First Boston's "base rate" plus a certain margin or (2) LIBOR plus a certain margin. Our senior credit facilities impose certain restrictions on us and our subsidiaries, including restrictions on our ability to incur indebtedness, pay dividends, make investments, engage in transactions with affiliates, sell assets and merge or consolidate. All obligations under our senior credit facilities are jointly and severally guaranteed by all of our direct and indirect domestic subsidiaries.

     As of June 30, 2004, we had $23.1 million of availability under our revolving credit facility, after consideration of outstanding letters of credit and borrowings.

Contractual Obligations and Commercial Commitments

     The following table summarizes our contractual obligations as of December 31, 2003, and the effect such obligations and commitments are expected to have on our liquidity and cash flow in future periods:


                                                                         Payments due by Period
                                                      ---------------------------------------------------------------
                                                                   Less than                             More than
                                                         Total       1 year    1-3 years    3-5 years    5 years
                                                      -----------  ----------  ----------   ----------  -------------
                                                                          (dollars in millions)
Long-term debt(a).................................         $311.6       $19.5      $136.3        $31.8      $124.0
Operating leases..................................           24.8         4.2         6.3          3.5        10.8
Other long-term liabilities(b)....................           50.1         7.1        11.1         14.5        17.4
                                                      -----------  ----------  ----------   ----------  -------------
     Total obligations............................         $386.5       $30.8      $153.7        $49.8      $152.2
                                                      ===========  ==========  ==========   ==========  =============


--------------------------------------------------------------------------------

(a) On March 16, 2004, we refinanced our old senior credit facility, changing scheduled amortization of long-term debt to $0.9 million in 2004, $3.6 million for the two years ending December 31, 2006, $211.6 million for the two years ending December 31, 2008 and $103.1 million thereafter. See "--Our Senior Credit Facilities."

(b) Consists of post-retirement estimated future benefit payments and estimated pension contributions.


Off-Balance Sheet Arrangements

     Our off-balance sheet arrangements include our operating leases and letters of credit. Our operating leases are comprised of long-term real property and equipment leases that expire at various dates through 2015. Our total future minimum lease payments are $24.8 million. Items such as maintenance and insurance costs are not included in this amount. See Note 14 to our audited consolidated financial statements included elsewhere in this prospectus and "--Contractual Obligations and Commercial Commitments." We had $15.9 million and $18.9 million in outstanding letters of credit as of December 31, 2003 and June 30, 2004, respectively. Our letters of credit are used primarily to secure workers' compensation liabilities and industrial revenue bonds. See "Description of Certain Indebtedness--Industrial Revenue Bonds."

Critical Accounting Policies and Estimates

     Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. Our consolidated financial statements and accompanying notes have been prepared in accordance with generally accepted accounting principles, or GAAP, applied on a consistent basis. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, net sales and expenses and related disclosures of contingent assets and liabilities during the reporting periods.

     We continually evaluate our accounting policies and the estimates we use to prepare our consolidated financial statements. In general, management's estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

     We believe our critical accounting policies and estimates include accounting for goodwill, pensions and post-retirement benefits, taxes and contingencies.

     Accounting for Goodwill. Since the adoption of SFAS 142 on January 1, 2002, we no longer amortize goodwill but instead test annually for impairment as required by SFAS 142. If the carrying value of goodwill exceeds its fair value, an impairment loss must be recognized. A present value technique is often the best available technique with which to estimate the fair value of a group of assets. The use of a present value technique requires the use of estimates of future cash flows. These cash flow estimates incorporate assumptions that marketplace participants would use in their estimates of fair value as well as our own assumptions. These cash flow estimates are based on reasonable and supportable assumptions and consider all available evidence. However, there is inherent uncertainty in estimating future cash flows and termination values. As a result, several different terminal values are used in our calculations and the likelihood of possible outcomes is considered.

     Pensions and Post-retirement Benefits. We provide pension and retiree welfare benefits to certain salaried and hourly employees upon their retirement. The most significant assumptions in determining our net periodic benefit costs are the expected return on pension plan assets and the healthcare cost trend rate for our post-retirement welfare obligations.

     In 2003, we assumed that the expected long-term rate of return on pension plan assets would be 9.0%. As permitted under paragraph 30 of SFAS 87, the assumed long-term rate of return on assets is applied to a calculated value of plan assets, which recognizes changes in the fair value of plan assets in a systematic manner over five years. This produces the expected return on plan assets that is included in our net periodic benefit cost. The difference between this expected return and the actual return on plan assets is deferred. The net deferral of past asset gains (losses) affects the calculated value of plan assets and, ultimately, future net periodic benefit cost. The expected return on plan assets is reviewed annually and, if conditions should warrant, would be revised. A change of one percentage point in the expected long-term rate of return on plan assets would have the following effect:

                                             1% increase          1% decrease
                                            --------------    -----------------
                                                   (Dollars in thousands)
Effect on net periodic benefit cost.........    $(495)                $489

     For our post-retirement welfare plans, we assumed a 10.0% annual rate of increase in healthcare costs for 2004, with the rate of increase declining gradually to an ultimate rate of 5.0% by the year 2008 and remaining at that level thereafter. The healthcare cost trend is reviewed annually and, if conditions should warrant, would be revised. A change of one percentage point in the expected healthcare trend would have the following effect:

                                                  1% increase       1% decrease
                                                ---------------    -------------
                                                       (Dollars in thousands)
Effect on total of service and interest cost....    $   391          $  (353)
Effect on post-retirement benefit obligation....      3,938           (3,544)

     At the end of each year, we determine the discount rate to be used to calculate the present value of our pension and post-retirement welfare plan liabilities. The discount rate is an estimate of the current interest rate at which our pension liabilities could be effectively settled at the end of the year. In estimating this rate, we look to rates of return on high-quality, fixed-income investments that receive one of the two highest ratings given by a recognized ratings agency. At December 31, 2003, we determined this rate to be 6.25%, a decrease of 0.5% from the 6.75% rate used at December 31, 2002.

     For the years ended December 31, 2003 and 2002, we recognized consolidated pre-tax pension cost of $0.6 million. We currently expect that the consolidated pension cost for 2004 will be approximately $1.0 million. We currently expect to contribute $4.8 million to our pension plans during 2004; however, we may elect to adjust the level of contributions based on a number of factors, including performance of pension investments, changes in interest rates and changes in workforce compensation.

     For the year ended December 31, 2003, we recognized a consolidated pre-tax post-retirement welfare benefit cost of $3.5 million, up from $2.0 million in 2002. We currently expect that the consolidated post-retirement welfare benefit cost for 2004 will be approximately $3.8 million. We expect to pay $2.3 million during 2004 in post-retirement welfare benefits.

     Taxes. Management judgment is required in developing our provision for income taxes, including the determination of deferred tax assets, liabilities and any valuation allowances recorded against the deferred tax assets. We evaluate quarterly the realizability of our deferred tax assets by assessing the valuation allowance and adjusting the amount of such allowance, if necessary. The factors used to assess the likelihood of realization are our forecast of future taxable income and the availability of tax planning strategies that can be implemented to realize the deferred tax assets. Failure to achieve forecasted taxable income might affect the ultimate realization of the deferred tax assets. Factors that may affect our ability to achieve sufficient forecasted taxable income include, but are not limited to, increased competition, a decline in sales or margins and loss of market share.

     At December 31, 2003, we had total deferred tax assets of $32.1 million. Although realization of our deferred tax assets is not certain, management has concluded that we will more likely than not realize the full benefit of the deferred tax assets.

     Contingencies. We are subject to the possibility of various loss contingencies arising in the ordinary course of business resulting from a variety of environmental and pollution control laws and regulations. We consider the likelihood of loss or the incurrence of a liability, as well as our ability to reasonably estimate the amounts of loss, in determination of loss contingencies. We accrue an estimated loss contingency when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. We regularly evaluate current information available to us, resulting from our ongoing monitoring activities and progress with the related regulatory agencies, to determine whether the accruals should be adjusted. If the amount of the actual loss is greater than the amount we have accrued, this would have an adverse impact on our operating results in that period.

Recent Accounting Pronouncements

     o Derivative Instruments and Hedging. On April 30, 2003, the Financial Accounting Standards Board, or FASB, issued SFAS 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." The statement amends and clarifies derivative instruments embedded in other contracts, and for hedging activities under Statement 133. SFAS 149 was effective for us on a prospective basis for contracts entered into or modified and for hedging relationships designated for fiscal periods beginning after June 30, 2003. This statement had, and is expected to have, no effect on our consolidated financial statements.

     o Classification of Financial Instruments. On May 15, 2003, the FASB issued SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability, even though it might previously have been classified as equity. SFAS 150 was effective for financial instruments entered into or modified after May 31, 2003, and applies to all financial instruments in the first interim period beginning after June 15, 2003. This statement had, and is expected to have, no effect on our consolidated financial statements.

     o Variable Interest Entities. On December 24, 2003, the FASB issued a revision to Interpretation 46 (FIN 46R) to clarify some of the provisions of FASB Interpretation 46, "Consolidation of Variable Interest Entities." The term "variable interest" is defined in FIN 46 as "contractual, ownership or other pecuniary interest in an entity that change with changes in the entity's net asset value." Variable interests are investments or other interests that will absorb a portion of an entity's expected losses if they occur or receive portions of the entity's expected residual returns if they occur. FIN 46R defers the effective date of FIN 46 for certain entities and makes several other changes to FIN 46. We do not expect the recognition provisions of FIN 46 or FIN 46R to have an impact on our business, results of operations or financial position. This statement had, and is expected to have, no effect on our consolidated financial statements.

     o Post-retirement Benefits. On December 8, 2003, the Medicare Prescription Drug Improvement and Modernization Act became effective, which introduced a prescription drug benefit under Medicare (Medicare Part D) as well as a federal subsidy to sponsors of retiree healthcare benefit plans that provide a benefit that is at least actuarially equivalent to Medicare Part D. SFAS 106, "Employers' Accounting for Post-retirement Benefits Other Than Pensions," requires presently enacted changes in relevant laws to be considered in current period measurements of post-retirement benefit costs and the post-retirement benefit obligation. However, specific authoritative guidance on the accounting for the federal subsidy is currently pending, and we have elected to defer accounting for the effects of this pronouncement as allowed by this staff position. It is not certain at this time what effects this law and pronouncement will have on our business, results of operations or financial position.

Quantitative and Qualitative Disclosures About Market Risk

     Our market sensitive instruments do not subject us to material market risk exposures except as such risks relate to interest rate fluctuations. As of December 31, 2003, we had debt outstanding with a carrying value of $309.1 million. The estimated fair value of this debt was $311.6 million. Fixed interest rate debt outstanding as of December 31, 2003 represented 38.3% of total debt, carried an average interest rate of 15.0% and would have matured in 2009. Variable interest rate debt outstanding as of December 31, 2003 had an average interest rate at that date of 5.7% and would have matured as follows:
$19.5 million in 2004, $35.0 million in 2005, $101.3 million in 2006, $31.8 million in 2007 and $3.1 million thereafter.

     On June 30, 2004, we had debt outstanding with a carrying value of $325.8 million. The estimated fair value of this debt was $328.3 million. Fixed interest rate debt outstanding as of June 30, 2004 represented 30.7% of total debt, carried an average interest rate of 12.5% and matures in 2010. Variable interest rate debt outstanding as of June 30, 2004 had an average interest rate at 6.6% and matures as follows: $0.6 million in 2004, $1.2 million in 2005, $1.2 million in 2006, $1.2 million in 2007, $3.7 million in 2008 and $214.7 million thereafter. A change in interest rates of 1.0% would result in a $2.3 million increase or $1.3 million decrease in interest expense on an annual basis.

     In April 2004, we entered into an interest rate cap on $59.0 million of our senior secured credit facility term loans at a fixed LIBOR rate of 3% from October 16, 2004 through March 16, 2005 to fix a portion of our variable rate senior credit facilities.

Hedging

     We are not a party to any hedging agreements or arrangements other than the interest rate cap described above.

                                    INDUSTRY

     We compete in the North American truck components industry and primarily serve the Class 8 truck market and, to a lesser extent, the Class 5-7 truck market and other industrial markets. We sell our products primarily to truck OEMs (51% of 2003 net sales) and the related aftermarket (28% of 2003 net sales), with the remainder of sales made to customers in industrial markets. Our net sales as a percentage of total sales to the Class 8 OEM, Class 5-7 OEM and other industrial markets were 36%, 15% and 21%, respectively, in 2003. Foreign competition is relatively limited in the markets in which we compete due to factors including high shipping costs, customer concerns about quality given the safety aspects of many of our products, the need to be responsive to order changes on short notice and the small labor component to most products. The following is an overview of the truck components industry and each of the markets that we serve. Whenever we refer to trucks, truck production and the truck and truck components industries and markets we mean North American trucks, truck production and truck and truck components industries and markets.

Truck Components Industry

     The truck components industry is comprised of heavy- and medium-duty truck components suppliers. The truck components industry is highly fragmented and comprised of several large companies and many smaller companies. In addition, the heavy-duty truck components industry is characterized by relatively low production volumes as well as considerable barriers to entry, including the following: (1) significant capital investment requirements, (2) stringent OEM technical and manufacturing requirements, (3) high switching costs to shift production to new suppliers, (4) just-in-time, or JIT, delivery requirements to meet OEM volume demand and (5) strong name-brand recognition.

     The relationship between supplier and OEM generally tends to be close, cooperative and long-term in nature, requiring a substantial investment of time and resources by both parties. In many cases, a supplier's components are made standard equipment on an OEM's product line, further solidifying the relationship. Once a component is chosen as standard on a line of trucks, any truck ordered in that line will come with the standard component unless the end user specifically requests a different product, which generally results in the payment of an additional charge by the end user to the OEM. As a result, the selection of a product as standard on a line of trucks will generally create a steady demand for that product, both in the OEM market and in the aftermarket, since end users are more likely to use the standard component for replacement.

Commercial Truck Market Overview

     Commercial trucks are segmented into four major classes numbered 5 through
8. Medium-duty trucks, segmented into classes 5, 6 and 7, include buses and smaller transport vehicles, and are primarily used for regional package delivery, utility or construction. Heavy-duty trucks, or the Class 8 category, are used for the large majority of all truck tonmiles (the number of miles driven multiplied by the number of tons transported). While the majority of these tonmiles are long haul, Class 8 trucks also fill a niche as a regional delivery alternative.


                                               Class 5             Class 6             Class 7            Class 8
                                            ----------------    ---------------      ---------------  -----------------
Weight (lbs.)........................          16,001-19,500      19,501-26,000        26,001-33,000      Over 33,000
Example..............................        Delivery Trucks    Beverage Trucks       Garbage Trucks  Tractor-trailers
Units................................                 38,748             68,293               88,982          176,774


--------------------------------------------------------------------------------

Note: Units represent 2003 production levels as reported in ACT Research (August
      2004).


Class 8 Truck Market

     The global Class 8 truck manufacturing market is concentrated in three primary regions: North America, Asia-Pacific and Europe. We believe that North America has the largest truck market of these three regions. The global Class 8 truck market is localized in nature due to the following factors: (1) the prohibitive costs of shipping components from one region to another, (2) the high degree of customization of Class 8 trucks to meet the region-specific demands of end users, (3) the localized nature of regulation of the truck and truck components industries and (4) the ability to meet JIT delivery.

     According to ACT, four companies represented approximately 99% of North American Class 8 truck production in 2003. The percentages of Class 8 production represented by Freightliner, PACCAR, Volvo/ Mack and International were 39%, 25%, 19% and 16%, respectively.

     The following chart illustrates historical North American Class 8 truck production as well as forecasts from ACT:



North American Class 8 Truck Production

[Chart displaying North American Class 8 truck production actual totals for each year from 1996 to 2003 and estimated totals for each year from 2004 to 2008. Production numbers for each year are displayed in thousands and are as follows:
1996 - 194
1997 - 224
1998 - 267
1999 - 333
2000 - 252
2001 - 146
2002 - 181
2003 - 177
2004 - 263
2005 - 322
2006 - 343
2007 - 283
2008 - 351]


 "E"--Estimated
Source: ACT Research (February, April and August 2004).


Historical and Projected Class 8 Truck Results

     The North American Class 8 truck industry experienced substantial growth during the 1990s, reaching a peak in 1999 with 332,587 production units. From mid-2000 through 2001, the industry experienced a significant cyclical decline caused by a number of events:

          (1) the recessionary economic environment;

          (2) the large number of new trucks introduced into the truck fleet from 1998 to early 2000, due in part to specific marketing programs such as buyback guarantees offered by the major truck manufacturers; and

          (3) the large number of quality used trucks available at relatively low prices.

     These factors resulted in 2001 unit production declining approximately 56% from peak unit production in 1999.

     Following the substantial decline from 1999 to 2001, truck unit production increased modestly to 181,199 units in 2002 from 145,978 units produced in 2001, due primarily to the pre-buying of trucks that occurred prior to the October 2002 mandate for more stringent engine emissions requirements. Subsequent to the pre-buy, truck pro-duction continued to remain at historically low levels due to the continuing economic recession and the reluctance of many trucking companies to invest in the more expensive and newly compliant equipment.

     North American Class 8 truck production of 176,774 units in 2003 remained substantially similar to 2002 production. During the first half of 2003, the economy remained in its recessionary mode as the United States commenced war in Iraq. New truck purchases remained subdued, and the age of the average truck on the road continued to increase. In mid-2003, evidence of renewed growth emerged and truck tonmiles began to increase. Accompanying the increase in truck tonmiles, new truck sales also began to increase. In the second half of 2003, new truck dealer inventories declined and, consequently, OEM truck order backlogs began to increase. According to ACT, monthly truck order rates began increasing significantly in December 2003 and have continued to do so since. Class 8 net truck orders for the first seven months of 2004 were 222,885 units, up 98.9% from 112,070 units in the same period in 2003. Since 2003, all of the major OEMs have increased their truck build rates to meet the increased demand.

     The following chart illustrates North American Class 8 truck orders, truck build and backlog for the first six months of 2004 compared to the same period in 2003:

North American Class 8 Truck Orders, Truck Build and Backlog

[Chart comparing year to date 2004 North American Class 8 Truck Orders and Truck Build figures against the same period from 2003 and July 2004 North American Class 8 Backlog figures against July 2003 figures.

For year to date 2004, the chart indicates that Truck Orders increased 99% to 222,900 units compared to 112,100 for the same period in 2003.

For year to date 2004, the chart indicates that Truck Build increased 43% to 136,900 units compared to 95,700 units for the same period in 2003.

For July 2004, the chart indicates that Backlog increased 156% to 148,600 units compared to 58,100 units for the same period in 2003.]


Source: "ACT Research-- State of the Industry Series: #1--N.A. Classes 5-8
        Vehicles--July and Year to Date 2004" (August 2004).

     According to ACT, unit production for 2004 is estimated to increase approximately 48.7% over 2003 levels to 262,887 units. According to the same source, truck unit production is expected to continue increasing in 2005 and 2006, with projected unit production of 321,544 units and 343,407 units, respectively. We believe that this projected increase is due to factors including (1) improvement in the general economy in North America, which is ex-pected to lead to growth in the industrial sector, (2) corresponding growth in the movement of goods, which is expected to lead to demand for new trucks and
(3) the growing need to replace aging truck fleets.

     ACT forecasts that production in 2007 will be 283,384 units, a decline of approximately 17% from 2006 levels, due to new environmental standards that are expected to be introduced by the U.S. Environmental Protection Agency in 2007. This decline would be similar in nature to what occurred after October 2002 following the introduction of the new EPA standards. ACT projects that 2008 production will reach 350,914 units, an increase of approximately 24% from 2007 levels. We believe that this increase in volume is consistent with a sustained improvement in economic conditions and ACT's projected growth in Class 8 tonmiles.

Industry Drivers

Economic Conditions

     The North American truck industry is directly influenced by overall economic growth and consumer spending. Since truck OEMs supply the fleet lines of North America, their production levels generally match the demand for freight. The freight carried by these trucks includes consumer goods, machinery, food and beverages, construction equipment and supplies, electronic equipment and a wide variety of other materials. Since most of these items are driven by macroeconomic conditions, the truck industry tends to follow trends of gross domestic product, or GDP. Generally, given the dependence of North American shippers on trucking as a freight alternative, general economic conditions have been a primary indicator of future truck builds.

Truck Freight Growth

     ACT projects that total domestic truck freight will continue to increase over the next five years, driven by growth in GDP. ACT forecasts that total heavy-duty truck tonmiles are projected to increase from 2,529 billion in 2003 to 3,083 billion in 2008, as summarized in the following graph:

[Chart displaying U.S. Class 8 tonmiles totals for each year from 1994 to 2003 and estimated totals for each year from 2004 to 2008. Tonmiles for each year are displayed in billions and are as follows:

1994 - 2,276
1995 - 2,276
1996 - 2,346
1997 - 2,432
1998 - 2,537
1999 - 2,581
2000 - 2,612
2001 - 2,565
2002 - 2,499
2003 - 2,529
2004 - 2,626
2005 - 2,735
2006 - 2,827
2007 - 2,976
2008 - 3,083]


 "E"--Estimated

Source: Freight Transportation Research Associates (April 2004);
        "ACT-Publications--Commercial Truck, Bus, and Trailer Industry Outlook" (August 2004).

     National suppliers and distribution centers, burdened by the pricing pressure of large manufacturing and retail customers, have continued to reduce on-site inventory levels. This reduction requires freight handlers to provide "to-the-hour" delivery options in order to maintain operating efficiency. As a result, Class 8 heavy-duty trucks have replaced manufacturing warehouses as the preferred temporary storage facility for inventory. Since trucks are typically viewed as the most reliable and flexible shipping alternative, truck tonmiles, as well as truck platform improvements, should continue to increase in order to meet the increasing need for flexibility under the JIT system.

Truck Replacement Cycle and Fleet Aging

     In 2002, the average age of Class 8 trucks passed the ten-year average of
5.5 years. In 2003, the average age increased further to 5.9 years. The average fleet age tends to run in cycles as freight companies permit their truck fleets to age during periods of lagging demand and then replenish those fleets during periods of increasing demand. Additionally, as truck fleets age, their maintenance costs increase. Freight companies must therefore continually evaluate the economics between repair and replacement. Other factors such as inventory management and the growth in less-than-truckload, or LTL, freight shipping also tend to increase fleet mileage and, as a result, the truck replacement cycle. The chart below illustrates the average age of active U.S. heavy-duty trucks:



[Chart displaying the average age of U.S. heavy-duty trucks for each year from 1994 to 2003. The average age figures are displayed in numbers of years and are as follows:
1994 - 5.6
1995 - 5.4
1996 - 5.4
1997 - 5.5
1998 - 5.5
1999 - 5.3
2000 - 5.3
2001 - 5.5
2002 - 5.7
2003 - 5.9]


Source: ACT Research (2004).


Suppliers' Relationships with OEMs

     Supplier relationships with OEMs are long-term, close and cooperative in nature. OEMs must expend both time and resources to work with suppliers to form an efficient and trusted operating relationship. Following this investment, and in some cases, the designation of a supplier as standard, OEMs are typically hesitant to change suppliers given the potential for disruptions in production.

Growth in the Aftermarket for Components

     Aftermarket sales are tied to the age and number of vehicles in service, the need for replacement parts and total tonmiles. The aftermarket is a growing market as the overall size of the North American fleet of Class 8 trucks has continued to increase and is attractive because of the recurring nature of the sales. Additionally, aftermarket sales tend to be at a higher margin, as truck component suppliers are able to leverage their already established fixed cost base and exert moderate pricing power with their replacement parts. The recurring nature of aftermarket revenue provides some insulation to the overall cyclical nature of the industry, as it tends to provide a more stable stream of earnings.

Class 5-7 Truck Market

     Class 5-7 trucks, which include buses and specialty vehicles, are smaller, less expensive vehicles that are generally used for short haul and more commodity-like hauling, which fluctuate less with changes in the economy. The Class 5-7 truck market produced an estimated 268,109 units in 1999 and 185,242 units in 2001, and has grown since 2001 to an estimated 196,023 units in 2003. This market is forecasted by ACT to continue to grow over the next four years, reaching an estimated 287,226 units in 2008.

Various Industrial Markets

     We also service a number of other markets, including industrial, construction, agriculture and lawn and garden. With the exception of the agriculture market, these markets are tied to general economic conditions. The agriculture market is tied to those environmental and other factors which impact agricultural production.

                                    BUSINESS

The Company

     We are one of the largest North American manufacturers of truck components for the heavy- and medium-duty truck industries, including the bus and specialty vehicle markets. We primarily serve the North American Class 8 truck market, and, to a lesser extent, the Class 5-7 truck market and other industrial markets. We sell our products to substantially all of the Class 8 OEMs, which include (1) PACCAR, with its Peterbilt and Kenworth brand trucks, (2) Freightliner, with its Freightliner, Sterling and Western Star brand trucks, (3) International, with its International brand trucks, and (4) Volvo/Mack, with its Volvo and Mack brand trucks. We believe that our reputation for design, quality, customer service, timely delivery and advanced manufacturing capabilities has helped us to develop strong, longstanding relationships with the leading OEMs in the industry, and we remain committed to continuing to build and grow these relationships.

     Our strategy of focusing on the truck components industry has enabled us to grow into one of the leading truck components manufacturers in North America and to develop TTI as a trusted name for quality and service. We design, manufacture and market one of the broadest portfolios of truck components in the industry. Our products include wheel-end components and assemblies, truck body and chassis parts, seating assemblies and other truck components. We also manufacture products for various industrial end-markets, including industrial components and farm implements. Our products are marketed under what we believe are some of the most recognized brand names in the industry, including Gunite, Imperial, Bostrom, Fabco and Brillion. Our product portfolio is supported by a centralized sales and marketing department and is manufactured in twelve strategically located facilities across the United States.

     We were founded as Johnstown America Industries, Inc. in 1991 with the purchase of Bethlehem Steel Corporation's freight car manufacturing operations. After an initial public offering in July 1993, we made a series of acquisitions in the truck components industry--including the acquisitions of our Gunite, Imperial, Bostrom, Fabco and Brillion product lines--which we completed between 1995 and 1999. In June 1999, we sold our freight car operations and thereafter changed our name to Transportation Technologies Industries, Inc. In March 2000, we were acquired in a going-private transaction by an investor group led by our management (which management was comprised of the same executive officers as our current management team) and Trimaran Capital Partners, L.L.C.

Competitive Strengths

     By capitalizing on our strengths, we have grown into one of North America's largest manufacturers of components to the heavy- and medium-duty truck industries, including the bus and specialty vehicle markets. These strengths include:

     o Leading and Sustainable Market Positions. We believe that substantially all Class 8 truck models manufactured in North America contain one or more TTI components. We believe that we have a number one or number two market position in North America for many of our product lines, which include some of the most recognized brand names in the industry for quality and performance. These product lines represented approximately two-thirds of our net sales to the Class 5-8 truck OEM markets in 2003. We are also often the sole-source supplier to our major customers. We believe that our leading supplier position across a number of product lines and our strong reputation for product design, product quality, on-time delivery and competitive pricing provide us with a competitive advantage. Our North American number one or number two market positions in 2003 are as follows:

                                                             Market
Product                                     Brand           Position
----------------------------------------  ------------   -----------------
Brake drums.............................   Gunite              #1
Disc wheel hubs.........................   Gunite              #1
Spoke wheels............................   Gunite              #1
Metal grill and crown assemblies........  Imperial             #1
Chrome plating and polishing............  Imperial             #1
Metal bumpers...........................  Imperial             #2
Fuel tanks..............................  Imperial             #2
Seating assemblies......................   Bostrom             #2

     We currently face limited foreign competition in our industry, and we do not expect this to change due to factors including (1) the high cost of shipping due to the considerable weight and size of many of our products, (2) the concern about inferior quality in foreign-manufactured truck components by our customers and end users of our products, particularly given the safety aspect of many of those products, (3) the need for truck component suppliers to be responsive to order changes on short notice, (4) the low production volume and high number of SKUs that we produce and (5) the small labor component to our products.

     o Diverse Product Mix. We offer a broad array of products and services to the heavy- and medium-duty truck industries, resulting in a diverse product mix. In 2003, we produced more than 19,000 SKUs. We believe that our substantial product breadth provides us with a competitive advantage because it allows us to meet more of our customers' demands as they increasingly seek to outsource and streamline their supplier base. Our diverse product mix enables us to access various end-markets, including heavy- and medium-duty truck (including bus and specialty vehicle), as well as truck aftermarket, agriculture, construction and lawn and garden.

     o Strong Customer Relationships. Our focus on providing high-quality products across our broad platform has enabled us to develop longstanding relationships with our customer base. Our centralized sales and marketing department enables us to provide our customers with the valued convenience of "one-stop shopping" for our entire product portfolio. Our reputation for design, quality, customer service, timely delivery and advanced manufacturing capabilities has positioned us well with leading truck OEMs such as PACCAR, Freightliner, International and Volvo/Mack. We and our predecessors have relationships with each of these manufacturers going back at least 45 years. We provide standard content to a majority of truck platforms at each of our major customers, providing us with a recurring revenue base. The strength of our reputation is further evidenced by numerous customer awards, including PACCAR Preferred Supplier and Freightliner Masters of Quality. These awards place us among a select group of suppliers and enhance our ability to continue to win business and serve our customers as a preferred supplier.

     o Favorable Cost Structure; Improvements in Efficiency and Capacity. We believe that we have a highly competitive cost structure compared with our competitors. Over the past several years, we have reduced our fixed costs and increased our operating efficiencies, resulting in a low fixed-cost structure. We have streamlined operations through reduced headcount, the addition of more efficient manufacturing capabilities and the consolidation and integration of some of our manufacturing plants. As a result, we have maintained our gross profit margin over the past three years despite a reduction in Class 8 truck builds of 30% from 252,006 units in 2000 to 176,774 units in 2003. We believe that we are well positioned to maximize our profitability through the projected growth in truck demand through 2008, with minimal incremental capital investment and incremental fixed overhead. Improvements in efficiencies have increased our manufacturing capacity, positioning us more favorably than in the past to meet the projected growth in North American demand for trucks. We have also begun to implement surcharges on a portion of the increase in some of the raw materials costs in our wheel-end business with a goal of reducing our exposure to future increases.

     o Significant and Growing Aftermarket Presence. Our aftermarket business represented approximately 28% of our net sales in 2003. The aftermarket represents a stable, recurring and higher margin por-tion of our business. Our aftermarket sales grew from $87.0 million in 1999 to $122.3 million in 2003, a compound annual growth rate of 8.9%. This compares favorably to the decrease in tonmiles in the Class 8 truck market over the same period from 2,581 billion to 2,536 billion, a decline of 1.4%, which we believe is the best indicator of overall performance in the aftermarket. We believe that our increased penetration is a direct result of our focus on the aftermarket, including a dedicated field sales force and the growing number of our products that have achieved standard status at our major OEM customers, which together have led to the increased use of our replacement parts. In addition, we have leadership positions in products that need to be replaced frequently, such as brake drums and seats that continually wear with use. Major aftermarket customers include OEM dealer networks, wholesale distributors and aftermarket buying groups.

     o Experienced Management Team. Our senior management team is highly experienced, having spent an average of more than 25 years in heavy manufacturing, including the Class 8 truck market. This team was instrumental in founding and building our company through sourcing and integrating key acquisitions. Additionally, our management team has had success in growing the business, improving operations and strengthening customer relationships under various economic conditions.

Strategy

     We believe that our strong competitive position, in combination with the cost reduction initiatives that we have implemented since 1999, will enable us to benefit significantly from the anticipated growth in the North American Class 8 truck market through increased sales and profitability. Despite a 47% decrease in Class 8 trucks built in 2003 compared to 1999, we estimate that we generated $889 of Class 8 OEM net sales per Class 8 truck built in 2003 as compared to $759 in the last truck production peak in 1999, a 17% increase. Specifically, key investments in our operations and increased capacity in addition to reduced headcount, improvement in manufacturing efficiencies and consolidation of manufacturing facilities, have strengthened our business platform. Accordingly, we believe that as truck build rates increase, we are well positioned to generate profits and margins that will compare favorably to those achieved at similar build rates during the last industry growth period. We are committed to executing this strategy and continuing our efforts to build a sustainable business platform in our industry through the following initiatives:

     o Enhance Market Position through Cross-Selling. We believe that by cross-selling the products offered under each of our brand names as part of our "one-stop shopping" strategy, we have an opportunity to increase our market position in the heavy- and medium-duty truck components industries. The majority of truck components suppliers have not capitalized on the sale of multiple products to OEMs, due to either a narrow product offering or a decentralized marketing effort. As a result of our broad product offering and our centralized sales and marketing department, OEMs are able to purchase all of our products through one primary company contact, allowing us to build even stronger relationships with our customers. We believe that this strategy has contributed to the increase in our overall OEM market share since 1999. By continuing to focus on our cross-selling efforts, we believe that we can maximize our penetration and gain additional market share in the heavy- and medium-duty truck components industries, including the aftermarket.

     o Increase Products under Standard Supplier Arrangements. We provide standard content to a majority of truck platforms at each of PACCAR, Freightliner, International and Volvo/Mack, and generated more than half of our 2003 net sales to Class 5-8 OEMs as a result of our standard supplier arrangements. We continue to focus on these relationships in order to become the standard supplier for additional truck platforms, thereby allowing us to generate incremental business with each of the major OEMs. Recently, we have begun focusing on the end user truck fleets in order to generate pull-through demand to increase our standard content. Once our products are selected as standard equipment for a given product platform, we enjoy a competitive advantage as a result of the steady demand for our products, both in the OEM market and in the aftermarket. Due to increased OEM outsourcing and the current fragmentation of the truck components industry, we believe that we have significant opportunities to increase the number of platforms on which we are the standard supplier as well as the number of products for which we are the sole-source supplier. We also expect that an increase in our standard supplier positions will contribute to the continued growth of our aftermarket business.

     o Enhance Profitability through Operating Efficiencies. We intend to build on the success of our past cost improvement initiatives. We continue to identify opportunities to enhance our operating performance and improve profitability. These opportunities include a continued focus on manufacturing efficiencies and the implementation of lean Six Sigma manufacturing principles, as well as various sourcing initiatives to control material costs.

     o Focus on Product Innovation. We have a track record of developing product innovations that have translated into increased sales and market share for our company. We recently developed a number of new generation products, such as our Ductilite lightweight iron hub under the Gunite brand and our C-Series seat under the Bostrom brand. Our close relationships with Class 8 OEMs provide us with the opportunity to work closely with them in their design and engineering processes, enabling us to secure additional business by responding to OEM requests and initiating product improvements and design. We currently employ an engineering staff of more than 40 people who are dedicated to both internal product innovation as well as assisting in the design of our OEM customers' products. We believe that by continuing to focus on these areas, we will continue to see market share gains. Our new product development is currently focused on the introduction of newly designed wheel-end components that are lighter without compromising product strength or durability, as well as the addition of new features to our C-Series seats.

     o Expand Truck Aftermarket Penetration. We have increased our net sales to the aftermarket over the past four years, from $87.0 million in 1999 to $122.3 million in 2003, a compound annual growth rate of 8.9%. We believe that we have been able to grow our aftermarket business substantially as a result of the strength of our brands, our focus on building relationships with the major aftermarket buying groups, wholesale distributors and OEM dealer networks, our attention to aftermarket-specific requirements, such as packaging, availability and shipping, and the increasing number of our products achieving standard status as the sole source at the major OEM customers. These efforts have led to a large installed base for our products and the increased use of our replacement parts. We intend to continue our focus on increasing aftermarket penetration. We believe that our aftermarket opportunities will be somewhat insulated from any fluctuation in new truck production due to the record number of trucks produced in the past decade and our leading OEM market share.

     o Disciplined Growth through Acquisitions. We intend to continue to expand our portfolio of products through select strategic acquisitions in the industry. We believe that we are well positioned to pursue and integrate acquisitions in the truck components industry. We believe that our improved capital structure, our ability to issue securities for acquisitions and strong financial performance will enable us to take advantage of select opportunities in our fragmented industry. Increasing our size and scale, together with continuing to strengthen our product portfolio, should enable us to further penetrate existing customers and enhance our position as a "one-stop" supplier to OEMs.

Product Overview

     We design, produce and market one of the broadest portfolios of truck components in the industry. We classify our products under several categories, which include wheel-end components and assemblies, truck body and chassis parts, seating assemblies, other truck components, farm implements and other industrial components. The following describes our major product lines and brands.

Wheel-End Components and Assemblies (approximately 45% of 2003 net sales)

     We are the leading North American supplier of wheel-end components and assemblies to the heavy- and medium-duty truck markets and related aftermarket. Our wheel-end components and assemblies are marketed under the Gunite brand. We produce four basic wheel-end assemblies: (1) disc wheel hub/brake drum, (2) spoke wheel/brake drum, (3) spoke wheel/brake rotor and (4) disc wheel hub/brake rotor. We also manufacture a full line of wheel-end components for the Class 5-8 truck market, such as brake drums, disc wheel hubs, spoke wheels, rotors and automatic slack adjusters. The majority of these components are critical to the safe operation of the vehicle. A description of each of our major wheel-end components is summarized below.

     o Brake Drums. We offer a variety of heavy- and medium-duty brake drums for truck, trailer, bus and off-highway applications. A brake drum is a braking device utilized in a "drum brake" which is typically made of iron and has a machined surface on the inside. When the brake is applied, air or brake fluid is forced, under pressure, into a wheel cylinder which, in turn, pushes a brake shoe into contact with the machined surface on the inside of the drum and stops the vehicle. Our brake drums are custom-engineered to the exact requirements for a broad range of applications, including logging, mining and more traditional over-the-road vehicles. To ensure product quality, we continually work with brake and lining manufacturers to optimize brake drum and brake system performance. Brake drums are our primary aftermarket product. The aftermarket opportunities in this product line are substantial as brake drums continually wear with use and eventually need to be replaced, although the timing of such replacement depends on the severity of service.

     o Disc Wheel Hubs. We manufacture a complete line of traditional ferrous disc wheel hubs for Class 5-8 trucks and trailers. A disc wheel hub is the connecting piece between the brake system and the axle upon which the wheel and tire are mounted. In addition, we offer a line of lightweight cast iron hubs that provide users with improved operating efficiency. Our lightweight hubs utilize advanced metallurgy and unique structural designs to offer both significant weight savings and lower costs due to fewer maintenance requirements. Our product line also includes finely machined hubs for anti-lock braking systems, or ABS, which enhance vehicle safety. These hubs have been mandated for all new trucks with air brakes since March 1997 and all new trailers with air brakes since March 1998.

     o Spoke Wheels. Due to their greater strength and reduced downtime, we manufacture a full line of spoke wheels for Class 5-8 trucks and trailers. While disc wheel hubs have begun to displace spoke wheels, they are still popular for severe-duty applications such as off-highway vehicles, refuse vehicles and school buses. Our product line also includes finely machined wheels for ABS systems, similar to our disc wheel hubs.

     o Disc Brake Rotors. We have become one of the leaders in the development of durable, lightweight disc brake rotors for a variety of heavy-duty truck applications. A disc rotor is a braking device that is typically made of iron with highly machined surfaces. Once a disc brake is applied, brake fluid from the master cylinder is forced into a caliper where it presses against a piston, which then squeezes two brake pads against the disc rotor and stops the vehicle. Disc brakes are generally viewed as more efficient, although more expensive, than drum brakes and are often found in the front of a vehicle with drum brakes often located in the rear. We were the first manufacturer to introduce ventilated disc brake rotors that significantly improved heat dissipation as required for applications on Class 7 and 8 vehicles. We offer one of the most complete lines of heavy-duty and medium-duty disc brake rotors in the industry.

     o Automatic Slack Adjusters. Automatic slack adjusters react to, and adjust for, variations in brake shoe-to-drum clearance and maintain the proper amount of space between the shoe and drum. Our automatic slack adjusters automatically adjust the brake shoe-to-brake drum clearance, ensuring that this clearance is always constant at the time of braking. The use of automatic slack adjusters reduces maintenance costs, improves braking performance and minimizes side-to-pull and stopping distance. Automatic slack adjusters were mandated for all new trucks in the United States beginning in 1994 and in Mexico since January 1, 2004.

Truck Body and Chassis Parts (approximately 20% of net sales)

     We are a leading supplier of truck body and chassis parts to heavy- and medium-duty truck manufacturers, including bus manufacturers. We fabricate a broad line of truck body and chassis parts under the Imperial brand name, including bumpers, battery and toolboxes, crown assemblies, bus component and chassis assemblies, fuel tanks, roofs, fenders and crossmembers. We also provide a variety of value-added services, such as chrome plating and polishing and the kitting and assembly of exhaust systems.

     We specialize in the fabrication of components requiring a significant amount of tooling or customization. Due to the intricate nature of these parts, our truck body and chassis parts manufacturing operations are character-ized by low-volume production runs. Additionally, because each truck is uniquely customized to end user specifications, we have developed flexible production systems that are capable of accommodating multiple variations for each product design. A description of each of our major truck body and chassis parts is summarized below.

     o Bumpers. We manufacture a wide variety of steel and aluminum bumpers, as well as polish and chrome these products with pre-plate and decorative polishing to meet specific OEM requirements.

     o Fuel Tanks. We manufacture and assemble aluminum and steel fuel tanks, fuel tank ends and fuel tank straps, as well as polish fuel tanks.

     o Bus Components and Chassis Assembly. We manufacture stainless steel chassis frames, body parts and fuel tanks for buses. We have developed a particular competency in the manufacture and assembly of low-floor bus chassis.

     o Battery Boxes and Toolboxes. We manufacture, as well as polish, steel and aluminum battery and toolboxes for our heavy-duty truck OEM customers.

     o Front-End Crossmembers. We fabricate and assemble front-end crossmembers for Class 8 trucks. A crossmember is a structural component of a chassis. These products are manufactured from heavy steel and assembled to customer line-set schedules.

     o Muffler Assemblies. We fabricate, assemble, chrome-plate and polish muffler assemblies consisting of large diameter exhaust tubing assembled with a muffler manufactured by a third party.

     o Crown Assemblies and Components. We manufacture multiple styles of crown assemblies and components. A crown assembly is the highly visible front grill and nameplate of the truck. These products are fabricated from both steel and aluminum and are chrome-plated and polished.

     o Other Products. We fabricate a wide variety of assemblies and chrome-plate and polish numerous other components for truck manufacturers, bus manufacturers and OEM suppliers. These products include fenders, exhaust components, sun visors, windshield masts, step assemblies, quarter fender brackets, underbelly brackets, fuel tank supports, hood inner panels, door assemblies, dash panel assemblies, outrigger assemblies and various other components.

Seating Assemblies (approximately 10% of 2003 net sales)

     Under the Bostrom brand name, we design, engineer and manufacture air suspension and static seating assemblies for heavy- and medium-duty trucks, the related aftermarket and school and transit buses. All major North American heavy-duty truck manufacturers offer our seats as standard or as an option.

     Seating assemblies are primarily differentiated on comfort, price and quality, with driver comfort being especially important given the substantial amount of time that truck drivers spend on the road. Our seating assemblies typically utilize a "scissor-type" suspension, which we believe offers superior cushioning for the driver.

     We have invested significantly to maintain our position as one of the leaders in the development of innovative seating assemblies. Our new "C-Series" product line is scheduled for production in the third quarter of 2004. This next-generation seat features many new benefits, including modular assembly, seat pan extension and a wider, more stable suspension. In 1999, we introduced a new "Wide Ride" seat concept in response to customer demand for a wider, more comfortable product, and in 2001 we introduced the "Liberty Series" focused on the aftermarket.

     Our current line of seats is the "T-Series," which offers a number of different styles based on back height, weight, number of armrests, color, ability to adjust height and tilt and suspension system. In addition to the T-Series, we have also developed a mechanical seat under the Viking name, designed for construction equipment and rugged applications, as well as a seat designed for short runs on quick deliveries under the "Baja" name.

Other Truck Components (approximately 7% of 2003 net sales)

     We produce other truck components, including steerable drive axles and gearboxes as well as engine and transmission components.

     o Steerable Drive Axles and Gear Boxes. We are a leading supplier of steerable drive axles, gearboxes and related parts for heavy- and medium-duty on/off highway trucks and utility vehicles under the Fabco and Sisu brand names. Our axles and gearboxes are utilized by most major North American heavy- and medium-duty truck manufacturers and modification centers. We also supply replacement parts for all of our products to OEMs and, in some cases, directly to end users. Our quick turnaround of parts minimizes the need for our customers to maintain their own parts inventory.

     o Transmission and Engine-Related Components. We are a leading manufacturer of transmission and engine-related components to the Class 5-8 truck markets under the Brillion brand name, including flywheels, transmission and engine-related housings and chassis brackets.

Industrial Components and Farm Implements (approximately 18% of 2003 net sales)

     We produce components for a wide variety of applications to the industrial machinery and construction equipment markets under the Brillion brand name, including flywheels, pump housings, small engine components and other industrial components. Our industrial components are made to specific customer requirements and, as a result, our product designs are typically proprietary to our customers. We also design, manufacture and market a leading line of farm equipment and lawn and garden products for the "behind-the-tractor" market, including pulverizers, seeders, mulchers, deep tillers, grass feeders and cultivators under the Brillion brand name.

Customers

     We market our components to more than 1,000 customers, including most of the major North American heavy- and medium-duty truck and trailer OEMs, as well as to the major aftermarket suppliers, including OEM dealer networks, wholesale distributors and aftermarket buying groups. Our largest customers are PACCAR, Freightliner, International and Volvo/Mack, which combined accounted for 59% of our net sales in 2003. We have long-term relationships with our larger customers, many of whom have purchased components from us or our predecessors for more than 45 years. We garner repeat business through our reputation for quality and position as a standard supplier for a variety of truck lines. We believe that we will continue to be able to effectively compete for our customers' business due to the high quality of our products, the breadth of our product portfolio and our continued innovation.

Sales and Marketing

     We have an integrated, corporate-wide sales and marketing group. We have dedicated salespeople who reside near the headquarters of each of the four major truck OEMs and who spend substantially all of their professional time coordinating new sales opportunities and developing our relationship with the OEMs. These sales professionals function as a single point of contact with the OEMs, providing "one-stop shopping" for all of our products. Each brand has sales and marketing personnel who, together with sales engineers, have in-depth product knowledge and provide support to the designated OEM salespeople.

     We also have fleet sales coverage focused on our wheel-end and seating assembly markets who seek to develop relationships directly with fleets to create "pull-through" demand for our products. This effort is intended to help convince the truck OEMs to make our products standard and to create sales by encouraging fleets to specify our products on the trucks that they purchase, even if our product is not standard.

     In addition, we have aftermarket sales coverage for our various products, particularly wheel-ends and seating assemblies. These salespeople promote and sell our products to the aftermarket, including OEM dealers, warehouse distributors and aftermarket buying groups. The size and effectiveness of this sales coverage has increased in recent years and has contributed to our growth in aftermarket sales.

Manufacturing

     We operate twelve manufacturing facilities, which are characterized by advanced manufacturing capabilities and six just-in-time sequencing facilities in the U.S. Our manufacturing operations are located in Alabama, California, Illinois, Indiana, Tennessee, Texas, Virginia, Washington and Wisconsin. These facilities are strategically located to meet our manufacturing needs and the demands of our customers. In particular, in our wheel-end and assembly market, we believe that our highly-integrated manufacturing operations provide us with a competitive advantage, as we are able to combine our high quality castings from our facilities in Brillion, Wisconsin and Rockford, Illinois with our machining, assembly, welding and painting operations in Elkhart, Indiana.

     All of our significant operations are QS-9000 certified, which means that they comply with certain quality assurance standards for truck components suppliers. Our manufacturing operations are highly regarded by our customers, and we have received numerous quality awards from our customers including PACCAR Preferred Supplier and Freightliner Masters of Quality.

Properties

     The table below sets forth certain information regarding each of our owned and leased properties. These properties are suitable and adequate for our business.


                                                                                                              Size
                                                                                Brands          Owned/      (sq.
Location                                         Business Function           Manufactured       Leased        feet)
--------                                         -----------------           ------------       ------        -----
Chicago, IL..........................     Corporate Headquarters            TTI             Leased           10,000
Rockford, IL.........................     Wheel-end Foundry, Warehouse,     Gunite          Owned           619,000
                                          Administrative Office
Elkhart, IN..........................     Machining and Assembling--Hub,    Gunite          Owned           258,000
                                          Drums and Rotors
Elkhart, IN..........................     Machining and Assembling--        Gunite          Leased           37,000
                                          Automatic Slack Adjusters
Bristol, IN..........................     Warehouse                         Gunite          Leased          108,000
Erie, PA.............................     Inactive                          Gunite          Owned           376,000
Brillion, WI.........................     Molding, Finishing, Farm          Brillion        Owned           593,200
                                          Equipment, Administrative Office
Portland, TN.........................     Metal Fabricating, Stamping,      Imperial        Leased          200,000
                                          Assembly, Administrative Office
Portland, TN.........................     Plating and Polishing             Imperial        Owned            86,000
Decatur, TX..........................     Metal Fabricating, Stamping,      Imperial        Owned           122,000
                                          Assembly, Machining and
                                          Polishing Shop
Dublin, VA...........................     Tube Bending, Assembly and Line   Imperial        Owned/Leased    116,000
                                          Sequencing
Chehalis, WA.........................     Metal Fabricating, Stamping,      Imperial        Owned            90,000
                                          Assembly
Gainesville, TX......................     Assembly and Line Sequencing,     Imperial        Leased           21,000
                                          Painting
Piedmont, AL.........................     Manufacturing, Administrative     Bostrom         Owned(1)        200,000
                                          Office
Piedmont, AL.........................     Warehouse                         Bostrom         Leased           19,000
Piedmont, AL.........................     Warehouse                         Bostrom         Leased           10,000
Livermore, CA........................     Manufacturing, Warehouse,         Fabco           Leased           56,800
                                          Administrative Office


--------------------------------------------------------------------------------

(1) This property is a leased facility for which we have an option to buy at any time for a nominal price.

Competition

     We operate in highly competitive markets. However, no single manufacturer competes with all of the products manufactured and sold by us in the heavy-duty truck market, and the degree of competition varies among the different products that we sell. In each of our markets, we compete on the basis of price, manufacturing and distribution capabilities, product quality, product design, delivery and service.

     The competitive landscape for each of our brands is unique. Our primary competitors in the wheel-ends and assemblies markets for heavy-duty trucks and trailers are ArvinMeritor, Con Met, Hayes Lemmerz and Webb Wheel Products. The truck body and chassis parts markets are fragmented and characterized by many small private companies. The seating assemblies market has a very limited number of competitors, with National Seating as our main competitor. Our major competitors in the industrial components market include ten to twelve foundries operating in the Midwest and Southern regions of the United States.

Raw Materials and Suppliers

     Major raw materials for our wheel-end and industrial component products are steel scrap and pig iron. We do not have any long-term contractual commitments with any steel scrap or pig iron suppliers, and do not anticipate having any difficulty in obtaining steel scrap or pig iron due to the large number of potential suppliers and our position as a major purchaser in the industry. A portion of increases in steel scrap prices for our wheel-ends and industrial components is passed through to most of our customers by way of a fluctuating surcharge, which is calculated and adjusted on a monthly or quarterly basis. Other major raw materials include silicon sand, binders, sand additives and coated sand, which are generally available from multiple sources. Coke and natural gas, the primary energy sources for our melting operations, have historically been generally available from multiple sources, and electricity, another of these energy sources, has historically been generally available.

     The main raw materials for our truck body and chassis parts are sheet and formed steel and aluminum. Price increases for these raw materials are passed through to our largest customers for those parts on a contractual basis. We purchase major fabricating and seating materials, such as fasteners, steel, foam, fabric and tube steel, from multiple sources, and these materials have historically been generally available.

     We do not have any hedging agreements or arrangements in connection with the supply of our raw materials.

Employees and Labor Unions

     As of June 30, 2004, we had 2,924 employees, of which 528 were salaried employees with the remainder paid hourly, 1,328 employees, or 45% of the total, are represented by unions. We have collective bargaining agreements with several unions, including (1) the United Autoworkers, (2) the International Brotherhood of Teamsters, (3) the Paper, Allied-Industrial, Chemical & Energy Workers International Union and (4) the International Association of Machinists and Aerospace Workers.

     We have historically maintained good relationships with our unionized employees. Each of our unionized facilities has a separate contract with the union that represents the workers employed at such facility. The union contracts expire at various times over the next few years, with no contract expiring before April 2005, at which time our union contract with the United Autoworkers covering hourly employees at our Rockford, Illinois facility will expire. We consider our relations with our employees to be good at each of our facilities.

Intellectual Property

     We believe that our trademarks, patents, copyrights and other proprietary rights are important to our business. We have numerous trademarks, patents and copyrights in the United States and in certain foreign countries. We are not aware of any current or pending suits in connection with any of our trademarks, patents or copyrights.

Environmental Matters

     Our operations, facilities and properties are subject to extensive and evolving laws and regulations pertaining to air emissions, wastewater discharges, the handling and disposal of solid and hazardous materials and wastes, the investigation and remediation of contamination, and otherwise relating to health, safety and the protection of the environment and natural resources. As a result, we are involved from time to time in administrative or legal proceedings relating to environmental, health and safety matters, and have in the past and will continue to incur capital costs and other expenditures relating to such matters. In addition to environmental laws that regulate our subsidiaries' ongoing operations, our subsidiaries are also subject to environmental remediation liability. Under the federal Comprehensive Environmental Response, Compensation, and Liability Act, or CERCLA, and analogous state laws, our subsidiaries may be liable as a result of the release or threatened release of hazardous materials into the environment. Our subsidiaries are currently involved in several matters relating to the investigation and/or remediation of locations where they have arranged for the disposal of foundry and other wastes. Such matters include situations in which we have been named or are believed to be Potentially Responsible Parties, or PRPs, under CERCLA or state laws in connection with the contamination of these sites. Additionally, environmental remediation may be required to address soil and groundwater contamination identified at certain facilities.

     As of June 30, 2004, we had an environmental reserve of approximately $2.8 million, related primarily to our foundry operations. This reserve is based on current cost estimates and does not reduce estimated expenditures to net present value, but does take into account the benefit of a contractual indemnity given to us by a prior owner of our wheel-end subsidiary. We cannot assure you, however, that the indemnitor will fulfill its obligations, and the failure to do so could result in future costs that may be material. Any cash expenditures required by us or our subsidiaries to comply with applicable environmental laws and/or to pay for any remediation efforts will not be reduced or otherwise affected by the existence of the environmental reserve. Our environmental reserve may not be adequate to cover our future costs related to the sites associated with the environmental reserve, and any additional costs may have a material adverse effect on our business, results of operations and financial condition. The discovery of additional sites, the modification of existing or the promulgation of new laws or regulations, more vigorous enforcement by regulators, the imposition of joint and several liability under CERCLA or other unanticipated events could also result in such a material adverse effect.

     As part of an initiative regarding compliance in the foundry industry, the U.S. Environmental Protection Agency, or EPA, conducted an environmental multimedia inspection at Gunite's Rockford, Illinois plant in September and October 2003. To date, Gunite has not received any written report or notice from the EPA regarding the multimedia inspection.

     The final Iron and Steel Foundry National Emission Standard for Hazardous Air Pollutants, or NESHAP, was developed pursuant to Section 112(d) of the Clean Air Act and requires all major sources of hazardous air pollutants to install controls representative of maximum achievable control technology. We are evaluating the applicability of the NESHAP to our foundry operations. If applicable, compliance with the NESHAP may result in future significant capital costs which we currently expect to be between $5.0 million and $10.0 million during the period 2005 through 2007, which amount has been included in our capital expenditure budgets for the relevant years.

Legal Proceedings

     We are involved in a variety of legal proceedings, including worker's compensation claims, employment disputes, customer and supplier disputes and product liability claims arising out of the conduct of our businesses. In our opinion, the ultimate outcome of these legal proceedings will not have a material adverse effect on our financial position, results of operations or cash flows.

Our Sponsors

     In March 2000, we were acquired in a going-private transaction by an investor group led by our management and our sponsors, Trimaran Capital Partners, L.L.C. and Albion Alliance. Trimaran Capital Partners is a private asset management firm headquartered in New York, with assets under management in excess of $3.4 billion, including Trimaran Fund II, a $1.0 billion private equity fund dedicated to leveraged buyouts, recapitalizations and growth capital investments in middle-market companies throughout the United States and Western Europe. Albion Alliance, formed in 1996, is an affiliate of Alliance Capital, a leading global investment management firm, and currently manages over $1.2 billion of committed capital.

     Since the acquisition in March 2000, our sponsors have provided us with general monitoring and management services, including (1) analyzing acquisitions, dispositions and large-scale capital expenditures, (2) monitoring of finance functions, including assistance in the preparation of financial projections, the structuring of and compliance with financing agreements and the evaluation of capital markets alternatives, (3) monitoring of marketing functions, including marketing plans and strategies and (4) monitoring of human resource functions, including searching for, identifying and hiring (in the case of executives) executives and directors.

     To date, Trimaran Capital Partners and its affiliated entities, Caravelle Investment Fund and Albion Alliance, have invested approximately $108.2 million in our capital stock through three separate investments, and they currently beneficially own approximately 67.9% of our fully-diluted common stock, 100.0% of our Series A Preferred Stock, 94.0% of our Series D Preferred Stock and 90.5% of our Series E Preferred Stock. They do not currently own any of our Series C Preferred Stock.

                                   MANAGEMENT

     Set forth below is information concerning our current directors and executive officers, including their ages as of June 30, 2004.


Name                                                 Age     Position(s)
----                                                 ---     -----------
Thomas M. Begel*...............................      61      Chairman of the Board
Andrew M. Weller...............................      57      President, Chief Executive Officer and Director
James D. Cirar.................................      57      Executive Vice President and Director
Donald C. Mueller..............................      40      Vice President, Treasurer and Chief Financial Officer
Kenneth M. Tallering...........................      42      Vice President, General Counsel and Secretary
Jay R. Bloom...................................      48      Director
Mark D. Dalton.................................      42      Director
Steven A. Flyer................................      38      Director
Jay R. Levine..................................      47      Director
Camillo M. Santomero III.......................      46      Director
Steven Shulman.................................      63      Director


--------------------------------------------------------------------------------

* We currently expect that Mr. Begel will resign as Chairman of the Board no later than December 31, 2004.

     Thomas M. Begel, has served as Chairman of the Board since May 1993, served as Chief Executive Officer from May 1993 through August 2004 and as President from October 1991 through January 2000. He is also Chairman of, and a partner in, TMB Industries, or TMB, an investment firm that is a partnership between himself and Mr. Weller. Mr. Begel is also a director of Fuel Systems Holdings LLC, Phillips and Temro Holdings LLC and NutraMax, Inc., private companies associated with TMB.

     Andrew M. Weller has served as Chief Executive Officer since August 2004, President since January 2000, and as a director since September 1994. He also served as Chief Operating Officer from January 2000 to August 2004. He formerly served as Executive Vice President and Chief Financial Officer from September 1994 to January 2000 and as Secretary from March 1995 to November 1995. He has also been Senior Managing Director of, and a partner in, TMB since September 1994. Mr. Weller is also a director of Phillips and Temro Holdings LLC, a private company associated with TMB.

     James D. Cirar has been the Executive Vice President and a director with oversight over our Gunite and Brillion brands since January 2001. He has also been president of Gunite since January 2000. Mr. Cirar was Chairman of Johnstown America Corporation and Freight Car Services, Inc. from September 1998 to June 1999 and Senior Vice President from July 1997 to June 1999. From September 1995 to August 1998, he was President and Chief Executive Officer of Johnstown America Corporation and from March 1998 to August 1998 he was President and Chief Executive Officer of Freight Car Services, Inc. Mr. Cirar is also a director of JAC Holdings International, Inc.

     Donald C. Mueller has served as Chief Financial Officer and Treasurer since January 2000 and was Treasurer from July 1998 to January 2000.

     Kenneth M. Tallering has served as Vice President, General Counsel and Secretary since November 1995. From September 1987 to October 1995, Mr. Tallering was an attorney with the law firm of Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Tallering is also a director of Fuel Systems Holdings LLC, Phillips and Temro Holdings LLC and NutraMax, Inc., private companies associated with TMB.

     Jay R. Bloom has been a director since March 2000 and currently serves on the audit committee of the board of directors. Mr. Bloom is a founder, and for the last five years has been a Managing Partner of Trimaran Fund Management, L.L.C. Mr. Bloom is also a vice chairman of CIBC World Markets Corp., which he joined in 1995, and is a co-head of the CIBC Argosy Merchant Banking Funds. Prior to joining CIBC, Mr. Bloom was a founder and Managing Director of The Argosy Group L.P. Before Argosy, Mr. Bloom was a Managing Director at

Drexel Burnham Lambert Incorporated, and prior to that, he worked at Lehman Brothers Kuhn Loeb Incorporated and practiced law with Paul Weiss Rifkind Wharton & Garrison. Mr. Bloom is also a director of IASIS Healthcare Corporation, JAC Holdings International, Inc., Norcraft Companies, L.P., PrimeCo Wireless Communications LLC and NSP Holdings, LLC. Mr. Bloom currently serves as a member of the Cornell University Council and is a member of Cornell University's private equity committee.

     Mark D. Dalton has been a director since March 2000 and currently serves on the audit committee of the board of directors. Mr. Dalton is currently a Managing Director of Trimaran Fund Management, L.L.C. Immediately prior to joining Trimaran, Mr. Dalton was a Managing Director in the Leveraged Finance Group of CIBC World Markets, where he was employed for more than five years, and also worked with Trimaran's Principals at The Argosy Group. Mr. Dalton is also a director of JAC Holdings International, Inc.

     Steven A. Flyer has been a director since February 2001. Mr. Flyer is currently a Managing Director of Trimaran Fund Management, L.L.C. Immediately prior to joining Trimaran, Mr. Flyer was an Executive Director in the Leveraged Finance Group of CIBC World Markets, where he was employed for more than five years, and was responsible for the CIBC Argosy Merchant Banking Funds. Prior to joining CIBC World Markets, Mr. Flyer practiced law at Dewey Ballantine LLP.

     Jay R. Levine has been a director since February 2001. Mr. Levine is currently a Managing Director of Trimaran Fund Management, L.L.C. Immediately prior to joining Trimaran, Mr. Levine was a Managing Director in the Leveraged Finance Group of CIBC World Markets, where he was employed for more than five years, and was responsible for merchant banking investments. Prior to CIBC World Markets, Mr. Levine was a senior executive in the Morningside and Springfield Group, the private investment company owned by the Chan family of Hong Kong.

     Camillo M. Santomero III has been a director since 1991 and currently serves on the audit committee of the board of directors. Mr. Santomero has been a private investor and a Senior Consultant to JP Morgan Partners (formerly Chase Capital Partners and Chemical Venture Partners) since January 1992. Mr. Santomero is also a director of Fuel Systems Holdings LLC, S.R. Smith LLC, Alliance Services LLC, JAC Holdings International, Inc., Quality Components LLC, Red Head Brass LLC and Heathkit Corp.

     Steven Shulman has been a director since February 2001. Mr. Shulman has been the President of The Hampton Group for more than five years, and has also been an advisor to Trimaran Fund II, L.L.C. during that time. Mr. Shulman most recently served as the Chairman and Chief Executive Officer of Terrace Food Group, Inc. Prior to his employment at Terrace, Mr. Shulman served as the Chairman of Wilshire Restaurant Group, Inc., which he and an investor group purchased in 1989. Mr. Shulman is also a director of Ark Restaurants Corp., Beacon Capital Partners, Inc., C3i Inc., PlasmaSol Corp., TNP Enterprises, Inc., Paragon Technologies, Inc. and Terrace Food Group, Inc.

Committees of the Board of Directors

     Our board of directors currently has an audit committee. Our board of directors may also establish from time to time one or more additional committees that it deems necessary or advisable.

Audit Committee

     The audit committee of our board of directors recommends the appointment of our independent auditors, reviews our internal accounting procedures, risk assessment procedures and financial statements and consults with and reviews the services provided by our independent auditors, including the results and scope of their audit. The audit committee currently consists of Messrs. Bloom, Dalton and Santomero.

Director Compensation

     Directors currently receive no compensation from us for their services on the board of directors or committees. We reimburse directors for expenses incurred in connection with attendance at board or committee meetings.

Executive Compensation

     The following table sets forth the cash and non-cash compensation for services in all capacities to us for 2003 of (1) our Chief Executive Officer and
(2) our four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers as of December 31, 2003. We refer to these officers as the "named executive officers."


                                             Summary Compensation Table

                                                                 Annual Compensation
                                                     ---------------------------------------------
                                                                                  Other Annual          All Other
Name and Principal Position                           Salary      Bonus(1)    Compensation (2)(3)   Compensation (4)
----------------------------------------------       ----------  ------------ -------------------   ------------------
Thomas M. Begel(5)............................       $  750,000  $         -              $102,835            $72,617
Chairman of the Board and
Chief Executive Officer
Andrew M. Weller(5)...........................          500,000      158,000                45,975             53,340
President, Chief Operating Officer
and Director
James D. Cirar................................          300,000      169,610                25,561             15,497
Executive Vice President and Director
Donald C. Mueller.............................          200,000      120,000                20,085             26,338
Vice President, Treasurer and
Chief Financial Officer
Kenneth M. Tallering..........................          200,000      120,000                13,326             20,571
Vice President, General Counsel and
Secretary


--------------------------------------------------------------------------------

(1) Includes amounts paid in connection with our December 2003 senior preferred stock issuance and related transactions as follows: $120,000 of Mr. Weller's bonus, $90,000 of Mr. Mueller's bonus and $90,000 of Mr. Tallering's bonus.

(2) The named executive officers may receive other perquisites and personal benefits, the dollar amounts of which are below current Securities and Exchange Commission thresholds for reporting requirements.

(3) Includes reimbursement of tax payments as follows: for Mr. Begel, $65,271; for Mr. Weller, $35,235; for Mr. Cirar, $12,252; for Mr. Mueller, $11,393; and for Mr. Tallering, $8,949.

(4) Represents (i) life insurance premiums as follows: for Mr. Begel, $59,017; for Mr. Weller, $38,662; for Mr. Cirar, $2,322; for Mr. Mueller, $7,164; and for Mr. Tallering, $6,446, (ii) other insurance premiums as follows: for Mr. Begel, $3,600; for Mr. Weller, $4,678; for Mr. Cirar, $3,175; for Mr. Mueller, $3,174; and for Mr. Tallering, $4,125 and (iii) our contributions under our 401(k) profit sharing plan as follows: for Mr. Begel, $10,000; for Mr. Weller, $10,000; for Mr. Cirar, $10,000; for Mr. Mueller, $10,000; and for Mr. Tallering, $10,000. In addition, as to Mr. Mueller, includes interest forgiveness of $6,000. See "Certain Relationships and Related Party Transactions--Loan to Named Executive Officer."

(5) Mr. Begel was succeeded by Mr. Weller as Chief Executive Officer in August 2004. This event resulted in the termination of his employment agreement and entitled him to a payment of $2.7 million in addition to certain continuing benefits, including retiree medical coverage.

Options/Option Exercises/SARs/Restricted Stock

     We did not issue any stock options, SARs or restricted shares during 2003. Mr. Cirar, the only named executive officer who held options as of December 31, 2003, held 10,000 unexercisable options as of that date.

TTII Nonrepresented Salaried Pension Plan

     Pension benefits for executives under the TTII Nonrepresented Salaried Pension Plan were frozen as of December 31, 2000. An executive officer's service and pay up to December 31, 2000 are used to determine his pension benefits based on the following benefits formula:

     An executive's monthly benefit is the larger of (1) and (2):

          (1) 1.05 multiplied by average monthly earnings multiplied by 1.10% multiplied by service up to 30 years plus 1.20% multiplied by service after 30 years; or

          (2) 1.05 multiplied by:

               (a) 1.50% of average monthly earnings multiplied by service minus

               (b) 0.475% of Social Security covered compensation multiplied by service (maximum 35 years).

     Each named executive officer's "average monthly earnings" are the highest 60 consecutive months of earnings out of the last 120 months, divided by 60 calculated as of December 31, 2000.

Annual Plan Benefits

     The annual plan benefits payable at normal retirement age for executive officers are as follows:

Thomas M. Begel........................................        $16,310
Andrew M. Weller.......................................         13,866
James D. Cirar.........................................          9,789
Donald C. Mueller......................................          4,736
Kenneth M. Tallering...................................          9,365

     The plan defines normal retirement age as completion of five years of continuous service and attainment of the age of 65 years.

Savings and Profit Sharing Plans

     Each of the named executive officers participates in a 401(k) savings plan and a profit sharing plan at our Gunite subsidiary. The profit sharing plan provides for contribution by us equal to 5% of each named executive officer's compensation, up to a statutorily mandated amount for 2003 of $200,000 of compensation.

Employment Agreements

     We are a party to substantially identical employment agreements with each of the named executive officers. These agreements have a three year initial term and continue for rolling two-year periods unless terminated as provided in each contract. Pursuant to their respective contracts, each named executive officer receives annual base salaries, plus bonuses as determined by our board of directors in accordance with the bonus plan for such year. Each of these contracts contains customary employment terms and provide that upon termination of employment by us other than for "cause" or by the named executive officer for "Good Reason" (each as defined in the agreements) during the term, we will pay a severance/non-compete payment to the named executive officer, in addition to other benefits, equal to three times the sum of (1) the named executive officer's base salary as of his date of termination and (2) the greatest of (w) the named executive officer's guaranteed bonus, if any, for the year during which the termination occurs, (x) the named executive officer's target bonus, if any, for the year during which the termination occurs, (y) the named executive officer's bonuses received during and/or with respect to the year immediately preceding the date of termination and (z) the named executive officer's average bonuses received during and/or with respect to the three years immediately preceding the date of termination, plus certain additional amounts.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Amended and Restated Monitoring Services Agreement

     We are a party to an amended and restated monitoring agreement with Transportation Investment Partners, L.L.C., Caravelle Investment Fund, L.L.C., Albion Alliance Mezzanine Fund, L.P., Albion Alliance Mezzanine Fund II, L.P., Trimaran Fund Management, L.L.C. and Albion Alliance, LLC, whom we refer to as the Monitors, under which the Monitors have agreed to provide us and our subsidiaries with monitoring and management services with respect to financial and operating matters in exchange for an annual aggregate monitoring fee payable to certain of the Monitors of up to $1.25 million (the "original monitoring fee"). The monitoring and management services provided by the Monitors include, among other things, (1) analyzing acquisitions, dispositions and large-scale capital expenditures, (2) monitoring of finance functions, including assistance in the preparation of financial projections, the structuring of and compliance with financing agreements and the evaluation of capital markets alternatives,
(3) monitoring of marketing functions, including marketing plans and strategies and (4) monitoring of human resource functions, including searching for, identifying and hiring (in the case of executives) executives and directors. We have also agreed to pay the Monitors annual aggregate director and observer fees of up to $250,000 in consideration for the Monitors (and certain of their affiliates) providing their nominee and/or observers to our board of directors and have further agreed to pay Trimaran Fund Management, L.L.C. and Albion Alliance, LLC an additional aggregate annual monitoring fee of $300,000 (the "additional monitoring fee"). The actual amount of the original monitoring fee and the director and observer fees owed under the monitoring agreement is tied to our achieving agreed upon operating performance levels. However, our debt instruments contain covenants that currently restrict us from paying the full amount of the original monitoring fee and the director and observer fees. For 2003, for example, we are required to pay $380,000 of monitoring fees. As of June 30, 2004, there were $204,000 of accrued but unpaid fees owed under the monitoring agreement.

     The fees under the monitoring agreement are permitted to be paid only to the extent permitted under our senior credit facilities and any other financing agreement we have entered into. Notwithstanding the foregoing, the monitoring and director fees described above will accrue and be earned on a daily basis and will be payable (including all missed payments) on the first date that such a payment is permitted under our senior credit facilities or applicable financing agreement. The monitoring agreement provides that, upon the consummation of an initial public offering of our common stock, the monitoring agreement will terminate provided that we pay to the Monitors a $3.5 million cash termination fee. Our ability to pay such cash termination fee is subject to the prior approval of the lenders under our senior credit facilities.

Stockholders' Agreement

     We, the holders of our Series A Preferred Stock, Series C Preferred Stock and Series E Preferred Stock (each as defined in "Description of the Exchange Notes") and our common stockholders are parties to a stockholders' agreement. The stockholders' agreement contains provisions relating to (1) the composition of our board of directors and matters which must be approved by specified stockholders, (2) restrictions on the transfer of shares of our capital stock, including right of first offer provisions, tag-along provisions and drag-along provisions and (3) demand and piggy-back registration rights. Our stockholders' agreement also contains a provision, requiring us to use no less than 75% of our excess cash flow to repay our outstanding debt until such time as our funded debt to EBIDTA ratio is less than 3.0 to 1, at which time we are required to use no less than 50% of our excess cash flow to repay our outstanding senior debt.

TMB Relationship

     Through TMB, members of management, including the executive officers, hold ownership interests in, and in certain instances are directors of, privately held companies. These privately held companies pay management fees to TMB, a portion of which are distributed to certain executive officers. We provide certain administrative services and corporate facilities to TMB and such companies and bill them for reimbursement of the related costs, which we record as offsets to selling, general and administrative expense. We received reimbursements totaling approximately $0.3 million for 2003. Given that certain of such companies have similar customers, we also provide certain selling and marketing services through our OEM sales coverage personnel and get reimbursed for their alloc-able share of the related costs. There exists a limited amount of intercompany supply of product on an arm's-length basis.

Preferred Stock

     In connection with the issuance of our Series E Preferred Stock in December 2003, Transportation Investment Partners, L.L.C. and Albion Alliance each purchased shares of Series E Preferred Stock through a limited liability company in which certain members of our management, including the named executive officers (other than Mr. Begel), have an interest. Upon redemption, an amount equal to 7.5% of the returns in excess of the purchase price paid by such holders will be paid to 11 members of our management, including each of the named executive officers (other than Mr. Begel).

Loan to Named Executive Officer

     On June 10, 1999, pursuant to a restated promissory note, we lent Mr. Mueller $100,000 to be used towards the purchase of his residence. Interest of $6,000 relating to this loan is forgiven each year and is included in Mr. Mueller's compensation.

     We believe that each of the transactions described above was entered into on terms no less favorable to us than could have been obtained with non-affiliated parties. If any conflicts of interest with any such entities arise in the future, we anticipate that the disinterested members of our board of directors will pass on the appropriateness of any particular matter.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of the date of this prospectus, we had approximately 20 holders of record of our common stock. Unless otherwise indicated in a footnote, the persons named in the tables below have sole voting and investment power with respect to all shares of common stock shown as being beneficially owned by them. The following table sets forth certain information regarding the beneficial ownership of our issued and outstanding common stock.


                                                                                                          Percent
Beneficial Owner(1)                                                               Number of Shares        of Class
--------------------------------------------------------------------------      --------------------    ------------
Transportation Investment Partners, L.L.C. (2)............................            1,503,015              62.5%

Caravelle Investment Fund, L.L.C. (3).....................................              248,688              12.9%

Albion Alliance LLC (4)(5)................................................               72,757               3.9%

CIBC Inc. (5)(6)(7).......................................................              115,116               5.8%

Thomas M. Begel (8).......................................................              229,694              12.2%

Jay R. Bloom (2)(5)(15)...................................................               11,356                  *

James D. Cirar (9)........................................................               65,281               3.5%

Mark D. Dalton (2)(5)(15).................................................                    -                  -

Steven A. Flyer (2)(5)(15)................................................                    -                  -

Jay R. Levine (2)(5)(15)..................................................                    -                  -

Donald C. Mueller (10)....................................................               24,221               1.3%

Camillo M. Santomero III (11).............................................              130,390               6.9%

Steven Shulman/Hesed Foundation (12)(15)..................................                1,570                  *

Kenneth M. Tallering (13).................................................               35,633               1.9%

Andrew M. Weller (14).....................................................               62,361               3.3%

All current directors and officers as a group (11 persons)................              549,150              27.8%


--------------------------------------------------------------------------------

o    Less than 1%.

(1) Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. Under these rules, a person is deemed to beneficially own a share of our common stock if that person has or shares voting power or investment power with respect to that share, or has the right to acquire beneficial ownership of that share within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. More than one person may be considered to beneficially own the same shares. Percentage of beneficial ownership is based on 2,774,417 shares and share equivalents of our common stock outstanding as of June 30, 2004.

(2) Messrs. Bloom, Dalton, Flyer and Levine are all associated with Transportation Investment Partners, L.L.C.. Messrs. Dalton, Flyer and Levine disclaim any beneficial ownership of the 62.5% of our common stock owned by Transportation Investment Partners L.L.C. Mr. Bloom is a managing member of Trimaran Investments II, L.L.C, the managing member of Trimaran Fund II, L.L.C., Trimaran Parallel Fund II L.P., Trimaran Capital, L.L.C., CIBC Employee Private Equity Fund II, L.P., Trimaran Capital, L.L.C., CIBC Employee Private Equity Fund (Trimaran) Partners and CIBC MB Inc., which comprise all of the limited liability company members of Transportation Investment Partners, L.L.C. As a result, Mr. Bloom may be deemed to beneficially own all of the shares of common stock held directly or indirectly by Transportation Investment Partners, L.L.C. Mr. Bloom has investment and voting power with respect to shares owned by Transportation Investment Partners, L.L.C. but disclaims beneficial ownership of such shares. The number of shares of common stock beneficially owned by Trimaran Investment Partners, L.L.C. includes warrants to acquire 546,205 shares of our common stock exercisable within 60 days. The address of Transportation Investment Partners, LLC is c/o Trimaran Capital Partners, 425 Lexington Avenue, New York, NY 10017.

(3) Caravelle Investment Fund, L.L.C. is an investment fund managed by Trimaran Advisors, L.L.C. As a managing member of Trimaran Advisors, L.L.C., Mr. Bloom may be deemed to beneficially own all of the shares of common stock held directly or indirectly by Caravelle Investment Fund, L.L.C. Mr. Bloom has investment and voting power with respect to the shares owned by Caravelle Investment Fund, L.L.C. but disclaims beneficial ownership of such shares except with respect to 11,356 of the shares owned by Trimaran Capital, L.L.C. The managing member and investment advisor of Caravelle Investment Fund, L.L.C. is an affiliate of Transportation Investment Partners, L.L.C. The number of shares of common stock beneficially owned by Caravelle Investment Fund, L.L.C. includes warrants to acquire 68,621 shares of our common stock exercisable within 60 days. The address of Caravelle Investment Fund, L.L.C. is 425 Lexington Avenue, New York, NY 10017.

(4) Albion Alliance LLC has investment control over Albion Alliance Mezzanine Fund, L.P. and Albion Alliance Mezzanine Fund II, L.P. Albion Alliance Mezzanine Fund, L.P. beneficially owns 72,757 shares of our common stock (3.9%), including warrants to acquire 5,233 shares of common stock exercisable within 60 days. Albion Alliance Mezzanine Fund II, L.P. beneficially owns 76,993 shares of our common stock (4.1%), including warrants to acquire 20,930 shares of common stock exercisable within 60 days. The address of Albion Alliance LLC is 1345 Avenue of the Americas - 37th Floor, New York, NY 10105.

(5)  CIBC Inc. is a limited partner in Albion Alliance Mezzanine Fund II, L.P.

(6) Messrs. Bloom, Dalton, Flyer and Levine are employees of an affiliate of CIBC Inc. The address of CIBC Inc. is 425 Lexington Avenue, New York, NY 10017.

(7) CIBC MB, Inc. and CIBC Employee Private Equity Fund (Trimaran) Partners, limited liability company members of Transportation Investment Partners, L.L.C., are affiliates of CIBC Inc. CIBC Inc. is a lender to and an investor in Caravelle Investment Fund, L.L.C. The number of shares of common stock beneficially owned by CIBC Inc. includes warrants to acquire 115,116 shares of our common stock exercisable within 60 days.

(8) Includes warrants to acquire 29,695 shares of our common stock exercisable within 60 days.

(9) Includes warrants to acquire 17,302 shares of our common stock exercisable within 60 days.

(10) Includes warrants to acquire 12,219 shares of our common stock exercisable within 60 days.

(11) Includes warrants to acquire 17,402 shares of our common stock exercisable within 60 days. Mr. Santomero's address is Rabbit Hill, Sarles Street, Mt. Kisco, NY 10549.

(12) Mr. Shulman is on the management board of Trimaran Fund II, L.L.C. The number of shares of common stock shown as beneficially owned by Mr. Shulman includes warrants to acquire 785 shares of our common stock exercisable within 60 days. The Hesed Foundation is a family foundation managed by the children of Mr. Shulman. The number of shares of common stock shown as beneficially owned by the Hesed Foundation includes warrants to acquire 785 shares of our common stock exercisable within 60 days.

(13) Includes warrants to acquire 13,632 shares of our common stock exercisable within 60 days.

(14) Includes warrants to acquire 23,344 shares of our common stock exercisable within 60 days.

(15) The address of each of Messrs. Bloom, Dalton, Flyer, Levine and Shulman is c/o Trimaran Capital Partners, 425 Lexington Avenue, New York, NY 10017.

                       DESCRIPTION OF CERTAIN INDEBTEDNESS

     The following summary of our indebtedness does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of each debt instrument summarized below.

Senior Credit Facilities

     Our senior credit facilities consist of the following:

          (1) a five-year $50.0 million revolving credit facility (the "Revolving Credit Facility") and a five-year $115.0 million term loan facility (the "First Lien Term Loan Facility" and, together with the Revolving Credit Facility, the "First Lien Facilities"); and

          (2) a five-year $100.0 million term loan facility (the "Second Lien Term Loan Facility" and, together with the First Lien Term Loan Facility, the "Term Loans").

     The First Lien Term Loan Facility is to be repaid on a quarterly basis with 1% of the principal amount being repaid in each of the first four years, 1% of the principal amount being repaid in each of the first three quarters of the fifth year and the remainder repaid upon maturity at the end of the fifth year. The Second Lien Term Loan Facility has no amortization until maturity. To the extent repaid, Term Loans may not be reborrowed.

     Credit Suisse First Boston is the Administrative Agent and Collateral Agent for each of our senior credit facilities. Lehman Commercial Paper Inc. and Wachovia Capital Markets, LLC are the Co- Syndication Agents, and the lenders for each facility are a syndicate of banks, financial institutions and other entities.

     Subject to certain exceptions, we will be required to make mandatory repayments of and corresponding reductions under the First Lien Term Loan Facility (and, after the First Lien Term Loan Facility has been repaid in full, the Second Lien Term Loan Facility) with the proceeds from (1) asset sales, (2) the issuance of debt securities (subject to certain exceptions for high-yield debt issuances), (3) proceeds of equity issuances, (4) insurance and condemnation awards and (5) annual excess cash flow. Voluntary prepayments of the First Lien Facilities (and, after the First Lien Facilities have been repaid in full or cash collateralized, the Second Lien Term Loan Facility) will be permitted at any time, subject to certain notice requirements and breakage costs, and in the case of the Second Lien Term Loan Facility, the payment of a prepayment penalty if such optional redemption occurs on or prior to March 16, 2006.

     Our senior credit facilities will bear interest at a rate per annum equal to either (a) Credit Suisse First Boston's "base rate" plus a certain margin or
(b) LIBOR plus a certain margin, at our election. The margins applicable to our senior credit facilities are (1) on the Revolving Credit Facility, either the applicable LIBOR rate, plus a margin of 3.00%, or the base rate, plus a margin of 2.00%, (2) on the First Lien Term Loan Facility, either the applicable LIBOR rate, plus a margin of 3.75%, or the base rate, plus a margin of 2.75% and (3) on the Second Lien Term Loan Facility, either the applicable LIBOR rate, plus a margin of 7.00%, or the base rate, plus a margin of 6.00%. In the case of the Second Lien Term Loan Facility, LIBOR will be no less than 1.75% per annum. We have capped our interest rate exposure on $59.0 million of the Term Loans for a period from October 16, 2004 through March 16, 2005, at a fixed LIBOR rate of 3%. We will also pay a commitment fee on the unused portion of the Revolving Credit Facility in an amount equal to 0.50% per annum.

     The First Lien Facilities contain covenants, including restrictions on:

     o    our business activities;

     o    debt and liens;

     o    the sale of assets;

     o    mergers, acquisitions and other business combinations;

     o    voluntary prepayment of certain debt (including the notes);

     o    transactions with affiliates;

     o    capital expenditures;

     o    loans and investments;

     o prohibitions on the payment of cash dividends or the repurchase or redemption of stock; and

     o various financial covenants, including maintenance of a maximum ratio of funded debt to EBITDA, a minimum ratio of consolidated EBITDA less capital expenditures to consolidated fixed charges and a minimum ratio of consolidated EBITDA to consolidated interest expense.

     The Second Lien Term Loan Facility contains covenants similar to, but in many instances less restrictive than, the covenants under the First Lien Facilities.

     Our senior credit facilities contain customary events of default, including payment defaults, breaches of representations and warranties, covenant defaults, cross-default and cross-acceleration to certain other debt, certain events of bankruptcy and insolvency, certain events under the Employee Retirement Income Security Act of 1974, as amended, material judgments, actual or asserted failure of any guarantee or security document supporting our senior credit facilities to be in full force and effect and change of control. If such a default occurs, the lenders under our senior credit facilities will be entitled to take various actions, including all actions permitted to be taken by a secured creditor, the acceleration of amounts due under our senior credit facilities and requiring that all such amounts be immediately paid in full. However, under the terms of an intercreditor agreement governing the relationship between the First Lien Facilities and the Second Lien Term Loan Facility, prior to the repayment in full of all obligations under the First Lien Facilities, certain of the remedies may be exercised only by the Administrative Agent under the First Lien Facilities.

     All obligations under our senior credit facilities are jointly and severally guaranteed by all of our direct and indirect domestic subsidiaries. The debt under our senior credit facilities is secured by (a) a first priority perfected security interest (in the case of the First Lien Facilities) and (b) a second priority perfected security interest (in the case of the Second Lien Term Loan Facility), in each case subject to permitted liens, in substantially all of our and our subsidiaries' personal property and owned real property and a pledge of 100% of the capital stock of each guarantor subsidiary and 65% of the capital stock of each of our and the guarantors' direct foreign subsidiaries. Our future domestic subsidiaries will be required to guarantee the senior credit facilities and to secure such guarantee with substantially all of their personal property and owned real property.

     Our senior credit facilities, including the terms and conditions described above, are subject to modification, amendment and waiver by the parties thereto.

     We were in compliance with the financial covenants under our senior credit facilities as of June 30, 2004, the last date on which such financial covenants applied.

Industrial Revenue Bonds

     On April 1, 1999, we, through our Bostrom subsidiary, issued Industrial Revenue Bonds for $3.1 million which bear interest at a variable rate (1.31% as of June 30, 2004) and can be redeemed by us at any time. The bonds are secured by a letter of credit. The bonds have no amortization and mature in 2014. The bonds are also subject to a weekly "put" provision by the holders of the bonds. In the event that any or all of the bonds are put to us under this provision, we would either refinance such bonds with additional borrowings under our revolving credit facility or use available cash on hand.

                          DESCRIPTION OF CAPITAL STOCK

     The following is a description of the material terms of our certificate of incorporation and bylaws as presently in effect and does not purport to be complete and is subject to all the provisions of our certificate of incorporation and bylaws.

     Our authorized capital stock presently consists of 20,000,000 shares of common stock, par value $0.01 per share, and 400,000 shares of preferred stock, par value $0.01 per share. As of June 30, 2004, there were:

     (1)  1,860,464 shares of our common stock issued and outstanding;

     (2)  46,141 shares of our Series E Preferred Stock issued and outstanding;

     (3)  128,531 shares of our Series A Preferred Stock issued and outstanding;

     (4)  14,000 shares of our Series C Preferred Stock issued and outstanding;

     (5)  42,000 shares of our Series D Preferred Stock issued and outstanding;
          and

     (6)  no shares of our capital stock in our treasury.

Preferred Stock

     We presently have four series of outstanding preferred stock. Set forth below are descriptions of each such series in order of seniority within our capital structure.

Series E 25% Senior Redeemable Preferred Stock

     Our Series E Preferred Stock was issued in December 2003 to affiliates of Trimaran Capital Partners and Albion Alliance, as well as to several members of our management, with dividends that accrete at 25% per annum, in a private placement in exchange for the retirement of $40.0 million aggregate principal amount of our old 15.0% senior subordinated notes, $0.5 million of accrued interest and the payment to us of $1.0 million in cash. Upon issuance, there were 41,475 shares of Series E Preferred Stock, representing $41.475 million in aggregate liquidation preference. The Series E Preferred Stock ranks senior to the common stock and to all other series of our preferred stock with respect to dividend rights and rights on liquidation, winding up and dissolution, and each share of Series E Preferred Stock has a liquidation preference of $1,000. Dividends on the Series E Preferred Stock accumulate at the rate of 25% per annum. The Series E Preferred Stock does not have a fixed maturity date. At June 30, 2004, because dividends on the Series E Preferred Stock have been paid in additional shares rather than cash, an additional 4,666 shares of Series E Preferred Stock have been issued representing a total of $47.1 million in aggregate liquidation preference which includes 961,260 of accrued but unpaid dividends. We may optionally redeem the Series E Preferred Stock, presently at a premium equal to 18.75% of both the liquidation preference and the accrued but unpaid dividends thereon. The premium declines periodically from January 1, 2005 until January 1, 2011, at which time we may redeem the Series E Preferred Stock without premium.

Series A 14.5% Senior Redeemable Preferred Stock

     Our Series A Preferred Stock was issued to affiliates of Trimaran Capital Partners, Albion Alliance and Caravelle Investment Fund in March 2000 upon completion of the acquisition of our company by our current stockholders. Upon issuance, there were 70,000 shares of Series A Preferred Stock, representing $70.0 million in aggregate liquidation preference. At June 30, 2004, because dividends on the Series A Preferred Stock have been paid in additional shares rather than in cash, an additional 59,307 shares of Series A Preferred Stock have been issued representing a total of $129.3 million in aggregate liquidation preference which includes $776,540 of accrued but unpaid dividends. The Series A Preferred Stock ranks junior to the Series E Preferred Stock, on parity with the Series C Preferred Stock and senior to the common stock and to all other series of our preferred stock (including the Series D Preferred Stock described below) with respect to dividend rights and rights on liquidation, winding up and dissolu-tion, and each share of Series A Preferred Stock has a maximum liquidation preference of $1,000. The terms of the Series A Preferred Stock entitle the holders to receive $70.0 million before the holders of the Series C Preferred Stock are entitled to receive any payments. We are required to redeem the Series A Preferred Stock on June 30, 2010. Prior to that time, we may optionally redeem the Series A Preferred Stock, presently at a premium equal to 9.67% of the liquidation preference thereof, declining ratably on each March 15 until March 15, 2008 at which time we may redeem the Series A Preferred Stock without premium.

     The Series A Preferred Stock has the benefit of certain protective covenants which limit our ability (and the ability of our restricted subsidiaries) to incur indebtedness, pay dividends on junior equity securities, redeem junior equity securities, make certain investments, enter into transactions with affiliates, sell assets, enter into sale-leaseback transactions, incur liens, issue preferred stock of subsidiaries and create subsidiaries. Upon the occurrence of a change of control of our company, we are required to offer to repurchase the Series A Preferred Stock at a price equal to 101% of the liquidation preference thereof, plus unpaid dividends.

     The Series A Preferred Stock provides that if any dividend payable on any dividend payment date subsequent to March 15, 2005 is not paid in full in cash, or if, at any time, any of the events described in clauses (1) through (5) of the definition of the "Voting Rights Triggering Event" below has occurred, the per annum dividend rate on the Series A Preferred Stock will be increased by 2% from such dividend payment date or during the continuance of any such Voting Rights Triggering Event, as the case may be.

     The Series A Preferred Stock provides that if (1) after March 15, 2005 dividends on the Series A Preferred Stock required to be paid in cash are in arrears and unpaid for three or more quarterly dividend periods (whether or not consecutive), or (2) we fail to redeem the Series A Preferred Stock on or before March 15, 2010 or otherwise fail to discharge any redemption obligation with respect to the Series A Preferred Stock, or (3) we fail to make a change of control offer if such an offer is required by the terms of the Series A Preferred Stock or fail to purchase shares of Series A Preferred Stock from holders who elect to have such shares purchased pursuant to the change of control offer, or (4) a breach or violation of any of the protective covenants set forth in the Series A Preferred Stock occurs and the breach or violation continues for a period of 60 days or more after we receive notice thereof specifying the default from the holders of at least 25% of the shares of Series A Preferred Stock then outstanding, or (5) we fail to pay when due (giving effect to any applicable grace periods and any waiver or extension thereof) the principal, interest or premium with respect to any of our indebtedness or of any restricted subsidiary, or any such indebtedness is accelerated, if the aggregate principal amount of such indebtedness, together with the aggregate principal amount of any other such indebtedness in default for failure to pay principal, interest or premium or which has been accelerated, aggregates $10 million or more at any time; then the holders of a majority of the then outstanding shares of Series A Preferred Stock, voting separately and as a class, will have the right to elect the lesser of two directors and that number of directors constituting 20% of the members of our board of directors. Such voting rights will continue until such time as, in the case of a dividend default, all accumulated and unpaid dividends on the Series A Preferred Stock are paid in full in cash and, in all other cases, any failure, breach or default giving rise to such voting rights is remedied, cured or waived by the holders of at least a majority of the shares of Series A Preferred Stock then outstanding, at which time the term of any directors elected pursuant to the provisions of this paragraph shall terminate. Each such event described in clauses (1) through (5) above is referred to herein as a "Voting Rights Triggering Event."

Series C Preferred Stock

     Our Series C Preferred Stock was issued in December 2003 simultaneously with the issuance of the Series E Preferred Stock and Series D Preferred Stock and was issued in a private placement to members of our management and certain other holders of our common stock for the payment of $0.10 per share (or an aggregate of $140) in order to offset the adverse effects on the value of options and underlying common stock held by our management resulting from the issuance of our existing senior subordinated notes as part of the exchange of such notes for the Series E Preferred Stock. The members of our management and the other holders agreed, as a condition to receiving the Series C Preferred Stock, to transfer an aggregate of 80,233 shares of common stock (0.8 shares after giving effect to the 100,000-for-one reverse split of our common stock) to the holders of our Series A Preferred Stock as consideration for their consenting to permit the Series C Preferred Stock to rank pari passu with the Series A Preferred Stock. There are 14,000 shares of Series C Preferred Stock issued, representing a maximum $16.5 million in liquidation preference. The Series C Preferred Stock ranks junior to the Series E Preferred Stock, on parity with the Se-ries A Preferred Stock and senior to the common stock and to all other series of our preferred stock (including the Series D Preferred Stock described below) with respect to dividend rights and rights on liquidation, winding up and dissolution, and each share of Series C Preferred Stock will have a maximum liquidation preference of $1,178.57. Although the Series C Preferred Stock ranks on parity with the Series A Preferred Stock, it is not entitled to any payment until the Series A Preferred Stock has received at least $70.0 million.

Series D Preferred Stock

     Our Series D Preferred Stock was issued in December 2003 in a private placement to the holders of our Series A Preferred Stock and an institutional warrantholder simultaneously with the issuance of the Series E Preferred Stock and Series C Preferred Stock for the payment of $0.10 per share. There are 42,000 shares of Series D Preferred Stock issued, representing a maximum of $49.5 million in liquidation preference. The Series D Preferred Stock ranks junior to the Series E Preferred Stock, the Series A Preferred Stock and the Series C Preferred Stock and senior to the common stock with respect to dividend rights and rights on liquidation, winding up and dissolution, and each share of Series D Preferred Stock will have a maximum liquidation preference of $1,178.57.

Common Stock

     The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our stockholders and do not have cumulative voting rights in the election of directors. Holders of our common stock are entitled to receive ratably such dividends as may be from time to time declared by our board out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of our company, holders of our common stock would be entitled to share ratably in all of our assets available for distribution to holders of our common stock remaining after payment of liabilities and liquidation preference for any of our outstanding preferred stock.

     Certain holders of our common stock are parties to a stockholders' agreement that provides for certain rights and restrictions with respect to transfers and voting of their shares. See "Certain Relationships and Related Party Transactions--Stockholders' Agreement."

     See "Security Ownership of Certain Beneficial Owners and Management" regarding ownership of our common stock.

                               THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

     The following is a summary of the registration rights agreement. It does not purport to be complete and it does not contain all of the information you might find useful. For further information you should read the registration rights agreement, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part. The exchange offer is intended to satisfy certain of our obligations under the registration rights agreement.

     Exchange Offer Registration Statement. We issued the outstanding notes and the guarantors issued their guarantees of the outstanding notes on May 21, 2004. The selling shareholders have advised us that they subsequently resold the outstanding notes to "qualified institutional buyers" in reliance on Rule 144A under the Securities Act and to certain persons in offshore transactions in reliance on Regulation S under the Securities Act. As a condition to the offering of the outstanding notes, we entered into a registration rights agreement dated May 21, 2004, pursuant to which we agreed, subject to certain circumstances, for the benefit of all holders of the outstanding notes, at our own expense, to do the following, unless the exchange offer would not be permitted by applicable law or SEC policy:

          (1) to file the registration statement of which this prospectus is a part with the SEC on or prior to 120 days after the issue date of the outstanding notes,

          (2) to use our reasonable best efforts to cause the registration statement to be declared effective by the SEC on or prior to 200 days after the issue date of the outstanding notes,

          (3) to use our reasonable best efforts to keep the exchange offer open not less than 20 business days, or longer, if required by the federal securities laws, after the date on which the exchange offer prospectus was first mailed to investors and consummate the exchange offer on or prior to the 30th day following the date on which the exchange registration statement is declared effective, and

          (4) if obligated to file a shelf registration statement, to use reasonable best efforts to file the shelf registration statement with the SEC on or prior to 60 days after such filing obligation arises and to cause the shelf registration statement to be declared effective by the SEC on or prior to 60 days after such obligation arises.

     Further, we agreed to keep the exchange offer open for acceptance for not less than the minimum period required under applicable Federal and state securities laws. For each outstanding note validly tendered pursuant to the exchange offer and not withdrawn, the holder of the outstanding note will receive an exchange note having a principal amount equal to that of the tendered outstanding note. Interest on each exchange note will accrue from the last date on which interest was paid on the tendered outstanding note in exchange therefor or, if no interest was paid on such outstanding note, from the issue date of the outstanding notes.

     Transferability. We issued the outstanding notes in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws. Accordingly, the outstanding notes may not be offered or sold in the United States unless registered or pursuant to an applicable exemption under the Securities Act and applicable state securities laws. Based on no-action letters issued by the staff of the SEC with respect to similar transactions with third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by holders of notes who are not our affiliates without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

          (1) any exchange notes to be received by the holder were acquired in the ordinary course of the holder's business;

          (2) at the time of the commencement of the exchange offer the holder has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes; and

          (3) the holder is not an "affiliate" of ours, as defined in Rule 405 under the Securities Act, or, if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

     However, we have not sought a no-action letter with respect to the exchange offer and we cannot assure you that the staff of the SEC would make a similar determination with respect to the exchange offer. Any holder who tenders his outstanding notes in the exchange offer with any intention of participating in a distribution of exchange notes or is an affiliate of ours (1) cannot rely on the interpretation by the staff of the SEC, (2) will not be able to validly tender outstanding notes in the exchange offer and (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transactions.

     In addition, each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is acting in the capacity of an "underwriter" within the meaning of Section 2(11) of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Pursuant to the registration rights agreement, we agreed to make this prospectus available to any such broker-dealer for use in connection with any such resale.

     Shelf Registration Statement. We will, at our cost, (a) file with the SEC a shelf registration statement covering resales of the outstanding notes on or prior to 60 days after the date we become obligated to file the shelf registration statement, (b) use all reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act on or prior to 60 days after the obligation to file such shelf registration statement arises and (c) use all reasonable best efforts to keep the shelf registration statement continually effective to ensure that it is available for resales of notes by the holders of transfer restricted notes for a period ending on the earlier of the second anniversary of the closing date of the initial private offering of the outstanding notes (or such lesser restrictive period as is then permitted by the applicable federal securities laws) or such shorter period ending when:

          (1) all registrable notes covered by the shelf registration statement have been sold in the manner set forth and as contemplated in the shelf registration statement; or

          (2) a subsequent shelf registration statement covering all of the registrable notes has been declared effective under the Securities Act.

     We will, in the event of the filing of the shelf registration statement, provide to each holder of the outstanding notes copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement for the outstanding notes has become effective and take certain other action as is required to permit unrestricted resales of the outstanding notes. A holder of outstanding notes who sells such outstanding notes pursuant to the shelf registration statement generally will (1) be required to be named as a selling security holder in the related prospectus, (2) be required to deliver the prospectus to purchasers, (3) be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and (4) be bound by the provisions of the registration rights agreement which are applicable to the holder (including certain indemnification obligations). In addition, each holder of the outstanding notes will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement as set forth in the registration rights agreement in order to have their outstanding notes included in the shelf registration statement and to benefit from the provisions regarding additional interest.

     Additional Interest. We will pay additional interest in respect of the outstanding notes (for each outstanding note which has not been exchanged in the exchange offer) as described below:

          (1) If

               (a) the exchange offer registration statement or shelf registration statement is not filed within 120 days after the issue date of the outstanding notes or

               (b) notwithstanding that we have completed or will complete an exchange offer, we are required to file a shelf registration statement and such shelf registration statement is not filed on or prior to the date required by the registration rights agreement;

          (2) If

               (a) an exchange offer registration statement or shelf registration statement is not declared effective within 200 days after the issue date of the outstanding notes or

               (b) notwithstanding that we have completed or will complete an exchange offer, we are required to file a shelf registration statement and such shelf registration statement is not declared effective by the Securities Exchange Commission on or prior to the 60th day following the date such shelf registration statement was filed; or

          (3) If either

               (a) we have not exchanged the exchange notes for all notes validly tendered in accordance with the terms of the exchange offer on or prior to the 230th day after the issue date of the outstanding notes or

               (b) the exchange offer registration statement ceases to be effective at any time prior to the time that the exchange offer is completed or

               (c) if applicable, the shelf registration statement ceases to be effective at any time prior to the second anniversary of the issue date of the notes


(each such event referred to in clauses (1) through (3) above is a "registration default"), the sole remedy available to holders of the notes will be the immediate assessment of additional interest ("additional interest") as follows: the per annum interest rate on the notes will increase by 0.50%, and the per annum interest rate will increase by an additional 0.25% for each subsequent 90-day period during which the registration default remains uncured, up to a maximum additional interest rate of 2.00% per annum in excess of the interest rate on the cover of this prospectus. All additional interest will be payable to holders of the notes in cash on each interest payment date, commencing with the first such date occurring after any such additional interest commences to accrue, until such registration default is cured. After the date on which such registration default is cured, that interest rate on the notes will revert to the interest rate originally borne by the notes (as shown on the cover of this prospectus).

Terms of the Exchange Offer

     Upon satisfaction or waiver of all the conditions of the exchange offer, we will accept any and all outstanding notes properly tendered and not withdrawn prior to the expiration date and will issue the exchange notes promptly after acceptance of the outstanding notes. See "--Conditions to the Exchange Offer" and "--Procedures for Tendering Outstanding Notes." We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer. As of the date of this prospectus, $100,000,000 aggregate principal amount of the 12 1/2% senior subordinated notes due 2010 are outstanding. Holders may tender some or all of their outstanding notes pursuant to the exchange offer. However, outstanding notes may be tendered only in integral multiples of $1,000.

     The exchange notes are substantially identical to the outstanding notes except that the exchange notes will not contain certain transfer restrictions, registration rights and additional interest provisions. The issuance of exchange notes in exchange for outstanding notes pursuant to the exchange offer will not result in a repayment of our indebtedness which is presently evidenced by the outstanding notes. The exchange notes will evidence the same debt as the outstanding notes and will be issued pursuant to, and entitled to the benefits of, the indenture pursuant to which the outstanding notes were issued and will be deemed one issue of notes, together with any outstanding notes which remain outstanding after the exchange offer.

     This prospectus, together with the letter of transmittal, is being sent to all registered holders and to others believed to have beneficial interests in the outstanding notes. Holders of outstanding notes do not have any appraisal or dissenters' rights under the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder.

     For purposes of the exchange offer, we will be deemed to have accepted validly tendered outstanding notes when, and as if, we have given oral or written notice thereof to the exchange agent. The exchange agent will act as our agent for the purpose of distributing the exchange notes from us to the tendering holders. If we do not accept any tendered outstanding notes because of an invalid tender, the occurrence of certain other events set forth in this prospectus or otherwise, we will return the unaccepted outstanding notes, without expense, to the tendering holder thereof as promptly as practicable after the expiration date.

     Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, except as set forth below under "--Transfer Taxes," transfer taxes with respect to the exchange of outstanding notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See "--Fees and Expenses."

Expiration Date; Extensions; Amendments

     The term "expiration date" shall mean 5:00 p.m., New York City time, on , 2004, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" shall mean the latest date and time to which the exchange offer is extended. In order to extend the exchange offer, we will notify the exchange agent by oral or written notice and each registered holder by means of press release or other public announcement of any extension, in each case, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. We reserve the right, in our sole discretion, (1) to delay accepting any outstanding notes, (2) to extend the exchange offer, (3) to terminate the exchange offer if the conditions set forth below under "--Conditions to the Exchange Offer" shall not have been satisfied, or (4) to amend the terms of the exchange offer in any manner. We will notify the exchange agent of any delay, extension, termination or amendment by oral or written notice. We will additionally notify each registered holder of any amendment by means of press release or other public announcement. We will give to the exchange agent written confirmation of any oral notice.

Exchange Date

     As soon as practicable after the close of the exchange offer we will accept for exchange all outstanding notes properly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on the expiration date in accordance with the terms of this prospectus and the letters of transmittal.

Conditions to the Exchange Offer

     Notwithstanding any other provisions of the exchange offer, and subject to our obligations under the registration rights agreement, we (i) shall not be required to accept any outstanding notes for exchange, (ii) shall not be required to issue exchange notes in exchange for any outstanding notes and (iii) may terminate or amend the exchange offer unless, at any time before the acceptance of such exchange notes for exchange:

          (1) the exchange offer or the making of any exchange by a holder, does not violate applicable law or any applicable interpretation of the staff of the SEC,

          (2) the due tendering of outstanding notes is in accordance with the exchange offer,

          (3) each holder of outstanding notes exchanged in the exchange offer shall have represented that (a) any exchange notes acquired in exchange for outstanding notes tendered are being acquired in the ordinary course of business of the person receiving such exchange notes, whether or not such recipient is such holder itself, (b) neither such holder nor, to the actual knowledge of such holder, any other person receiving exchange notes from such holder is engaging in or intends to engage in a distribution of the exchange notes, (c) if such holder is not a broker-dealer, at the time of the consummation of the exchange offer neither such holder nor, to the actual knowledge of such holder, any other person receiving exchange notes from such holder has an arrangement or understanding with any person to participate in the distribution of the exchange notes in violation of the federal securities laws, (d) neither such holder nor, to the actual knowledge of such holder, any other person is an affiliate (as defined by the federal securities laws) of ours or, if it is an affiliate of ours, it will comply with the registration and prospectus delivery requirements of the federal securities laws to the extent applicable and will provide certain information to be included in any shelf registration statement filed pursuant to the registration rights agreement dated May 21, 2004 entered into by us for the benefit of all holders of the outstanding notes, in order to have such holder's outstanding notes included in such shelf registration statement and benefit from the additional interest provisions of the registration rights agreement, and (e) if such holder is a broker-dealer, such holder has acquired the outstanding notes as a result of market-making activities or other trading activities and that it will comply with the applicable provisions of the federal securities laws, including the prospectus deliver requirements,

          (4) no action or proceeding shall have been instituted or threatened in any court or by any governmental agency with respect to the exchange offer which might materially impair the ability of us to proceed with the exchange offer, and no material adverse development shall have occurred in any existing action or proceeding with respect to us

          (5) we have obtained all governmental approvals which we deem necessary for the consummation of the exchange offer, and

          (6) each holder of outstanding notes shall not have delivered notice to us prior to 90 days after the issue date of the outstanding notes with respect to the exchange registration statement that it is a restricted holder.

     The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in our sole discretion. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, we will not accept for exchange any outstanding notes tendered, and no exchange notes will be issued in exchange for any such outstanding notes if at such time any stop order shall be threatened by the SEC or be in effect with respect to the registration statement of which this prospectus is a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

     The exchange offer is not conditioned on any minimum aggregate principal amount of outstanding notes being tendered for exchange.

Consequences of Failure to Exchange

     Any outstanding notes not tendered pursuant to the exchange offer will remain outstanding and continue to accrue interest. The outstanding notes will remain "restricted securities" within the meaning of the Securities Act. Accordingly, prior to the date that is two years after the later of the issue date of the outstanding notes and the last date on which we or any of our affiliates was the owner of the outstanding notes, the outstanding notes may be resold only (1) to us, (2) to a person who the seller reasonably believes is a "qualified institutional buyer" purchasing for its own account or for the account of another "qualified institutional buyer" in compliance with the resale limitations of Rule 144A, (3) to an "institutional accredited investor" that, prior to the transfer, furnishes to the trustee a written certification containing certain representations and agreements relating to the restrictions on transfer of the notes (the form of this letter can be obtained from the trustee), (4) pursuant to the limitations on resale provided by

Rule 144 under the Securities Act, (5) pursuant to the resale provisions of Rule 904 of Regulation S under the Securities Act, (6) pursuant to an effective registration statement under the Securities Act, or (7) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to compliance with applicable state securities laws. As a result, the liquidity of the market for non-tendered outstanding notes could be adversely affected upon completion of the exchange offer. The foregoing restrictions on resale will no longer apply after the second anniversary of the issue date of the outstanding notes or the purchase of the outstanding notes from us or our affiliate.

Fees and Expenses

     We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by our officers and employees.

     Expenses incurred in connection with the exchange offer will be paid by us. Such expenses include, among others, the fees and expenses of the trustee and the exchange agent, accounting and legal fees, printing costs and other miscellaneous fees and expenses.

Accounting Treatment

     We will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will amortize the expenses of the exchange offer as additional interest expense over the term of the exchange notes.

Procedures for Tendering Outstanding Notes

     The tender of outstanding notes pursuant to any of the procedures set forth in this prospectus and in the letter of transmittal will constitute a binding agreement between the tendering holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. The tender of outstanding notes will constitute an agreement to deliver good and marketable title to all tendered outstanding notes prior to the expiration date free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind.

     Except as provided in "--Guaranteed Delivery Procedures," unless the outstanding notes being tendered are deposited by you with the exchange agent prior to the expiration date and are accompanied by a properly completed and duly executed letter of transmittal, we may, at our option, reject the tender. Issuance of exchange notes will be made only against deposit of tendered outstanding notes and delivery of all other required documents. Notwithstanding the foregoing, DTC participants tendering through its Automated Tender Offer Program ("ATOP") will be deemed to have made valid delivery where the exchange agent receives an agent's message prior to the expiration date.

     Accordingly, to properly tender outstanding notes, the following procedures must be followed:

     Notes held through a custodian. Each beneficial owner holding outstanding notes through a DTC participant must instruct the DTC participant to cause its outstanding notes to be tendered in accordance with the procedures set forth in this prospectus.

     Notes held through DTC. Pursuant to an authorization given by DTC to the DTC participants, each DTC participant holding outstanding notes through DTC must (1) electronically transmit its acceptance through ATOP, and DTC will then edit and verify the acceptance, execute a book-entry delivery to the exchange agent's account at DTC and send an agent's message to the exchange agent for its acceptance, or (2) comply with the guaranteed delivery procedures set forth below and in a notice of guaranteed delivery. See "--Guaranteed Delivery Procedures--Notes held through DTC."

     The exchange agent will (promptly after the date of this prospectus) establish accounts at DTC for purposes of the exchange offer with respect to outstanding notes held through DTC. Any financial institution that is a DTC participant may make book-entry delivery of interests in outstanding notes into the exchange agent's account through ATOP. However, although delivery of interests in the outstanding notes may be effected through book-entry transfer into the exchange agent's account through ATOP, an agent's message in connection with such book-entry transfer, and any other required documents, must be, in any case, transmitted to and received by the exchange agent at its address set forth under "--Exchange Agent," or the guaranteed delivery procedures set forth below must be complied with, in each case, prior to the expiration date. Delivery of documents to DTC does not constitute delivery to the exchange agent. The confirmation of a book-entry transfer into the exchange agent's account at DTC as described above is referred to herein as a "Book-Entry Confirmation."

     The term "agent's message" means a message transmitted by DTC to, and received by, the exchange agent and forming a part of the book-entry confirmation, which states that DTC has received an express acknowledgment from each DTC participant tendering through ATOP that such DTC participants have received a letter of transmittal and agree to be bound by the terms of the letter of transmittal and that we may enforce such agreement against such DTC participants.

     Cede & Co., as the holder of the global note, will tender a portion of each global note equal to the aggregate principal amount due at the stated maturity for which instructions to tender are given by DTC participants.

     By tendering, each holder and each DTC participant will represent to us that, among other things, (1) it is not our affiliate, (2) it is not a broker-dealer tendering outstanding notes acquired directly from us for its own account, (3) it is acquiring the exchange notes in its ordinary course of business and (4) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

     In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding notes must represent that such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of
Section 2(11) of the Securities Act. See "Plan of Distribution."

     We will not accept any alternative, conditional, irregular or contingent tenders (unless waived by us). By executing a letter of transmittal or transmitting an acceptance through ATOP, as the case may be, each tendering holder waives any right to receive any notice of the acceptance for purchase of its outstanding notes.

     We will resolve all questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered outstanding notes, and such determination will be final and binding. We reserve the absolute right to reject any or all tenders that are not in proper form or the acceptance of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any condition to the exchange offer and any irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding. Unless waived, any irregularities in connection with tenders must be cured within such time as we shall determine. We, along with the exchange agent, shall be under no duty to give notification of defects in such tenders and shall not incur liabilities for failure to give such notification. Tenders of outstanding notes will not be deemed to have been made until such irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

     LETTERS OF TRANSMITTAL AND OUTSTANDING NOTES MUST BE SENT ONLY TO THE EXCHANGE AGENT. DO NOT SEND LETTERS OF TRANSMITTAL OR OUTSTANDING NOTES TO US OR DTC.

     The method of delivery of outstanding notes, letters of transmittal, any required signature guaranties and all other required documents, including delivery through DTC and any acceptance through ATOP, is at the election and risk of the persons tendering and delivering acceptances or letters of transmittal and, except as otherwise provided in the applicable letter of transmittal, delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, it is suggested that the holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the expiration date to permit delivery to the exchange agent prior to the expiration date.

Guaranteed Delivery Procedures

     Notes held through DTC. DTC participants holding outstanding notes through DTC who wish to cause their outstanding notes to be tendered, but who cannot transmit their acceptances through ATOP prior to the expiration date, may cause a tender to be effected if:

          (1) guaranteed delivery is made by or through a firm or other entity identified in Rule 17Ad-15 under the Exchange Act, including:

          o    a bank;

          o a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker;

          o    a credit union;

          o a national securities exchange, registered securities association or clearing agency; or

          o a savings institution that is a participant in a Securities Transfer Association recognized program;

          (2) prior to the expiration date, the exchange agent receives from any of the above institutions a properly completed and duly executed notice of guaranteed delivery (by mail, hand delivery, facsimile transmission or overnight courier) substantially in the form provided with this prospectus; and

          (3) book-entry confirmation and an agent's message in connection therewith are received by the exchange agent within three Business Days after the expiration date.

     Notes held by holders. Holders who wish to tender their outstanding notes but (1) whose outstanding notes are not immediately available and will not be available for tendering prior to the expiration date, or (2) who cannot deliver their outstanding notes, the letter of transmittal, or any other required documents to the exchange agent prior to the expiration date, may effect a tender if:

     o    the tender is made by or through any of the above-listed institutions;

     o prior to the expiration date, the exchange agent receives from any above-listed institution a properly completed and duly executed notice of guaranteed delivery, whether by mail, hand delivery, facsimile transmission or overnight courier, substantially in the form provided with this prospectus; and

     o a properly completed and executed letter of transmittal, as well as the certificate(s) representing all tendered outstanding notes in proper form for transfer, and all other documents required by the letter of transmittal, are received by the exchange agent within three Business Days after the expiration date.

Withdrawal Rights

     You may withdraw tenders of outstanding notes, or any portion of your outstanding notes, in integral multiples of $1,000 principal amount due at the stated maturity, at any time prior to 5:00 p.m., New York City time, on the expiration date. Any outstanding notes properly withdrawn will be deemed to be not validly tendered for purposes of the exchange offer.

     Notes held through DTC. DTC participants holding outstanding notes who have transmitted their acceptances through ATOP may, prior to 5:00 p.m., New York City time, on the expiration date, withdraw the instruction given thereby by delivering to the exchange agent, at its address set forth under "--Exchange Agent," a written, telegraphic or facsimile notice of withdrawal of such instruction. Such notice of withdrawal must contain the name and number of the DTC participant, the principal amount due at the stated maturity of outstanding notes to which such withdrawal relates and the signature of the DTC participant. Receipt of such written notice of withdrawal by the exchange agent effectuates a withdrawal.

     Notes held by holders. Holders may withdraw their tender of outstanding notes, prior to 5:00 p.m., New York City time, on the expiration date, by delivering to the exchange agent, at its address set forth under "--Exchange Agent," a written, telegraphic or facsimile notice of withdrawal. Any such notice of withdrawal must (1) specify the name of the person who tendered the outstanding notes to be withdrawn, (2) contain a description of the outstanding notes to be withdrawn and identify the certificate number or numbers shown on the particular certificates evidencing such outstanding notes and the aggregate principal amount due at the stated maturity represented by such outstanding notes and (3) be signed by the holder of such outstanding notes in the same manner as the original signature on the letter of transmittal by which such outstanding notes were tendered (including any required signature guaranties), or be accompanied by (x) documents of transfer in a form acceptable to us, in our sole discretion, and (y) a properly completed irrevocable proxy that authorized such person to effect such revocation on behalf of such holder. If the outstanding notes to be withdrawn have been delivered or otherwise identified to the exchange agent, a signed notice of withdrawal is effective immediately upon written, telegraphic or facsimile notice of withdrawal even if physical release is not yet effected.

     All signatures on a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program; provided, however, that signatures on the notice of withdrawal need not be guaranteed if the outstanding notes being withdrawn are held for the account of any of the institutions listed above under "--Guaranteed Delivery Procedures."

     A withdrawal of an instruction or a withdrawal of a tender must be executed by a DTC participant or a holder of outstanding notes, as the case may be, in the same manner as the person's name appears on its transmission through ATOP or letter of transmittal, as the case may be, to which such withdrawal relates. If a notice of withdrawal is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the revocation appropriate evidence of authority to execute the notice of withdrawal. A DTC participant or a holder may withdraw an instruction or a tender, as the case may be, only if such withdrawal complies with the provisions of this prospectus.

     A withdrawal of a tender of outstanding notes by a DTC participant or a holder, as the case may be, may be rescinded only by a new transmission of an acceptance through ATOP or execution and delivery of a new letter of transmittal, as the case may be, in accordance with the procedures described herein.

Exchange Agent

     U.S. Bank National Association has been appointed as exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

                        By Registered or Certified Mail:
                         U.S. Bank National Association,
                                as Exchange Agent

                              60 Livingston Avenue
                            St. Paul, Minnesota 55107
                    Attention: Specialized Finance Department

                            By Hand before 4:30 p.m.:
                         U.S. Bank National Association,
                                as Exchange Agent

                              60 Livingston Avenue
                            St. Paul, Minnesota 55107
                    Attention: Specialized Finance Department

                By Hand after 4:30 p.m. or by Overnight Courier:
                         U.S. Bank National Association,
                                as Exchange Agent

                              60 Livingston Avenue
                            St. Paul, Minnesota 55107
                    Attention: Specialized Finance Department

                            Facsimile: (651) 495-8158
                            Telephone: (800) 934-6802

     The exchange agent also acts as trustee under the Indenture.

Transfer Taxes

     Holders of outstanding notes who tender their outstanding notes for exchange notes will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

                        DESCRIPTION OF THE EXCHANGE NOTES

     You can find the definitions of certain terms used in this description under the subheading "--Certain Definitions." In this description, the term "notes" refers to the outstanding notes and the exchange notes.

     Transportation Technologies Industries, Inc. (the "Company") issued the outstanding notes under an Indenture (the "Indenture") among itself, the Guarantors and U.S. Bank National Association, as trustee (the "Trustee"). The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"). For purposes of this "Description of the Exchange Notes," references to the "Company" are references to Transportation Technologies Industries, Inc. and not to any of its subsidiaries.

     The following description is a summary of the material provisions of the Indenture. It does not restate that agreement in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as holders of these notes. We will provide you with a copy of the Indenture if you request one.

Brief Description of the Exchange Notes and the Guarantees

The notes

     The notes:

     o    are general unsecured obligations of the Company;

     o are subordinated in right of payment to all existing and future Senior Indebtedness of the Company;

     o are senior in right of payment to any future subordinated Indebtedness of the Company; and

     o    are unconditionally Guaranteed by the Guarantors.

The Guarantees

     The notes are Guaranteed by the following Subsidiaries of the Company:

     o    Truck Components, Inc.

     o    Gunite Corporation

     o    Gunite EMI Corporation

     o    Brillion Iron Works, Inc.

     o    Fabco Automotive Corporation

     o    Bostrom Holdings, Inc.

     o    Bostrom Seating, Inc.

     o    Bostrom Specialty Seating, Inc.

     o    Imperial Group Holding Corp.--1

     o    Imperial Group Holding Corp.--2

     o    Imperial Group, L.P.

     o    JAII Management Company

The Guarantees of the notes:

     o    are general unsecured obligations of each Guarantor;

     o are subordinated in right of payment to all existing and future Senior Indebtedness of each Guarantor; and

     o are senior in right of payment to any future subordinated Indebtedness of each Guarantor.

     As of the date of the Indenture, all of our Subsidiaries became "Restricted Subsidiaries." However, under the circumstances described below in the definition of "Unrestricted Subsidiary," we are permitted to designate certain of our Subsidiaries as "Unrestricted Subsidiaries." Unrestricted Subsidiaries are not subject to many of the restrictive covenants in the Indenture. Unrestricted Subsidiaries do not Guarantee the notes. In addition, any Restricted Subsidiary with neither assets nor shareholders' equity in excess of $1 million and all Foreign Restricted Subsidiaries do not Guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-Guarantor Subsidiaries, these non-Guarantor Subsidiaries will pay the holders of their debt and their trade creditors and satisfy all of their other obligations before they will be able to distribute any of their assets to us.

Principal, Maturity and Interest

     The Company issued notes with a maximum aggregate principal amount of $100,000,000. The Company issued notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on March 31, 2010.

     Interest on the notes will accrue at the rate of 12.5% per annum and will be payable semi-annually in arrears on each March 31 and September 30, commencing on September 30, 2004, provided that the Company may at its option pay up to one-half of the September 30, 2004 interest payment through the issuance of additional notes and, if the Company so elects, the Company shall give notice to Holders on or prior to (but no earlier than 20 days before) such interest payment date stating such election and the amount of the interest payment to be satisfied through the issuance of the additional notes. The Company will make each interest payment to the Holders of record of the notes on the immediately preceding March 15 and September 15. The interest rate on the notes is subject to increase under the circumstances described below under the heading "Exchange Offer; Registration Rights."

     Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Optional Redemption

     From and after the Issue Date, the Company may redeem the notes, at its option, in whole at any time or in part from time to time, at the following redemption prices (expressed as percentages of the principal amount thereof), if redeemed during the twelve-month period commencing on March 31 of each year set forth below plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

Year                                                          Percentage
----                                                          ----------
2004......................................................     103.000%
2005......................................................     103.000%
2006......................................................     102.000%
2007......................................................     101.000%
2008 and thereafter.......................................     100.000%

     In the event of a redemption of less than all of the notes, the Trustee will select the notes to be redeemed as follows:

          (1) if the notes are listed, in compliance with the requirements of the principal national securities exchange on which such notes are listed; or

          (2) if the notes are not then listed, on a pro rata basis, by lot or in such other manner as the Trustee deems fair and equitable.

     The notes will be redeemable upon not less than 30 nor more than 60 days' prior written notice, mailed by first class mail to a Holder's registered address. Notices of redemption may not be conditional.

     If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after any redemption date, interest will cease to accrue on the notes or portions thereof called for redemption unless the Company has failed to redeem any such note.

Subordination

     The indebtedness represented by the notes is, to the extent and in the manner provided in the Indenture, subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the Company. The holders of Senior Indebtedness of the Company will be entitled to receive payment in full in cash of all amounts due on or in respect of all Senior Indebtedness of the Company before the Holders are entitled to receive or retain any payment of any kind on the notes (other than a payment in the form of Permitted Junior Securities or from the trust described under the subheading "--Legal Defeasance and Covenant Defeasance") in the event of any distribution to creditors of the Company in:

          (1) any insolvency or bankruptcy case or proceeding or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets whether voluntary or involuntary; or

          (2) any liquidation, dissolution or other winding-up of the Company whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

          (3) general assignment for the benefit of creditors; or

          (4) any other marshalling of assets or liabilities of the Company.

     The Company also may not make any payment in respect of the notes (other than a payment in the form of Permitted Junior Securities or from the trust described under the subheading "--Legal Defeasance and Covenant Defeasance") if:

          (1) a Payment Default on Designated Senior Indebtedness occurs and is continuing and the Trustee receives a notice of such Payment Default from the representative of the holders of Designated Senior Indebtedness; or

          (2) any Non-Payment Default occurs and is continuing on Designated Senior Indebtedness and the Trustee receives a notice of such Non-Payment Default (a "Payment Blockage Notice") from the representative of the holders of such Designated Senior Indebtedness.

     Payments on the notes must be resumed:

          (1) in the case of a Payment Default, upon the date on which such Payment Default is cured, waived in writing or otherwise ceases to exist; and

          (2) in case of a Non-Payment Default, the earlier of the date on which such Non-Payment Default is cured, waived in writing or otherwise ceases to exist or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Indebtedness has been accelerated.

     No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the effectiveness of the immediately preceding Payment Blockage Notice.

     No Non-Payment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee may be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 90 days.

     When the payment blockages described above are no longer in effect, the Company must resume making any and all required payments on the notes, including any missed payments. If the Company fails to make any payment on the notes when due or within any applicable grace period, whether or not on account of the payment blockage provisions, such failure would constitute an Event of Default under the Indenture and, subject to the other provisions of the Indenture, would enable the Holders to accelerate the maturity thereof. See "--Events of Default."

     Each Guarantee will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment of all Senior Indebtedness of the respective Guarantor and will be subject to the rights of holders of Designated Senior Indebtedness of such Guarantor to initiate payment blockage periods, upon terms substantially similar to the subordination provisions of the notes described above.

     A Holder by its acceptance of notes agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee its attorney-in-fact for such purpose.

     As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of the Company, Holders may recover less ratably than creditors of the Company who are holders of Senior Indebtedness and trade creditors. See "Risk Factors--Your right to receive payments on these notes will be junior to our senior credit facilities and the guarantees of these notes will be junior to our guarantors' guarantees of our senior credit facilities."

     Holders of Senior Indebtedness are third party beneficiaries of the subordination provisions of the Indenture and the Senior Credit Facility provides that no amendment of these provisions may be effected without the prior written consent of the holders of a majority of the principal amount of Senior Indebtedness outstanding under the Senior Credit Facility.

Certain Covenants

     The Indenture will contain, among others, the following covenants:

Limitation on Additional Indebtedness

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur (as defined) any Indebtedness (including Acquired Indebtedness); provided that, the Company or any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness) if after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Company's Consolidated Fixed Charge Coverage Ratio is at least 2:00 to 1.

     Notwithstanding the foregoing, the Company and the Restricted Subsidiaries may incur Permitted Indebtedness; provided that the Company may not incur any Permitted Indebtedness that ranks junior in right of payment to the notes that has a maturity or mandatory sinking fund payment prior to the maturity of the notes.

     Notwithstanding any other provision of this "--Limitation on Additional Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness or is otherwise entitled to be incurred pursuant to this covenant, the Company may, in its sole discretion, classify (or reclassify) such item of Indebtedness in any manner that complies with this covenant and such items of Indebtedness will be treated as having been incurred pursuant to only one of the categories of Permitted Indebtedness or pursuant to the first paragraph hereof. Accrual of interest or accretion of accreted value will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

Limitation on Other Senior Subordinated Indebtedness

     The Company will not, and will not permit any Guarantor to, directly or indirectly, incur, contingently or otherwise, any Indebtedness (other than the notes and the Guarantees, as the case may be) that is both

          (1) subordinate in right of payment to any Senior Indebtedness of the Company or such Guarantor, as the case may be; and

          (2) senior in right of payment to the notes or the Guarantee of such Guarantor, as the case may be. For purposes of this covenant, Indebtedness is deemed to be senior in right of payment to the notes or a Guarantee, as the case may be, if it is not explicitly subordinated in right of payment to Senior Indebtedness of the Company or such Guarantor, as the case may be, at least to the same extent as the notes and the Guarantee of such Guarantor, as the case may be, are subordinated to such Senior Indebtedness.

Limitation on Restricted Payments

     The Company will not make, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make, any Restricted Payment, unless:

          (1) no Default or Event of Default has occurred and is continuing at the time of or immediately after giving effect to such Restricted Payment;

          (2) immediately after giving pro forma effect to such Restricted Payment, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under "--Limitation on Additional Indebtedness" above; and

          (3) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date does not exceed the sum of, without duplication:

               (a) 50% of the Company's Cumulative Consolidated Net Income (or minus 100% of any cumulative deficit in Consolidated Net Income during such period);

               (b) 100% of the aggregate Net Proceeds received by the Company from the issue or sale after the Issue Date of Capital Stock (other than Disqualified Capital Stock or Capital Stock of the Company issued to any Subsidiary of the Company or to an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries for the benefit of their employees to the extent the purchase by such plan or trust is financed by Indebtedness of such plan or trust and for which the Company is liable as guarantor or otherwise) of the Company or any Indebtedness or other securities of the Company convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Company which have been so converted, exercised or exchanged, as the case may be;

               (c) without duplication of any amounts included in clause (3)(b) above, 100% of the aggregate Net Proceeds received by the Company from any equity contribution from a holder of the Company's Capital Stock, excluding, in the case of clauses 3(b) and (c), any Net Proceeds used to purchase, redeem or otherwise retire Capital Stock or Indebtedness as set forth in clause (2) below; and

               (d) without duplication, the sum of:

                    (i) the aggregate amount returned in cash on or with respect to an Investment (other than a Permitted Investment) in any Person made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions;

                    (ii) the net proceeds received by the Company or any of its
               Restricted Subsidiaries from the disposition (other than to the Company or a Subsidiary of the Company), retirement or redemption of all or any portion of an Investment described in clause
               (3)(d)(i); and

                    (iii) upon redesignation of an Unrestricted Subsidiary as a
               Restricted Subsidiary, the fair market value of the net assets of such Subsidiary;

     provided, however, that, with respect to an Investment in any Person, the sum of clauses (i), (ii) and (iii) above with respect to the Investment in such Person may not exceed the aggregate amount of all Investments made in such Person subsequent to the Issue Date.

     For purposes of determining under clause (3) above, the amount expended for Restricted Payments, cash distributed will be valued at the face amount thereof and property other than cash will be valued at its fair market value.

     The provisions of this covenant will not prohibit

          (1) the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of the Indenture;

          (2) the repurchase, redemption, defeasance or other acquisition or retirement of any shares of Capital Stock of the Company or Indebtedness subordinate in right of payment to the notes by conversion into, or by or in exchange for, shares of Capital Stock of the Company (other than Disqualified Capital Stock), or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company or to an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries for the benefit of their employees to the extent the purchase by such plan or trust is financed by Indebtedness of such plan or trust and for which the Company is liable as guarantor or otherwise) of other shares of Capital Stock of the Company (other than Disqualified Capital Stock);

          (3) the redemption or retirement of Indebtedness of the Company subordinate in right of payment to the notes in exchange for, by conversion into, or out of the Net Proceeds of a substantially concurrent sale or incurrence of, Indebtedness of the Company (other than any Indebtedness owed to a Subsidiary of the Company) that is Refinancing Indebtedness;

          (4) the repurchase of shares of, or options to purchase shares of, common stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements and stockholders' agreements) or plans (or amendments thereto) approved by the Board of Directors under which such persons purchase or sell or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such repurchases shall not exceed $2 million;

          (5) so long as no Default or Event of Default shall have occurred and be continuing, the payment of fees and the reimbursement of out-of-pocket expenses, in each case pursuant to the Monitoring Agreement as in effect on the Issue Date, and pursuant to any amendment thereto or any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the Monitoring Agreement as in effect on the Issue Date;

          (6) so long as no Default or Event of Default shall have occurred and be continuing, the repurchase, redemption, repayment, retirement or other acquisition of shares of Series A Preferred Stock and/or Series E Preferred Stock outstanding on the Issue Date (together with any additional Capital Stock issued as in-kind dividends thereon and the amount of any accumulated but unpaid dividends thereon, in each case, pursuant to the terms of such Preferred Stock as in effect on the Issue Date) with the net proceeds of Subordinated Indebtedness issued pursuant to clause (15) of the definition of Permitted Indebtedness; and

          (7) so long as no Default or Event of Default shall have occurred and be continuing, the payment of cash dividends accruing after March 15, 2005 on the Series A Preferred Stock in accordance with the terms thereof as in effect on the Issue Date.

     In calculating the aggregate amount of Restricted Payments made subsequent to the Issue Date for purposes of clause (3) of the first paragraph above, amounts expended pursuant to clauses (1), (4) and (7) of the immediately preceding paragraph will be included in such calculation.

     Not later than the date of making any Restricted Payment, the Company will deliver to the Trustee an officers' certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant described above were computed, which calculations may be based upon the Company's latest available financial statements.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be acquired, transferred or issued to or by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

Limitation on Liens

     The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind (other than Permitted Liens) upon any property or asset of the Company or any of its Restricted Subsidiaries or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary of the Company which owns property or assets, now owned or hereafter acquired, without making or causing (except with respect to Permitted Liens) the Restricted Subsidiary to make, effective provision for securing the notes or, with respect to Liens on any Guarantor's property or assets, the Guarantee of such Guarantor; and

          (1) if such Lien secures Indebtedness which is subordinate in right of payment to the notes or the Guarantee of such Guarantor, as the case may be, any such Lien will be subordinate to the Lien granted to Holders or the Guarantee of such Guarantor, as the case may be, to the same extent as such Indebtedness is subordinate in right of payment to the notes or the Guarantee of such Guarantor, as the case may be; and

          (2) in all other cases, the notes or the Guarantee of such Guarantor, as the case may be, are equally and ratably secured.

Limitation on Transactions with Affiliates

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate (each, an "Affiliate Transaction") or ex-tend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless

          (1) such Affiliate Transaction is between or among the Company and one or more of its Wholly Owned Subsidiaries; or

          (2) the terms of such Affiliate Transaction are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties.

     In any Affiliate Transaction (or any series of related Affiliate Transactions which are similar or part of a common plan) involving an amount or having a fair market value in excess of $1 million which is not permitted under clause (1) above, the Company must obtain a board resolution of the Board of Directors of the Company certifying that such Affiliate Transaction complies with clause (2) above. In any Affiliate Transaction (or any series of related Affiliate Transactions which are similar or part of a common plan) involving an amount or having a fair market value in excess of $10 million which is not permitted under clause (1) above, the Company must obtain a favorable written opinion as to the fairness of such transaction or transactions, as the case may be, from an Independent Financial Advisor.

     The foregoing provisions will not apply to

          (1) any Restricted Payment that is not prohibited by the provisions described under "--Limitation on Restricted Payments" above;

          (2) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors;

          (3) the grant of stock options, restricted stock or similar rights to employees and directors of the Company pursuant to plans approved by the Company's Board of Directors;

          (4) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $2 million in the aggregate outstanding at any one time;

          (5) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the holders in any material respect than the original agreement as in effect on the Issue Date;

          (6) (i) issuances of Capital Stock of the Company (other than Disqualified Capital Stock) and (ii) the amendment of any terms of any Capital Stock of the Company;

          (7) any transaction between the Company and any of its Affiliates involving ordinary course of business investment banking, commercial banking, financial advisory services and related activities; and

          (8) the payment of fees and the reimbursement of out-of-pocket expenses, in each case pursuant to the Monitoring Agreement as in effect on the Issue Date and pursuant to any amendment thereto and any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the Monitoring Agreement as in effect on the Issue Date.

Limitation on Creation of Subsidiaries

     The Company will not create or acquire, and will not permit any of its Restricted Subsidiaries to create or acquire, any Subsidiary other than

          (1) a Restricted Subsidiary existing as of the Issue Date;

          (2) a Restricted Subsidiary that is acquired or created after the Issue Date; provided, however, that each such Restricted Subsidiary (other than a Foreign Restricted Subsidiary) at the time it has either assets or shareholders' equity in excess of $1 million must execute a Guarantee, satisfactory in form and substance to the Trustee (and with such documentation relating thereto as the Trustee may require, including, without limitation, a supplement or amendment to the Indenture and opinions of counsel as to the enforceability of such Guarantee), pursuant to which such Restricted Subsidiary will become a Guarantor; or

          (3) an Unrestricted Subsidiary.

Limitation on Asset Sales

     The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless

          (1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value of the assets sold or otherwise disposed of;

          (2) not less than 75% of the consideration received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash and Cash Equivalents other than in the case where the Company is undertaking a Permitted Asset Swap; provided that the following will be deemed to be cash for purposes of this clause (2):

               (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinate in right of payment to the notes or any Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

               (b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion) within 180 days after the applicable Asset Sale; and

          (3) the Asset Sale Proceeds received by the Company or such Restricted Subsidiary are applied:

               (a) first, to the extent the Company or any such Restricted Subsidiary, as the case may be, elects, or is required, to prepay, repay or purchase Indebtedness under any then existing Senior Indebtedness of the Company or any such Restricted Subsidiary within 365 days following the receipt of the Asset Sale Proceeds from any Asset Sale; provided that any such repayment, to the extent relating to revolving credit, must result in a permanent reduction of the commitments thereunder in an amount equal to the principal amount so repaid;

               (b) second, to the extent of the balance of Asset Sale Proceeds after application as described above, to the extent the Company elects, to make an Investment in property or other assets (including Capital Stock or other securities purchased in connection with the acquisition of

          Capital Stock or property of another Person) in compliance with "--Limitation on Conduct of Business" below within 365 days following the receipt of such Asset Sale Proceeds; and

               (c) third, if on such 365th day in the case of clause (3)(a) or
          (3)(b) with respect to any Asset Sale, the Available Asset Sale Proceeds exceed $5 million, the Company must apply an amount equal to the Available Asset Sale Proceeds to an offer to repurchase the notes, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date (an "Excess Proceeds Offer");

provided that, notwithstanding the foregoing, Asset Sale Proceeds that consist of insurance proceeds may be applied at any time within 365 days to either a prepayment, repayment or purchase under any of the Senior Credit Facilities or an Investment in property or other assets in compliance with "--Limitation on Conduct of Business" below.

     Within 30 days of the date specified in clause (3)(c) above, the Company will mail to the Trustee and each Holder a notice stating, among other things, that the Company is making an Excess Proceeds Offer and offering to repurchase notes on the date specified in such notice (which will be a Business Day no earlier than 30 days nor later than 45 days from the date such notice is mailed) pursuant to the procedures required by the Indenture and described in such notice.

     If an Excess Proceeds Offer is not fully subscribed, the Company may retain the portion of the Available Asset Sale Proceeds not required to repurchase notes.

     In the event of the transfer of substantially all of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under "--Merger, Consolidation or Sale of Assets" below, the successor Person will be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and must comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to an Excess Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by virtue thereof.

Limitation on Preferred Stock of Restricted Subsidiaries

     The Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (except Preferred Stock issued to the Company or a Wholly Owned Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Subsidiary of the Company) to hold any such Preferred Stock unless such Restricted Subsidiary would be entitled to incur or assume Indebtedness (other than Permitted Indebtedness) in compliance with "--Limitation on Additional Indebtedness" above in the aggregate principal amount equal to the aggregate liquidation value of the Preferred Stock to be issued.

Limitation on Capital Stock of Restricted Subsidiaries

     The Company will not

          (1) sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of a Restricted Subsidiary of the Company (other than any such transaction resulting in a Lien which constitutes a Permitted Lien); or

          (2) permit any of its Restricted Subsidiaries to issue any Capital Stock, other than to the Company or a Wholly Owned Subsidiary of the Company.

     The foregoing restrictions will not apply to an Asset Sale made in compliance with "--Limitation on Asset Sales" above (provided that if such Asset Sale is for less than all of the outstanding Capital Stock of any Restricted Subsidiary held by the Company or any of its Restricted Subsidiaries, such Asset Sale must also comply with "--Limitation on Restricted Payments" above) or the issuance of Preferred Stock in compliance with "--Limitation on Preferred Stock of Restricted Subsidiaries" above.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to

          (1) pay dividends or make any other distributions to the Company or any Restricted Subsidiary of the Company

               (a) on its Capital Stock or

               (b) with respect to any other interest or participation in, or measured by, its profits;

          (2) repay any Indebtedness or any other obligation owed to the Company or any Restricted Subsidiary of the Company;

          (3) make loans or advances or capital contributions to the Company or any of its Restricted Subsidiaries; or

          (4) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries;

except for such encumbrances or restrictions existing under or by reason of

          (1) encumbrances or restrictions existing on the Issue Date to the extent and in the manner such encumbrances and restrictions are in effect on the Issue Date;

          (2) the Indenture, the notes and the Guarantees;

          (3) applicable law;

          (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person (including any Subsidiary of the Person), so acquired or any contract to which the Person (including any Subsidiary of such Person) so acquired is a party so long as such contract was not entered into in contemplation of such acquisition;

          (5) customary non-assignment provisions in leases or other agreements entered in the ordinary course of business and consistent with past practices;

          (6) Refinancing Indebtedness; provided that such restrictions are no more restrictive than those contained in the agreements governing the Indebtedness being refunded, refinanced or extended;

          (7) customary restrictions in Capitalized Lease Obligations, security agreements or mortgages securing Indebtedness of the Company or a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such Capitalized Lease Obligations, security agreements and mortgages;

          (8) customary restrictions with respect to a Restricted Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary;

          (9) the Senior Credit Facilities;

          (10) customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary.

Limitation on Conduct of Business

     The Company and its Restricted Subsidiaries will not engage in any businesses which are not the same as or similar, ancillary, complementary or related to the businesses in which the Company and its Restricted Subsidiaries are engaged in on the Issue Date. Notwithstanding the foregoing, the Company may acquire and operate any business which at the time of acquisition is primarily the same, similar, ancillary or related to the businesses in which the Company and its Restricted Subsidiaries are engaged in on the Issue Date.

Limitation on Sale and Lease-Back Transactions

     The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Lease-Back Transaction; provided that the Company or any Guarantor may enter into a Sale and Lease-Back Transaction if:

          (1) the Company or that Guarantor, as applicable, could have

               (a) incurred Indebtedness (other than Permitted Indebtedness) in an amount equal to the Attributable Indebtedness relating to such Sale and Lease-Back Transaction under "--Limitation on Additional Indebtedness" above; and

               (b) incurred a Lien to secure such Indebtedness pursuant to "--Limitation on Liens" above (assuming solely for purposes of this clause (b) that the Attributable Indebtedness relating to such Sale and Lease-Back Transactions constituted Capitalized Lease Obligations);

          (2) the gross cash proceeds of that Sale and Lease-Back Transaction are at least equal to the fair market value of the property sold; and

          (3) the transfer of assets in that Sale and Lease-Back Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with "--Limitation on Asset Sales" above.

Payments for Consent

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the notes unless such consideration is offered to be paid or agreed to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment.

Change of Control Offer

     If a Change of Control occurs, the Company must make an offer to repurchase (the "Change of Control Offer") each Holder's outstanding notes at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Payment Date (as defined) in accordance with the procedures set forth below.

     Within 30 days of the occurrence of a Change of Control, the Company will mail to the Trustee and each Holder a notice describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the date specified in such notice (which will be a Business Day no earlier than 30 days nor later than 45 days from the date such notice is mailed (the "Change of Control Payment Date")) pursuant to the procedures required by the Indenture and described in such notice.

     On the Change of Control Payment Date, the Company will, to the extent lawful,

          (1) accept for payment notes or portions thereof tendered pursuant to the Change of Control Offer;

          (2) deposit with the Paying Agent money sufficient to pay the Change of Control Purchase Price of all notes or portions thereof so tendered; and

          (3) deliver or cause to be delivered to the Trustee notes so accepted together with an officers' certificate stating the aggregate principal amount of notes or portions thereof tendered to the Company.

     The Paying Agent will promptly mail to each Holder of notes so accepted payment in an amount equal to the Change of Control Purchase Price for such notes, and the Company will execute and issue, and the Trustee will promptly authenticate and mail to such holder, a new Note equal in principal amount to any unpurchased portion of the notes surrendered; provided that each such new Note will be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

     Prior to the mailing of the notice to holders described above, but in any event within 30 days following any Change of Control, the Company covenants to

          (1) repay in full all obligations and terminate all commitments under or in respect of all outstanding Senior Indebtedness the terms of which prohibit the purchase by the Company of the notes upon a Change of Control in compliance with the terms of this covenant or offer to repay in full all obligations and terminate all commitments under or in respect of all such Senior Indebtedness and repay the Senior Indebtedness owed to each such lender who has accepted such offer; or

          (2) obtain the requisite consents under all such Senior Indebtedness containing such prohibition to permit the repurchase of the notes as described above.

     The Company must first comply with the covenant described in the preceding sentence before it will be required to purchase notes in the event of a Change of Control; provided that the Company's failure to comply with the covenant described in the preceding sentence will constitute an Event of Default described in clause (4) under "--Events of Default" below.

     The Indenture further provides that (1) if the Company or any Restricted Subsidiary of the Company has outstanding any Indebtedness that is subordinated in right of payment to the notes or Preferred Stock, and the Company or such Restricted Subsidiary is required to make a change of control offer or to make a distribution with respect to such subordinated Indebtedness or Preferred Stock in the event of a Change of Control, the Company will not consummate any such offer or distribution with respect to such subordinated Indebtedness or Preferred Stock until such time as the Company has paid the Change of Control Purchase Price to the Holders that have accepted the Company's Change of Control Offer and must otherwise have consummated the Change of Control Offer and (2) the Company will not issue Indebtedness that is subordinated in right of payment to the notes or Preferred Stock with change of control provisions requiring the payment of such Indebtedness or Preferred Stock prior to the payment of the notes tendered pursuant to a Change of Control Offer in the event of a Change of Control.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

     The definition of Change of Control includes a phrase relating to the sale, lease, exchange or other transfer of "all or substantially all" of the Company's assets. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Company to repurchase the notes as a result of sale, lease, exchange or other transfer of less than all of the assets of the Company to another person may be uncertain.

Merger, Consolidation or Sale of Assets

     The Company will not and will not permit any of its Restricted Subsidiaries to (1) consolidate or merge with or into another Person (whether or not the Company or such Restricted Subsidiary will be the continuing Person), or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to any Person unless:

          (1) either the Company or such Restricted Subsidiary, as the case may be, is the continuing Person, or the Person (if other than the Company or such Restricted Subsidiary) formed by such consolidation or into which the Company or such Restricted Subsidiary, as the case may be, is merged or to which the assets of the Company or such Restricted Subsidiary, as the case may be, are sold, assigned, transferred, leased, conveyed or otherwise disposed of must be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and must expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company or such Restricted Subsidiary, as the case may be, under the Indenture, the notes and the Guarantees, and the obligations thereunder will remain in full force and effect;

          (2) immediately before and immediately after giving effect to such transaction, no Default or Event of Default will have occurred and be continuing; and

               (3) immediately after giving effect to such transaction on a pro forma basis the Company or such Person

               (a) will have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and

               (b) will be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under "--Certain Covenants--Limitation on Additional Indebtedness" above.

     In connection with any consolidation, merger or transfer of assets contemplated by this provision, the Company will deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this provision and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Reports to Holders

     Whether or not required by the Commission, so long as any notes are outstanding, the Company will furnish to the Holders, within the time periods specified in the Commission's rules and regulations:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

          (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

     If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

     In addition, whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses (1) and
(2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company will also furnish to Holders, securities analysts and prospective investors upon request the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Guarantees

     The Guarantors will guarantee the notes on a general unsecured basis. All payments pursuant to the Guarantees by the Guarantors will be subordinate in right of payment to the prior payment in full of all existing and future Senior Indebtedness of each respective Guarantor, to the same extent and in the same manner that all payments pursuant to the notes are subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the Company.

     The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees of Senior Indebtedness) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee will be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

     A Guarantor will be released from all of its obligations under its Guarantee if:

          (1) (a) all of its assets or Capital Stock is sold, in each case in a transaction in compliance with "--Certain Covenants--Limitation on Asset Sales" above, (b) the Guarantor merges with or into or consolidates with, or transfers all or substantially all of the assets to the Company or another Guarantor in compliance with "--Merger, Consolidation or Sale of Assets" above, or (c) such Guarantor is designated an Unrestricted Subsidiary; and

          (2) such Guarantor has delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent herein provided for relating to such transaction have been complied with.

Events of Default

     The following events are defined in the Indenture as "Events of Default":

          (1) default in payment of any principal of, or premium, if any, on the notes whether at maturity, upon redemption, required repurchase or otherwise (whether or not such payment is prohibited by the subordination provisions of the Indenture);

          (2) default for 30 days in payment of any interest on the notes;

          (3) default by the Company or any Restricted Subsidiary in the observance of its obligations under "--Merger, Consolidation or Sale of Assets";

          (4) default by the Company or any Restricted Subsidiary in the observance or performance of any of its obligations under the covenants described above under "--Change of Control Offer" or under the covenants described in "--Certain Covenants" (in each case, other than a failure to purchase notes) for 30 days after written notice from the Trustee or the Holders of not less than 25% in aggregate principal amount of the notes then outstanding;

          (5) default by the Company or any Restricted Subsidiary in the observance or performance of any other covenant in the notes or the Indenture for 60 days after written notice from the Trustee or the Holders of not less than 25% in aggregate principal amount of the notes then outstanding;

          (6) failure to pay when due (giving effect to any applicable grace periods and any waiver or extension thereof) principal, interest or premium with respect to any Indebtedness of the Company or any Restricted Subsidiary thereof, or the acceleration of any such Indebtedness, if the aggregate amount of such Indebtedness, together with the amount of any other such Indebtedness in default for failure to pay principal, interest or premium or which has been accelerated, aggregates $10 million or more at any time;

          (7) any final judgment or judgments which can no longer be appealed for the payment of money in excess of $10 million is rendered against the Company or any Restricted Subsidiary, and is not discharged for any period of 60 consecutive days during which a stay of enforcement is not in effect;

          (8) certain events involving bankruptcy, insolvency or reorganization of the Company or any Restricted Subsidiary that is a Significant Subsidiary; and

          (9) any of the Guarantees ceases to be in full force and effect or any of the Guarantees is declared to be null and void and unenforceable or any of the Guarantees is found to be invalid or any of the Guarantors denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of the Indenture).

     The Indenture provides that the Trustee may withhold notice to the Holders of any Default (except in payment of principal or premium, if any, or interest on the notes) if the Trustee considers it to be in the best interest of the Holders to do so.

     The Indenture provides that if an Event of Default (other than an Event of Default of the type described in clause (8) above) has occurred and is continuing, then the Trustee or the Holders of not less than 25% in aggregate principal amount of the notes then outstanding may declare to be immediately due and payable the entire principal amount of all the notes then outstanding plus accrued and unpaid interest, if any, to the date of acceleration and (1) the same will become immediately due and payable or (2) if there are any amounts outstanding under any Senior Credit Facility, will become immediately due and payable upon the first to occur of an acceleration under such Senior Credit Facility or five business days after receipt by the Company and the representative under such Senior Credit Facility of a notice of acceleration; provided, however, that after such acceleration but before a judgment or decree based on acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of outstanding notes may rescind and annul such acceleration if

          (1) all Events of Default, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived as provided in the Indenture;

          (2) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

          (3) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

          (4) in the event of the cure or waiver of an Event of Default of the type described in clause (6) or (7) of the above Events of Default, the Trustee must have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived.

     No such rescission will affect any subsequent Default or impair any right consequent thereto. In case an Event of Default of the type described in clause
(8) above occurs, the principal, premium and interest amount with respect to all of the notes will be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders.

     The Holders of a majority in principal amount of the notes then outstanding have the right to waive any existing Default or compliance with any provision of the Indenture or the notes and to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, subject to certain limitations provided for in the Indenture and under the TIA.

     No Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless

          (1) such Holder has previously given to the Trustee written notice of a continuing Event of Default;

          (2) the Holders of at least 25% in aggregate principal amount of the outstanding notes have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as Trustee;

          (3) the Trustee has not received from the Holders of a majority in aggregate principal amount of the outstanding notes a direction inconsistent with such request; and

          (4) the Trustee has failed to institute such a proceeding within 60 days.

     Notwithstanding the foregoing, such limitations do not apply to a suit instituted on such Note on or after the respective due dates expressed in such Note.

No Personal Liability of Directors, Officers, Employees and Stockholders

     None of the directors, officers, employees, incorporators or stockholders of the Company or its Subsidiaries, as such, will be personally liable for any obligations of the Company or its Subsidiaries under the notes or the Indenture or for any claim based on, in respect of, or by reason of, these obligations or their creation. Each Holder, by accepting a note waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the notes.

Modification of Indenture

     From time to time, the Company, the Guarantors and the Trustee may, without the consent of the Holders, amend or supplement the Indenture for certain specified purposes, including providing for uncertificated notes in addition to certificated notes, and curing any ambiguity, defect or inconsistency, or making any other change that does not, in the opinion of the Trustee, materially and adversely affect the rights of any Holder. The Indenture contains provisions permitting the Company, the Guarantors and the Trustee, with the consent of Holders of at least a majority in principal amount of the outstanding notes, to modify or supplement the Indenture, except that no such modification may, without the consent of each Holder affected thereby,

          (1) reduce the percentage in principal amount of outstanding notes whose Holders must consent to an amendment, supplement, or waiver or consent to take any action under the Indenture or the notes;

          (2) reduce the rate of or change the time for payment of interest (including defaulted interest), on any note;

          (3) reduce the principal of or change or have the effect of changing the fixed maturity of any notes, or change the date on which any notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

          (4) make any note payable in money other than that stated in the note or change the place of payment from New York, New York;

          (5) waive a Default in the payment of the principal of, interest on, or redemption payment with respect to, any note (except a rescission of acceleration of the notes by the Holders and a waiver of the payment default that resulted from such acceleration);

          (6) make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of notes to waive Defaults or Events of Default;

          (7) affect the subordination or ranking of the notes or any Guarantee in a manner adverse to the Holders;

          (8) after such obligation has arisen, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Excess Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto; or

          (9) release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture.

Legal Defeasance and Covenant Defeasance

     The Indenture provides that the Company may elect either

          (1) to defease and be discharged from any and all of their and any Guarantor's obligations with respect to the notes (except for the obligations to register the transfer or exchange of such notes, to replace temporary or mutilated, destroyed, lost or stolen notes, to maintain an office or agency in respect of the notes and to hold monies for payment in trust) ("Legal Defeasance"); or

          (2) to be released from their obligations with respect to the notes under some of the covenants contained in the Indenture ("Covenant Defeasance")

upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money and/or non-callable U.S. government obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of, premium, if any, and interest on the notes, on the scheduled due dates therefor or on a selected date of redemption in accordance with the terms of the Indenture. Such a trust may only be established if, among other things,

          (1) the Company has delivered to the Trustee an opinion of counsel to the effect that neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended;

          (2) (i) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (ii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such Covenant Defeasance had not occurred;

          (3) no Default or Event of Default has occurred and is continuing on the date of such deposit or insofar as Events of Default from bankruptcy, insolvency or reorganization events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (4) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of or constitute a Default under the Indenture or any other material agreement or instrument to which any of the Company or any of its Subsidiaries is a party or by which the Company or any Subsidiary is bound;

          (5) the Company has delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

          (6) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

          (7) the Company has delivered to the Trustee an opinion of counsel to the effect that

               (a) the trust funds will not be subject to any rights of holders of Senior Indebtedness of the Company or of any Guarantor, including, without limitation, those arising under the Indenture, and

               (b) assuming no intervening bankruptcy occurs and that no Holder is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

          (8) other customary conditions precedent are satisfied.

Satisfaction and Discharge

     The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the notes, as expressly provided for in the Indenture) as to all outstanding notes and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture, when:

          (1) either:

               (a) all the notes authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

               (b) all notes not delivered to the Trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes not delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

          (2) the Company has paid all other sums payable under the Indenture by the Company; and

          (3) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Compliance Certificate

     The Company will deliver to the Trustee on or before 90 days after the end of the Company's fiscal year and on or before 45 days after the end of each of the first, second and third fiscal quarters in each year an officers' certificate stating whether or not the signers know of any Default or Event of Default that has occurred. If they do, the certificate will describe the Default or Event of Default, its status and the intended method of cure, if any.

Methods of Receiving Payments on the Notes

     The Company will make all principal, premium and interest payments on the notes at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders. The Trustee will initially act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Trustee

     The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

     The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

Transfer and Exchange

     Holders may transfer or exchange notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption and is not required to transfer or exchange any Note for a period of 15 days before a selection of notes to be redeemed.

     The registered holder of a Note may be treated as the owner of such Note for all purposes.

Certain Definitions

     Set forth below is a summary of certain of the defined terms used in the Indenture. We refer you to the Indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Indebtedness" means Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or is merged into or consolidated with any other Person or which is assumed in connection with the acquisition of assets from such Person and, in each case, whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such merger, consolidation or acquisition.

     "Adjusted Net Assets" of any Person at any date means the lesser of the amount by which

          (1) the fair value of the property of such Person exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Guarantee of such Person at such date; and

          (2) the present fair salable value of the assets of such Person at such date exceeds the amount that will be required to pay the probable liability of such Person on its debts (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of such Person in respect of the obligations of such Person under the Guarantee of such Person), excluding Indebtedness in respect of the Guarantee of such Person, as they become absolute and matured.

     "Affiliate" means, with respect to any specific Person, any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that, for purposes of the covenant described under "--Certain Covenants--Limitation on Transactions with Affiliates," beneficial ownership of at least 10% of the voting securities of a Person, either directly or indirectly, will be deemed to be control.

     "Asset Acquisition" means

          (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person (other than Investments in the Company or any existing Restricted Subsidiary of the Company) pursuant to which such Person becomes a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or is merged with or into the Company or any Restricted Subsidiary of the Company; or

          (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

     "Asset Sale" means any direct or indirect sale, issuance, conveyance, assignment, transfer, lease or other disposition (including any Sale and Lease-Back Transaction), other than to the Company or any of its Wholly Owned Subsidiaries, in any single transaction or series of related transactions of

          (1) any Capital Stock of or other equity interest in any Restricted Subsidiary of the Company; or

          (2) any other property or assets of the Company or of any Restricted Subsidiary thereof;

provided that Asset Sales do not include

          (1) receipt of proceeds from transactions that involve assets, in each fiscal year of the Company, having a fair market value or for which the Company or its Restricted Subsidiaries receive aggregate consideration of no more than $1,000,000;

          (2) sales of inventory and the Company's products in the ordinary course of business and consistent with past practices;

          (3) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under "--Merger, Consolidation or Sale of Assets" above;

          (4) sales of Cash Equivalents;

          (5) granting of Liens not otherwise prohibited by the Indenture;

          (6) leases or subleases to third persons in the ordinary course of business that do not interfere in any material respect with the business of the Company or any of its Restricted Subsidiaries;

          (7) sales or other disposition of assets that are obsolete, uneconomic, negligible, worn out or surplus in the ordinary course of business;

          (8) sales of assets in connection with Sale and Lease-Back Transactions that occur substantially contemporaneously with the acquisition of such assets by the Company and its Restricted Subsidiaries; provided, that such Sale and Lease-Back Transactions occur no later than 180 days after the acquisition of such assets; and

          (9) issuances of directors' qualifying shares.

     "Asset Sale Proceeds" means, with respect to any Asset Sale,

          (1) cash received by the Company or any Restricted Subsidiary of the Company from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after

               (a) provision for all income or other taxes measured by or resulting from such Asset Sale;

               (b) payment of all brokerage commissions, underwriting and other fees and expenses related to, and other costs and charges incurred in connection with, such Asset Sale;

               (c) provision for minority interest holders in any Restricted Subsidiary of the Company as a result of such Asset Sale;

               (d) repayment of Indebtedness that is secured by the assets subject to such Asset Sale or otherwise required to be repaid in connection with such Asset Sale;

               (e) deduction of appropriate amounts to be provided by the Company or a Restricted Subsidiary of the Company as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Company or a Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale; and

               (f) any amounts required to be placed by the Company or any Restricted Subsidiary of the Company in a restricted escrow or reserve account by the terms of the agreements pursuant to which the Asset Sale is made, provided that any such amounts shall be deemed to be Asset Sale Proceeds of an Asset Sale upon the release of such amounts to the Company or any Subsidiary; and

          (2) promissory notes and other non-cash consideration received by the Company or any Restricted Subsidiary of the Company from such Asset Sale or other disposition upon the liquidation or conversion of such promissory notes or non-cash consideration into cash.

     "Attributable Indebtedness" in respect of a Sale and Lease-Back Transaction means, as at the time of determination the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

     "Available Asset Sale Proceeds" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clause (3)(a) or (3)(b), and which have not yet been the basis for an Excess Proceeds Offer in accordance with clause (3)(c) of the first paragraph of "--Certain Covenants--Limitation on Asset Sales" above.

     "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof (which, with respect to any Person that is not a corporation, shall include any board, committee, person or other group having similar authority and responsibilities).

     "Borrowing Base" means, as of any date, an amount equal to the sum of (i) 60% of the aggregate book value of inventory (adjusted to include any LIFO reserves) and (ii) 85% of the aggregate book value of all accounts receivable (net of bad debt reserves) of the Company and its Restricted Subsidiaries on a consolidated basis, as determined in accordance with GAAP consistently applied. To the extent that information is not available as to the amount of inventory or accounts receivable as of a specific date, the Company shall use the most recent available information for purposes of calculating the Borrowing Base.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, partnership or limited liability company interests or any other participation, right or other interest in the nature of an equity interest in such Person including, without limitation, Common Stock and Preferred Stock of such Person, or any option, warrant or other security convertible into any of the foregoing.

     "Capitalized Lease Obligations" means with respect to any Person, Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness will be the capitalized amount of such obligations determined in accordance with GAAP.

     "Cash Equivalents" means

          (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

          (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's, a division of The McGraw Hill Companies, Inc. ("S&P") or Moody's Investors Service, Inc. ("Moody's");

          (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

          (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000;

          (5) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

          (6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through
     (5) above.

     A "Change of Control" of the Company will be deemed to have occurred at such time as

          (1) any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), other than a Permitted Holder, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of 50% or more of the total voting power of the Company's Capital Stock;

          (2) there is consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any Person or Group, together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture) other than to the Company, any of its Restricted Subsidiaries or the Permitted Holders; or

          (3) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company has been approved by a majority of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of the Company.

     "Commission" means the United States Securities and Exchange Commission.

     "Common Stock" of any Person means all Capital Stock of such Person that is generally entitled to

          (1) vote in the election of directors of such Person; or

          (2) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

     "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction

Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "EBITDA" and "Consolidated Fixed Charges" will be calculated after giving effect on a pro forma basis for the period of such calculation to

          (1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries or the issuance or redemption or other repayment of Preferred Stock of any such Restricted Subsidiary (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness and, in the case of any Restricted Subsidiary, the issuance or redemption or other repayment of Preferred Stock (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment or issuance or redemption or other repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

          (2) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any EBITDA (provided that such EBITDA will be included only to the extent that Consolidated Net Income would be includable pursuant to the definition of "Consolidated Net Income") attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

     If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence will give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio,"

          (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter will be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

          (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

          (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by one or more agreements in respect of Hedging Obligations, will be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

     For purposes of this definition, any pro forma calculation shall be made in good faith by a responsible financial or accounting officer of the Company consistent with Regulation S-X of the Exchange Act.

     "Consolidated Fixed Charges" means, with respect to any Person, for any period, the sum, without duplication of Consolidated Interest Expense, plus the amount of all cash dividend payments on any series of Preferred Stock of such Person and its Restricted Subsidiaries paid during such period.

     "Consolidated Interest Expense" means, with respect to any Person, without duplication, for any period, the aggregate amount of interest expense which, in conformity with GAAP, would be set forth opposite the caption "in-terest expense" or any like caption on an income statement for such Person and its Restricted Subsidiaries on a consolidated basis including, but not limited to,

          (1) imputed interest included in Capitalized Lease Obligations;

          (2) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

          (3) the net payment obligations associated with Hedging Obligations;

          (4) amortization of financing fees and expenses and the write-off of deferred financing costs;

          (5) the interest portion of any deferred payment obligation;

          (6) amortization of discount or premium, if any;

          (7) all non-cash interest expense (other than interest amortized to cost of sales);

          (8) all capitalized interest for such period; and

          (9) all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person.

     "Consolidated Leverage Ratio" means, with respect to any Person, the ratio of

          (1) the aggregate outstanding amount of Indebtedness (excluding the aggregate undrawn amount of all outstanding letters of credit) of such Person and its Restricted Subsidiaries and Preferred Stock of any such Restricted Subsidiary as of the date of calculation (the "Transaction Date") on a consolidated basis determined in accordance with GAAP to

          (2) such Person's EBITDA for the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the Transaction Date.

     For purposes of this definition, clauses (1) and (2) above will be calculated after giving effect on a pro forma basis to

          (1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness, other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

          (2) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any EBITDA (provided that such EBITDA will be included only to the extent that Consolidated Net Income would be includable pursuant to the definition of "Consolidated Net Income") attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

     If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence will give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. For purposes of this definition, any pro forma calculation shall be made in good faith by a responsible financial or accounting officer of the Company consistent with Regulation S-X of the Exchange Act.

     "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that

          (1) the Net Income of any Person, other than a Restricted Subsidiary of the referent Person, will be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Restricted Subsidiary of such referent Person;

          (2) the Net Income of any Restricted Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions will be excluded to the extent of such restriction or limitation;

          (3) solely for the purposes of determining the aggregate amount available for Restricted Payments under clause (3)(a) of the "Limitation on Restricted Payments" covenant, the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded;

          (4) any net gain (but not loss) resulting from an Asset Sale by the Person in question or any of its Restricted Subsidiaries other than in the ordinary course of business will be excluded;

          (5) extraordinary gains and losses will be excluded;

          (6) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) will be excluded; and

          (7) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets will be excluded.

     "Consolidated Net Worth" of any Person means the consolidated shareholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

     "Cumulative Consolidated Net Income" means, with respect to any Person, as of any date of determination, Consolidated Net Income from April 1, 2004 to the end of such Person's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

     "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

     "Designated Senior Indebtedness," as to the Company or any Guarantor, as the case may be, means

          (1) any Senior Indebtedness under any Senior Credit Facility; and

          (2) any other Senior Indebtedness which at the time of determination exceeds $10 million in aggregate principal amount (or accreted value in the case of Indebtedness issued at a discount) outstanding or available under a committed facility, which is specifically designated in the instrument evidencing such

     Senior Indebtedness as "Designated Senior Indebtedness" by such Person and as to which the Trustee has been given written notice of such designation.

     "Disqualified Capital Stock" means any Capital Stock of a Person or a Restricted Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the notes, for cash; provided, however, that Preferred Stock of a Person or any Restricted Subsidiary thereof that is issued with the benefit of provisions requiring a change of control offer or an asset sale offer to be made for such Preferred Stock in the event of a change of control or an asset sale offer of such Person or Restricted Subsidiary which provisions have substantially the same effect as the provisions described under "--Change of Control Offer" above, will not be deemed to be Disqualified Capital Stock solely by virtue of such provisions. Notwithstanding anything to the contrary herein, for purposes of the definition of "Indebtedness," the Existing Preferred Stock shall not constitute Disqualified Capital Stock for purposes of the Indenture as long as the terms thereof do not provide for any mandatory sinking fund payment, redemption or other acceleration requirements until after the payment in full in cash of the obligations under the notes (other than contingent indemnification obligations).

     "EBITDA" means, with respect to any Person and its Restricted Subsidiaries, for any period, an amount equal to

          (1) the sum of

               (a) Consolidated Net Income for such period, plus

               (b) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (a) hereof, plus

               (c) Consolidated Interest Expense for such period, plus

               (d) depreciation for such period on a consolidated basis, plus

               (e) amortization of intangibles for such period on a consolidated basis, plus

               (f) any other non-cash items reducing Consolidated Net Income for such period, other than non-cash items that represent accruals of, or reserves for, cash disbursements to be made in any future period; minus

          (2) all non-cash items increasing Consolidated Net Income for such period, all for such Person and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Existing Preferred Stock" means, collectively, the Series A Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock.

     "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value will be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a resolution of such Board of Directors.

     "First Lien Credit Agreement" means the First Lien Secured Credit Facility, dated as of March 16, 2004, by and among the Company, the lenders party thereto from time to time and Lehman Brothers Inc., Lehman Commercial Paper Inc., Wachovia Capital Markets, LLC and Credit Suisse First Boston, as amended from time to time.

     "Foreign Restricted Subsidiary" means a Restricted Subsidiary that is incorporated in a jurisdiction other than the United States or a State thereof or the District of Columbia.

     "GAAP" means generally accepted accounting principles consistently applied as in effect in the United States from time to time.

     "Guarantee" means the guarantee by each Guarantor of the obligations of the Company with respect to the notes.

     "Guarantor" means the issuer at any time of a Guarantee (so long as such Guarantee remains outstanding).

     "Hedging Obligations" means, with respect to any Person, the net payment obligations of such Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements entered into in order to protect such Person against fluctuations in commodity prices, interest rates or currency exchange rates.

     "Holder" means a Person in whose name a Note is registered on the Registrar's books.

     "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," and "incurring" will have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness will not be deemed an incurrence of such Indebtedness.

     "Indebtedness" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and will also include, to the extent not otherwise included,

          (1) any Capitalized Lease Obligations of such Person;

          (2) obligations secured by a lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby have been assumed, provided, that the amount of Indebtedness attributed to such obligations shall not exceed the fair market value of the property or assets securing such obligations;

          (3) guarantees of (or obligations with respect to letters of credit supporting) obligations of other Persons which would be included within this definition as Indebtedness for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor);

          (4) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

          (5) Disqualified Capital Stock of such Person or any Restricted Subsidiary thereof; and

          (6) hedging obligations of any such Person applicable to any of the foregoing (if and to the extent such hedging obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with
     GAAP).

     The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum reasonably anticipated liability upon the occurrence of the contingency giving rise to the obligation as determined in good faith by the Person incurring such liability; provided that

          (1) the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP; and

          (2) Indebtedness will not include

               (a) any liability for federal, state, local or other taxes, and

               (b) any accounts payable, trade payables and other accrued liabilities arising in the ordinary course of business.

     "Independent Financial Advisor" means an investment banking firm of national reputation in the United States

          (1) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company, and

          (2) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "Investments" means, with respect of any Person, directly or indirectly, any advance, account receivable (other than an account receivable arising in the ordinary course of business of such Person), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any Capital Stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person or the making of any investment in any Person. Investments exclude

          (1) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices of such Person; and

          (2) the repurchase of securities of any Person by such Person.

     For the purposes of the "Limitation on Restricted Payments" covenant, (1) "Investments" (a) include and are valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and (b) exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary, provided, that, in no event may such amount exceed the net amount of any Investments constituting Restricted Payments made in such Subsidiary after the Issue Date and (2) the amount of any Investment will be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the (i) amount returned in cash with respect to such Investment whether through interest payments, principal payments, dividends or other distributions and (ii) proceeds received by the Company or any of its Restricted Subsidiaries from the disposition, retirement or redemption of all or any portion of such Investment; provided that the aggregate of all such reductions may not exceed the amount of such initial Investment plus the cost of all additional Investments; provided, further, that no such payment of distributions or receipt of any such other amounts may reduce the amount of any Investment if such payment of distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, 100% of the outstanding Common Stock of such Restricted Subsidiary, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

     "Issue Date" means May 21, 2004, the date the notes are issued under the Indenture.

     "Lien" means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

     "Monitoring Agreement" means the Amended and Restated Monitoring Services Agreement dated as of May 17, 2004, by and among the Company and Transportation Investment Partners, L.L.C., Caravelle Investment Fund, L.L.C., Albion Alliance Mezzanine Fund, L.P., Albion Alliance Mezzanine Fund II, L.P., Trimaran Fund Management, L.L.C. and Albion Alliance, LLC.

     "Net Income" means, with respect to any Person, for any period, the net income (loss) of such Person determined in accordance with GAAP.

     "Net Proceeds" means

          (1) in the case of any sale of Capital Stock by or equity contribution to any Person, the aggregate net cash proceeds received by such Person, after payment of expenses, commissions and the like incurred in connection therewith;

          (2) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of the Company which is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to such Person upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by such Person in connection therewith); and

          (3) in the case of any issuance of any Indebtedness by the Company or any Restricted Subsidiary, the aggregate net cash proceeds received by such Person after the payment of expenses, commissions, underwriting discounts and the like incurred in connection therewith.

     "New Credit Facilities" means the First Lien Credit Agreement together with the Second Lien Credit Agreement.

     "Non-Payment Default" means any event (other than a Payment Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated Senior Indebtedness.

     "Payment Default" means any default, whether or not any requirement for the giving of notice, the lapse of time or both, or any other condition to such default becoming an event of default has occurred, in the payment of principal of or premium, if any, or interest on or any other amount payable in connection with Designated Senior Indebtedness.

     "Permitted Asset Swap" means, with respect to any Person, the substantially concurrent exchange of assets of such Person for assets of another Person which are useful to the business of such aforementioned Person.

     "Permitted Holders" means (a) (i) CIBC Inc., (ii) Caravelle Investment Fund, L.L.C., (iii) Albion Alliance Mezzanine Fund, L.P., (iv) Albion Alliance Mezzanine Fund II, L.P., (v) Trimaran Fund II, L.L.C., (vi) Transportation Investment Partners, L.L.C., (vii) any Affiliate of any Person named in clauses
(a)(i) through (a)(vi) (collectively, the "Institutional Investors") and (viii) with respect to any Institutional Investor, any person managed by such

Institutional Investor or any of its Affiliates (other than their other portfolio companies), and (b) (i) Thomas Begel, (ii) Andrew Weller, (iii) Camillo Santomero, (iv) James Cirar and (v) Persons that are wholly owned by the individuals named in clauses (b)(i) through (b)(iv) above.

     "Permitted Indebtedness" means:

          (1) Indebtedness of the Company or any Restricted Subsidiary incurred pursuant to one or more Term Loan Facilities not to exceed $215 million aggregate principal amount at any time outstanding, less the amount of any repayments of principal made since the Issue Date;

          (2) Indebtedness of the Company or any Restricted Subsidiary incurred pursuant to one or more Revolving Facilities in a principal amount outstanding at any time not to exceed the greater of (A) $50 million and
     (B) the Borrowing Base;

          (3) Indebtedness under the notes, and the Indenture and the Guarantees;

          (4) Indebtedness not covered by any other clause of this definition which is outstanding on the Issue Date reduced by the amount of any mandatory prepayments, permanent reductions or scheduled payments actually made thereunder;

          (5) Indebtedness of the Company to any Wholly Owned Subsidiary and Indebtedness of any Wholly Owned Subsidiary to the Company or another Wholly Owned Subsidiary, in each case subject to no Lien held by a Person other than the Company; provided, however, that:

               (a) (i) if the Company is the obligor on such Indebtedness or
          (ii) any Guarantor is the obligor on such Indebtedness, other than if the Indebtedness is owed to the Company, then, in each case, such Indebtedness must be expressly subordinate in right of payment to the prior payment in full in cash of all obligations with respect to the notes, in the case of the Company, or the Guarantee of such Guarantor, in the case of a Guarantor; and

               (b) if as of any date any Person other than the Company or a Wholly Owned Subsidiary of the Company owns or holds any such Indebtedness or if as of any date any Person other than the Company holds a Lien in respect of such Indebtedness, such date will be deemed to be the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

          (6) Purchase Money Indebtedness of the Company or any Restricted Subsidiary and Capitalized Lease Obligations of the Company or any Restricted Subsidiary incurred to acquire property in the ordinary course of business which Purchase Money Indebtedness and Capitalized Lease Obligations do not in the aggregate exceed $10 million at any one time outstanding;

          (7) Indebtedness of the Company or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, that such Indebtedness is extinguished within two business days of incurrence;

          (8) the incurrence by the Company or any Restricted Subsidiary of Hedging Obligations that are incurred in the ordinary course of business of the Company or such Restricted Subsidiary and not for speculative purposes or as required by any Senior Credit Facility; provided that, in the case of any Hedging Obligation that relates to

               (a) interest rate risk, the notional principal amount of such Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligation relates;

               (b) currency risk, such Hedging Obligation does not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder; and

               (c) commodity price risk, with respect to commodities purchased by such Person in the ordinary course of business, such Hedging Obligation does not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in commodity prices or by reason of fees, indemnities and compensation payable thereunder;

          (9) Indebtedness in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided by the Company and the Restricted Subsidiaries to their customers in the ordinary course of their business;

          (10) Refinancing Indebtedness;

          (11) additional Indebtedness of the Company and its Restricted Subsidiaries not to exceed $10 million in aggregate principal amount at any one time outstanding;

          (12) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments (including adjustments in the purchase price related to the performance or results of any acquired business) in connection with the acquisition or disposition of assets permitted under the Indenture;

          (13) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, issued in the ordinary course of business of the Company or such Restricted Subsidiary, including, without limitation, in order to provide security for workers' compensation claims or payment obligations in connection with self-insurance or similar requirements in the ordinary course of business and other Indebtedness with respect to workers' compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

          (14) guarantees of Indebtedness otherwise permitted under the Indenture;

          (15) Subordinated Indebtedness the net proceeds of which are applied to repurchase, redeem, repay, retire or otherwise acquire all or any portion of the Series A Preferred Stock and/or Series E Preferred Stock and the guarantee of such Subordinated Indebtedness by the Guarantors; provided that such guarantee is subordinated in right of payment to the Guarantee of the Notes at least to the same extent as such Subordinated Indebtedness is subordinated in right of payment to the Notes; provided, further, after giving effect to the incurrence of such Subordinated Indebtedness and the receipt and application of the proceeds thereof, the Company's Consolidated Leverage Ratio does not exceed 4.25 to 1; and

          (16) Indebtedness of Persons that are acquired by the Company or any of its Restricted Subsidiaries or merged into a Restricted Subsidiary in accordance with the terms of this Indenture; provided, however, that such Indebtedness is not incurred in contemplation of such acquisition or merger or to provide all or a portion of the funds or credit support required to consummate such acquisition or merger; provided, further, however, that after giving effect to such acquisition and the incurrence of such Indebtedness either (x) the Company would be permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under "--Certain Covenants--Limitation on Additional Indebtedness" above; or (y) the Company's Consolidated Fixed Charge Coverage Ratio would be greater than immediately prior to such acquisition.

     "Permitted Investments" means Investments made on or after the Issue Date consisting of

          (1) Investments by the Company, or by a Restricted Subsidiary thereof, in the Company or a Restricted Subsidiary;

          (2) Investments by the Company, or by a Restricted Subsidiary thereof, in a Person, if as a result of such Investment

               (a) such Person becomes a Restricted Subsidiary of the Company or

               (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary thereof;

          (3) Investments in cash and Cash Equivalents;

          (4) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

          (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (6) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary not to exceed $2 million in the aggregate outstanding at any one time;

          (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

          (8) an Investment that is made by the Company or a Restricted Subsidiary thereof in the form of any Capital Stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to the Company or such Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted under "--Certain Covenants--Limitation on Asset Sales" above;

          (9) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

          (10) Hedging Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' business and not for speculative purposes;

          (11) Capital Stock of a joint venture or similar entity primarily engaged in a business which is the same, similar, ancillary or related to the businesses in which the Company and its Restricted Subsidiaries are engaged in on the Issue Date, provided that such Investments shall not exceed $10 million outstanding at any time;

          (12) notes or chattel paper received by the Company or a Restricted Subsidiary as consideration for the ordinary course of business sale or lease of trucks or other products or inventory;

          (13) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business; and

          (14) obligations of one or more officers or other employees of the Company or any of its Restricted Subsidiaries in connection with such officer's or employee's acquisition of shares of Common Stock of the Company so long as no cash is paid by the Company or any of its Restricted Subsidiaries to such officers or employees in connection with the acquisition of any such obligations.

     "Permitted Junior Securities" means equity securities or subordinated debt securities of the Company as reorganized or readjusted or securities of the Company or any other company, trust, corporation or partnership provided for by a plan of reorganization or readjustment, that, in the case of any such subordinated securities are junior or the payment of which is otherwise subordinate, at least to the extent provided in the Indenture with respect to the notes, to the payment and satisfaction in full in cash of all Senior Indebtedness of the Company at the time outstanding, and to the payment of all securities issued in exchange therefor, to the holders of the Senior Indebtedness at the time outstanding.

     "Permitted Liens" means

          (1) Liens on property or assets of, or any shares of Capital Stock of or secured Indebtedness of, any Person existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time such Person is merged into the Company or any of its Restricted Subsidiaries; provided that such Liens

               (a) are not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of the Company or merging into the Company or any of its Restricted Subsidiaries, and

               (b) do not extend to or cover any property, assets, Capital Stock or Indebtedness other than those of such Person at the time such Person becomes a Restricted Subsidiary or is merged into the Company or any of its Restricted Subsidiaries;

          (2) Liens securing Senior Indebtedness which Senior Indebtedness is incurred in compliance with "--Certain Covenants--Limitation on Additional Indebtedness" above;

          (3) Liens existing on the Issue Date;

          (4) Liens securing the notes and the Guarantees;

          (5) Liens securing Refinancing Indebtedness; provided that any such Lien does not extend to or cover any property, asset, Capital Stock or Indebtedness other than the property, asset, Capital Stock or Indebtedness so refunded, refinanced or extended;

          (6) Liens in favor of the Company or any of its Restricted
     Subsidiaries;

          (7) Liens to secure Purchase Money Indebtedness that is otherwise permitted under the Indenture; provided that (a) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of the purchase price, or the cost of installation, construction or improvement, of the property or asset to which such Purchase Money Indebtedness relates, (b) such Lien does not extend to or cover any property or asset other than such item of property or asset and any improvements on such property or asset, and (c) such Lien is created with 180 days of such acquisition or the completion of such installation, construction or improvement, as the case may be;

          (8) statutory liens or landlords', carriers', warehouseman's, mechanics', banker's (and right of setoff), suppliers', materialmen's, repairmen's, workmen's or other like Liens arising in the ordinary course of business which do not secure any Indebtedness and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings;

          (9) Liens for taxes, assessments, charges or other governmental levies not yet due or as to which the period of grace (not to exceed 60 days), if any, related thereto has not expired or which are overdue but are being contested in good faith by appropriate proceedings;

          (10) Liens securing Capitalized Lease Obligations permitted to be incurred under clause (6) of the definition of "Permitted Indebtedness"; provided that such Lien does not extend to any property other than that subject to the underlying lease;

          (11) easements, rights-of-way, restrictions (including zoning restrictions), covenants, licenses, encroachments, protrusions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

          (12) purported Liens evidenced by the filing of precautionary Uniform Commercial Code financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

          (13) licenses of patents, trademarks and other intellectual property rights granted by the Company or any of its Restricted Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of the business of the Company or such Restricted Subsidiary;

          (14) leases or subleases to third persons in the ordinary course of business that do not interfere in any material respect with the business of the Company and its Restricted Subsidiaries taken as a whole;

          (15) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $2.5 million in the aggregate at any one time outstanding;

          (16) Liens to secure the performance of bids, trade contracts, leases, statutory obligations, surety or appeal bonds, performance bonds or other similar obligations (other than obligations for borrowed money) in the ordinary course of business;

          (17) Liens arising out of conditional sale, title retention or consignment in the ordinary course of business;

          (18) Liens securing the payment of workers' compensation, unemployment insurance, other social security benefits or other insurance-related obligations in the ordinary course of business;

          (19) Liens securing Hedging Obligations permitted by the Indenture;

          (20) Liens arising out of judgments, decrees, orders or awards in respect of which the Company shall in good faith be prosecuting an appeal or proceedings for review; and

          (21) any extensions, substitutions, replacements or renewals (or successive extensions, substitutions, replacements or renewals) of the foregoing.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

     "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

     "Purchase Money Indebtedness" means Indebtedness of any Person incurred for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement of, any property or asset.

     "Refinancing Indebtedness" means Indebtedness that refunds, refinances or extends any Indebtedness of the Company outstanding on the Issue Date or other Indebtedness permitted to be incurred by the Company or its Restricted Subsidiaries pursuant to the terms of the Indenture, but only to the extent that

          (1) the Refinancing Indebtedness is subordinated to the notes to at least the same extent as the Indebtedness being refunded, refinanced or extended, if at all;

          (2) the Refinancing Indebtedness is scheduled to mature either

               (a) no earlier than the Indebtedness being refunded, refinanced or extended, or

               (b) after the maturity date of the notes;

          (3) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the notes;

          (4) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of

               (a) the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended, and

               (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being refunded, refinanced or extended, and

               (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness; and

               (d) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being refunded, refinanced or extended, provided that the Company may incur Refinancing Indebtedness to refund, refinance or extend Indebtedness that was initially incurred by a Restricted Subsidiary.

     "Restricted Payment" means any of the following:

          (1) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of the Company or any Restricted Subsidiary of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary of the Company (other than (a) dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock) or in options, warrants or other rights to purchase such Capital Stock (other than Disqualified Capital Stock), and (b) in the case of Restricted Subsidiaries of the Company, dividends or distributions payable to the Company or to a Restricted Subsidiary of the Company;

          (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of its Restricted Subsidiaries (other than Capital Stock owned by the Company or a Wholly Owned Subsidiary of the Company, excluding Disqualified Capital Stock) or any option, warrants or other rights to purchase such Capital Stock;

          (3) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated in right of payment to the notes (other than any such subordinated Indebtedness (except for Subordinated Indebtedness incurred pursuant to clause (15) of the definition of Permitted Indebtedness) acquired in anticipation of satisfying a scheduled sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition);

          (4) the making of any Investment or guarantee of any Investment in any Person other than a Permitted Investment;

          (5) any designation of a Subsidiary as an Unrestricted Subsidiary (valued at the fair market value of the net assets of such Restricted Subsidiary on the date of such designation); and

          (6) the forgiveness of any Indebtedness of an Affiliate of the Company (other than a Guarantor) to the Company or a Restricted Subsidiary of the Company.

     "Restricted Subsidiary" means a Subsidiary of the Company other than an Unrestricted Subsidiary and includes all of the Subsidiaries of the Company existing as of the Issue Date. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action),

          (1) the Company could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to "--Certain Covenants--Limitation on Additional Indebtedness" above; and

          (2) no Default or Event of Default has occurred and is continuing or results therefrom.

     "Revolving Facilities" means the revolving credit facilities provided to the Company pursuant to one or more Senior Credit Facilities.

     "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of the Company of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

     "Second Lien Credit Agreement" means the Second Lien Secured Credit Facility, dated as of March 16, 2004, by and among the Company, the lenders party thereto from time to time and Lehman Brothers Inc., Lehman Commercial Paper Inc., Wachovia Capital Markets, LLC and Credit Suisse First Boston, as amended from time to time.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Senior Credit Facilities" means the New Credit Facilities, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents, including as provided by any Subsidiaries of the Company), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted under "--Certain Covenants--Limitation on Additional Indebtedness" above) or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agents, lender or group of lenders.

     "Senior Indebtedness" means the principal of and premium, if any, and interest on, and any and all other fees, expense reimbursement obligations and other amounts due pursuant to the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with

          (1) all Indebtedness of the Company or any Guarantor owed to lenders under any Senior Credit Facilities;

          (2) all obligations of the Company or any Guarantor with respect to Hedging Obligations;

          (3) all obligations of the Company or any Guarantor to reimburse any bank or other person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

          (4) all other Indebtedness of the Company or any Guarantor which does not provide that it is to rank pari passu with or subordinate to the notes or the Guarantee of any Guarantor, as the case may be; and

          (5) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the Senior Indebtedness described above.

     Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include

          (1) Indebtedness of the Company or any Guarantor to any of their respective Subsidiaries, or to any Affiliate of the Company or such Guarantor or any of such Affiliate's Subsidiaries;

          (2) Indebtedness represented by the notes and the Guarantees;

          (3) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior Indebtedness;

          (4) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business;

          (5) Indebtedness incurred in violation of the Indenture;

          (6) Indebtedness represented by Disqualified Capital Stock; and

          (7) any Indebtedness to or guaranteed on behalf of, any stockholders, director, officer or employee of the Company or any Guarantor or any Subsidiary of the Company or such Guarantor.

     "Series A Preferred Stock" means the 14.5% Senior Redeemable Preferred Stock of the Company, par value $0.01 per share, originally issued on March 9, 2000, and any shares of Preferred Stock into which such series are exchangeable in accordance with the terms thereof.

     "Series C Preferred Stock" means the Series C Preferred Stock of the Company, par value $0.01 per share, issued on December 19, 2003.

     "Series D Preferred Stock" means the Series D Preferred Stock of the Company, par value $0.01 per share, issued on December 19, 2003.

     "Series E Preferred Stock" means the 25% Senior Redeemable Preferred Stock, Series E, of the Company, par value $0.01 per share, issued on December 19, 2003.

     "Significant Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Securities Act, as such Rule is in effect on the Issue Date.

     "Subordinated Indebtedness" means Indebtedness of the Company (i) that is subordinated in right of payment to the Notes at least to the same extent as the Notes are subordinated to Designated Senior Indebtedness of the Company as determined in good faith by the Company and (ii) that does not provide for a maturity or mandatory sinking fund payment prior to the maturity of the Notes.

     "Subsidiary" of any specified Person means any corporation, partnership, limited liability company, joint venture, association or other business entity, whether now existing or hereafter organized or acquired,

          (1) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or

          (2) in the case of a partnership, limited liability company, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

     "Term Loan Facilities" means the term loans under the Senior Credit Facilities.

     "Unrestricted Subsidiary" means

          (1) any Subsidiary of an Unrestricted Subsidiary; and

          (2) any Subsidiary of the Company which has been designated after the Issue Date as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors of the Company; provided that a Subsidiary may be so designated as an Unrestricted Subsidiary only if

               (a) such designation is in compliance with "--Certain Covenants--Limitation on Restricted Payments" above;

               (b) immediately after giving effect to such designation, the Company could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to "Certain Covenants--Limitation on Additional Indebtedness" above;

               (c) no Default or Event of Default has occurred and is continuing or results therefrom; and

               (d) neither the Company nor any Restricted Subsidiary will at any time,

                    (i) provide a guarantee of, or similar agreement or
               undertaking as credit support to, any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness);

                    (ii) be directly or indirectly liable for any Indebtedness of such Subsidiary; or

                    (iii) be directly or indirectly liable for any other
               Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon (or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity) upon the occurrence of a default with respect to any other Indebted-ness that is Indebtedness of such Subsidiary (including any corresponding right to take enforcement action against such Subsidiary);

     except in the case of clause (i) or (ii) to the extent (i) that the Company or such Restricted Subsidiary could otherwise provide such a guarantee or incur such Indebtedness (other than as Permitted Indebtedness) pursuant to "--Certain Covenants--Limitation on Additional Indebtedness" above and (ii) the provision of such guarantee and the incurrence of such Indebtedness otherwise would be permitted under "--Certain Covenants--Limitation on Restricted Payments" above.

     The Trustee will be provided with an officers' certificate stating that such designation is permitted and setting forth the basis upon which the calculations required by this definition were computed, together with a copy of the resolution adopted by the Board of Directors of the Company making such designation.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing

          (1) the then outstanding aggregate principal amount of such Indebtedness into

          (2) the sum of the total of the products obtained by multiplying

               (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

               (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     "Wholly Owned Subsidiary" means any Restricted Subsidiary, all of the outstanding voting securities (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.

                 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

     The following is a discussion of certain U.S. federal income tax consequences of the exchange of outstanding notes for exchange notes received in such exchange and the beneficial ownership and disposition of the exchange notes. This discussion is for general information only and does not consider all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership and disposition of the notes by a prospective investor in light of such investor's personal circumstances. This discussion applies only to investors that hold the notes as capital assets (generally, held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and does not address the U.S. federal income tax consequences to investors subject to special treatment under the U.S. federal income tax laws, including dealers in securities or currencies, partnerships or other pass-through entities or investors in such entities, tax-exempt entities, banks, financial institutions, insurance companies, expatriates, investors that hold the notes as part of a "straddle," "hedge," "conversion transaction" or other integrated investment, and U.S. Holders (as defined below) that have a "functional currency" other than the U.S. dollar. In addition, this discussion does not describe any U.S. federal alternative minimum tax consequences and does not describe any tax consequences arising under the laws of any state, local or foreign jurisdiction. This discussion is based upon the Code, Treasury regulations promulgated thereunder, and current administrative rulings and court decisions, all of which are subject to change, possibly on a retroactive basis.

     If an entity treated as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A holder that is a partner of a partnership purchasing the notes should consult with its own tax advisor about the U.S. federal income tax consequences of purchasing, holding and disposing of the notes.

     For purposes of this discussion, (1) a "U.S. Holder" is a holder of a note that is, for U.S. federal income tax purposes, (A) an individual who is a citizen or resident of the United States, (B) a corporation or any other entity taxable as a corporation for U.S. federal income tax purposes which is created or organized under the laws of the United States, any State thereof or the District of Columbia, (C) an estate the income of which is subject to U.S. federal income tax regardless of its source, or (D) a trust if a court within the United States is able to exercise primary supervision over the trust's administration and one or more United States persons have the authority to control all of its substantial decisions or certain trusts that have elected to be treated as U.S. Holders, and (2) a "non-U.S. Holder" is a beneficial owner of the notes that is a nonresident alien or a corporation, trust or estate that is not a U.S. Holder.

     Prospective investors considering the purchase of notes should consult their tax advisors concerning the application of U.S. federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdiction, to their particular situations.

Exchange of Notes

     The exchange of outstanding notes for exchange notes pursuant to this exchange offer will not constitute a taxable event for U.S. federal income tax purposes. Consequently, no gain or loss will be recognized by a holder of the old notes upon receipt of an exchange note. A holder's adjusted tax basis in the exchange note will be the same as the adjusted tax basis in the old note exchanged therefor. A holder's holding period of the exchange note will include the holding period of the old note exchanged therefor.

Consequences of Ownership and Disposition of the Exchange Notes

U.S. Holders

     Original Issue Discount

     The outstanding notes were issued (and therefore the exchange notes will be treated as issued) with original issue discount ("OID") for U.S. federal income tax purposes in an amount equal to the excess of the "stated redemption price at maturity" of the notes over their "issue price." The "stated redemption price at maturity" of a debt instrument is the sum of all payments to be made under the debt instrument other than payments of "qualified stated interest." "Qualified stated interest" means stated interest that is unconditionally payable in cash or in property (other than debt instruments issued by us) at least annually at a single fixed rate throughout the term of the debt instrument. Because we have the option to pay up to one-half of the September 30, 2004 interest payment through the issuance of additional notes, only one-half of each interest payment on the exchange notes will qualify as qualified stated interest regardless of whether we exercise this option. While not free from doubt, we intend to take the position that the issue price of the outstanding notes (and therefore the exchange notes) will be their face amount (although it is possible that the issue price of the notes will be the first price at which a substantial amount of the outstanding notes were sold for cash (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriter, placement agent or wholesaler)).

     U.S. Holders should be aware that they generally must include OID in gross income in advance of the receipt of cash attributable to that income (but will not be taxed again when such cash is received). The amount of OID includible in income for a taxable year by a U.S. Holder will generally equal the sum of the "daily portions" of the total OID on the exchange note for each day during the taxable year on which such holder held the note. Generally, the daily portion of the OID is determined by allocating to each day in any accrual period a ratable portion of the OID allocable to such accrual period. The amount of OID allocable to an accrual period will generally be the product of the "adjusted issue price" of an exchange note at the beginning of such accrual period and its "yield to maturity", less the amount of any qualified stated interest allocable to such period. The "adjusted issue price" of a note at the beginning of an accrual period will equal the issue price plus the amount of OID previously includible in the gross income of any U.S. Holder, less any payments made on such note on or before the first day of the accrual period (other than payments of qualified stated interest). The "yield to maturity" of a note will be computed on the basis of a constant interest rate and compounded at the end of each accrual period. An accrual period may be of any length and may vary in length over the term of the note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day or the first day of an accrual period.

     Market Discount

     Under the market discount rules of the Code, a U.S. Holder who purchased an outstanding note at a market discount will generally be required to treat any gain recognized on the sale, exchange, retirement or other taxable disposition of the exchange note received in exchange therefor as ordinary income to the extent of the accrued market discount (during the periods in which the holder held the outstanding note and exchange note) that has not been previously included in income. Market discount is generally defined as the amount by which a U.S. Holder's purchase price for a note is less than the note's stated redemption price at maturity (generally, the note's principal amount) of the note on the date of purchase, subject to a statutory de minimis exception. In general, market discount accrues on a ratable basis over the remaining term of the note unless a U.S. Holder makes an irrevocable election to accrue market discount on a constant yield to maturity basis. A U.S. Holder of a note with market discount may be required to defer part or all of its interest deductions with respect to any debt issued by such U.S. Holder (unless the U.S. Holder elects to include market discount in income on a current basis, as described below).

     A U.S. Holder of a note may elect to report market discount as ordinary income as it accrues -- on either a ratable or a constant yield basis. If a U.S. Holder makes this election, the rules regarding the treatment of gain upon the disposition of the note and upon the receipt of certain cash payments as ordinary income and regarding the deferral of interest deductions will not apply. Currently, if the foregoing election is made by a U.S. Holder, the election will apply to all market discount obligations acquired by such holder during or after the first taxable year to which the election applies, and the election may not be revoked without the consent of the Internal Revenue Service.

     Amortizable Bond Premium

     A U.S. Holder who purchases an outstanding note for an amount in excess of its principal amount will be considered to have purchased the outstanding note at a premium. A U.S. Holder may elect to amortize the premium over the remaining term of the exchange note on a constant yield method. The amount amortized in any year will be treated as a reduction of the U.S. Holder's interest income from the exchange note. A U.S. Holder who elects to amortize the premium on a note must reduce its tax basis in the note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the IRS. Bond premium on a note held by a

U.S. Holder who does not make such an election will decrease the capital gain or increase the capital loss otherwise recognized on the disposition of the note.

     Qualified Stated Interest

     Qualified stated interest on the exchange notes will be taxable to a U.S. Holder as ordinary interest income either at the time it accrues or is received in accordance with such holder's method of tax accounting.

     Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

     Subject to the market discount rules described above, upon the sale, exchange, redemption or other taxable disposition of an exchange note (collectively, a "disposition"), a U.S. Holder will generally recognize capital gain or loss equal to the difference between (1) the amount of cash and the fair market value of any property received with respect to such disposition (other than in respect of accrued and unpaid qualified stated interest, which will be taxable as ordinary income to the extent not previously included in gross income as described above) and (2) the U.S. Holder's adjusted tax basis in the exchange note. A U.S. Holder's adjusted tax basis in an exchange note generally will equal the cost of the outstanding note, increased by the amount of OID and any market discount previously included in income and decreased by the amount of any cash payment received with respect to the note (other than payments of qualified stated interest) and any amortized bond premium. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder's holding period for such note exceeded one year on the date of disposition. Subject to certain limited exceptions, capital losses cannot be used to offset ordinary income.

     Backup Withholding and Information Reporting

     Under certain circumstances, U.S. Holders may be subject to information reporting and/or backup withholding at a current rate of 28%. In general, backup withholding applies if a U.S. Holder (1) fails to furnish its social security or other taxpayer identification number ("TIN") within a reasonable time after a request therefor, (2) furnishes an incorrect TIN, (3) fails to report interest or dividends properly or (4) fails, under certain circumstances, to provide a certified statement, signed under penalties of perjury, that the TIN provided is its correct number and that it is not subject to backup withholding. Backup withholding is not an additional tax. Any amount withheld from a payment to a U.S. Holder under the backup withholding rules is allowable as a credit against such holder's U.S. federal income tax liability (and may entitle such holder to a refund), provided that the required information is furnished to the IRS. Certain persons are exempt from backup withholding, including corporations and financial institutions. U.S. Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such exemption.

Non-U.S. Holders

     Interest and Original Issue Discount

     Subject to the discussion of backup withholding below, payments of interest (including original issue discount) to a non-U.S. Holder generally will not be subject to U.S. withholding tax so long as the non-U.S. Holder:

     o does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote,

     o such interest is not effectively connected with the conduct by the non-U.S. Holder of a trade or business within the United States (not "Effectively Connected Interest"),

     o is not a controlled foreign corporation that is related to us through stock ownership and

     o provides to us, our payment agent, or the person who would otherwise be required to withhold U.S. tax a properly executed IRS Form W-8BEN (or successor form), under penalties of perjury, certifying it is not a U.S. person.

     If a non-U.S. Holder does not satisfy the preceding requirements, payments of interest on an exchange note that are not Effectively Connected Interest would generally be subject to U.S. withholding tax at a 30% rate (or a lower applicable treaty rate). In order to obtain the benefit of a lower applicable treaty rate, a non-U.S. Holder must provide to us, our payment agent, or the person who would otherwise be required to withhold U.S. tax, a properly executed IRS Form W-8BEN (or successor form).

     If interest on an exchange note is Effectively Connected Interest (and in the case of an applicable tax treaty resident, is attributable to a permanent establishment or, in the case of an individual, a fixed base maintained by the non-U.S. Holder in the U.S.), the non-U.S. Holder will be exempt from U.S. withholding tax but will be subject to regular U.S. federal income tax on payments of interest (and accruals of OID) in the same manner as if it were a U.S. person. In order to establish an exemption from U.S. withholding tax, a non-U.S. Holder must provide to us, our payment agent, or the person who would otherwise be required to withhold U.S. tax a properly executed IRS Form W-8ECI (or successor form). In addition to regular U.S. federal income tax, a non-U.S. Holder that is a foreign corporation may be subject to a U.S. branch profits tax at 30% rate (or lower applicable treaty rate).

     Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

     Subject to the discussion of backup withholding below, gain recognized on a disposition of an exchange note generally will not be subject to U.S. federal income tax unless:

     o the gain is effectively connected with the non-U.S. Holder's conduct of a trade or business within the U.S. ("Effectively Connected Gain") and, in the case of an applicable tax treaty resident, is attributable to a permanent establishment or, in the case of an individual, a fixed base maintained by the non-U.S. Holder in the U.S. or

     o in the case of a non-U.S. Holder that is an individual, the non-U.S. Holder is present in the U.S. for 183 or more days in the taxable year and certain other requirements are met.

     If a non-United States Holder's gain is Effectively Connected Gain such holder generally will be required to pay U.S. federal income tax on the net gain derived from the sale in the same manner as if it were a U.S. person. If such a non-United States Holder is a corporation, such holder may also, under certain circumstances, be subject to a branch profits tax at a 30% rate (or lower applicable treaty rate). If a non-United States Holder is subject to the 183-day rule described above, such holder generally will be subject to U.S. federal income tax at a rate of 30% (or a reduced rate under an applicable treaty) on the amount by which capital gains allocable to U.S. sources (including gains from the sale, exchange, retirement or other disposition of the exchange note) exceed capital losses allocable to U.S. sources.

     Backup Withholding and Information Reporting

     Backup withholding tax is a withholding tax imposed at a 28% rate on certain payments to persons who fail to furnish the information required under U.S. information reporting requirements. In the case of payments of interest (including OID), backup withholding tax and certain information reporting will not apply to such payments with respect to which either the certification described under "Interest and Original Issue Discount" above has been received or an exemption has otherwise been established.

     Payments of the proceeds from the sale, exchange, redemption or other disposition of an exchange note made to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes or a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period, however, information reporting (but not backup withholding) may apply to such payments unless an exemption is otherwise established.

     Payments of the proceeds from the sale, exchange, redemption or other disposition of an exchange note made to or through the U.S. office of a broker are subject to information reporting and backup withholding unless a non-U.S. Holder certifies under penalties of perjury as to its non-U.S. status or otherwise establishes an exemption from information reporting and backup withholding.

     Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. Holder's U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that for a period beginning when exchange notes are first issued in the exchange offer and ending upon the earlier of the expiration of the 180th day after the exchange offer has been completed or such time as no broker-dealer owns any registrable securities, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

     We will not receive any proceeds from any sale of exchange notes. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period beginning when exchange notes are first issued in the exchange offer and ending upon the earlier of the expiration of the 180th day after the exchange offer has been completed or such time as no broker-dealer owns any registrable securities, we will promptly upon request send additional copies of this prospectus and any amendment or supplement thereto to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of any one counsel for the holders of the outstanding notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the outstanding notes participating in the exchange offer (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

     Certain legal matters with respect to the exchange notes offered hereby will be passed upon for us by Cahill Gordon & Reindel LLP, New York, New York.

                                     EXPERTS

     Our consolidated financial statements as of December 31, 2002 and 2003 and for each of the three years in the period ended December 31, 2003 included in this prospectus, have been audited by Deloitte & Touche LLP, independent registered public accounting firm, as stated in their report appearing herein and elsewhere in this prospectus (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the adoption of SFAS 142, "Goodwill and Other Intangible Assets"), and have been included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                        CHANGE IN INDEPENDENT ACCOUNTANTS

     In 2002, with the requisite approval of our board of directors, we dismissed Arthur Andersen LLP as our independent public accountants. We had not had any material disagreements with Arthur Andersen LLP during the last two fiscal years preceding such dismissal. Arthur Andersen LLP has not reissued its audit report with respect to our audited consolidated financial statements prepared by it. As a result, you will probably not have an effective remedy against Arthur Andersen LLP in connection with a material misstatement or omission with respect to our consolidated financial statements that were audited by Arthur Andersen LLP. Even if you were able to assert such a claim successfully, as a result of its conviction and other lawsuits and claims, Arthur Andersen LLP may not have sufficient assets to satisfy claims made by us or by our investors that might arise under the federal securities or other laws relating to any alleged material misstatement or omission with respect to our audited consolidated financial statements audited by Arthur Andersen LLP.

                  TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC.

                          INDEX TO FINANCIAL STATEMENTS


                                                                            Page

Report of Independent Registered Public Accounting Firm....................  F-2
Consolidated Balance Sheets as of December 31, 2002 and
  2003 (audited), June 30, 2004 (unaudited)................................  F-3
Consolidated Statements of Operations for the years ended December 2001,
  2002 and 2003 (audited) and the three and six months ended June 30, 2003 and 2004 (unaudited).....................................................  F-4
Consolidated Statements of Cash Flows for the years ended December 2001,
  2002 and 2003 (audited) and the six months ended June 30, 2003 and 2004
  (unaudited)..............................................................  F-5
Consolidated Statements of Changes in Shareholders' Equity
  and Other Comprehensive Loss.............................................  F-6
Notes to Consolidated Financial Statements.................................  F-8

                        REPORT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM


To the Board of Directors and Shareholders of Transportation Technologies Industries, Inc.:

We have audited the accompanying consolidated balance sheets of Transportation Technologies Industries, Inc. and subsidiaries (the "Company") as of December 31, 2003 and 2002, and the related consolidated statements of operations, of cash flows and of changes in stockholders' equity and other comprehensive loss for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the United States Public Company Accounting Oversight Board. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Transportation Technologies Industries, Inc. and Subsidiaries as of December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 5 to the financial statements, the Company changed its method of accounting for goodwill and certain identifiable intangible assets in 2002.

/s/ DELOITTE & TOUCHE LLP

April 19, 2004
(July 6, 2004 as to Notes 8 and 23)


                  TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC.

                           CONSOLIDATED BALANCE SHEETS

                                                                                December 31,           June 30,
                                                                       ----------------------------  -------------
                                                                             2002           2003         2004
                                                                       --------------   -----------  -------------
                                                                                                     (unaudited)
                                                                           (in thousands except per share data)
Assets:
Current assets:
  Cash and cash equivalents........................................... $     14,085   $         -- $         --
  Accounts receivable (net of allowance: 2002--$1,058;
   2003--$767; 2004--$752 (unaudited))................................       35,261         50,884       72,107
  Inventories--net....................................................       35,086         44,314       49,956
  Deferred income tax assets..........................................        8,932          6,692       10,631
  Other current assets................................................        8,888          9,111        6,125
                                                                       ------------   ------------   ----------
   Total current assets...............................................      102,252        111,001      138,819
Property, plant and equipment--net....................................       91,996         87,414       84,995
Deferred financing costs and other--net...............................       14,317         11,002        9,458
Goodwill..............................................................      199,079        199,079      199,079
Intangible assets--net................................................       42,899         42,248       42,012
                                                                       ------------   ------------   ----------
    Total assets...................................................... $    450,543   $    450,744 $    474,363
                                                                       ============   ============  ===========
Liabilities and shareholders' equity:
Liabilities:
  Accounts payable.................................................... $     28,086   $     40,124 $     52,549
  Accrued payroll and employee benefits...............................       12,720         12,022       15,532
  Other current liabilities...........................................       26,223         25,867       21,821
  Current maturities of long-term debt................................       18,829         19,473        1,150
                                                                       ------------   ------------   ----------
   Total current liabilities..........................................       85,858         97,486       91,052
Senior long-term debt less current maturities.........................      183,811        171,228      224,663
Subordinated notes....................................................      145,196        118,428      100,000
Deferred income tax liabilities.......................................        3,524         11,304       11,304
Other long-term liabilities...........................................       57,529         32,529       30,749
                                                                       ------------   ------------   ----------
   Total liabilities..................................................      475,918        430,975      457,768
                                                                       ------------   ------------   ----------
Shareholders' equity:
  Preferred stock--400,000 shares authorized--all series Senior Series E preferred stock, par $0.01--25% cumulative;
   41,475 and 46,141 issued and outstanding as of December 31,
   2003 and June 30, 2004 (unaudited), respectively ..................           --             --           --
  Series A junior preferred stock, par $0.01--14.5% cumulative;
   103,806 and 119,752 and 128,475 issued and outstanding as of
   December 31, 2002 and 2003 and June 30, 2004 (unaudited),
   respectively.......................................................            1              1            1
  Series C and Series D junior preferred stock, both par
   $0.01--14,000 and 42,000 issued and outstanding as of
   December 31, 2002 and 2003 and June 30, 2004 (unaudited),
   respectively.......................................................           --              1            1
  Common stock, par $0.01--20,000,000 shares, authorized and
   1,860,464 issued and outstanding shares as of December 31,
   2002 and 2003 and June 30, 2004 (unaudited), respectively;.........           19             19           19
  Paid-in capital.....................................................      128,362        185,950      200,852
  Accumulated deficit.................................................     (139,209)      (153,477)    (171,553)
  Accumulated other comprehensive loss and other......................      (14,548)       (12,725)     (12,725)
                                                                       ------------   ------------   ----------
   Total shareholders' equity.........................................      (25,375)        19,769       16,595
                                                                       ------------   ------------   ----------
   Total liabilities and shareholders' equity......................... $    450,543   $    450,744 $    474,363
                                                                       ============   ============  ===========

                 See notes to consolidated financial statements.



                  TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                    Year ended December 31,     Three months ended June 30, Six months ended June 30,
                             ----------------------------------- -----------------------   ---------------------------
                                   2001       2002        2003         2003       2004          2003        2004
                             ----------  ----------  ----------- ----------  -----------   -----------  --------------
(in thousands except per                                                            (unaudited)
share data)
Net sales..................  $  391,401  $  411,598  $   440,009 $  112,550  $   144,788   $  217,306  $ 279,568
Cost of sales..............     330,873     340,103      368,931     93,560      121,855      181,347    235,338
                             ----------  ----------  ----------- ----------  -----------   ----------  ---------
Gross profit...............      60,528      71,495       71,078     18,990       22,933       35,959     44,230
Selling, general, and
  administrative expense...      43,701      36,673       38,896      9,947       10,456       19,786     21,148
Net (gain) loss on
  disposition of
  property, plant and
  equipment................          --          --       (2,600)        --        2,203           --      2,203
Reduction in estimated
  environmental
  remediation liability....          --          --       (6,636)        --           --           --         --
Restructuring costs........      19,573          --           --         --           --           --         --
                             ----------  ----------  ----------- ----------  -----------   ----------  ---------
  Operating (loss) income..      (2,746)     34,822       41,418      9,043       10,274       16,173     20,879
Gain on sale of rail
  assets...................      (5,000)         --      (10,000)        --           --           --         --
Loss on debt
  extinguishment...........         796          --        1,803         --        4,107           --     10,655

Transaction related costs..       1,592          --           --         --        4,107           --         --
Interest income............        (597)        (92)        (496)        (8)          --         (390)        --
Interest expense...........      45,640      42,306       40,362      9,805        8,093       20,368     16,182
                             ----------  ----------  ----------- ----------  -----------   ----------  ---------
Income (loss) before
  income taxes.............     (45,177)     (7,392)       9,749       (754)      (1,926)      (3,805)    (5,958)
Income tax expense
  (benefit)................     (15,151)     (1,679)       6,248       (246)      (1,198)      (1,399)    (2,784)
                             ----------  ----------  ----------- ----------  -----------   ----------  ---------
Net (loss) income before
  cumulative effect of
  accounting change........     (30,026)     (5,713)       3,501       (508)        (728)      (2,406)    (3,174)
Cumulative effect of
  accounting change-- net
  of income taxes..........          --      (3,794)          --         --           --           --         --
Net (loss) income..........     (30,026)     (9,507)       3,501       (508)        (728)      (2,406)    (3,174)
Preferred stock dividends..      13,393      15,267       17,769      4,281        7,580        8,423     14,902
                             ----------  ----------  ----------- ----------  -----------   ----------  ---------
Net loss available to
  common shareholders......  $  (43,419) $  (24,774)  $  (14,268)  $ (4,789)   $  (8,308)   $  (10,829) $(18,076)
                             ==========  ==========  ==========  ==========  ==========    ==========  =========
Weighted average common
  shares
  outstanding--basic and
  diluted..................       2,102       2,280        2,605      2,581        2,674        2,535      2,674
Net loss per common
  share before
  cumulative effect of
  accounting change........  $   (20.66) $    (9.21)  $   (5.48)   $  (1.86)   $  (3.11)    $   (4.27)  $  (6.76)
                             ----------  ----------  ----------- ----------  -----------   ----------  ---------
Cumulative effect of
  accounting change per
  common share.............          --       (1.66)         --          --          --            --         --
                             ----------  ----------  ----------- ----------  -----------   ----------  ---------
Net loss per common
  share--basic and diluted..  $  (20.66) $   (10.87)  $   (5.48)   $  (1.86)   $  (3.11)    $   (4.27)  $  (6.76)
                             ==========  ==========  ==========  ==========  ==========    ==========  =========


                 See notes to consolidated financial statements.


                  TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                 Year ended December 31,              Six months ended June 30,
                                                 -----------------------              -------------------------
                                           2001           2002           2003           2003           2004
                                           ----           ----           ----           ----           ----
                                              (in thousands)                                (unaudited)
Cash flows from operating
  activities:
  Net income (loss)..................   $ (30,026)   $    (9,507)   $       3,501  $    (2,406)   $    (3,174)
  Adjustments to reconcile net
   income (loss) to net cash
   provided by operating
   activities:
   Depreciation and intangible
    asset amortization...............      25,054         15,518           15,546        8,114          7,000
   Deferred financing cost and
    senior subordinated note
    discount amortization............       3,185          3,541            4,114        1,948          1,276
   Senior subordinated note
    interest paid in kind............      10,211         10,979            7,894        5,772             --
   Deferred income taxes.............      (8,452)          (837)           9,694        2,730         (2,468)
   Gain on sale of rail assets.......      (5,000)            --          (10,000)          --             --
   Reduction in estimated
    environmental remediation
    liability........................          --             --           (6,636)          --             --
   Net (gain) loss on
    disposition of property,
    plant and equipment..............          --             --           (2,600)          --          2,203
   Loss on extinguishment of
    long-term debt...................         796             --            1,803           --         10,655
   Cumulative change in
    accounting--net..................          --          3,794               --           --             --
   Restructuring charges.............      19,552             --               --           --             --
    Changes in assets and
     liabilities:
     Accounts receivable.............      12,276           (302)         (15,623)     (16,315)       (21,223)
     Inventories.....................       5,611         (3,339)          (9,228)      (2,074)        (5,642)
     Accounts payable................      (7,640)         2,290           12,038       11,261         12,425
     Accrued payroll and
      employee benefits..............      (1,899)        (1,221)            (698)       1,764          3,510
     Other assets and liabilities....      (1,372)         2,278           (1,959)        (416)        (7,953)
                                       ----------     ----------       ----------    ---------     ----------
      Cash provided by operating
       activities....................      22,296         23,194            7,846      (10,378)        (3,391)
                                       ----------     ----------       ----------    ---------     ----------
Cash flows from investing
  activities:
  Capital expenditures...............      (5,450)       (10,242)         (15,044)      (8,828)        (2,960)
 Proceeds from the sale of
  property, plant and equipment......          --             --            6,651           --             --
 Proceeds from the sale of rail
  assets.............................      15,000             --               --           --             --
                                       ----------     ----------       ----------    ---------     ----------
      Cash provided by investing
       activities....................       9,550        (10,242)          (8,393)      (8,828)        (2,960)
                                       ----------     ----------       ----------    ---------     ----------
Cash flows from financing
  activities:
Net borrowing under the
  revolving credit facility..........          --             --           12,000           --          8,000
Proceeds from stock issuances........      10,000             --            1,000           --             --
Proceeds from new revolving
  credit facility....................                                                                 215,000
Payments of term loans...............     (28,996)       (13,984)         (23,939)      (8,808)          (287)
Prepayment of existing revolving
  credit facility....................          --             --               --           --       (187,601)
Prepayment of old subordinated
  notes                                                                                     --        (20,926)
Payments of debt financing and
  equity issuance costs..............        (923)        (1,162)          (2,599)          --         (7,835)
                                       ----------     ----------       ----------    ---------     ----------
      Cash used in financing
       activities....................     (19,919)       (15,146)         (13,538)      (8,808)         6,351
                                       ----------     ----------       ----------    ---------     ----------
Net change in cash and cash
  equivalents........................      11,927         (2,194)         (14,085)      (7,258)            --
Cash and cash
  equivalents--beginning of period....      4,352         16,279           14,085       14,085             --
                                       ----------     ----------       ----------    ---------     ----------
Cash and cash equivalents--end of
  period.............................   $  16,279    $    14,085     $         --    $   6,827     $       --
                                       ==========    ===========       ==========    =========     ==========
Supplemental Information:
  Cash paid for:
  Interest...........................   $  32,003    $    27,414    $      24,229  $    12,418    $    13,371
  Income taxes.......................       1,249            231              838          293          2,800
Supplemental disclosure of non-cash
  financing activities:
  Issuance of senior preferred
   stock.............................   $       --    $       --     $     40,475           --             --
  Extinguishment of senior
   subordinated notes................           --            --          (39,140)          --             --
  Exchange of senior
   subordinated notes................           --            --               --     (100,000)            --

                 See notes to consolidated financial statements.



                  TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                SHAREHOLDERS' EQUITY AND OTHER COMPREHENSIVE LOSS

                                       Series A            Series C            Series D           Series E        Total     Total
                                 Preferred Preferred Preferred Preferred Preferred Preferred PreferredPreferred Preferred Preferred
                                   Stock     Stock     Stock     Stock     Stock     Stock     Stock    Stock     Stock     Stock
         (in thousands)            Shares    Amount    Shares    Amount    Shares    Amount   Shares    Amount    Shares    Amount
         --------------            ------    ------    ------    ------    ------    ------   ------    ------    ------    ------
BALANCE--January 1, 2001--as
 restated.......................  78,073      $  1         --    $  --         --     $  --       --    $  --     78,073    $    1
 Shares released from Rabbi
  Trust.........................
Preferred stock in-kind
  dividends.....................  11,951        --                                                                11,951        --
 Preferred stock accretion......
 Net loss.......................
 Unrealized loss on cash
  flow hedge--net of tax of
  $913..........................
 Common stock issuance..........
 Warrants issued to
  subordinated note holders.....
 Minimum pension liability
  increase--net of tax of
  $2,431........................
 Total comprehensive loss.......
                                 -------  --------  ---------  -------  ---------  --------  -------  -------
 BALANCE -- December 31, 2001...  90,024         1         --       --         --        --       --       --     90,024         1
 Shares released from Rabbi
  Trust.........................
Preferred stock in-kind
  dividends.....................  13,782        --                                                                13,782        --
 Preferred stock accretion......
 Net loss.......................
 Change in unrealized loss
  on cash flow hedge--net of
  tax of $1,179.................
 Minimum pension liability
  increase--net of tax of
  $6,525........................
 Total comprehensive loss.......
                                 -------  --------  ---------  -------  ---------  --------  -------  -------
BALANCE--December 31, 2002...... 103,806         1         --       --         --        --       --       --    103,806         1
 Preferred Stock in-kind
  dividends.....................  15,946        --                                                                15,946        --
 Preferred stock accretion......
 Net income.....................
 Change in unrealized loss
  on cash flow hedge--net of
  tax of $353...................
 Minimum pension liability
  increase--net of tax of
  $795..........................
 Senior preferred stock
  issuance......................                       14,000       --     42,000        --   41,475        1     97,475         1
 Total comprehensive loss.......
                                 -------  --------  ---------  -------  ---------  --------  -------  -------
BALANCE--December 31, 2003...... 119,752         1     14,000       --     42,000        --   41,475        1    217,227         2
 Preferred stock in-kind
 dividends (unaudited)..........   8,889        --                                             5,281       --     14,170        --
 Preferred stock accretion
  (unaudited)...................
 Net income (unaudited).........
                                 -------  --------  ---------  -------  ---------  --------  -------  -------
BALANCE--June 30, 2004
 (unaudited).................... 128,641     $   1     14,000    $  --     42,000    $   --   46,756   $    1    231,397   $     2
                                 =======  ========  =========  =======  =========  ========  =======  =======


                  TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC.

                      CONSOLIDATED STATEMENTS OF CHANGES IN
                SHAREHOLDERS' EQUITY AND OTHER COMPREHENSIVE LOSS



                                                                                                 Accumulated
                                           Common   Common                            Other         Other
                                            Stock    Stock    Paid-in  Accumulated Comprehensive Comprehensive
                                           Shares   Amount    Capital    Deficit   (Loss) Income     Loss        Other      Total
                                           ------   ------    -------    -------   -------------     ----        -----      -----
BALANCE--January 1, 2001--as restated......  1,395   $  14  $  86,707  $ (71,016)  $      --        $   --    $ (2,650)  $  13,056
 Shares released from Rabbi Trust..........                                                                        545         545
 Preferred stock in-kind dividends.........                    12,023    (12,023)                                               --
 Preferred stock accretion.................                     1,370     (1,370)                                               --
 Net loss..................................                              (30,026)                                          (30,026)
 Unrealized loss on cash flow
  hedge--net of tax of $913................                                           (2,343)       (2,343)                 (2,343)
 Common stock issuance.....................    465       5      9,995                                                       10,000
 Warrants issued to subordinated
  note holders.............................                     3,000                                                        3,000
                                                                                                                                --
 Minimum pension liability
  increase--net of tax of $2,431...........                        --         --      (3,803)       (3,803)         --      (3,803)
 Total comprehensive loss..................                                           (6,146)
                                           ------- ------- ---------- -----------  ----------  ------------  ----------  ----------
 BALANCE -- December 31, 2001..............  1,860      19    113,095   (114,435)                   (6,146)     (2,105)     (9,571)
 Shares released from Rabbi Trust..........                                                                      2,105       2,105
 Preferred stock in-kind dividends.........                    13,864    (13,864)
 Preferred stock accretion.................                     1,403     (1,403)                                               --
 Net loss..................................                               (9,507)                                           (9,507)
 Change in unrealized loss on cash
  flow hedge--net of tax of $1,179.........                                            1,814         1,814                   1,814
 Minimum pension liability
  increase--net of tax of $6,525...........                        --         --     (10,216)      (10,216)         --     (10,216)
 Total comprehensive loss..................                                           (8,402)
                                           ------- ------- ---------- -----------  ----------  ------------  ----------  ----------
BALANCE--December 31, 2002.................  1,860      19    128,362   (139,209)                  (14,548)                (25,375)
 Preferred Stock in-kind dividends.........                    16,332    (16,332)                                               --
 Preferred stock accretion.................                     1,437     (1,437)                                               --
 Net income................................                                3,501                                             3,501
                                                                                                                                --
 Change in unrealized loss on cash
  flow hedge--net of tax of $353...........                                              529           529                     529
                                                                                                                                --
 Minimum pension liability
  increase--net of tax of $795.............                                            1,294         1,294                   1,294
 Senior preferred stock issuance...........                    39,819         --                        --                  39,820
 Total comprehensive loss..................                                            1,823
                                           ------- ------- ---------- -----------  ----------  ------------  ----------  ----------
BALANCE--December 31, 2003.................  1,860      19    185,950   (153,477)                  (12,725)          --     19,769
 Preferred stock in-kind dividends
  (unaudited)..............................                    14,170    (14,170)                                               --
 Preferred stock accretion
  (unaudited)..............................                       732       (732)                       --                      --
 Net income (unaudited)....................                               (3,174)                                           (3,174)
                                           ------- ------- ---------- -----------  ----------  ------------  ----------  ----------
BALANCE--June 30, 2004 (unaudited)           1,860 $    19  $ 200,852  $(171,553)                 $(12,725)  $       --  $  16,595
                                           ======= ======= ========== ===========  ==========  ============  ==========  ==========

                 See notes to consolidated financial statements.


          TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  Description of Business

     Transportation Technologies Industries, Inc. and its subsidiaries (the "Company"), formed in October 1991, is a leading manufacturer of wheel-end components, body and chassis components, seating assemblies, steerable drive axles, gear boxes and castings for the heavy- and medium-duty truck industry. The Company's operations comprise one operating segment conducted by wholly owned subsidiaries located in North America.

2.  Summary of Significant Accounting Policies

     Principles of Consolidation--The consolidated financial statements include the accounts of Transportation Technologies Industries, Inc. and its wholly owned subsidiaries. All significant intercompany transactions and accounts have been eliminated in the accompanying consolidated financial statements.

     Interim Financial Information--The quarterly financial statements presented herein and the related quarterly information contained within the following footnotes are unaudited. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. Although the registrant believes that all adjustments (which include only normal recurring adjustments) necessary for a fair presentation have been made, interim periods are not necessarily indicative of the results of operations for a full year.

     Reclassifications--Certain reclassifications have been made to prior year financial statements and the notes to conform with current year presentation.

     Use of Estimates--The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net sales and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the allowance for doubtful accounts, reserve for inventory valuation, reserve for returns and allowances, valuation of goodwill and intangible assets having indefinite lives, pension benefits and depreciation and amortization.

     Cash and Cash Equivalents--The Company considers all short-term investments with original maturities of three months or less when acquired to be cash equivalents.

     Allowance for Doubtful Accounts--The Company calculates allowances for estimated losses resulting from the inability of customers to make required payments. The Company assesses the creditworthiness of its customers based on multiple sources of information and analyzes such factors as historical bad debt experience, publicly available information regarding customers and the inherent credit risk related to them, current economic trends and changes in customer payment terms or payment patterns. The Company's calculation is then reviewed by management to assess whether, based on economic events, additional analyses are required to appropriately estimate losses.

     Inventories--Inventories are stated at the lower of cost or market, the cost being determined principally by the first-in, first-out ("FIFO") method, with the cost of the remaining inventories determined on the last-in, first-out method ("LIFO"). The Company regularly evaluates the composition and age of inventory to identify slow-moving, excess and obsolete inventories. The method of establishing the reserve is based on evaluating historical experience as well as estimates of future sales. The reserve is adjusted for any expected changes to ensure that the identified slow-moving, excess and obsolete inventories are stated at net realizable value. The provision for such amounts is reflected as a component of cost of sales. Had all inventories been determined on the FIFO method, inventories would have been higher than those reported at December 31, 2002 and 2003 by $1.5 million and $1.6 million, respectively.

     Long-lived Assets--Long-lived assets, including property, plant and equipment, and certain identifiable finite intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When indications of impairment are present, the carrying values of the assets are evaluated in relation to the operating performance and estimated future net cash flows of the underlying business. An impairment in the carrying value of an asset is recognized whenever anticipated future cash flows (undiscounted and without interest charges) from an asset are estimated to be less than its carrying value. If such review indicates that the carrying amount of long-lived assets is not recoverable, the carrying amount of such assets is reduced to the estimated fair value. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

     Property, Plant and Equipment--Property, plant and equipment is recorded at cost and depreciated based on the following estimated useful lives: buildings--20 to 40 years; building improvements--10 to 40 years; and machinery and equipment--3 to 12 years. Depreciation is computed using the straight-line method. Maintenance and repairs are charged to expense as incurred, while major replacements and improvements are capitalized. For tax purposes, assets are depreciated using accelerated methods.

     Goodwill and Other Intangibles--As of January 1, 2002, upon the adoption of Statement of Financial Accounting Standards ("SFAS") No. 142, Goodwill and Other Intangible Assets, goodwill and intangibles with an indefinite life are no longer amortized. Prior to the adoption of SFAS No. 142, goodwill was amortized on a straight-line method over 40 years, and intangibles with indefinite lives were amortized from 13 to 40 years. The Company's finite-lived acquired intangible assets are amortized on a straight-line method and include the following: patents, 8 years; and non-compete agreements, 4 years. See Note 6 "Goodwill and Other Intangibles."

     Deferred Financing Costs--Deferred financing costs of $17.6 million, $19.1 million and $20.1 million at December 31, 2001, 2002 and 2003, respectively, relate to the issuance and subsequent amendments to the Company's Credit Facility, Subordinated Notes and Industrial Revenue Bond debt. Deferred financing costs are amortized using the effective interest rate method over the term of the related debt. During 2001, 2002 and 2003, the Company recorded amortization expense of $2.5 million, $2.7 million and $3.4 million as a component of interest expense.

     Income Taxes--Deferred tax liabilities and assets are recognized for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Deferred tax liabilities and assets are determined based on the differences between the consolidated financial statements and the tax basis of assets and liabilities, using tax rates in effect for the years in which the differences are expected to reverse. A valuation allowance is provided to offset any deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

     Environmental Reserves--The Company is subject to comprehensive and frequently changing federal, state and local environmental laws and regulations, and will incur additional capital and operating costs in the future to comply with currently existing laws and regulations, new regulatory requirements arising from recently enacted statutes and possible new statutory enactments. In addition to environmental laws that regulate the Company's ongoing operations, the Company is also party to environmental remediation liability. It is the Company's policy to provide and accrue for the estimated cost of environmental matters, on a non-discounted basis, when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated. Such provisions and accruals exclude claims for recoveries from insurance carriers.

     Revenue Recognition--Revenue from product sales is recognized upon shipment whereupon title passes and the Company has no further obligations to the customer. Provisions for discounts and rebates to customers, and returns and other adjustments are provided for in the same period the related sales are recorded as a percentage of sales based upon management's best estimate of future returns and other claims considering the Company's historical experience. Allowances for estimated returns, discounts, customer rebate programs and pricing adjustments are recognized as a reduction of sales when the related sales are recorded. The allowance for these items is estimated based on various market data, historical trends and information from the Company's customers. Adjustments to the allowances are recorded quarterly based on current estimates available.

     Financial Instruments--All derivatives are recorded on the balance sheet at fair value. Changes in derivative fair values are recognized in earnings as offsets to the changes in fair value of related hedged assets, liabilities and firm commitments. The ineffective portion, if any, of a hedging derivative's change in fair value is immediately recognized in earnings.

     Concentration of Risk--The Company's principal business is the manufacturing and sale of wheel-end components, body and chassis components, seating assemblies, steerable drive axles, gear boxes and castings for the heavy- and medium-duty truck industry. Due to the nature of its operations, the Company is subject to significant concentration risks relating to business with four customers in 2003 and three customers in 2002. These customers accounted for 10%, 19% and 10%; 14%, 19% and 11%; and 17%, 16% and 10% of accounts receivable at December 31, 2001, 2002 and 2003, respectively. The Company also has concentrations of labor subject to collective bargaining arrangements. The percentage of the Company's labor force covered by a collective bargaining agreement is 44% at December 31, 2003.

     Accounting Pronouncements--On April 30, 2003, the Financial Accounting Standards Board, or FASB, issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. The statement amends and clarifies derivative instruments embedded in other contracts, and for hedging activities under Statement 133. SFAS 149 was effective for us on a prospective basis for contracts entered into or modified and for hedging relationships designated for fiscal periods beginning after June 30, 2003. This statement had, and is expected to have, no effect on our consolidated financial statements.

     On May 15, 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability, even though it might previously have been classified as equity. SFAS 150 was effective for financial instruments entered into or modified after May 31, 2003, and applies to all financial instruments in the first interim period beginning after June 15, 2003. This statement had, and is expected to have, no effect on our consolidated financial statements.

     On December 24, 2003, the FASB issued a revision to Interpretation 46 (FIN
46R) to clarify some of the provisions of FASB Interpretation No. 46, Consolidation of Variable Interest Entities. The term "variable interest" is defined in FIN 46 as "contractual, ownership or other pecuniary interest in an entity that change with changes in the entity's net asset value." Variable interests are investments or other interests that will absorb a portion of an entity's expected losses if they occur or receive portions of the entity's expected residual returns if they occur. FIN 46R defers the effective date of FIN 46 for certain entities and makes several other changes to FIN 46. We do not expect the recognition provisions of FIN 46 or FIN 46R to have an impact on our business, results of operations or financial position. This statement had, and is expected to have, no effect on our consolidated financial statements.

3. Detail of Certain Assets and Liabilities

     The following details certain assets and liabilities as of December 31, 2002 and 2003:


                                                                                      2002           2003
                                                                                      ----           ----
                                                                                        (in thousands)
Reserve for LIFO inventory valuation:
  Balance--beginning of year....................................................   $   1,693       $   1,490
  Provision.....................................................................        (203)            143
                                                                                   ---------       ---------
  Balance--end of year..........................................................   $   1,490       $   1,633
Property, plant and equipment:
  Land..........................................................................   $   5,040       $   3,717
  Buildings and improvements....................................................      32,615          33,053
  Machinery and equipment.......................................................     131,395         145,055
  Construction in progress......................................................       8,756           5,843
                                                                                   ---------       ---------
                                                                                     177,806         187,668
  Less accumulated depreciation.................................................      85,810         100,254
                                                                                   ---------       ---------


                                      F-10

                                                                                      2002           2003
                                                                                      ----           ----
                                                                                        (in thousands)

Property, plant and equipment--net..............................................   $  91,996       $  87,414
                                                                                   =========       =========
Other current liabilities:
  Accrued interest..............................................................   $   7,997       $   6,921
  Accrued workers' compensation.................................................       5,681           5,037
  Current portion of post-retirement medical and pension benefit reserve........       2,984           4,988
  Other.........................................................................       9,561           8,921
                                                                                   ---------       ---------
Total other current liabilities.................................................   $  26,223       $  25,867
Other long-term liabilities:
  Post-retirement medical and pension benefit reserve...........................   $  34,358       $  25,490
  Environmental reserves........................................................       9,514           2,850
  Deferred gain on rail asset sale..............................................      10,000              --
  Other.........................................................................       3,657           4,189
                                                                                   ---------       ---------
Total other long-term liabilities...............................................   $  57,529       $  32,529
                                                                                   =========       =========


     Inventories of the Company consist of the following :


                                                                December 31,     December 31,     June 30,
                                                                    2002             2003           2004
                                                                -------------    -------------   -------------
                                                                                                (unaudited)
                                 (in thousands)
Raw materials................................................    $     10,754     $     12,999    $     13,923
Work-in-progress.............................................           9,651           12,740          13,254
Finished goods...............................................          14,681           18,575          22,779
                                                                -------------    -------------   -------------
                                                                 $     35,086     $     44,314    $     49,956
                                                                =============    =============   =============


4.  Valuation and Qualifying Accounts

     The following tables summarize the changes in the Company's valuation and qualifying accounts:


                                                                December 31,     December 31,     December 31,
                                                                    2001             2002             2003
                                                                ------------     -------------    ------------
                                                                                 (in thousands)
Allowance for doubtful accounts
  Balance--beginning of year..................................     $ 2,017          $ 1,657          $ 1,058
 Provision for doubtful accounts..............................         176               41              442
  Net write-offs..............................................        (536)            (640)            (733)
                                                                     -----            -----            -----
  Balance--end of year........................................     $ 1,657          $ 1,058          $   767
                                                                   =======          =======          =======
Reserve for excess and obsolete inventory
  Balance--beginning of year..................................     $ 1,343          $   909          $   531
 Provision....................................................       1,087             (291)             100
  Net write-offs..............................................      (1,521)             (87)             (55)
                                                                   -------             ----             ----
  Balance--end of year........................................     $   909          $   531          $   576
                                                                   =======          =======          =======


5.  Goodwill and Other Intangibles

     Effective January 1, 2002, the Company adopted SFAS No. 142. This statement changed the accounting for goodwill and indefinite-lived intangible assets from an amortization approach to an impairment-only approach.

     As a result of the adoption of SFAS No. 142, the Company recorded a transitional goodwill impairment charge in 2002 of $6.2 million ($3.8 million net of tax), presented as a cumulative effect of accounting change. Upon its adoption of SFAS No. 142, the Company determined that it has five reporting units. The $6.2 million impairment recognized related to the Company's Imperial Group reporting unit due to the decline in its operational performance since its acquisition in 1999.

     The Company selected December 31 as its annual testing date. The SFAS No. 142 goodwill impairment model is a two-step process. First, it requires a comparison of the book value of net assets to the fair value of the related operations that have goodwill assigned to them. The Company estimates the fair values of the related operations using discounted cash flows. The cash flow forecasts are adjusted by an appropriate discount rate derived from the Company's market capitalization plus a suitable control premium at the date of evaluation. If the fair value is determined to be less than book value, a second step is performed to compute the amount of the impairment. In this process, a fair value for goodwill is estimated, based in part on the fair value of the operations used in the first step, and is compared to its carrying value. The shortfall of the fair value below carrying value represents the amount of goodwill impairment. SFAS No. 142 requires goodwill to be tested for impairment annually at the same time every year, and when an event occurs or circumstances change such that it is reasonably possible that impairment may exist. As a result of the Company's assessment as of December 31, 2003, no impairment was indicated and no impairment triggers have been identified.

     The Company has determined that certain of its trademarks and technology have indefinite lives. The Company's determination has been made in accordance with paragraph 11 of SFAS No. 142 based on its conclusion that at present there are no legal, regulatory, contractual, competitive, economic or other factors that limit the useful life of such assets. The amounts tied to trademarks are primarily attributable to the Company's Gunite and Brillion brand names. Each such name has been widely known and respected in its respective markets since the early 1900s, and the Company believes that they will continue to be widely known and respected indefinitely into the future. Gunite and Brillion products are two of the leading North American names in their respective product categories and the Company continues to expand the Gunite and Brillion product portfolios. The Company may continue to renew their legal status at minimal cost, and there are no contractual restrictions on use. Finally, the competitiveness of such companies in their respective markets has been, and the Company believes will continue to be, widely accepted with the Gunite and Brillion names representing such competitiveness. The technology with an indefinite life is primarily attributable to Gunite. The technology to manufacture Gunite's wheel-end products has proven to be a leading technology for between 10 to 20 years. Such technology is expected to continue to contribute cash flows to the Company's business for an indefinite period of time due to the related products' life cycles and market and competitive trends. Such technology presently has no legal, regulatory or contractual limitations on use, and is expected to continue to enable Gunite to retain a leading position in its market.

     In accordance with SFAS No. 142, the effect of the standard is reflected prospectively. Supplemental disclosure as if the standard has been adopted as of December 31, 2001 is as follows:


                                                                 2001              2002             2003
                                                          ----------------  ----------------  ---------------
                                                                  (in thousands except per share data)
Reported net loss........................................ $        (43,419) $       (24,774)   $      (14,268)
Add back: Goodwill and indefinite life intangible
  assets amortization, net of tax........................            4,591               --                --
Pro forma net loss.......................................          (38,828)         (24,774)          (14,268)
Net loss per share--basic and diluted
Reported net loss........................................           (20.66)           (9.21)            (5.48)
                                                          ----------------  ----------------  ---------------
Add back: Goodwill amortization, net of tax..............             2.18               --                --
                                                          ----------------  ----------------  ---------------
Adjusted net loss per share--basic and diluted............ $        (18.48) $         (9.21)   $        (5.48)
                                                          ================  ================  ===============


     There were no changes in the carrying amounts of goodwill in the quarter ended June 30, 2004.

     Other intangible assets consist of the following:


                                                              December 31, 2002             December 31, 2003
                                                              -----------------             -----------------
                                                       Gross Carrying  Accumulated   Gross Carrying  Accumulated
                                                           Amount     Amortization       Amount     Amortization
                                                           ------     ------------       ------     ------------
                                                                             (in thousands)
Finite-lived intangible assets:
  Patents............................................. $      5,878      $ 2,846        $   5,878      $ 3,182
  Non-compete agreements..............................        2,550        2,266            2,550        2,476
  Pension assets......................................        1,488           --            1,383           --
                                                       ------------      -------        ---------      -------
Total finite-lived intangible assets.................. $      9,916      $ 5,112        $   9,811      $ 5,658
                                                       ============      =======        =========      =======
Indefinite-lived intangible assets:
  Trademarks.......................................... $     22,570           --        $  22,570           --
  Technologies........................................       15,525           --           15,525           --
                                                       ------------                     ---------
Total indefinite-lived intangible assets.............. $     38,095           --        $  38,095           --
                                                       ============                     =========



                                                             June 30, 2004
                                                             -------------
                                                         Gross
                                                       Carrying      Accumulated
                                                        Amount      Amortization
                                                        ------      ------------
                                                             (Unaudited)
                                                           (In thousands)
Finite-lived tangible assets:
  Patents............................................. $    5,878       $ 3,347
  Non-compete agreements..............................      2,550         2,547
  Pension assets......................................      1,383            --
                                                       ----------       -------
Total finite-lived intangible assets.................. $    9,811       $ 5,894
                                                       ==========       =======
Indefinite-lived intangible assets:
  Trademarks.......................................... $   22,570            --
  Technologies........................................     15,525            --
                                                       ----------       -------
Total indefinite-lived intangible assets.............. $   38,095            --
                                                       ==========       =======


     Amortization expense recognized in connection with the Company's finite-lived intangible assets was $1.8 million, $0.8 million and $0.5 million for the years ended December 31, 2001, 2002 and 2003, respectively, and $0.3 million and $0.2 million for the six months ended June 30, 2003 and 2004 (unaudited), respectively.

     The Company expects amortization expense to be approximately $0.5 million in 2004 and $0.3 million for each of the next four years.

6.  Debt

     As of December 31, 2002 and 2003, and June 30, 2004 (unaudited) total debt consisted of the following:


                                                                December 31,             June 30,
                                                           2002           2003             2004
                                                           ----           ----             ----
                                                                                      (unaudited)
                                                                      (in thousands)
Credit facility:
  Revolving loans......................................$        --    $    12,000    $       8,000
  Term loans...........................................    199,540        175,601          214,713
Senior subordinated notes--net discount of $4,157,
  $1,823 and $-- (unaudited), respectively.............    145,196        118,428          100,000
Industrial revenue bonds...............................      3,100          3,100            3,100
                                                       -----------    -----------    -------------
Total debt.............................................    347,836        309,129          325,813
Less current maturities................................     18,829         19,473            1,150
                                                       -----------    -----------    -------------
Total long-term debt...................................$   329,007    $   289,656    $     324,663
                                                       ===========    ===========    =============


     Credit Facility--As of December 31, 2003, the Company's Credit Facility consisted of (i) a $175.6 million term loan facility comprising a $45.5 million tranche A term loan ("Tranche A") and a $130.1 million tranche B term loan ("Tranche B"); and (ii) a $42.5 million Revolving Facility.

     Borrowings bear interest at a rate equal to, at the Company's option, the following: Tranche A and Revolving Facility, LIBOR plus 3.75% or Prime Rate plus 2.50%, and Tranche B, LIBOR plus 4.25% or Prime Rate plus 3.00%. The Company also pays the lenders a commitment fee equal to 0.75% per annum of the undrawn portion of each lender's commitment. The LIBOR and Prime Rate margins are subject to reductions, based upon certain changes in the leverage ratio. The Tranche A and Tranche B term loans mature on March 9, 2006 and March 9, 2007, respectively. The Revolving Facility expires on March 9, 2005. Availability under the Revolving Facility at December 31, 2003, after consideration of $12.0 million drawn and $15.9 million in outstanding letters of credit, was $14.6 million.

     Substantially all assets of the Company and its material subsidiaries, and a pledge of the stock of all subsidiaries, secure the obligations of the Company under the Credit Facility. Loans under the Term Facility are required to be prepaid with 75% of excess cash flow (as defined in the Credit Facility and subject to reductions, based upon certain changes in the leverage ratio), the proceeds of certain equity issuances of the Company, and 100% of net cash proceeds of certain asset sales and debt issuances of the Company.

     The Credit Facility contains covenants placing restrictions on: (i) indebtedness, (ii) the sale of assets, (iii) mergers, acquisitions and other business combinations, (iv) minority investments and (v) the payment of cash dividends to shareholders. The Credit Facility also contains financial covenants requirements to maintain certain levels of interest and fixed charge coverage, debt to earnings before interest, taxes, depreciation and amortization ("EBITDA") as defined by the agreement, and to limit capital expenditures. The Company was in compliance with all covenants at December 31, 2003.

     Senior Subordinated Notes--On December 19, 2003, the Company amended the terms of its Senior Subordinated Notes to permit the Company to issue $41.5 million of new Senior Preferred Stock in exchange for $40.0 million of its Senior Subordinated Notes, $0.5 million of related accrued interest and $1.0 million in cash. Concurrently, certain existing shareholders of the Company, including members of management, acquired $40.0 million in face value of the Senior Subordinated Notes. These Senior Subordinated Notes were extinguished on the same date in exchange for $40.0 million of newly issued Senior Preferred Stock (see Note 8). The exchange was valued at the estimated fair value of the Senior Preferred Stock. The loss on the extinguishment of $1.8 million was determined as the difference between the fair value of the Senior Preferred Stock and the carrying value of the exchanged Senior Subordinated Notes and related debt issuance costs.

     The Senior Subordinated Notes bear interest at 15% payable semiannually in arrears. In 2001, 2002 and 2003, 50% of such interest payments were mandatorily paid through the issuance of additional senior subordinated notes with the same terms. These amounts are included in the cash flow statement as Senior Subordinated Note Interest Paid-in-Kind. The Senior Subordinated Notes are unsecured senior subordinated obligations of the Company, subordinated in right of payment to all existing and future senior indebtedness.

     The Indenture under which the notes are issued contains covenants that restrict, among other things: (i) the ability of the Company and its subsidiaries to incur additional indebtedness, (ii) pay dividends or make certain other restricted payments, (iii) merge or consolidate with any other person, (iv) minority investments, and (v) other various covenants that are customary for transactions of this type. The remaining notes mature on June 30, 2009. The Company was in compliance with all covenants as of December 31, 2003.

     The Senior Subordinated Notes are carried net of discounts ($6.0 million at inception) representing the value assigned to warrants to purchase the Company's common stock that were issued to the issuers of the Senior Subordinated Notes. Such discounts are being accreted to interest expense through the maturity date of the notes.

     Debt Agreement Amendments--On December 19, 2003, the terms of the Company's Credit Facility and Senior Subordinated Notes were amended. The amendment to the Credit Facility (i) adjusted the levels and calculations of financial covenants,
(ii) increased the Revolving Facility commitment from $35 million to $42.5 million, (iii) increased the Revolving Facility letter of credit sublimit to $20 million from $18 million, and (iv) permitted the Company to issue $41.5 million of new senior preferred stock in exchange for $40.0 million of its Senior Subordinated Notes, $0.5 million of related accrued interest and $1.0 million in cash. All other terms remain substantially unchanged.

     The amendment to the Senior Subordinated Notes also provided for mandatory payment in-kind of 50% of the scheduled interest payment in 2004 and payment in-kind of 50% of any additional scheduled interest payments if specified leverage ratio levels are not achieved. All other terms remain substantially unchanged.

     Industrial Revenue Bonds--On April 1, 1999, the Company, through its wholly owned seating system subsidiary, issued Industrial Revenue Bonds for $3.1 million which bear interest at a variable rate (1.5% as of December 31, 2003) and can be redeemed by the Company at any time. The bonds are secured by a letter of credit issued by the Company. The bonds have no amortization and mature in 2014. The bonds are also subject to a weekly "put" provision by the holders of the bonds. In the event that any or all of the bonds are put to the Company under this provision, the Company would either refinance such bonds with additional borrowings under the Revolving Credit Facility or use available cash on hand.

     As of December 31, 2003, long-term debt maturities were as follows:


                                                                        Industrial       Senior
                                         Revolving          Term          Revenue     Subordinated
             Year Ended                  Facility          Loans           Bonds          Notes         Total
             ----------                  --------          -----           -----          -----         -----
                                                                    (in thousands)
2004................................  $          --   $      19,473     $      --      $       --  $     19,473
2005................................         12,000          23,004            --              --        35,004
2006................................             --         101,355            --              --       101,355
2007................................                         31,769            --              --        31,769
2008................................             --              --            --              --            --
Thereafter..........................             --              --         3,100         120,926       124,026
                                      -------------   -------------     ---------      ----------  ------------
                                      $      12,000   $     175,601     $   3,100      $  120,926       311,627
                                      =============   =============     =========      ==========
Less current maturities.............                                                                    (19,473)
                                                                                                   ------------
Total...............................                                                               $    292,154
                                                                                                   ============


     As of December 31, 2002 and 2003, the recorded balance of the Subordinated Notes includes the following components:

                                           2002             2003
                                           ----             ----
                                              (in thousands)
Principal balance................... $      149,353   $      120,926
Unamortized discount................         (4,157)          (2,498)
                                     --------------   --------------
Recorded balance.................... $      145,196   $      118,428
                                     ==============   ==============

     On March 16, 2004, the Company entered into a new Senior Credit Facility consisting of a five-year $50.0 million first lien revolving credit facility, a five-year $115.0 million first lien term loan facility and a five- year $100.0 million second lien term loan facility. The first lien term loan facility is to be repaid on a quarterly basis with 1% of the principal amount being repaid in each of the first four years, 1% of the principal amount being repaid in each of the first three quarters of the fifth year and the remainder repaid upon maturity at the end of the fifth year. The second lien term loan facility has no amortization until maturity. Subject to certain exceptions, we will be required to make mandatory repayments of and corresponding reductions under the first lien term loan facility (and after the first lien facilities have been repaid in full, the second lien term loan facility) with the proceeds from (1) asset sales, (2) the issuance of debt securities, (3) proceeds of equity issuances,
(4) insurance and condemnation awards and (5) annual excess cash flow.

     Borrowings bear interest at a rate equal to, at the Company's option, the following: first lien revolver facility, LIBOR plus 3.00% or Prime Rate plus 2.00%, first lien term loan, LIBOR plus 3.75% or Prime Rate plus 2.75%, and second lien term loan, LIBOR plus 7.0% or Prime Rate plus 6.0%, with a LIBOR floor of 1.75%. The Company also pays the lenders a commitment fee equal to 0.50% per annum of the undrawn portion of each lender's commitment. The new Senior Credit Facility imposes certain restrictions on us, including restrictions on our ability to incur indebtedness, pay dividends, make investments, engage in transactions with affiliates, sell assets, and merge or consolidate. All obligations under our new Senior Credit Facility are jointly and severally guaranteed by all of our direct and indirect domestic subsidiaries.

     As a result of entering into a new Senior Credit Facility, the requirement to pay 50% of interest due on the Senior Subordinated Notes in 2004 by issuing additional Senior Subordinated Notes was eliminated.

     The Company used $20.9 million of the proceeds from the new credit facility to repay Senior Subordinated Notes. The remaining Senior Subordinated Notes were amended to extend the maturity until June 30, 2009. The Company paid $7.0 million in financing costs and recorded a $6.5 million non-cash debt extinguishment in connection with the new Senior Credit Facility.

     On May 21, 2004, we exchanged our outstanding $100.0 million aggregate principal amount of old 15.0% senior subordinated notes due June 30, 2009 for $100.0 million principal amount of new senior subordinated exchange notes, which we refer to in this section as the new notes. The new notes are due on March 31, 2010. The new notes have an interest rate of 12.5% per annum and are guaranteed on an unsecured, senior subordinated basis by each of our present and future restricted subsidiaries (excluding our restricted subsidiaries that have neither assets not shareholders' equity in excess of $1.0 million and all of our foreign restricted subsidiaries). The new notes are subordinated to all of our senior debt and contain cross-default provisions. The new notes are subject to optional redemption by us, in whole or in part, prior to maturity at our option at a premium declining to par in 2008. Upon the occurrence of a change in control, we will be required to offer to repurchase the new notes at a price equal to 101% of the principal amount thereof plus accrued interest. We will pay interest on the new notes in cash twice a year on each March 31 and September 30, provided that we may at our option pay up to one-half of the September 30, 2004 interest payment through the issuance of additional notes. The new notes contain covenants which restrict our ability, among other things, to incur debt and liens, sell assets, merge with other companies, pay dividends or repurchase our shares, make investments and enter into transactions with affiliates. The Company was in compliance with all covenants on June 30, 2004. We did not receive any proceeds as a result of the exchange. The Company paid $0.8 million in financing costs and recorded a $4.1 million non-cash debt extinguishment charge in connection with the new Senior Subordinated Notes.

7. Derivative Financial Instruments

     The Company uses derivative financial instruments to manage interest rate risk. The Company does not enter into derivative financial instruments for trading purposes. The Company uses interest rate swap agreements and interest rate caps as a part of its program to manage the fixed and floating interest rate mix of the total debt portfolio and related overall cost of borrowing.

     When entered into, these financial instruments are designated as hedges of underlying exposures. When a high correlation between the hedging instrument and the underlying exposure being hedged exists, fluctuations in the value of the instruments are offset by changes in the value of the underlying exposures. As the critical terms of the swaps are designed to match those of the underlying hedged debt, the change in fair value of the swaps is offset by changes in fair value recorded on the hedged debt and no hedge ineffectiveness was recorded in connection with the Company's derivative instruments.

     The estimated fair values of derivatives used to hedge or modify our risks fluctuate over time. These fair value amounts should not be viewed in isolation, but rather in relation to the fair values of the underlying hedging transactions and to the overall reduction in our exposure to adverse fluctuations in interest rates. The notional amounts of the derivative financial instruments do not necessarily represent amounts exchanged by the parties and, therefore, are not a direct measure of our exposure from our use of derivatives. The amounts exchanged are calculated by reference to the notional amounts and by other terms of the derivatives, such as interest rates. There were no derivative instruments outstanding at December 31, 2003.

8.  Shareholders' Equity

     Common and Preferred Stock--The Company authorized 20,000,000 shares of common stock (voting) and 1,000,000 shares of Preferred Stock.

     On December 19, 2003, the Company issued $41.5 million of Series E Senior Preferred Stock ("Senior Preferred Stock") to affiliates of Trimaran Capital Partners and Albion Alliance, as well as to several members of our management, with dividends that accrete at 25% per annum, in a private placement in exchange for the retirement of $40.0 million of Senior Subordinated Notes, the payment of $1.0 million in cash and $0.5 million of accrued interest due on the Senior Subordinated Notes retired. The Company paid $1.7 million in fees related to the issuance of the Preferred Stock that were recorded as an offset to Additional Paid-in Capital. In December 2003, no compensation expense was recorded with the issuance of the Senior Preferred Stock as it was determined that the enterprise value of the Company was less than the total debt and preferred equity.

     Upon issuance, there were 41,475 shares of Senior Preferred Stock, representing $41.5 million in aggregate liquidation preference. The Senior Preferred Stock ranks, as to dividends and liquidation, ahead of the Company's Series A, Series C and Series D Preferred Stock and the common stock, and is entitled to a liquidation preference of $1,000 per share. The Senior Preferred Stock is entitled to cumulative annual dividends, in the form of additional Senior Preferred Stock, that are payable semiannually in arrears at the rate of 25.0% per annum. The Senior Preferred Stock is redeemable by the Company at any time. The holders of the Senior Preferred Stock are entitled to a declining early redemption fee if the stock is redeemed prior to December 31, 2010. At December 31, 2003, the Senior Preferred Stock had a liquidation value of $41.8 million (including accrued dividends to such date). As of June 30, 2004 (unaudited), the Senior Preferred Stock had a liquidation value of $47.1 million (including accrued dividends to such date).

     The Series A Preferred Stock was issued to affiliates of Trimaran Capital Partners, Albion Alliance and Caravelle Investment Fund in March 2000 upon completion of the acquisition of the Company by its current stockholders. Upon issuance, there were 70,000 shares of Series A Junior Preferred Stock, representing $70.0 million in aggregate liquidation preference. Since that time, because dividends on the Series A Junior Preferred Stock have been paid in additional shares rather than in cash, an additional 59,307 shares of Series A Junior Preferred Stock have been issued. The Series A Junior Preferred Stock, which ranks in parity with the Series C Preferred Stock and senior to the Series D Preferred Stock and junior to the Senior Preferred Stock, is entitled to cumulative annual dividends that are payable quarterly in arrears at the rate of 14.5% per annum in the form of additional Series A Junior Preferred Stock until the March 15, 2005 payment, at which time the dividends become payable in cash and, if not paid in cash, they would be payable in additional Series A Junior Preferred Stock but at the rate of 16.5%, and after three consecutive quarters of non-payment in cash entitle the holders of the Series A Junior Preferred Stock to members on the Board of Directors equal to the lesser of two members or 20% of the Board. The Company has the option to redeem the Series A Preferred Stock at any time. If redeemed prior to March 9, 2010, the holders of the Series A Junior Preferred Stock are also entitled to a declining redemption fee. At December 31, 2003, the Series A Junior Preferred Stock, which is entitled to a liquidation preference of $1,000 per share, had a liquidation value of $120.8 million (including accrued dividends to such date). As of June 30, 2004 (unaudited), the Series A Junior Preferred Stock had a liquidation value of $129.3 million (including accrued dividends to such date).

     The Series C Preferred Stock was issued in December 2003 simultaneously with the issuance of the Series E Preferred Stock and Series D Preferred Stock and was issued to members of our management and certain other holders of the Company's common stock for the payment of $0.10 per share (or an aggregate of $140), and such members and holders agreed, as a condition to receiving the Series C Preferred Stock, to transfer an aggregate 80,233 shares of common stock to the holders of the Company's Series A Preferred Stock as consideration for their consenting to permit the Series C Preferred Stock to rank pari passu with the Series A Preferred Stock. There are 14,000 shares of Series C Preferred Stock issued, representing a maximum $16.5 million in liquidation preference. The Series D Preferred Stock was issued in December 2003 to the holders of the Company's Series A Preferred Stock and an institutional warrantholder simultaneously with the issuance of the Series E Preferred Stock and Series C Preferred Stock for the payment of $0.10 per share. There are 42,000 shares of Series D Preferred Stock issued, representing a maximum $49.5 million in liquidation preference. The Series C Preferred Stock and the Series D Preferred Stock are not entitled to dividends and are redeemable only in the event of certain significant equity sale or debt refinancing transactions. At December 31, 2003, the Series C Preferred Stock and the Series D Preferred Stock had no liquidation value. As of June 30, 2004 (unaudited), the Series C Preferred Stock and Series D Preferred Stock had no liquidation value.

     Rabbi Trust--In 2000, the Company established a Rabbi Trust to hold shares due to certain members of management. In 2002, the then-remaining shares were released and the liability was satisfied in full.

     Warrants and Options--As of December 31, 2003, certain of the Company's common and preferred shareholders held warrants to purchase 813,953 shares of common stock at $0.01 per share.

     In conjunction with the Company's going-private transaction in 2000, the Company entered into an agreement with its old senior subordinated noteholders that provided the holders warrants for up to 20% of the common equity if the Company was unable to repay the old senior subordinated notes by specified dates. These warrants for 348,837 shares of common stock at an exercise price of $0.01 per share were issued to the purchasers in the third quarter of 2000 through the first quarter of 2001. These warrants are exercisable for a period of ten years from the original issuance date. As disclosed in Note 9, the warrants were valued at $6.0 million. This value was based on $30.0 million of common equity value of the Company at the time of the going-private transaction.

     On February 28, 2001, certain of its common shareholders invested $10.0 million in the Company in exchange for 465,116 shares of common stock, warrants for 100,000 shares at a conversion price of $21.50 per share, and contingent warrants for an additional 465,116 shares at $0.01 per share. The warrants for 100,000 shares were exercisable immediately and for a period of nine years. The 465,116 contingent warrants became exercisable ratably at the end of each of the five fiscal quarters of the Company, beginning with the fiscal quarter ending June 30, 2002, as the leverage improvement requirements were not met by the Company. No value was attributed to the 465,116 contingent warrants because the common stock of the Company was deemed to have minimal value during the period over which these warrants were issued as the enterprise value of the Company was insufficient to provide value to the common equity holders. This determination was made because the enterprise value of the Company was less than the total debt and preferred equity, which had liquidation preference to the common stock of approximately $460.0 million. Therefore, no compensation expense was recorded related to these contingent warrants as the warrants were deemed worthless.

     At the date of issuance, the fair market value of the 100,000 warrants was deemed to be less than the $21.50 per share exercise price as supported by the $21.50 per share of cash consideration paid for the common stock as part of that transaction.

     As of December 31, 2003, a key member of management held options to purchase 10,000 shares of the Company's common stock at a price equal to $10.75 per share.

     Accumulated Other Comprehensive Loss--Accumulated other comprehensive loss comprises the following as of December 31, 2002 and 2003:

                                                          2002           2003
                                                          ----           ----
                                                            (in thousands)
Minimum pension liability........................... $   (14,019)   $   (12,725)
Derivative liability................................        (529)            --
                                                     ------------   ------------
Accumulated other comprehensive loss................ $   (14,548)   $   (12,725)
                                                     ============   ============

9.  Earnings Per Share

     Earnings per share are calculated as net income divided by the weighted average number of common shares outstanding during the period. Weighted average common shares of 2,102,260, 2,279,643 and 2,605,352 are used to calculate basic earnings (loss) per share as of December 31, 2001, 2002 and 2003, respectively. These weighted average common shares include weighted average common stock equivalents issuable for minimal cash consideration of 316,978, 419,178 and 744,877 as of December 31, 2001, 2002 and 2003, respectively. Diluted earnings
(loss) per share are calculated by dividing net income by this weighted-average number of common shares outstanding plus common stock equivalents outstanding during the year. Common stock equivalents for 110,000 shares with exercise prices ranging from $10.75 to $21.50 per share were outstanding at December 31, 2001, 2002 and 2003, respectively, but were not included in the computation of diluted earnings per share. Common stock equivalents have been excluded from the calculation of diluted weighted average shares outstanding as they would be antidilutive.

     The following table presents information necessary to calculate basic and diluted earnings per share and common equivalent shares as of December 31, 2001, 2002 and 2003:


                                                        2001                2002             2003
                                                        ----                ----             ----
                                                                    (in thousands except
                                                                        per share data)
Net income (loss)(1)............................ $         (30,026)  $        (9,507)  $         3,501
Preferred stock dividends.......................           (13,393)          (15,267)          (17,769)
                                                 ------------------  ----------------  ----------------
Net loss available to common shareholders....... $         (43,419)  $       (24,774)  $       (14,268)
                                                 ==================  ================  ================
Average common shares and common stock
  equivalent outstanding........................             2,102             2,280             2,605
Loss per share--basic............................ $         (20.66)  $        (10.87)  $         (5.48)
                                                 ==================  ================  ================
Dilutive stock equivalents......................                 --                --                --
Average common and common equivalent shares
  outstanding...................................             2,102             2,280             2,605
Loss per share--diluted.......................... $         (20.66)  $        (10.87)$           (5.48)
                                                 ==================  ================  ================

__________


(1) Net income (loss) is the same for purposes of calculated basic and diluted earnings per share.

     Weighted average common shares of 2,581,395, 2,674,418, 2,535,140 and 2,674,418 are used to calculate basic earnings (loss) per share for the three and six months ended June 30, 2003 and 2004, (unaudited) respectively. These weighted average common shares include weighted average common stock equivalents issuable for minimal cash consideration of 720,930, 813,953, 674,675 and 813,953 for the three and six months ended June 30, 2003 and 2004, (unaudited) respectively. The following table presents information necessary to calculate basic and diluted earnings per share and common equivalent shares as of for the three and six months end June 30, 2003 and 2004:


                                                      Three months ended June 30,         Six months ended June 30,
                                                        2003               2004             2003             2004
                                                  ----------------   ---------------   ----------------   -------------
                                                                               (unaudited)
                                                                           (in thousands except
                                                                             per share data)
Net loss(1)...................................... $          (508)   $          (728)   $        (2,406)   $    (3,174)
Preferred stock dividends........................           4,281              7,580              8,423         14,902
                                                  ---------------    ---------------    ---------------    -----------
Net loss available to common shareholders........ $        (4,789)   $        (8,308)   $       (10,829)       (18,076)
                                                  ===============    ===============    ===============    ===========
Average common shares and common stock
  equivalent outstanding.........................           2,581              2,674              2,535          2,674
Loss per share--basic............................. $        (1.86)   $         (3.11)   $         (4.27)         (6.76)
                                                  ===============    ===============    ===============    ===========
Dilutive stock equivalents.......................              --                 --                 --             --
Average common and common equivalent                                           2,674                             2,674
  shares outstanding.............................           2,581                                 2,535
                                                  ===============    ===============    ===============    ===========
Loss per share--diluted........................... $        (1.86)   $         (3.11)   $         (4.27)   $     (6.76)
                                                  ===============    ===============    ===============    ===========


__________

(1) Net loss is the same for purposes of calculated basic and diluted earnings per share.

10.  Employee Benefit Plans

     Pension Benefits--Certain of the Company's subsidiaries have qualified defined benefit plans covering a majority of their employees. Company contributions to the plans were made based upon the minimum amounts required under the Employee Retirement Income Security Act. The plans' assets are held by independent trustees and consist primarily of equity and fixed income securities.

     Certain of the pension obligations of the Company's former freight car operations were retained by the Company. Benefits under such plans were frozen as of the sale date.

     Post-retirement Benefits--The Company provides health care benefits and life insurance for certain salaried and hourly retired employees. Employees may become eligible for health care benefits if they retire after attaining specified age and service requirements. These benefits are subject to deductibles, co-payment provisions and other limitations.

     The Company does not offer any other significant post-retirement benefits. The following table sets forth the plans' funded status.

     For measurement purposes, a 10% annual rate of increase in the per capita cost of covered health care benefits was assumed for 2004 decreasing gradually to an ultimate rate of 5% by the year 2008 and remains at that level thereafter.


                                                             2002                         2003
                                                 -----------------------------   -------------------------
                                                    Pension  Post-retirement     Pension   Post-retirement
                                                    -------  ---------------     -------   ---------------
                                                                      (in thousands)
Change in benefit obligation:
Benefit obligations--beginning of year......... $    48,334    $   17,828    $    57,472     $   29,804
  Service cost.................................         461           316            521            499
  Interest cost................................       3,717         1,496          3,609          2,162
  Plan amendment...............................          --            --             37             --
  Plan curtailment.............................          --            --             --             --
  Actuarial loss...............................       8,667        11,952          1,312          6,528
  Benefits paid................................      (3,704)       (1,788)        (3,553)        (2,277)
                                                -----------    ----------    -----------     ----------
Benefit obligations--end of year............... $    57,475    $   29,804    $    59,398     $   36,716
                                                ===========    ==========    ===========     ==========
Change in plan assets:
  Fair value of plan assets--beginning of                                          36,047
   year........................................ $    39,914    $       --    $               $       --
  Actual return on plan assets.................      (3,616)           --          7,036             --
  Employer contribution........................       3,453         1,788          6,491          2,277
  Benefits paid................................      (3,704)       (1,788)        (3,553)        (2,277)
                                                -----------    ----------    -----------     ----------


                                      F-20

                                                             2002                         2003
                                                 -----------------------------   -------------------------
                                                    Pension  Post-retirement     Pension   Post-retirement
                                                    -------  ---------------     -------   ---------------
                                                                      (in thousands)

  Fair value of plan assets--end of year....... $    36,047    $       --    $    46,021     $       --
                                                ===========    ==========    ===========     ==========
  Benefit obligations in excess of plan
   assets...................................... $   (21,425)   $  (29,805)   $   (13,376)    $  (36,716)
Unrecognized net loss..........................      22,965        19,247         20,876         24,484
Unrecognized prior service cost................       1,488        (5,359)         1,383         (4,870)
                                                -----------    ----------    -----------     ----------
Net amount recognized.......................... $     3,028    $  (15,917)   $     8,883     $  (17,102)
                                                ===========    ==========    ===========     ==========
Recognized in balance sheet:
  Accrued benefit obligation................... $   (21,425)   $  (15,917)   $   (13,376)    $  (17,102)
  Intangible asset.............................       1,488            --          1,383             --
  Accumulated other comprehensive loss.........      22,965            --         20,876             --
                                                -----------    ----------    -----------     ----------
Net amount recognized.......................... $     3,028    $  (15,917)   $     8,883     $  (17,102)
                                                ===========    ==========    ===========     ==========
Weighted-average assumptions:
  Discount rate................................        6.75%         6.75%          6.25%          6.25%
  Expected return on plan assets...............        9.00%           --           9.00%            --
  Rate of compensation increase................         N/A           N/A            N/A            N/A
Service cost................................... $       461    $      316    $       521     $      499
Interest cost..................................       3,714         1,496          3,609          2,162
Expected return on plan assets.................      (3,992)           --         (4,202)            --
Amortization of unrecognized net loss..........         278           640            568          1,277
Prior service cost.............................         139          (490)           141           (490)
                                                -----------    ----------    -----------     ----------
Net periodic benefit cost...................... $       600    $    1,962    $       637     $    3,448
                                                ===========    ==========    ===========     ==========



                                                                Three months ended June 30,
                                                            2003                          2004
                                                            ----                          ----

                                                   Pension   Post-retirement    Pension    Post-retirement
                                                   -------   ---------------    -------    ---------------
                                                                        (unaudited)
                                                                      (in thousands)
Service cost................................... $      130       $   116     $      156        $   162
Interest cost..................................        902           504            898            559
Expected return on plan assets.................     (1,051)           --         (1,083)            --
Amortization of unrecognized net loss..........        142           298            235            350
Prior service cost.............................         35          (114)            36           (123)
                                                ----------       -------     ----------        -------
Net periodic benefit cost...................... $      158       $   804     $      242        $   948
                                                ==========       =======     ==========        =======



                                                                 Six months ended June 30,
                                                            2003                          2004
                                                            ----                          ----

                                                  Pension    Post-retirement   Pension     Post-retirement
                                                  -------    ---------------   -------     ---------------
                                                                        (unaudited)
                                                                      (in thousands)
Service cost................................... $      260       $   232     $      312        $   324
Interest cost..................................      1,804         1,008          1,796          1,118
Expected return on plan assets.................     (2,102)           --         (2,166)            --
Amortization of unrecognized net loss..........        284           596            470            700
Prior service cost.............................         70          (228)            72           (246)
                                                ----------       -------     ----------        -------
Net periodic benefit cost...................... $      316       $ 1,608     $      484        $ 1,896
                                                ==========       =======     ==========        =======


     Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A one percentage-point change in assumed health care cost trend rates would have the following effects:

                                                     December 31, 2003
                                                     -----------------
                                           1-Percentage-Point1-Percentage-Point
                                                Increase          Decrease
                                                --------          --------
                                                       (in thousands)
Effect on total of service and interest
  cost....................................      $    391          $   (352)
Effect on post-retirement benefit
  obligation..............................         3,938            (3,544)

     Plan Assets--The Company's pension plan weighted average asset allocations at December 31, 2002 and 2003, by asset category, are as follows:

                                                       2002          2003
                                                       ----          ----
Equity Securities.................................      61%              57%
Debt Securities...................................      33%              43%
Other.............................................       6%              --
                                                     ------           ------
Total.............................................     100%             100%
                                                     ======           ======

     The Company expects to contribute $4.8 million to its pension plans and to pay $2.3 million in post-retirement benefits in 2004.

     Defined Contribution Plans--Certain of the Company's subsidiaries also maintain qualified, defined contribution plans which provide benefits to their employees based on employee contributions, years of service, employee earnings or certain subsidiary earnings, with discretionary contributions allowed. Expenses relating to these plans were $2.0 million for the year ended December 31, 2001 and $2.5 million each for the years ended December 31, 2002 and 2003.

11.  Income Taxes

     The provision for income taxes includes current and deferred components as follows for the years ended December 31, 2001, 2002 and 2003:


                                              2001        2002        2003
                                              ----        ----        ----
                                                     (in thousands)
Current tax provision (benefit):
  Federal...............................  $    (6,146) $     (559) $   (4,138)
  State.................................         (553)       (283)        692
                                          -----------  ----------  ----------
Total current tax provision (benefit)...       (6,699)       (842)     (3,446)
Deferred tax provision (benefit)........       (8,452)       (837)      9,694
                                          -----------  ----------  ----------
Income tax provision (benefit)..........  $   (15,151) $   (1,679) $    6,248
                                          ===========  ==========  ==========

     The income tax provision (benefit) differs from the amounts computed by applying the federal statutory rate as follows:

                                                       2001      2002     2003
                                                       ----      ----     ----
Income taxes at federal statutory rate.............  (35.0)%   (35.0)%   35.0%
State income taxes--net of federal benefit.........    0.8)     (5.6)    (2.4)
Gain on senior subordinated debt exchange..........      --        --     34.2
Other permanent items..............................      --        --      1.1
Write-off of tax benefit from rabbi trust shares...      --      14.0       --
Nondeductible amortization expense.................    3.9         --       --
Other--net.........................................   (1.5)       3.9     (3.8)
                                                     -------   --------  ------
Effective income tax rate..........................  (33.4)%    (22.7)%   64.1%
                                                     =======   ========  ======

    Components of deferred tax benefits (obligations) consist of the following:

                                                          2002        2003
                                                          ----        ----
                                                           (in thousands)
Tax credit carryforwards............................. $    17,072 $    13,938
Post-retirement medical and pension benefit reserves.      14,029      10,374
Restructuring reserve................................       2,222       2,381
Environmental reserve................................       3,901       1,226
Vacation reserve.....................................       1,645       1,810
Accrued workers' compensation reserve................       2,216       1,975
Other................................................       4,835       3,900
                                                      ----------- -----------
Total Benefits....................................... $    45,920 $    35,604
                                                      =========== ===========

Property, plant and equipment........................ $   (14,619)$   (15,773)
Trademarks and technologies..........................     (16,038)    (15,702)
Inventories..........................................      (2,953)     (2,328)
Other................................................      (3,702)     (2,913)
                                                      ------------ -----------
Total Obligations.................................... $   (37,312)$   (36,716)
                                                      ============ ===========

Net deferred tax benefits (obligations).............. $     8,608 $    (1,112)
Less valuation allowance.............................      (3,200)     (3,500)
                                                      ------------ -----------
Total deferred taxes................................. $     5,408 $    (4,612)
                                                      ============ ===========

     In the consolidated balance sheets, these deferred benefits and deferred obligations are classified as deferred income tax assets or deferred income tax liabilities, based on the classification of the related liability or asset for financial reporting purposes. A deferred tax asset or liability that is not related to an asset or liability for financial reporting, including deferred tax assets related to carryforwards, is classified according to the expected reversal date of the temporary difference as of the end of the year. Tax credit carryforwards, which exist at December 31, 2003, consist of certain federal and state tax net operating loss and credit carryforwards.

     As of December 31, 2003, the Company has net operating loss carryforwards of $26.3 million available to offset future taxable income, resulting in a deferred tax asset of $9.3 million. Additionally, the Company has approximately $47.2 million of available state net operating losses ("NOLs") available to offset future taxable income, resulting in a deferred tax benefit of $4.6 million. However, due to the uncertainty of the Company's ability to utilize the state NOLs in the future, a valuation reserve of $3.5 million has been booked against this deferred tax asset.

     IRC Section 382 imposes a limitation on the future utilization of NOLs if a greater than 50% ownership change in the Company occurs. If such a change were to occur in the future, an annual limitation would be imposed on the utilization of the NOLs based on the value of the Company at the date of the ownership change times the long-term tax-exempt rate at the time of the change. The federal NOLs are scheduled to expire in the tax years ending December 31, 2020 through December 31, 2022. The state NOLs are scheduled to expire in the tax years ending December 31, 2010 through December 31, 2022.

12.  Product Warranties

     The Company provides product warranties in conjunction with certain product sales. Generally, sales are accompanied by a 1- to 5-year standard warranty. These warranties cover factors such as non-conformance to specifications and defects in material and workmanship.

     Estimated standard warranty costs are recorded in the period in which the related product sales occur. The warranty liability recorded at each balance sheet date reflects the estimated number of months of warranty coverage outstanding for products delivered times the average of historical monthly warranty payments, as well as additional amounts for certain major warranty issues that exceed a normal claims level. The following table summarizes product warranty activity recorded as of December 31, 2002 and 2003.


                                                      December 31
                                                      -----------
                                                    2002        2003
                                                    ----        ----
                                                     (in thousands)
Balance--beginning of year...................... $      851  $      917
  Provision for new warranties..................      1,296       1,131
  Payments......................................     (1,230)     (1,205)
                                                 ----------- -----------
Balance--end of year............................ $      917  $      843
                                                 =========== ===========

13.  Environmental Matters

     The Company is subject to comprehensive and frequently changing federal, state and local environmental laws and regulations, and will incur additional capital and operating costs in the future to comply with currently existing laws and regulations, new regulatory requirements arising from recently enacted statutes and possible new statutory enactments. In addition to environmental laws that regulate the Company's subsidiaries' ongoing operations, the subsidiaries also are subject to environmental remediation liability. Under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") and analogous state laws, the Company's subsidiaries may be liable as a result of the release or threatened release of hazardous substances into the environment. The Company's subsidiaries are currently involved in several matters relating to the investigation and/or remediation of locations where the subsidiaries have arranged for the disposal of foundry and other wastes. Such matters include certain situations in which the Company has been named or is believed to be a Potentially Responsible Party ("PRP") in the contamination of the sites (primarily nine off-site locations related to the Company's wheel-end and truck and industrial components operations). Additionally, environmental remediation may be required at certain of the Company's facilities at which soil and groundwater contamination has been identified.

     The Company believes that it has valid claims for contractual indemnification against prior owners for certain of the investigatory and remedial costs at many of the above-mentioned sites. As a result of a private party set-tlement of litigation with a prior owner of the Company's wheel end subsidiary, the Company will not be responsible (through a contractual undertaking by the former owner) for certain liabilities and costs resulting from the wheel-end subsidiary's waste disposal prior to September 1987 at certain of such sites. The Company has been notified, however, by certain other contractual indemnitors that they will not honor future claims for indemnification. Accordingly, the Company has pursued indemnification claims but there is no assurance that even if successful in any such claims, any judgments against the indemnitors will ultimately be recoverable. In addition, the Company believes it is likely that it has incurred some liability at various sites for activities and disposal following acquisition that would not in any event be covered by indemnification by prior owners.

     From 1997 through 2003, the Company's environmental reserves decreased from approximately $11.0 million to $9.5 million to reflect primarily legal and remedial investigation costs during such periods. Due to events related to the above-mentioned sites, including inactivity, the anticipated closure of certain sites and consent decrees obtained at certain sites, the Company undertook in early 2003 a review, with assistance from third party specialists, of its exposure relating to these sites. The review indicated that there was a substantial reduction in its exposure at these sites due primarily to the inactive status or closure of many of the sites and consent decrees obtained at certain of these sites. Accordingly, the Company reduced its reserves relating to the sites to $3.0 million. The Company's 2003 expenditures relating to environmental compliance and remedial investigation costs were not significant.

     The Company currently anticipates spending approximately $0.1 million per year in 2004 through 2008 for monitoring the various environmental sites associated with the environmental reserve, including attorney and consultant costs for strategic planning and negotiations with regulators and other PRPs, and payment of remedial investigation costs. Based on all of the information presently available to it, the Company believes that its environmental reserves will be adequate to cover the future costs related to the sites associated with the environmental reserves, and that any additional costs will not have a material adverse effect on the financial condition, results of operations or cash flows of the Company. However, the discovery of additional sites, the modification of existing laws or regulations or the imposition of joint and several liability under CERCLA could result in such a material adverse effect.

14.  Commitments and Contingencies

     The Company leases certain real property and equipment under long-term leases expiring at various dates through 2015. The leases generally contain specific renewal or purchase options at the then fair market value. Future minimum lease payments at December 31, 2003 are as follows:


                                                          Operating
                                                            Leases
                                                            ------
                                                        (in thousands)
  2004..............................................    $   4,201
  2005..............................................        3,672
  2006..............................................        2,677
  2007..............................................        2,101
  2008..............................................        1,391
  Thereafter........................................       10,752
                                                        ---------
  Total minimum lease payments......................    $  24,794
                                                        =========

     While the Company is liable for maintenance, insurance and similar costs under most of its leases, such costs are not included in the future minimum lease payments. Total rental expense for the year was $5.5 million.

     On October 30, 2003, the Company sold the real property of its Emeryville, California plant for $6.5 million and moved the operations into a leased facility in the area. The transaction resulted in a net gain of $3.7 million and a mandatory prepayment of senior credit facility term loans of $5.3 million.

     The Company is involved in certain threatened and pending legal proceedings including workers' compensation claims arising out of the conduct of its businesses. In the opinion of management, the ultimate outcome of such legal proceedings will not have a material adverse effect on the financial position, results of operations or cash flows of the Company.

15.  Operating Segment and Concentration of Sales

     The Company consists of five operating units that manufacture and sell a diversified product mix to the heavy- and medium-duty truck industry within North America. These operating units are aggregated into a single reporting segment as they have similar economic characteristics, products and production processes, class of customer and distribution methods. The Company believes this segmentation is appropriate based upon management's operating decisions and performance assessment.

     Major Customers--The Company's net sales in the aggregate to its four largest customers during 2001, 2002 and 2003 were 54.0%, 58.2% and 58.8% of total net sales in these periods, respectively. One customer accounted for 18.1%, 23.3% and 22.5% of total net sales in 2001, 2002 and 2003, respectively.

     Product Information--Net Sales

     Net sales for the Company's key products and brands were as follows for the years ended December 31, 2001, 2002 and 2003, respectively:


                                                                          2001         2002          2003
                                                                          ----         ----          ----
                                                                                  (in thousands)
Wheel-end components and assemblies.................................. $   164,399  $   172,948   $   198,627
Truck body and chassis parts.........................................      66,459       87,438        88,607
Industrial components and farm implements............................      75,217       73,627        79,003
Seating assemblies...................................................      42,205       43,649        43,877
Other truck components...............................................      43,121       33,936        29,895
                                                                      -----------  -----------   -----------
  Total.............................................................. $   391,401  $   411,598   $   440,009
                                                                      ===========  ===========   ===========


     Net sales for the Company's key products and brands were as follows for the three and six months ended June 30, 2003 and 2004, respectively:


                                                       Three months ended June 30, Six months ended June 30,
                                                           2003           2004         2003          2004
                                                           ----           ----         ----          ----
                                                                            (unaudited)
                                                                           (in thousands)
Wheel-end components and assemblies................... $    58,348    $    72,074  $   110,668   $   139,192
Truck body and chassis parts..........................      20,460         29,194       40,307        55,553
Industrial components and farm implements.............      20,032         25,034       40,922        49,308
Seating assemblies....................................      11,425         14,629       20,950        28,338
Other truck components................................       2,285          3,857        4,459         7,177
                                                       -----------    -----------  -----------   -----------
  Total............................................... $   112,550    $   144,788  $   217,306   $   279,568
                                                       ===========    ===========  ===========   ===========


16.  Fair Value of Financial Instruments

     The Company's financial instruments consist primarily of cash in banks, receivables, accounts payable, debt and interest rate swaps.

     The carrying amounts for cash and cash equivalents, receivables and accounts payable approximate fair value due to the short-term nature of these instruments. The fair value of senior debt approximates $323.6 million. There is no ready market for the Company's Senior Subordinated Notes. The Company believes the fair market value of such notes approximates the face value.

     The fair values of interest-rate swap agreements are the estimated amounts that the Company would pay to terminate the agreements at the reporting date, taking into account current interest rates and the market expectation for future interest rates. The Company has entered into interest-rate swap agreements in order to manage its expo-sure to interest rate risk. These interest rate swaps were designated as cash flow hedges of the Company's variable rate debt. During 2001, 2002, and 2003 no ineffectiveness was recognized in the statement of operations on these hedges. As of December 31, 2003, there were no outstanding cash flow hedges.

17.  Restructuring Charges and Transaction Related Costs

     During 2001, the Company recorded $19.6 million of restructuring charges, which included $18.9 million of non-cash fixed asset impairment charges and $0.7 million of employee separation expense. The costs related primarily to the closure of the Company's Erie, Pennsylvania iron casting and machining operation to reduce the overall fixed costs of production.

     Also during 2001, the Company recorded $1.6 million for underwriting fees associated with the issuance of $10 million in common stock. In 2001, the Company recorded a loss on debt extinguishment of $0.8 million for the non-cash write-off of deferred financing costs related to the prepayment of $25.0 million of its credit facility term loans.

18.  Gain on Sale of Rail Assets

     In 2001, the Company sold its minority equity interest in its former rail car operations ("Rail Assets") to certain of its common shareholders for $15.0 million. As a part of the sale of the Rail Assets, the purchasers obtained the unconditional right to sell up to two-thirds of such assets back to the Company through December 31, 2003, in exchange for up to 465,116 shares of common stock at $21.50 per share and up to 465,116 warrants to purchase common stock at $0.01 per share (the "Put Rights"). As a result of the contingent nature of the Rail Asset sale, the Company had deferred recognition of two-thirds of the related gain until the Put Rights expired in December 2003, resulting in recognition of the remaining $10 million gain during the year ended December 31, 2003.

19.  Restatement of Prior Period

     Subsequent to the issuance of the Company's 2001 financial statements, the Company's management determined that the estimated liability for workers' compensation claims did not include the full development of incurred claims or adequate amounts for incurred but not reported claims. As a result, the December 31, 2000 accumulated deficit amount has been increased by $1.4 million (net of tax of $913) for inclusion of an estimated liability for both full development of incurred claims and incurred but not reported claims.

20.  Quarterly Results of Operations (unaudited)

     Unaudited quarterly financial data is as follows:


                                                                       Second                            Fourth
                                                   First Quarter       Quarter       Third Quarter       Quarter
                                                   -------------       -------       -------------       -------
                                                                 (in thousands except per share data)
2001
Net sales.......................................   $     109,894    $     101,717    $      92,603    $      87,187
Gross profit....................................          14,278           13,464           16,153           16,633
Net income available to common shareholders.....          (6,707)         (20,298)          (6,832)          (9,582)
Diluted earnings (loss) per share...............   $       (3.78)   $       (9.19)   $       (3.09)   $       (4.34)
2002
Net sales.......................................   $      99,389    $     110,252    $     109,698    $      92,259
Gross profit....................................          17,661           21,495           19,423           12,916
Net income available to common shareholders.....          (8,189)          (3,060)          (3,840)          (9,685)
Diluted earnings (loss) per share...............   $       (3.71)   $       (1.39)   $       (1.67)   $       (4.04)
2003
Net sales.......................................   $     104,756    $     112,550    $     111,002    $     111,701
Gross profit....................................          16,969           18,997           18,027           17,085
Net income available to common shareholders.....          (6,040)          (4,789)          (5,636)           2,197
Diluted earnings (loss) per share...............   $       (2.43)   $       (1.86)   $       (2.11)   $       (0.82)


                                      F-27



21.  Related Party Transactions

     The Company is a party to a monitoring agreement with Transportation Investment Partners, L.L.C., Caravelle Advisors Investment Fund, L.L.C., Albion Alliance Mezzanine Fund, L.P. and Albion Alliance Mezzanine Fund II, L.P. (the "Monitors"), under which the Monitors have agreed to provide the Company with ongoing monitoring services in exchange for an annual aggregate monitoring fee of up to $1.25 million (the "original monitoring fee"). The Company has also agreed to pay the Monitors annual aggregate director and observer fees of up to $0.3 million in consideration for the Monitors (and certain of their affiliates) providing their nominee and/or observers to our board of directors and have further agreed to pay Trimaran Fund Management, L.L.C. and Albion Alliance, LLC an additional aggregate annual monitoring fee of $0.3 million (the "additional monitoring fee"). As of December 31, 2003, there were $0.3 million of accrued but unpaid fees owed under the monitoring agreement. As of June 30, 2004, there were $0.2 million of accrued but unpaid fees owed under the monitoring agreement.

     The fees under the monitoring agreement are permitted to be paid only to the extent permitted under the Company's senior credit facilities and any other financing agreement the Company has entered into. Notwithstanding the foregoing, the monitoring and director fees described above will accrue and be earned on a daily basis and will be payable (including all missed payments) on the first date that such a payment is permitted under the senior credit facilities or applicable financing agreement. The monitoring agreement provides that, upon an initial public offering of the Company's common stock, the monitoring agreement will terminate provided that the Company pays to the Monitors a $3.5 million cash termination fee.

     Through TMB Industries ("TMB"), members of management, including the executive officers, hold ownership interests in, and in certain instances are directors of, privately held companies. These privately held companies pay management fees to TMB, portions of which are distributed to certain executive officers. The Company provides certain administrative services and corporate facilities to TMB and such companies and is reimbursed for the related costs. These costs are recorded as offsets to selling, general and administrative expense. The Company received reimbursements totaling approximately $0.3 million for 2003. The Company's principal stockholders, executive officers and directors, as a group, will be able to influence or control substantially all matters requiring approval by its stockholders, including, without limitation, the election of directors and mergers, consolidations and sales of all or substantially all of the Company's assets.

22.  Loan to Named Executive Officer

     On June 10, 1999, pursuant a restated promissory note, the Company lent one of its executive officers $100,000 to be used towards the purchase of his residence. Interest of $6,000 relating to this loan has been forgiven each year and is recognized as additional compensation expense.

23.  Subsequent Event

     In June 2004, the Company entered into negotiations with a buyer for the sale of certain of its assets held for sale at its Erie, Pennsylvania location at a price below carrying value. To comply with the requirements of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company will record an impairment loss of approximately $1.6 million to $2.2 million in the quarter ending June 30, 2004 based upon the anticipated proceeds to be received from the buyer.

24.  Subsequent Event (Unaudited)

     On May 4, 2004, the Company filed a registration statement relating to the initial public offering of the Company's common stock. On August 11, 2004, the Company announced the postponement of the initial public offering. The Company's registration with the Securities and Exchange Commission has not been withdrawn and the Company expects to continue to evaluate the timing of that offering. The consummation of the proposed initial public offering is subject to market and other conditions beyond the Company's control. If the proposed initial public offering is not consummated by December 31, 2004, costs of approximately $3.5 million, capitalized in anticipation of the offering, will be written off in the fourth quarter of 2004.

     On August 15, 2004, the Company's President, Andrew M. Weller, succeeded Thomas M. Begel as the Company's Chief Executive Officer. This event resulted in the termination of Mr. Begel's employment agreement and entitled him to a payment of $2.7 million in addition to certain continuing benefits, including retiree medical coverage.

================================================================================

                                  $100,000,000

                  TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC.
                                Offer to Exchange
               $100,000,000 Aggregate Principal Amount of 12 1/2%
                       Senior Subordinated Notes due 2010
                                       for
                  Transportation Technologies Industries, Inc.
               $100,000,000 Aggregate Principal Amount of 12 1/2%
                       Senior Subordinated Notes due 2010
            Registered Under the Securities Act of 1933, as Amended.




--------------------------------------------------------------------------------

                                   PROSPECTUS

                                       , 2004


We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell or buy any securities in any jurisdiction where it is unlawful. The information in this prospectus is current as of the date hereof.

Until , 2004, all dealers that effect transactions in the exchange notes, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS.

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and further that a corporation may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of action or suit by or in the right of the corporation, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action describing in this paragraph, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     Section 102(b)(7) of the Delaware General Corporation Law allows a corporation to include in its certificate of incorporation a provision to eliminate or limit the personal liability of a director of a corporation to the corporation or to any of its stockholders for monetary damages for a breach of fiduciary duty as a director, except in the case where the director (i) breaches his duty of loyalty to the corporation or its stockholders, (ii) fails to act in good faith, engages in intentional misconduct or knowingly violates a law, (iii) authorizes the unlawful payment of a dividend or approves a stock purchase or redemption in violation of Section 174 of the Delaware General Corporation Law or (iv) obtains an improper personal benefit. The registrant's Certificate of Incorporation includes a provision which eliminates directors' personal liability to the fullest extent permitted under the Delaware General Corporation Law.

     The Company's Bylaws (the "Bylaws") provide that the Company shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, and such person acted in good faith (as defined therein) and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had the reasonable cause to believe his or her conduct was unlawful; and that the Company may, by action of its board of directors or stockholders, provide indemnification to employees and agents of the Company with the same scope and effect as indemnification of directors and officers.

     Section 145 of the Delaware General Corporation Law further provides that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such per-son and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would otherwise have the power to indemnify such person against such liability under Section 145.

     The Bylaws provide that the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer of the Company or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liability.

     The Company expects to obtain policies of insurance under which, subject to the limitations of such policies, coverage will be provided (a) to its directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer, including claims relating to public securities matters and (b) to the Company with respect to payments which may be made by the Company to these officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

ITEM 21.  EXHIBITS

     The following Exhibits are filed herewith unless otherwise indicated.

2.1(1) -- Agreement and Plan of Merger between Transportation Technologies
     Industries, Inc. and Transportation Acquisition I Corp., dated as of January 28, 2000 (incorporated by reference to Exhibit (d)(1) to the Company's Tender Offer Statement under Section 14(D)(1) or 13(E)(1) of the Securities Exchange Act of 1934, as amended, filed February 3, 2000).

3.1(3) -- Certificate of Incorporation of Transportation Technologies
     Industries, Inc.

3.2(3) -- Bylaws of Transportation Technologies Industries, Inc.

4.1(1) -- Indenture dated as of May 21, 2004 by and among Transportation
     Technologies Industries, Inc., the Guarantors named therein and U.S. Bank National Association, as Trustee.

4.2(1) -- Form of Notes (filed as part of Exhibit 4.1).

4.3(3) -- Registration Rights Agreement, dated as of May 21, 2004, by and among
     Transportation Technologies Industries, Inc., the Guarantors named therein and the Holders named therein.

4.4(3) -- Stockholders' Agreement dated as of March 9, 2000 by and among
     Caravelle Investment Fund, L.L.C., CIBC WMC Inc., Albion Alliance Mezzanine Fund, L.P., Albion Alliance Mezzanine Fund II, L.P., Transportation Technologies Industries, Inc. and the surviving corporation in the Merger and the persons listed on Exhibit A attached thereto.

4.5(3) -- Amendment No. 1 to Stockholders' Agreement dated as of February 28,
     2001 by and among Caravelle Investment Fund, L.L.C., CIBC WMC Inc., Albion Alliance Mezzanine Fund, L.P., Albion Alliance Mezzanine Fund II, L.P., Transportation Technologies Industries, Inc. and the surviving corporation in the Merger and the persons listed on Exhibit A attached thereto.

4.6(3) -- Amendment No. 2 to Stockholders' Agreement dated as of December 19,
     2003 by and among Caravelle Investment Fund, L.L.C., CIBC WMC Inc., Albion Alliance Mezzanine Fund, L.P., Albion Alliance Mezzanine Fund II, L.P., Transportation Technologies Industries, Inc. and the surviving corporation in the Merger and the persons listed on Exhibit A attached thereto.

4.7(1) -- First Lien Credit Agreement dated as of March 16, 2004 between
     Transportation Technologies Industries, Inc., as Borrower, the Lenders party thereto from time to time, as Lenders, and Lehman Brothers Inc., as Joint Bookrunner and Joint Lead Arranger, Lehman Commercial Paper Inc., as Co-Syndication Agent, Wachovia Capital Markets, LLC, as Co-Syndication Agent, Joint Bookrunner and Joint Lead Arranger, and Credit Suisse First Boston, as Administrative Agent, Collateral Agent, Joint Bookrunner and Joint Lead Arranger.

4.8(1) -- Second Lien Credit Agreement dated as of March 16, 2004 between
     Transportation Technologies Industries, Inc., as Borrower, the Lenders party thereto from time to time, as Lenders, and Lehman Brothers Inc., as Joint Bookrunner and Joint Lead Arranger, Lehman Commercial Paper Inc., as Co-Syndication Agent, Wachovia Capital Markets, LLC, as Co-Syndication Agent, Joint Bookrunner and Joint Lead Arranger, and Credit Suisse First Boston, as Administrative Agent, Collateral Agent, Joint Bookrunner and Joint Lead Arranger.

4.9(1) -- Bond Guaranty Agreement dated as of March 1, 1999 by Bostrom Seating,
     Inc. in favor of NBD Bank as Trustee.

4.10(1) -- Warrant Agreement, dated as of March 9, 2000 by and between
     Transportation Acquisition I Corp. and First Union National Bank.

4.11(1) -- Warrant Agreement dated as of February 28, 2001 by and between
     Transportation Technologies Industries, Inc., Transportation Investment Partners L.L.C., Caravelle Investment Fund, L.L.C. and the parties listed on Schedule A thereto.

4.12(1) -- Contingent Warrant Agreement dated as of February 28, 2001 by and between Transportation Technologies Industries, Inc., Transportation Investment Partners L.L.C., Caravelle Investment Fund, L.L.C., the parties listed on Schedule A thereto and First Union National Bank.

5.1(3) -- Opinion of Cahill Gordon & Reindel LLP.

10.1(2) -- Employment Agreement dated as of August 2, 2004 by and between
     Transportation Technologies Industries, Inc. and Andrew M. Weller.

10.2(2) -- Employment Agreement dated as of August 2, 2004 by and between
     Transportation Technologies Industries, Inc. and James D. Cirar.

10.3(2) -- Employment Agreement dated as of August 2, 2004 by and between
     Transportation Technologies Industries, Inc. and Donald C. Mueller.

10.4(2) -- Employment Agreement dated as of August 2, 2004 by and between
     Transportation Technologies Industries, Inc. and Kenneth M. Tallering.

10.5(1) -- Lease Agreement dated as of March 1, 1999 by and between the Industrial Development Board of the City of Piedmont and Bostrom Seating, Inc.

10.6(1) -- Remarketing Agent Agreement dated as of March 1, 1999 among Bostrom
     Seating, Inc., as User, the Industrial Development Board of the City of Piedmont as Issuer, and Merchant Capital, L.L.C. as Remarketing Agent.

10.7(2) -- Termination Agreement and General Release dated as of August 2, 2004 by and between Transportation Technologies Industries, Inc. and Thomas M. Begel.

10.8(3) -- Amended and Restated Monitoring Services Agreement, dated as of May
     17, 2004, by and among Transportation Technologies Industries, Inc., Transportation Investment Partners, L.L.C., Caravelle Investment Fund, L.L.C., Albion Alliance Mezzanine Fund, L.P., Albion Mezzanine Fund II, L.P., Trimaran Fund Management, L.L.C. and Albion Alliance, LLC.

12.1(3) -- Statement re Computation of Ratios of Earnings to Fixed Charges.

21.1(1) -- Subsidiaries of Transportation Technologies Industries, Inc..

23.1(3) -- Consent of Deloitte & Touche LLP.

23.2 -- Consent of Cahill Gordon & Reindel LLP (included in Exhibit 5.1).

24.1(3) -- Powers of Attorney (included in the signature pages to the Registration Statement).

25.1(3) -- Statement of Eligibility and Qualifications under the Trust Indenture
     Act of 1939 on Form T-1 of U.S. Bank National Association as Trustee under the Indenture.

99.1 -- Form of Letter of Transmittal.

99.2 -- Form of Notice of Guaranteed Delivery.

__________

(1) Incorporated by reference from Transportation Technologies Industries, Inc. Registration Statement on Amendment No. 1 to Form S-1 filed on June 16, 2004.


(2) Incorporated by reference from Transportation Technologies Industries, Inc. Registration Statement on Amendment No. 4 to Form S-1 filed on August 11, 2004.


(3)  Previously filed.

ITEM 22.  UNDERTAKINGS.

a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

b) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

c) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on November 5, 2004.

                              TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC.




                              By:    /s/ Donald C. Mueller
                                     ---------------------------------
                                     Name:   Donald C. Mueller
                                     Title:


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 5th day of November, 2004.

      Signature                                       Title
      ---------                                       -----

          *                             President, Chief Executive Officer and
--------------------------------        Director (Principal Executive Officer)
Andrew M. Weller

          *                             Vice President, Treasurer and Chief
--------------------------------        Financial Officer (Principal Accounting
Donald C. Mueller                       Officer)


          *                             Chairman
--------------------------------
Thomas M. Begel

          *                             Director
--------------------------------
James D. Cirar

          *                             Director
--------------------------------
Jay R. Bloom

          *                             Director
--------------------------------
Mark D. Dalton

          *                             Director
--------------------------------
Steven A. Flyer

          *                             Director
--------------------------------
Jay R. Levine


* By: /s/ Kenneth M. Tallering
      --------------------------------
       Kenneth M. Tallering
       Attorney-in-fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on November 5, 2004.

                                 TRUCK COMPONENTS INC.




                                 By:    /s/ Donald C. Mueller
                                        -------------------------------
                                        Name:   Donald C. Mueller
                                        Title:


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 5th day of November, 2004.

        Signature                                       Title
        ---------                                       -----

                    *                     President, Chief Executive Officer and
------------------------------------      Director (Principal Executive Officer)
Andrew M. Weller

                    *                     Vice President, Treasurer and Chief
------------------------------------      Financial Officer (Principal
                                          Accounting Officer)

Donald C. Mueller

                    *                     Chairman
------------------------------------
Thomas M. Begel

                    *                     Director
------------------------------------
James D. Cirar

                    *                     Director
------------------------------------
Mark D. Dalton

                    *                     Director
------------------------------------
Steven A. Flyer

* By: /s/ Kenneth M. Tallering
      ----------------------------
       Kenneth M. Tallering
       Attorney-in-fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on November 5, 2004.

                                     GUNITE CORPORATION




                                     By:    /s/ Donald C. Mueller
                                            -------------------------------
                                            Name:   Donald C. Mueller
                                            Title:


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 5th day of November, 2004.

        Signature                          Title

                    *          President, Chief Executive Officer and Director
----------------------------       (Principal Executive Officer)
Andrew M. Weller

                    *          Vice President, Treasurer and Chief Financial
----------------------------       Officer (Principal Accounting Officer)
Donald C. Mueller

                    *          Chairman
----------------------------
Thomas M. Begel

                    *          Director
----------------------------
James D. Cirar
                    *          Director
----------------------------
Mark D. Dalton

                    *          Director
----------------------------
Steven A. Flyer


* By: /s/ Kenneth M. Tallering
      -------------------------
       Kenneth M. Tallering
       Attorney-in-fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on November 5, 2004.

                                GUNITE EMI CORPORATION




                                By:    /s/ Donald C. Mueller
                                       ----------------------------
                                       Name:   Donald C. Mueller
                                       Title:


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 5th day of November, 2004.


        Signature                          Title
        ---------                          -----

                    *          President, Chief Executive Officer and Director
----------------------------       (Principal Executive Officer)
Andrew M. Weller

                    *          Vice President, Treasurer and Chief Financial
----------------------------       Officer (Principal Accounting Officer)
Donald C. Mueller

                    *          Chairman
----------------------------
Thomas M. Begel

                    *          Director
----------------------------
James D. Cirar
                    *          Director
----------------------------
Mark D. Dalton

                    *          Director
----------------------------
Steven A. Flyer


* By: /s/ Kenneth M. Tallering
      -------------------------
       Kenneth M. Tallering
       Attorney-in-fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on November 5, 2004.

                                 BRILLION IRON WORKS, INC.




                                By:    /s/ Donald C. Mueller
                                       ----------------------------
                                       Name:   Donald C. Mueller
                                       Title:


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 5th day of November, 2004.

        Signature                          Title
        ---------                          -----

                    *          President, Chief Executive Officer and Director
----------------------------       (Principal Executive Officer)
Andrew M. Weller

                    *          Vice President, Treasurer and Chief Financial
----------------------------       Officer (Principal Accounting Officer)
Donald C. Mueller

                    *          Chairman
----------------------------
Thomas M. Begel

                    *          Director
----------------------------
James D. Cirar
                    *          Director
----------------------------
Mark D. Dalton

                    *          Director
----------------------------
Steven A. Flyer


* By: /s/ Kenneth M. Tallering
      -------------------------
       Kenneth M. Tallering
       Attorney-in-fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on November 5, 2004.

                                FABCO AUTOMOTIVE CORPORATION




                                By:    /s/ Donald C. Mueller
                                       ----------------------------
                                       Name:   Donald C. Mueller
                                       Title:


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 5th day of November, 2004.

        Signature                          Title
        ---------                          -----

                    *          President, Chief Executive Officer and Director
----------------------------       (Principal Executive Officer)
Andrew M. Weller

                    *          Vice President, Treasurer and Chief Financial
----------------------------       Officer (Principal Accounting Officer)
Donald C. Mueller

                    *          Chairman
----------------------------
Thomas M. Begel

                    *          Director
----------------------------
James D. Cirar
                    *          Director
----------------------------
Mark D. Dalton

                    *          Director
----------------------------
Steven A. Flyer


* By: /s/ Kenneth M. Tallering
      -------------------------
       Kenneth M. Tallering
       Attorney-in-fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on November 5, 2004.

                                BOSTROM HOLDINGS, INC.




                                By:    /s/ Donald C. Mueller
                                       ----------------------------
                                       Name:   Donald C. Mueller
                                       Title:


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 5th day of November, 2004.

        Signature                          Title
        ---------                          -----

                    *          President, Chief Executive Officer and Director
----------------------------       (Principal Executive Officer)
Andrew M. Weller

                    *          Vice President, Treasurer and Chief Financial
----------------------------       Officer (Principal Accounting Officer)
Donald C. Mueller

                    *          Chairman
----------------------------
Thomas M. Begel

                    *          Director
----------------------------
James D. Cirar
                    *          Director
----------------------------
Mark D. Dalton

                    *          Director
----------------------------
Steven A. Flyer


* By: /s/ Kenneth M. Tallering
      -------------------------
       Kenneth M. Tallering
       Attorney-in-fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on November 5, 2004.

                                BOSTROM SEATING, INC.




                                By:    /s/ Donald C. Mueller
                                       ----------------------------
                                       Name:   Donald C. Mueller
                                       Title:


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 5th day of November, 2004.

        Signature                          Title
        ---------                          -----

                    *          President, Chief Executive Officer and Director
----------------------------       (Principal Executive Officer)
Andrew M. Weller

                    *          Vice President, Treasurer and Chief Financial
----------------------------       Officer (Principal Accounting Officer)
Donald C. Mueller

                    *          Chairman
----------------------------
Thomas M. Begel

                    *          Director
----------------------------
James D. Cirar
                    *          Director
----------------------------
Mark D. Dalton

                    *          Director
----------------------------
Steven A. Flyer


* By: /s/ Kenneth M. Tallering
      -------------------------
       Kenneth M. Tallering
       Attorney-in-fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on November 5, 2004.

                                BOSTROM SPECIALTY SEATING, INC.




                                By:    /s/ Donald C. Mueller
                                       ----------------------------
                                       Name:   Donald C. Mueller
                                       Title:


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 5th day of November, 2004.

        Signature                          Title
        ---------                          -----

                    *          President, Chief Executive Officer and Director
----------------------------       (Principal Executive Officer)
Andrew M. Weller

                    *          Vice President, Treasurer and Chief Financial
----------------------------       Officer (Principal Accounting Officer)
Donald C. Mueller

                    *          Chairman
----------------------------
Thomas M. Begel

                    *          Director
----------------------------
James D. Cirar
                    *          Director
----------------------------
Mark D. Dalton

                    *          Director
----------------------------
Steven A. Flyer


* By: /s/ Kenneth M. Tallering
      -------------------------
       Kenneth M. Tallering
       Attorney-in-fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on November 5, 2004.

                                IMPERIAL GROUP HOLDING CORP.-1




                                By:    /s/ Donald C. Mueller
                                       ----------------------------
                                       Name:   Donald C. Mueller
                                       Title:


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 5th day of November, 2004.

        Signature                          Title
        ---------                          -----

                    *          President, Chief Executive Officer and Director
----------------------------       (Principal Executive Officer)
Andrew M. Weller

                    *          Vice President, Treasurer and Chief Financial
----------------------------       Officer (Principal Accounting Officer)
Donald C. Mueller

                    *          Chairman
----------------------------
Thomas M. Begel

                    *          Director
----------------------------
James D. Cirar
                    *          Director
----------------------------
Mark D. Dalton

                    *          Director
----------------------------
Steven A. Flyer


* By: /s/ Kenneth M. Tallering
      -------------------------
       Kenneth M. Tallering
       Attorney-in-fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on November 5, 2004.

                                IMPERIAL GROUP HOLDING CORP.-2




                                By:    /s/ Donald C. Mueller
                                       ----------------------------
                                       Name:   Donald C. Mueller
                                       Title:


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 5th day of November, 2004.

        Signature                          Title
        ---------                          -----

                    *          President, Chief Executive Officer and Director
----------------------------       (Principal Executive Officer)
Andrew M. Weller

                    *          Vice President, Treasurer and Chief Financial
----------------------------       Officer (Principal Accounting Officer)
Donald C. Mueller

                    *          Chairman
----------------------------
Thomas M. Begel

                    *          Director
----------------------------
James D. Cirar
                    *          Director
----------------------------
Mark D. Dalton

                    *          Director
----------------------------
Steven A. Flyer


* By: /s/ Kenneth M. Tallering
      -------------------------
       Kenneth M. Tallering
       Attorney-in-fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on November 5, 2004.

                                IMPERIAL GROUP, L.P.


                                By: IMPERIAL GROUP HOLDING CORP.-1,
                                     its General Partner




                                By:    /s/ Donald C. Mueller
                                       ----------------------------
                                       Name:   Donald C. Mueller
                                       Title:


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 5th day of November, 2004.

        Signature                          Title
        ---------                          -----

                    *          President, Chief Executive Officer and Director
----------------------------       (Principal Executive Officer)
Andrew M. Weller

                    *          Vice President, Treasurer and Chief Financial
----------------------------       Officer (Principal Accounting Officer)
Donald C. Mueller

                    *          Chairman
----------------------------
Thomas M. Begel

                    *          Director
----------------------------
James D. Cirar
                    *          Director
----------------------------
Mark D. Dalton

                    *          Director
----------------------------
Steven A. Flyer


* By: /s/ Kenneth M. Tallering
      -------------------------
       Kenneth M. Tallering
       Attorney-in-fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on November 5, 2004.

                                JAII MANAGEMENT COMPANY




                                By:    /s/ Donald C. Mueller
                                       ----------------------------
                                       Name:   Donald C. Mueller
                                       Title:


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 5th day of November, 2004.

        Signature                          Title
        ---------                          -----

                    *          President, Chief Executive Officer and Director
----------------------------       (Principal Executive Officer)
Andrew M. Weller

                    *          Vice President, Treasurer and Chief Financial
----------------------------       Officer (Principal Accounting Officer)
Donald C. Mueller

                    *          Chairman
----------------------------
Thomas M. Begel

                    *          Director
----------------------------
James D. Cirar
                    *          Director
----------------------------
Mark D. Dalton

                    *          Director
----------------------------
Steven A. Flyer


* By: /s/ Kenneth M. Tallering
      -------------------------
       Kenneth M. Tallering
       Attorney-in-fact